              As filed with the Securities and Exchange Commission
                                on August 22, 1996
                              Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            OSICOM TECHNOLOGIES, INC.
             (exact name of registrant as specified in its charter)

NEW JERSEY                                           3672                               22-2367234
(State or other jurisdiction                (Primary Standard Industrial                (I.R.S. Employer
of incorporation or organization)            Classification Code Number)                Identification No.)

                           2800 28th Street, Suite 100
                         Santa Monica, California 90405
                                 (310) 828-7496

(Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                           SHARON G. CHADHA, CHAIRMAN
                            OSICOM TECHNOLOGIES, INC.
                           2800 28TH STREET, SUITE 100
                         SANTA MONICA, CALIFORNIA 90405
                                 (310) 828-7496

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                       W. RAYMOND FELTON, ESQ. GREENBAUM,
                       ROWE, SMITH, RAVIN, DAVIS & HIMMEL
                            METRO CORPORATE CAMPUS I
                              POST OFFICE BOX 5600
                          WOODBRIDGE, NEW JERSEY 07095
                                 (908) 549-5600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

             If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box / /.

                         CALCULATION OF REGISTRATION FEE


                                                          PROPOSED             PROPOSED
                                      AMOUNT TO           MAXIMUM              MAXIMUM
TITLE OF EACH CLASS OF                BE REGIS-           OFFERING PRICE       AGGREGATE             AMOUNT OF
SECURITIES TO BE REGISTERED           TERED(1)            PER SHARE (2)        OFFERING PRICE        REGISTRATION FEE
- ---------------------------           --------            -------------        --------------        ----------------

Common Stock,                         3,744,243             $8.25              $30,890,005           $10,651.73
 par value $.10
 per share

(1) The shares of Common Stock to be registered consist of shares to be issued to Builders Warehouse Association, Inc. ("BWAI") in consideration of the sale by BWAI to the registrant of substantially all of BWAI's assets. By the terms of the governing purchase agreement between BWAI and the Registrant (the "Agreement"), the number of shares to be issued cannot be finally determined until the date of such acquisition, and the number of shares to be issued is therefore currently an estimate.

(2) The offering price of the shares of Common Stock is estimated at $8.25 per share pursuant to Rule 457(h) based on the closing bid price of the Common Stock on August 21, 1996 as reported on the NASDAQ SmallCap Market solely for the purpose of computing the registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                            OSICOM TECHNOLOGIES, INC.
                              CROSS REFERENCE SHEET


Form S-4 Item No. and Caption                                                       Prospectus Caption
- -----------------------------                                                       ------------------

1.       Forepart of the Registration Statement and Outside Front Cover
         page of Prospectus....................................................     Outside Front Cover Page

2.       Inside Front and Outside Back Cover Pages of Prospectus...............     Inside Front Cover; Outside
                                                                                    Back Cover Page

3.       Risk Factors, Ratio of Earnings to Fixed Charges and Other
         Information...........................................................     Risk Factors

4.       Terms of the Transaction..............................................     The Acquisition Agreement

5.       Pro Forma Financial Information.......................................     Pro Forma Financial
                                                                                    Information

6.       Material Contracts With Company Being Acquired........................     Not Applicable

7.       Additional Information Required for Reoffering by Persons and
         Parties Deemed to be Underwriters.....................................     Not Applicable

8.       Interest of Named Experts and Counsel.................................     Not Applicable

9.       Disclosure of Commission Position on Indemnification for
         Securities Act Liabilities............................................     Not Applicable

10.      Information with Respect to S-3 Registrants...........................     Not Applicable

11.      Incorporation of Certain Information by Reference.....................     Not Applicable

12.      Information with Respect to S-2 or S-3 Registrants....................     Not Applicable

13.      Incorporation of Certain Information by Reference.....................     Not Applicable

14.      Information with Respect to Registrants Other than S-3 or S-2
         Registrants...........................................................     Not Applicable

15.      Information with Respect to S-3 Companies.............................     Not Applicable

16.      Information with Respect to S-2 or S-3 Companies......................     Not Applicable

17.      Information with Respect to Companies Other than S-3 or S-2
         Companies.............................................................     Certain Information
                                                                                    Concerning Osicom; Certain
                                                                                    Information Concerning
                                                                                    BWAI

18.      Information if Proxies, Consents or Authorizations are to be
         Solicited.............................................................     The Meeting; Submission of
                                                                                    Shareholder Proposals

19.      Information of Proxies, Consents or Authorizations are not to be
         Solicited or in an Exchange Offer.....................................     Not Applicable

20.      Indemnification of Officers and Directors.............................     Indemnification of Officers
                                                                                    and Directors

FORM S-4 ITEM NO. AND CAPTION                                                      PROSPECTUS CAPTION
- ------------------------------                                                      ------------------
21.      Exhibits and Financial Statement Schedules............................     Exhibits and Financial
                                                                                    Statement Schedules

22.      Undertakings..........................................................     Undertakings

                      BUILDERS WAREHOUSE ASSOCIATION, INC.
                                2800 28TH STREET
                         SANTA MONICA, CALIFORNIA 90405



                                                                   August , 1996

Dear Shareholder:

                  You are cordially invited to attend a Special Meeting (the "Meeting") of Shareholders of Builders Warehouse Association, Inc. ("BWAI") to be held at 9:00 a.m. on September ___, 1996 at 9990 Mesa Rim Road, San Diego, California.

                  At the Meeting, you will be asked to consider and vote on a proposed sale of substantially all of the assets of BWAI to Osicom Technologies, Inc. a corporation organized under the laws of the State of New Jersey ("Osicom") and the liquidation of BWAI. Pursuant to the terms of such sale, which is referred to in the accompanying Proxy Statement/Prospectus as the "Acquisition," Osicom will issue to BWAI .94 shares of Osicom Common Stock per share of outstanding BWAI Common Stock. The Osicom shares will be issued to shareholders of BWAI in liquidation of their BWAI stock as soon as practicable after completion of the Acquisition pursuant to a Plan of Liquidation (the "Plan of Liquidation") to be approved by BWAI's Shareholders at the Meeting.

         The Common Stock of Osicom is traded on the Nasdaq SmallCap Market. The last reported sale price of Osicom Common Stock on August 5, 1996 as reported by Nasdaq was $9.87 per share.

         THE BOARD OF DIRECTORS OF BWAI HAS UNANIMOUSLY APPROVED THE PROPOSED ACQUISITION AND PLAN OF LIQUIDATION AND RECOMMENDS THAT ALL SHAREHOLDERS VOTE TO APPROVE THE SALE.

         The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of BWAI entitled to vote is necessary for an approval of the Acquisition and Plan of Liquidation. Directors, officers and principal shareholders of Osicom owned as of August 5, 1996 an aggregate of 745,134 BWAI shares, representing approximately 18.7% of the BWAI shares outstanding and entitled to vote. Such individuals have indicated to BWAI that they will vote in favor of the Acquisition and Plan of Liquidation. BWAI Shareholders owning in excess of 50% of BWAI's Common Stock have granted irrevocable proxies to BWAI's Board of Directors to vote in favor of the Acquisition.

         If the sale is approved and consummated, shareholders of BWAI will have the right to dissent from the sale and obtain payment for their shares by complying with the provisions of Article 113 of the Colorado Business Corporation Act any BWAI Shareholder wishing to exercise dissenter's rights must notify BWAI in writing prior to the date of the Meeting. See "Rights of Dissenting BWAI Shareholders" in the accompanying Proxy Statement/Prospectus.

         The attached Proxy Statement/Prospectus is a proxy statement for the Meeting and a prospectus for the shares of Osicom Common Stock (and options and warrants to purchase Osicom Common Stock) to be issued to holders of BWAI Common Stock (and BWAI options and warrants).

         In order that your shares may be represented at the Meeting, you are urged to sign and return the accompanying proxy card in the enclosed envelope, whether or not you plan to attend the Meeting in person. If you attend the meeting in person, you may vote personally in all matters brought before the Meeting.

                                           Sincerely,



                                           Barry Witz, Chief Executive Officer

                      BUILDERS WAREHOUSE ASSOCIATION, INC.
                           2800 28TH STREET, SUITE 100
                         SANTA MONICA, CALIFORNIA 90405

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER ____, 1996

                  Notice is hereby given that a special meeting of the Shareholders (the "Meeting") of Builders Warehouse Association, Inc. ("BWAI") will be held at 9:00 a.m., on September ____, 1996 at 9990 Mesa Rim Road, San Diego, California for the following purposes:

                  1. To consider and act upon (a) the sale of substantially all of BWAI's assets pursuant to an agreement (the "Agreement") dated as of June 1, 1996 between BWAI and Osicom Technologies, Inc. ("Osicom") in exchange for shares of Osicom Common Stock, (the "Acquisition") and (b) the liquidation of BWAI and distribution to the BWAI shareholders of such shares of Osicom Common Stock (the "Plan of Liquidation"), all as described in the attached Proxy Statement/Prospectus (to which a copy of the Agreement is attached as Exhibit
A).

                  2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

                  Only Shareholders of record at the close of business on July 20, 1996 will be entitled to notice of and to vote at the Meeting.

                  Whether or not you intend to attend the Meeting, please complete, date and sign the enclosed Proxy and return it to the Company. Your Proxy will be revocable, either in writing or by voting in person at the Meeting, at any time prior to its exercise.

                                   By Order of the Board of Directors


                                   BARRY WITZ
                                   Chief Executive Officer

Dated:   August   , 1996
         Santa Monica, California

                  SUBJECT TO COMPLETION, DATED AUGUST 22, 1996

                               PROXY STATEMENT OF
                      BUILDERS WAREHOUSE ASSOCIATION, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER _____, 1996

                                  PROSPECTUS OF
                            OSICOM TECHNOLOGIES, INC.
                                  COMMON STOCK
                            PAR VALUE $.10 PER SHARE

                  This Proxy Statement/Prospectus (the "Proxy
Statement/Prospectus") relates to the proposed sale (the "Acquisition") by Builders Warehouse Association, Inc. ("BWAI") to Osicom Technologies, Inc., a New Jersey corporation ("Osicom") of substantially all of BWAI's assets. Following the Acquisition, BWAI will be liquidated and BWAI's shareholders will receive shares of Osicom Common Stock in exchange for their shares of BWAI Common Stock (the "Plan of Liquidation").

                  In the Acquisition, BWAI will sell substantially all of its assets to Osicom in consideration of .94 shares of Common Stock of Osicom for each share of BWAI Common Stock outstanding and Osicom will issue options, warrants and preferred stock having terms substantially identical to BWAI's outstanding options, warrants and preferred stock. In the Plan of Liquidation, such Osicom Common Stock, options, warrants and preferred stock will be distributed to the holders of BWAI's Common Stock, options, warrants and preferred stock, respectively. A full share will be issued in lieu of the issuance of any fractional share of Osicom Common Stock to the shareholders of BWAI.

                  This Proxy/Prospectus constitutes both the proxy statement of BWAI relating to the solicitation of proxies by BWAI's Board of Directors for use at the special meeting of Shareholders of BWAI (the "Meeting"), and the prospectus of Osicom with respect to the issuance of shares of Osicom Common Stock and options and warrants to purchase Osicom Common Stock pursuant to the Acquisition Agreement. This Proxy Statement/Prospectus and the enclosed form of proxy are first being sent to shareholders of BWAI on or about August ____, 1996.

                  SEE "RISK FACTORS" ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY BWAI SHAREHOLDERS IN DECIDING WHETHER TO VOTE IN FAVOR OF THE ACQUISITION AGREEMENT AND PLAN OF LIQUIDATION.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS      , 1996.

                  Holders as of the Record Date of shares of BWAI Common Stock have the right to dissent from the Acquisition and (in the event that the Acquisition Agreement is adopted and the Acquisition is consummated) demand in writing payment of the fair cash value of such shares in compliance with and by following the procedures under Section 7-113-102 ("Section 102") of the Colorado Business Corporation Act (the "CBCA"). ANY BWAI SHAREHOLDER WISHING TO EXERCISE DISSENTER'S RIGHTS MUST NOTIFY BWAI IN WRITING PRIOR TO THE DATE OF THE MEETING. See "Rights of Dissenting BWAI Shareholders." All shares that are subject to such a written demand for payment of the fair cash value that has not been withdrawn or waived are sometimes referred to herein as the "Dissenting Shares." Holders of more than 50% of BWAI's outstanding Common Stock have granted to BWAI's Board of Directors irrevocable proxies to vote for adoption of the Acquisition Agreement and therefore will not exercise or cause to be exercised any of their rights under Section 102.

                  It is estimated that approximately 3,744,243 shares of Osicom Common Stock will be issued by Osicom in the Acquisition. Such shares will represent approximately 51% of the issued and outstanding shares of Osicom Common Stock immediately after the Acquisition. In addition, it is estimated that currently outstanding options and warrants to purchase shares of BWAI Common Stock will be converted into options and warrants to purchase approximately 921,394 shares of Osicom Common Stock in the Acquisition. Osicom Common Stock is traded on the Nasdaq SmallCap Market under the symbol "FIBR."

                  Approval of the proposal to adopt the Acquisition Agreement and Plan of Liquidation requires the affirmative votes of the holders of (i) a majority of the outstanding shares of BWAI Common Stock, and (ii) a majority of the BWAI Common Stock represented in person or by proxy at the Meeting. Holders of more than 50% of BWAI's outstanding Common Stock have granted to BWAI's Board of Directors irrevocable proxies to vote for adoption of the Acquisition Agreement and Plan of Liquidation thereby assuring such approval.

                                  INTRODUCTION

                  This Proxy Statement/Prospectus is furnished to shareholders of BWAI in connection with the solicitation of proxies by the Board of Directors of BWAI (the "BWAI Board") from holders of the outstanding shares of BWAI Common Stock for use at a special meeting of shareholders of BWAI scheduled to be held on September ____, 1996, commencing at 9:00 a.m. at 9990 Mesa Rim Road, San Diego, California and at any adjournment or postponement thereof (the "Meeting"). Only holders of BWAI Common Stock (each, a "BWAI Shareholder") at the close of business on July 20, 1996 (the "Record Date"), are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. On the Record Date, there were outstanding 3,983,237 shares of BWAI Common Stock, none of which were held beneficially by Osicom and its subsidiaries. However, two directors of Osicom owned 745,134 shares of BWAI Common Stock. BWAI Shareholders owning in excess of 50% of the outstanding Common Stock of BWAI have granted irrevocable proxies to BWAI's Board of Directors to vote in favor of the Acquisition.

                  This Proxy Statement/Prospectus and a form of proxy for use at the Meeting are first being mailed on or about September , 1996 to holders of record on the Record Date of shares of BWAI Common Stock.

                  At the Meeting, BWAI shareholders will be asked to consider and vote upon the approval of the Asset Purchase Agreement dated as of June 1, 1996 (the "Acquisition Agreement"), by and between BWAI and Osicom, and the plan of liquidation (the "Plan of Liquidation") of BWAI. A copy of the Acquisition Agreement is attached as Exhibit A to this Proxy Statement/Prospectus and a copy of the Plan of Liquidation is attached as Exhibit B to this Proxy Statement/Prospectus. The Acquisition Agreement provides that BWAI will sell substantially all of its assets, consisting of all of the outstanding stock of five corporations, for a purchase price equal to .94 shares of Osicom Common Stock times the number of shares of BWAI common stock outstanding, plus the issuance to BWAI of warrants, options and preferred stock having terms equivalent to BWAI's outstanding warrants, options and preferred stock. BWAI will then be liquidated and will distribute the Osicom Common Stock to the BWAI Shareholders pursuant to the Plan of Liquidation. Therefore, BWAI Shareholders will receive .94 shares of Osicom Common Stock in exchange for each share of BWAI Common Stock they own.

                  Holders on the Record Date of shares of BWAI Common Stock have the right to dissent from the Acquisition and (in the event that the Acquisition Agreement is approved and the Acquisition is consummated) demand in writing payment of the fair cash value of such shares in compliance with and by following the procedures under Section 7-113-102 ("Section 102") of the Colorado Business Corporation Act (the "CBCA"). All shares that are subject to such a written demand for payment of the fair cash value that has not been withdrawn or waived are sometimes referred to herein as the "Dissenting Shares." BWAI Shareholders owning more than 50% of the outstanding Common Stock of BWAI have granted irrevocable proxies to BWAI's

Board of Directors to vote in favor of the Acquisition and therefore will not exercise or cause to be exercised any of their rights under Section 102.

                  It is estimated that approximately 3,744,243 shares of BWAI Common Stock will be issued by Osicom to BWAI in the Acquisition. Such shares will represent approximately 51% of the issued and outstanding shares of Osicom Common Stock immediately after the Acquisition. In addition, it is estimated that currently outstanding options and warrants to purchase shares of BWAI Common Stock will be converted into options and warrants to purchase approximately 921,394 shares of Osicom Common Stock in the Acquisition. Osicom Common Stock is traded on the Nasdaq SmallCap Market under the symbol "FIBR."

                  Approval of the proposal to adopt the Acquisition Agreement and the Plan of Liquidation requires the affirmative votes of the holders of a majority of the outstanding shares of BWAI Common Stock (the foregoing votes being collectively referred to herein as the "Required Shareholder Vote"), which votes have already been received through irrevocable proxies granted by the holders of more than 50% of BWAI's outstanding shares of Common Stock.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
INTRODUCTION..................................................................................................  iii

AVAILABLE INFORMATION.........................................................................................    1

SUMMARY.......................................................................................................    2

SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL
INFORMATION...................................................................................................    9

COMPARATIVE PER SHARE DATA....................................................................................   12

COMPARATIVE MARKET PRICE DATA.................................................................................   14

RISK FACTORS..................................................................................................   16

THE MEETING...................................................................................................   23
         General..............................................................................................   23
         Voting at the Meeting................................................................................   23
         Proxies .............................................................................................   24

THE ACQUISITION...............................................................................................   26
         Background, Recommendations of BWAI's Board of Directors and Reasons for the
         Acquisition..........................................................................................   26
         Interests of Certain Persons in the Acquisition......................................................   26
         Federal Securities Law Matters.......................................................................   27
         Accounting Treatment.................................................................................   27
         Consequences to BWAI if the Acquisition Is Not Approved..............................................   27

THE ACQUISITION AGREEMENT.....................................................................................   28
         General..............................................................................................   28
         Effective Time of Acquisition........................................................................   28
         Payment of Purchase Price and Plan of Liquidation....................................................   28
         Conditions to the Acquisition........................................................................   29
         Certain Covenants....................................................................................   30
         Termination..........................................................................................   31
         Certain Other Provisions of the Acquisition Agreement................................................   31

PLAN OF LIQUIDATION...........................................................................................   32
         Reasons for the Plan of Liquidation..................................................................   32
         The Plan of Liquidation..............................................................................   32

         Distributions........................................................................................   33
         Payment for BWAI Common Stock; Exchange of Certificate...............................................   34

PRO FORMA FINANCIAL INFORMATION...............................................................................   36

BUSINESS RELATIONSHIPS BETWEEN THE PARTIES....................................................................   41

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................................................   41
         Tax Status...........................................................................................   41
         Certain Consequences of Reorganization Status........................................................   41
         Cash Received by Holders of BWAI Common Stock Who Dissent............................................   42

RIGHTS OF DISSENTING SHAREHOLDERS.............................................................................   42

COMPARISON OF RIGHTS OF HOLDERS OF BWAI COMMON STOCK AND OSICOM
COMMON STOCK..................................................................................................   45

         Certain Voting Rights................................................................................   45
         Special Meetings of Shareholders; Shareholder Action by Written Consent..............................   46
         Board-Approved Preferred Stock.......................................................................   46
         Liability and Indemnification of Officers and Directors..............................................   46
         Classification of Board of Directors.................................................................   47
         Removal of Directors.................................................................................   47
         Dissenters' Rights...................................................................................   48
         Payment of Dividends.................................................................................   48
         Anti-Takeover Statues................................................................................   48
         Anti-Takeover Effect of New Jersey Law...............................................................   49

CERTAIN INFORMATION CONCERNING BWAI...........................................................................   49
         Company Overview.....................................................................................   49
         History..............................................................................................   50
         Acquired Business....................................................................................   50
         Business Strategy....................................................................................   52
         Key Products for the Local Area Newtork Market.......................................................   52
         Intellectual Properties..............................................................................   56
         Properties...........................................................................................   57
         Legal Proceedings....................................................................................   58
         Management...........................................................................................   59
                  Directors and Executive Officers............................................................   59
                  Executive Compensation......................................................................   61
         Security Ownership of Certain Beneficial Owners and Management.......................................   63
         Certain Relationships and Related Transactions.......................................................   65

CERTAIN INFORMATION CONCERNING OSICOM.........................................................................   66
         History and Business.................................................................................   66
         Business Strategy....................................................................................   66
         Products and Markets.................................................................................   70
         Research and Development ............................................................................   80
         Availability of Raw Materials........................................................................   80
         Patents, Trademarks and Licenses.....................................................................   81
         Seasonality..........................................................................................   81
         Working Capital Practices............................................................................   81
         Backlog..............................................................................................   82
         Competition..........................................................................................   82
         Environmental Compliance.............................................................................   83
         Employees............................................................................................   83
         Acquired Businesses..................................................................................   83
         Properties...........................................................................................   85
         Legal Proceedings....................................................................................   85
         Management...........................................................................................   86
         Executive Compensation...............................................................................   89
         Security Ownership of Certain Beneficial Owners and Management of Osicom.............................   90

SUBMISSION OF SHAREHOLDERS PROPOSALS..........................................................................   91

LEGAL OPINIONS................................................................................................   91

EXPERTS.......................................................................................................   91

DEFINITIONS...................................................................................................   91

MISCELLANEOUS.................................................................................................   96

INDEX TO FINANCIAL STATEMENTS.................................................................................  F-1

EXHIBIT A - ACQUISITION AGREEMENT.............................................................................  A-1

EXHIBIT B - PLAN OF LIQUIDATION ..............................................................................  B-1

EXHIBIT C - TAX OPINION OF MICHAEL SOBEL, ESQ.................................................................  C-1

                  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF BWAI OR OSICOM OR ANY OF THEIR AFFILIATES OR SUBSIDIARIES FROM THE DATE HEREOF.

                              AVAILABLE INFORMATION

                  Osicom has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with any amendments, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Proxy Statement/Prospectus is a part, with respect to the Osicom Common Stock that may be issued pursuant to the Acquisition. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information and exhibits contained in the Registration Statement.

                  Osicom and BWAI are both subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith BWAI and Osicom both file periodic reports, proxy statements and other information with the Commission. The Registration Statement and the exhibits thereto, as well as such reports, proxy statements and other information filed by BWAI or Osicom with the Commission, can be inspected and copied upon payment of the prescribed fee at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Chicago Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048.

                  The Osicom Common Stock and the BWAI Common Stock are traded on the Nasdaq SmallCap Market. Reports and other information concerning Osicom and BWAI are available for inspection and copying at the offices of The Nasdaq Stock Market ("Nasdaq") at 1735 K Street, N.W., Washington, D.C. 20006-1506. Application will be made to list all shares of Osicom Stock on the Nasdaq national Market immediately following the Acquisition.

                  If the Acquisition is consummated, the BWAI Common Stock will be delisted from Nasdaq and BWAI will take steps to terminate the registration of the BWAI Common Stock under Section 12 of the Exchange Act. See "Comparative Market Price Data."

                                     SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. BWAI SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE EXHIBITS HERETO IN THEIR ENTIRETY. FOR THE DEFINITIONS OF CERTAIN TERMS USED BELOW, SEE "DEFINITIONS" BEGINNING ON PAGE 88.

TERMS OF THE ACQUISITION.............................. The Acquisition Agreement provides for the sale by BWAI of substantially all of its assets, which
                                                       consist of all the outstanding stock of five
                                                       corporations, in exchange for .94 shares of
                                                       Osicom Common Stock per share of BWAI
                                                       Common Stock outstanding.  As soon as practical
                                                       following the Acquisition, BWAI will be
                                                       liquidated and the Osicom Common Stock will be
                                                       distributed to BWAI's Shareholders in liquidation
                                                       of the BWAI Common Stock at the rate of .94
                                                       shares of Osicom Common Stock for each share
                                                       of BWAI Common Stock.

PLAN OF LIQUIDATION; EXCHANGE OF
BWAI COMMON STOCK CERTIFICATES
FOR OSICOM COMMON STOCK............................... In order to receive Osicom Common Stock following the Closing Date, each holder of a
                                                       certificate theretofore representing BWAI
                                                       Common Stock will be required to surrender his
                                                       or her stock certificate, together with a duly
                                                       executed card properly completed letter of
                                                       transmittal and any other required documents to
                                                       Osicom following the procedures described under
                                                       "Plan of Liquidation - Payment for BWAI
                                                       Common Stock; Exchange of Stock Certificates."

                                                       Each holder of BWAI Common Stock (other than
                                                       holders of Dissenting Shares) will receive a
                                                       number of whole shares of Osicom Common
                                                       Stock determined by multiplying the number of
                                                       shares of BWAI Common Stock owned by such
                                                       shareholder on the Closing Date by .94.  Such
                                                       holders will receive one share in lieu of any
                                                       fractional share of Osicom Common Stock which
                                                       they would otherwise be entitled to receive.  See

                                                       "Plan of Liquidation - Payment for BWAI
                                                       Common Stock; Exchange of Stock Certificates."

                                                       No dividend or other distribution declared or
                                                       made on Osicom Common Stock will be paid to a
                                                       BWAI Shareholder until such shareholder's
                                                       certificate(s) representing BWAI Common
                                                       Stock is surrendered in accordance with the Plan
                                                       of Liquidation.

                                                       BWAI SHAREHOLDERS SHOULD NOT
                                                       SEND ANY STOCK CERTIFICATES WITH
                                                       THE ENCLOSED PROXY CARD.

OSICOM TECHNOLOGIES, INC.............................. Osicom designs, manufactures and markets transmission, networking, remote access and
                                                       connectivity products for use in local area
                                                       networks ("LANs"), wide area networks
                                                       ("WANs") and broadband global networks.
                                                       Osicom products include high-performance
                                                       network adapters, concentrators, routers, remote
                                                       access products, video switches and routers, and
                                                       fiber optic and a family of products to build
                                                       broadcast systems over copper, fiber or wireless
                                                       transmission media.

                                                       Osicom targets high growth markets in the
                                                       networking arena that leverages its core
                                                       competencies in:

                                                       -  High speed LAN workgroup and Remote
                                                            Access routing product portfolio
                                                       -  Growing diversified customer base
                                                       -  Competency in distributed LAN connectivity
                                                       -  Modular media and access chip design and
                                                            data flow modeling
                                                       -  Turnable drivers
                                                       -  Communications protocols
                                                       -  Operating Systems Knowledge
                                                       -  Systems integration

                                                          Osicom's executive offices are located at 2800
                                                          28th Street, Suite 100, Santa Monica, California

                                                          90405, and its telephone number is (310) 828-
                                                          7496.

BUILDERS WAREHOUSE
ASSOCIATION, INC...................................... BWAI designs and manufactures a wide range of products for complex network access markets,
                                                       based on industry standard protocols such as
                                                       TCP/IP, IPX, SNMP, Ethernet and Bus
                                                       architectures.  BWAI markets its products through
                                                       OEMs, distributors and value added resellers.

                                                       BWAI's principal executive offices are located at
                                                       2800 28th Street, Suite 100, Santa Monica,
                                                       California 90405 and its telephone number is
                                                       (310) 581-4030.

THE MEETING........................................... The Meeting will be held on September ___, 1996 commencing at 9:00 a.m. at 9990 Mesa Rim
                                                       Road, San Diego, California.  Holders of record
                                                       of shares of BWAI Common Stock at the close of
                                                       business on the Record Date are entitled to notice
                                                       if and to vote at the Meeting.

                                                       Each outstanding share of BWAI Common Stock
                                                       entitles the holder thereof to one vote.  On the
                                                       Record Date, there were 3,655,220 shares of
                                                       BWAI Common Stock outstanding.

MATTERS TO BE CONSIDERED
AND REQUIRED VOTE..................................... Approval of the Acquisition Agreement and the
                                                       Plan of Liquidation requires the affirmative votes
                                                       of the holder of a majority of the outstanding
                                                       shares of BWAI Common Stock.  BWAI
                                                       Shareholders owing in excess of 50% of BWAI's
                                                       outstanding Common Stock have granted
                                                       irrevocable proxies to Osicom to vote in favor of
                                                       the Acquisition.

RECOMMENDATION OF THE
BWAI BOARD............................................ After considering all relevant information, the
                                                       BWAI Board voted unanimously on June 18, 1996
                                                       to approve the terms of the Acquisition, the
                                                       Acquisition Agreement and the Plan of

                                                       Liquidation.  The BWAI Board also voted
                                                       unanimously to recommend that the BWAI
                                                       Shareholders approve the Acquisition Agreement
                                                       and Plan of Liquidation.

                                                       THE BWAI BOARD UNANIMOUSLY RECOMMENDS THAT THE
                                                       BWAI SHAREHOLDERS VOTE TO APPROVE THE
                                                       ACQUISITION AGREEMENT AND PLAN OF LIQUIDATION.

                                                       For a discussion of the factors considered by the
                                                       BWAI Board in reaching its decision, see "The
                                                       Acquisition - Background, Recommendations of BWAI's
                                                       Board of Directors and Reasons for Acquisition."

PURPOSE, STRUCTURE AND
CERTAIN EFFECTS OF THE
ACQUISITION........................................... The purpose of the Acquisition is to combine the businesses of BWAI and Osicom, which their
                                                       respective Boards of Directors believe
                                                       complement each other, and therefore create a
                                                       single stronger larger entity better able to
                                                       profitably exploit developing technologies.  The
                                                       Acquisition is structured to give BWAI
                                                       Shareholders the opportunity to own, in a tax-free
                                                       exchange, a stock with potentially greater
                                                       liquidity, and to share in the prospects of the
                                                       combined entity.

INTERESTS OF CERTAIN PERSONS.......................... In considering the recommendation of the BWAI
                                                       Board with respect to the Acquisition Agreement
                                                       and the Plan of Liquidation, BWAI's Shareholders
                                                       should be aware that BWAI's Chairman, who is
                                                       also a significant shareholder of BWAI, is a
                                                       director and significant shareholder of Osicom.
                                                       This may be deemed to present such individual
                                                       with potential conflicts of interest in connection
                                                       with the Acquisition.  For this reason, the
                                                       decision to approve the Acquisition and
                                                       recommend it to BWAI's Shareholders required
                                                       the approval of BWAI's Chief Executive Officer,

                                                       who is also a director of BWAI but has no
                                                       affiliation with Osicom.  See "The Acquisition -
                                                       Interests of a Certain Person in the Acquisition."

                                                       Directors and executive officers of Osicom
                                                       beneficially owned 25.3% of the outstanding
                                                       Osicom Common Stock as of August 5, 1996.
                                                       Directors and executive officers of BWAI,
                                                       together with their affiliates, beneficially owned
                                                       64.4% of BWAI's Common Stock outstanding on
                                                       August 5, 1996.  The Chairman of BWAI
                                                       beneficially owned 28.0% of the outstanding
                                                       BWAI Common Stock and 24.3% of the Osicom
                                                       Common Stock on August 5, 1996.

RIGHTS OF DISSENTING
SHAREHOLDERS.......................................... Holders of record of shares of BWAI stock who comply with the requirements of Colorado law
                                                       have the right to dissent from the Acquisition and
                                                       receive the fair cash value of their shares pursuant
                                                       to Section 7-113-102 of the CBCA.  See "Rights
                                                       of Dissenting Shareholders."  BWAI Shareholders
                                                       owning in excess of 51% of BWAI's outstanding
                                                       Common Stock have granted irrevocable proxies
                                                       to BWAI's Board of Directors to vote for
                                                       adoption of the Acquisition Agreement and
                                                       therefore will not exercise their rights under
                                                       Section 7-113-102.

COMPARISON OF SHAREHOLDER
RIGHTS................................................ As a result of the Acquisition and Plan of
                                                       Liquidation, BWAI Common Stock, which is
                                                       issued by a Colorado corporation, will be
                                                       converted into Osicom Common Stock, which is
                                                       issued by a New Jersey corporation.  There are
                                                       differences between the rights of BWAI
                                                       Shareholders and the rights of Osicom
                                                       Shareholders.  These differences result from the
                                                       differences between Colorado and New Jersey law
                                                       and between the governing instruments of BWAI
                                                       and Osicom, including differences in terms of,
                                                       and rights of holders with respect to, BWAI
                                                       Common Stock and Osicom Common Stock.  For

                                                       a summary of the material differences between the
                                                       rights of BWAI shareholders and Osicom
                                                       shareholders, see "Comparison of Rights of
                                                       Holders of BWAI Common Stock and Osicom
                                                       Common Stock."

CONDITIONS TO THE ACQUISITION;
TERMINATION OF THE
ACQUISITION AGREEMENT................................. In addition to the adoption of the Acquisition
                                                       Agreement by the Shareholders of BWAI, the
                                                       consummation of the Acquisition is subject to the
                                                       satisfaction or waiver of certain other conditions,
                                                       including, among others, effectiveness of the
                                                       Registration Statement, the absence of any
                                                       injunction, order, statute or regulation which
                                                       prohibits consummation of the Acquisition, and
                                                       the number of Dissenting Shares amounting to not
                                                       more than 10% of the outstanding shares of
                                                       BWAI Common Stock.  In addition the
                                                       Acquisition Agreement may be terminated in
                                                       certain events.  For a description of such
                                                       conditions and termination events, see "The
                                                       Acquisition Agreement - Conditions to the
                                                       Acquisition" and "-Termination."

ACCOUNTING TREATMENT OF THE
ACQUISITION........................................... The Acquisition will be accounted for as a pooling of interests.  Therefore, upon
                                                       consummation of the Acquisition, Osicom's
                                                       financial statements will be restated to include
                                                       BWAI's financial statements for all periods
                                                       presented.  See "The Acquisition - Accounting
                                                       Treatment" and "Selected Historical and
                                                       Unaudited Pro Forma Financial Information."

CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS........................................ BWAI has received an opinion from its attorney,
                                                       Michael Sobel, Esq., that the Acquisition and
                                                       Plan of Liquidation, with the BWAI Shareholders
                                                       receiving Osicom Common Stock, will be treated
                                                       as a reorganization within the meaning of Section
                                                       368(a) of the Internal Revenue Code of 1986, as
                                                       amended (the "Code").  This opinion is condi-

                                   tioned on certain facts, representations and assumptions provided to Michael Sobel by Osicom and BWAI and is; subject to certain qualifications and other matters set forth therein. Such opinion, together with the facts, representations and assumptions provided to Michael Sobel by Osicom and BWAI, is attached as Exhibit D.

                                   Provided the Acquisition and Plan of
                                   Liquidation constitute a plan of
                                   reorganization, then for federal income tax purposes: (i) no gain or loss would be recognized by either BWAI or Osicom as a result of the Acquisition, and (ii) BWAI's Shareholders would not recognize gain or loss upon the receipt of Osicom Common Stock in exchange for BWAI Common Stock in the Plan of Liquidation, except that gain or loss would be recognized on receipt of any cash paid the exercise of dissenters' rights. See "Certain Federal Income Tax Consequences of the Acquisition and Plan of Liquidation".

                                   Because of the complexities of the federal income tax laws and because the tax consequences may vary depending upon a holder's individual circumstances or tax status, it is recommended that each shareholder of BWAI consult his or her tax advisor concerning the federal (and any applicable state, local or other) tax consequences of the Acquisition and Plan of Liquidation.

                        SELECTED HISTORICAL AND UNAUDITED
                         PRO FORMA FINANCIAL INFORMATION

         The following tables present selected historical financial information of Osicom and BWAI and unaudited selected pro forma combined financial information of Osicom after giving effect to the Acquisition. The selected historical financial information of Osicom as of the end of and for each of its last two fiscal years and for BWAI as of the end of and for each of its last two fiscal years has been derived from historical consolidated financial statements and should be read in conjunction with such statements and the related notes contained elsewhere in this Proxy Statement/Prospectus. The selected historical financial information for Osicom as of the end of and for the three months ended April 30, 1995 and 1996 and for BWAI for the three months ended May 31, 1995 and 1996 has been derived from unaudited historical consolidated financial statements and should be read in conjunction with such statements and the related notes contained elsewhere in this Proxy Statement/Prospectus, and such information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such periods.

         The unaudited selected Pro Forma Combined Balance Sheet is based on the historical Balance Sheets of Osicom as of April 30, 1996 and BWAI as of May 31, 1996, and gives effect to the Acquisition as if it had occurred at the beginning of the periods presented, after giving effect to the pro forma adjustments described in the notes thereto.

         The unaudited selected Pro Forma Combined Statement of Operations for the year ended January 31, 1996 is based on the historical Statements of Operations for Osicom for the year ended January 31, 1996 and for BWAI for the year ended February 29, 1996, and gives effect to the Acquisition as if it had occurred on February 1, 1995, after giving effect to the pro forma adjustments described in the notes thereto.

         The unaudited selected Pro Forma Combined Statement of Operations for the three months ended April 30, 1996 is based on the historical Statements of Operations for Osicom for the three months ended April 30, 1996 and for BWAI for the three months ended May 31, 1996, and gives effect to the Acquisition as if it had occurred on February 1, 1996, after giving effect to the pro forma adjustments described in the notes thereto.

         The selected pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the results which would have occurred had the Acquisition taken place on the dates indicated or which may occur in the future and should be read in conjunction with the historical financial statements of Osicom and BWAI contained elsewhere in this Proxy Statement/Prospectus. See "Pro Forma Financial Information."

                               OSICOM TECHNOLOGIES
                    SELECTED HISTORICAL FINANCIAL INFORMATION


                                      THREE MONTHS ENDED               YEAR ENDED
                                           APRIL 30,                   JANUARY 31,
                                      ------------------               -----------
                                        1996        1995            1996           1995
                                        ----        ----            ----           ----
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)

STATEMENT OF OPERATIONS DATA:
Revenues...........................   $ 6,070       $ 1,175       $ 7,773        $ 5,892

Gross margin.......................     2,706           475         3,112          1,841

Income from operations.............       388           159           703            649

Net income.........................       249           142           703            373

Earnings per common share
  from continuing operations

    Primary........................   $   .07       $   .04       $   .21        $   .11
    Fully diluted..................       .06           N/A           .20            N/A

Cash dividends declared............        --            --           --              --

BALANCE SHEET DATA:

Total Assets.......................   $24,179       $ 5,013       $20,894        $ 5,152

Long Term Debt(a)..................     7,761           610        11,757            660

Total Shareholders'
  Equity...........................    11,141         2,409         4,091          2,267




                         BUILDERS WAREHOUSE ASSOCIATION
                    SELECTED HISTORICAL FINANCIAL INFORMATION



                                   THREE MONTHS ENDED
                                  --------------------      YEAR ENDED     JULY 1, 1994
                                   MAY 31,      MAY 31,    FEBRUARY 29,  (INCEPTION) TO
                                    1996         1995          1996       FEB. 28, 1995
                                   -------     -------    ------------   -------------
                                        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues........................   $11,415       $ 2,482       $ 7,470        $ 4,212
Gross margin....................     1,687           199           875            605
Loss from operations............    (2,272)         (126)         (222)            12
Net income (loss)...............    (2,375)         (126)         (288)            45
Loss per share from
  continuing operations:
    Primary.....................   $ (0.73)      $ (0.41)      $ (0.94)       $  0.15
    Fully diluted...............       n/a           n/a           n/a        $  0.15
Cash dividends declared.........   $    --       $    --       $    --        $    --

BALANCE SHEET DATA:
Total assets....................   $30,846       $ 1,865       $ 8,718        $ 2,044
Total debt(s)...................    12,513           133         6,187             30
Total stockholders' equity......     2,988         1,087         1,822          1,149

- ------------
(a) Total long-term debt, including current portion, notes payable, loans payable, debentures payable and short-term debt.

           UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION

                                YEAR ENDED              QUARTER
                                JANUARY 31,              ENDED
                                   1996              APRIL 30, 1996
                                -----------          --------------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues                        $15,202               $17,484
Gross margin                      3,987                 4,392
Net income (loss) from
 operations                     $   389               $(2,134)
Net income                          165                (2,376)
Earnings per share from
  continuing operations:
    Primary                     $     -               $ (0.39)
    Fully diluted                     -                   n/a
Cash dividends declared               -                     -

BALANCE SHEET DATA:
Total assets                                          $55,025
Total debt(a)                                          20,274
Total stockholders' equity                             13,880

- ----------
(a) Total long-term debt, including current portion, notes payable, loans payable, debentures payable and short-term debt.
                                      -11-

                           COMPARATIVE PER SHARE DATA

         Set forth below are cash dividends declared, net income (loss) and book value per common share (after recognition of preferred stock liquidation preferences) data of Osicom and BWAI on an historical basis, and on a pro forma share basis for Osicom and an equivalent pro forma basis for BWAI. The Osicom pro forma combined data was derived by combining historical financial information of Osicom and BWAI after giving effect to the Acquisition under the pooling method of accounting. The per share equivalent BWAI pro forma data was calculated by multiplying the Osicom pro forma combined data by the conversion ratio of .94 shares of Osicom common stock for each share of BWAI common stock.

         The information below should be read in conjunction with the respective audited and unaudited financial statements of Osicom and BWAI contained elsewhere in this Prospectus.


         OSICOM (HISTORICAL)

                  Book value per share:
                           At January 31, 1996                       $0.39
                           At April 30, 1996                         $0.92

                  Net income per common share:
                           Year ended January 31, 1996:
                                    Primary                          $0.21
                                    Fully diluted                    $0.20
                           Three months ended April 30, 1996:
                                    Primary                          $0.07
                                    Fully diluted                    $0.06

                  Cash Dividends per share                           $0.00

         BWAI (HISTORICAL)

                  Book value per share:
                           At February 29, 1996                      $0.62
                           At May 31, 1996                           $0.77

                  Loss per common share:
                           Year ended February 29, 1996:
                                    Primary                         ($0.21)
                                    Fully diluted                    $ n/a
                           Three months ended May 31, 1996:
                                    Primary                         ($0.73)

                                    Fully diluted                    $ n/a

                           Cash Dividends per share                  $0.00

         OSICOM (PRO FORMA UNAUDITED) (a)

                  Book value per share at April 30, 1996             $0.83

                  Net income (loss) per common share:
                           Year ended January 31, 1996 (b):
                                    Primary                          $0.00
                                    Fully diluted                    $0.00
                           Three months ended April 30, 1996 (c):
                                    Primary                         ($0.39)
                                    Fully diluted                    $ n/a

                  Cash Dividends per share                           $0.00

         BWAI (PRO FORMA UNAUDITED) (d)

                  Book value per share at May 31, 1996               $0.82

                  Loss per common share:
                           Year ended February 29, 1996:
                                    Primary                         ($0.23)
                                    Fully diluted                    $ n/a
                           Three months ended May 31, 1996:
                                    Primary                         ($0.78)
                                    Fully diluted                    $ n/a

                  Cash Dividends per share                           $0.00

- -------------------

(a)   See "Pro Forma Financial Information."

(b)   Includes BWAI results of operations for the year ended Feburary 29, 1996.

(c) Includes BWAI results of operations for the three months ended May 31, 1996.

(d) Represents the pro forma equivalent of one share of BWAI Common Stock calculated using the conversion ratio of .94 shares of Osicom common stock for each share of BWAI common stock.

                          COMPARATIVE MARKET PRICE DATA

         Osicom Common Stock is traded on the Nasdaq SmallCap Market under the symbol "FIBR." As of August __, 1996, there were _____ shareholders of record of Osicom Common Stock. BWAI's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "BWAI." As of July 20, 1996, there were 805 shareholders of record of BWAI Common Stock.

         The prices set forth below for the periods presented represent high and low bid quotations for common stock, as reported by independent dealers making a market in the common stock. Bid quotations represent high and low prices quoted between dealers, without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

         The prices set forth below for the Osicom Common Stock give effect to a reverse split of one-for-two which became effective November 7, 1994 and a stock split of two-for-one which became effective February 12, 1996, as if such splits had occurred before the periods reported. The prices set forth below for the BWAI Common Stock give effect to a reverse split of one-for-six which became effective on April 10, 1995 and a reverse split of one-for-two which became effective on June 30, 1995, as if such splits had occurred before the periods reported.

         Osicom's fiscal quarters end on the last day of April, July, October and January of each year and BWAI's fiscal quarters end on the last day of August, November, February and May of each year.


                                                     OSICOM COMMON STOCK
                                                      HIGH       LOW
1995
         First Quarter...................           $ 5-13/16   $4-1/2
         Second Quarter..................             5-1/2      4
         Third Quarter...................             4          1-1/2
         Fourth Quarter..................             2-3/8      1

1996
         First Quarter...................           $ 7-7/8     $2-3/4
         Second Quarter..................             6-7/8      5-1/2
         Third Quarter...................            10-3/8      5-1/2
         Fourth Quarter..................            13-7/8      6-3/8

1997
         First Quarter...................           $15-7/8     $6-7/16
         Second Quarter..................            20-1/2      16-3/8
         Third Quarter (through August
         __, 1996).......................

                                                    BWAI'S COMMON STOCK
                                                     HIGH         LOW
1995
         First Quarter....................          $31.50      $10.50
         Second Quarter...................           33.00       11.25
         Third Quarter....................           15.00        4.50
         Fourth Quarter...................            6.38        2.50

1996
         First Quarter....................          $10.00      $ 1.75
         Second Quarter...................            6.75        4.75
         Third Quarter....................           11.12        5.37
         Fourth Quarter...................           19.00        8.62

1997
         First Quarter (through August
            , 1996).......................          $           $


         Neither Osicom nor BWAI has paid any cash dividends on its Common Stock. It is the policy of Osicom's Board of Directors to retain earnings, if any, for use in the operation of its business. Osicom has no current plans to begin paying dividends on its Common Stock.

         There are no contingencies in the Acquisition Agreement related to the current market price of either Osicom or BWAI Common Stock. On August , 1996,
the closing bid price per share of Osicom Common Stock was $     and the closing
bid price per share of BWAI Common Stock was $     , in each case as reported by
Nasdaq. BWAI SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR OSICOM COMMON STOCK AND BWAI COMMON STOCK.

                                  RISK FACTORS

         BWAI Shareholders should carefully consider the following factors regarding an investment in Osicom Common Stock, in addition to the other information contained in this Proxy Statement/Prospectus in deciding whether to vote in favor of the Acquisition Agreement and Plan of Liquidation.

         BWAI and Osicom are collectively referred to in this Section of this Proxy Statement/Prospectus as the "Company," which references are based on the presumption that the Acquisition will have been consummated.


CONFLICT OF INTEREST

         The Chairman of the Board of BWAI, Par Chadha, owns directly or indirectly 727,934 shares or 18.3%, of BWAI's Common Stock. Mr. Chadha is also a director, and his wife, Sharon G. Chadha, is the Chairman and the Chief Executive Officer, of Osicom. Par Chadha and Sharon Chadha directly or indirectly own 672,950 shares, or 18.7%, of Osicom's Common Stock. As a result, there are potential conflicts of interest in the Chadhas' voting to approve the Acquisition and Plan of Liquidation. However, Mr. Chadha abstained from voting as a director of BWAI, the Osicom Board includes directors having no affiliation with BWAI and the BWAI Board includes a director having no affiliation with Osicom, and both Boards unanimously approved the Acquisition Agreement and the BWAI Board unanimously approved the Plan of Liquidation.


VOLATILITY OF COMMON STOCK PRICES

         There has been significant volatility in the market prices of securities of companies in the networking industry, including the Osicom and BWAI Common Stock. See "Comparative Market Price Data." Various factors and events, including those relating specifically to Osicom, its vendors or its competitors and those relating generally to the industry, may have a significant impact on the trading price of the Osicom Common Stock.

COMPETITION

         The markets for the products and services of the Company are intensely competitive, highly fragmented and characterized by rapidly changing technology, evolving industry standards, price competition and frequent new product introductions. A number of companies offer products that compete with one or more of the Company's products. The Company's current and prospective competitors include original equipment manufacturers ("OEMs"), product manufacturers of Internet access and remote LAN access equipment, and manufacturers of LAN servers and client access and network systems products. In the Internet access and remote LAN access equipment market, the Company competes primarily with Cisco, 3Com, U.S. Robotics, Ascend Communications, Tektronics, Scientific Atlanta, Gandalf, Cabletron, BAY Network, Network Peripherals, Interphase, Microdyne, Assante, and several other companies. The Company has experienced and expects to continue to experience increased competition from current and potential competitors, many of who have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger customer base than the Company. Accordingly, such competitors or future competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than the Company. In particular, established companies in the personal computer industry may seek to expand their product offerings by designing and selling products using competitive technology that could render the Company's products obsolete or have a material adverse effect on the Company's sales. The markets in which the Company competes currently are subject to intense competition and the Company expects additional price and product competition as other established and emerging companies enter these markets and new products and technologies are introduced. Increased competition may result in further price reductions, reduced gross margins and loss of market share, any of which could materially and adversely affect the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully against current and future competitors, or that competitive factors faced by the Company will not have a material adverse effect on the Company's business, operating results and financial conditions.

NEW PRODUCT DEVELOPMENT AND RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON LAN AND WAN TECHNOLOGIES

         The personal computer industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles and rapidly changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The Company's future success will depend on its ability to enhance its existing products and to introduce new products to meet changing customer requirements and emerging technologies. As other communications technologies such as Gigabit Ethernet, Fibre Channel, Frame Relay, Asynchronous Transfer Mode ("ATM"), Asymmetric Digital Subscriber Line ("ADSL") and communication over copper, fiber or wireless networks, are developed and gain market acceptance, the Company will be required to enhance its connectivity products to support such technologies, an effort which will be costly and time consuming. If the Company is unable to modify its products to support new LANs and WANs, including Internet access technologies, or if its current and prospective future products do not achieve widespread customer acceptance as a result of the adoption of alternative technologies, the Company's business, operating results and financial condition would be materially and adversely affected. The Company has historically derived a substantial majority of its revenues from the sale of networking products. In the event that current LAN and WAN technology is modified or replaced and the Company is unable to modify its products to support new technology, or alternative technologies, the Company's business, operating results and financial condition could be materially and adversely affected. The Company has in the past and may in the future experience delays in new product development. There can be no assurance that the Company will be successful in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements; that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or product enhancements, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant degree of market acceptance. Failure of the Company, for technological or other reasons, to develop and introduce new products and product enhancements in a timely and cost-effective manner would have a material adverse effect on the Company's business, operating results and financial condition. In addition, the future introduction or even announcement of products by the Company or one of its competitors embodying new technologies or changes in industry standards or customer requirements could render the Company's then-existing products obsolete or unmarketable. There can be no assurance that the introduction or announcement of new product offerings by the Company or one or more of its competitors will not cause customers to defer purchase of existing Company products. Such deferment of purchases could have a material adverse effect on the Company's business, operating results and financial condition.

         Complex products such as those offered by the Company may contain undetected or unresolved defects when first introduced or as new versions are released. There can be no assurance that, despite testing by the Company, defects will not be found in new products or new version or products following commercial release, resulting in loss of market share, delay in or loss of market acceptance, or product recall. Any such occurrence could have a material adverse effect upon the Company's business, operating results or financial condition. See "Certain Information Concerning Osicom - Products and Markets."

DEPENDENCE ON CONTRACT MANUFACTURERS AND LIMITED SOURCE SUPPLIERS

         Though the Company manufactures many of its own products, it also materially relies upon independent contractors to manufacture to specification certain of its other components, subassemblies, systems and products. The Company also relies upon limited-source suppliers for a number of components used in the Company's products, including certain key microprocessors and integrated circuits. There can be no assurance that these independent contractors and suppliers will be able to meet the Company's future requirements for manufactured products, components and subassemblies in a timely fashion. The Company generally purchases limited-source components pursuant to purchase orders and has no guaranteed supply arrangements with these suppliers. In addition, the availability of many of these components to the Company is dependent in part of the Company's ability to provide its suppliers with accurate forecasts of its future requirements. The Company believes that there are alternative suppliers of alternative components for all of the components contained in this products. However, any extended interruption in the supply of any of the key components currently obtained from a limited source would disrupt its operations and have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON PROPRIETARY RIGHTS AND TECHNOLOGY

         The Company's ability to compete is dependent in part on its proprietary rights and technology. The Company relies primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contract provisions to protect its proprietary rights. The Company generally enters into confidentiality agreements with its employees, and sometimes with its resellers, distributors, customers and potential customers and limits access to the distribution of its software, hardware designs, documentation and other proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to prevent the misappropriation of its technology. Furthermore, though the Company has been issued patents, there can be no assurance that the patent application process will be beneficial to the Company. Patents applications may be denied. Any patents, once issued, may be circumvented by competitors of the Company. Furthermore, there can be no assurance that others will not develop technologies that are superior to the Company's. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. In addition, the laws of some foreign countries do not protect the Company's proprietary rights as fully as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technology.

DEPENDENCE ON KEY PERSONNEL

         The Company's business and prospects depend to a significant degree upon the continuing contributions of its key management, sales, marketing, product development, marketing and administrative personnel. The Company does not have employment contracts with its key personnel and does not maintain any key person life insurance policies. The loss of key management or technical personnel could materially and adversely affect the Company's business, operating results and financial condition. The Company believes that its prospects depend in large part upon its ability to attract and retain highly-skilled engineering, managerial, sales, marketing and administrative personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. Failure to attract and retain key personnel could have a material adverse effect on the Company's business, operating results and financial condition.

COMPLIANCE AND REGULATIONS AND EVOLVING INDUSTRY STANDARDS

         The market for the Company's products is characterized by the need to meet a significant number of communications regulations and industry standards, some of which are evolving as new technologies are deployed. In the United States, the Company's products must comply with various regulations defined by the Federal Communications Commission and standards established by Underwriters Laboratories and Bell Communications Research for some public carrier services, installed equipment does not fully comply with current industry standards, and this noncompliance must be addressed in the design of the Company's products. Standards for new services such as Frame Relay, ATM, Gigabit Ethernet and Fibre Channel are still evolving. The Company is a member of several standards committees including Gigabit Ethernet, ATM and FDDI, to enable the Company to participate in the development of standards for emerging technologies. However, as these standards evolve, the Company will be required to modify its products or develop and support new versions of its products. The failure of the Company's products to comply,or delays in compliance, with the various existing and evolving industry standards could delay introduction of the Company's products, which could materially and adversely affect the Company's business, operating results and financial condition.

         Government regulatory policies are likely to continue to have a major impact on the pricing of existing as well as new public network services and therefore are expected to affect demand for such services and the telecommunications product that support such services. Tariff rates, whether determined by network service providers or in respondent regulatory directives, may affect the cost-effectiveness of deploying communication services. Such policies also affect demand for telecommunications equipment, including the Company's current and planned products.

         In foreign countries, the Company's products are subject to a wide variety of governmental review and certification requirements. Any future inability to obtain on a timely basis foreign regulatory approvals could materially and adversely affect the Company's business, operating results and financial condition.

CONTROL BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

         The present directors, executive officers and principal shareholders, and their affiliates and related persons, will beneficially own approximately 51% of the outstanding shares of the Company's Common Stock upon completion of the Acquisition and Plan of Liquidation. As a result, these shareholders will have a significant influence upon all matters requiring shareholder approval, including the election of directors, and will continue to have significant influence over the affairs of the Company. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

         No prediction can be made as to the effect, if any, that future sales of Common Stock, or the availability of Common Stock for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of a substantial number of shares of Common Stock in the public market could adversely affect the market price for the Company's common stock.

FORWARD-LOOKING STATEMENTS

         This Proxy Statement Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include the Company's plans to introduce Gigabit Ethernet, ATM switches for workgroups and enterprise markets, scalable routers with broad practical support and aggregation possibilities, and the Company's plans to develop new products, expand its sales force, expand its customer base, make acquisitions and expand within international markets. Such forward-looking statements also include the Company's expectations concerning factors affecting the markets for its products, such as demand for increased bandwidth, the migration from private to public networks, growth in the corporate use of the Internet, expansion of switches between LANs, remote access for corporate networks, deregulation and increased competition, the introduction of a wide range of new communication service and technologies and growth in the domestic and international market for network access solution. Actual results could differ from those projected in any forward-looking statements for the reasons detailed in the other sections of this "Risk Factors" portion of this Proxy Statement/Prospectus, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

         The Company's backlog at the beginning of each quarter typically is not sufficient to achieve expected sales for that quarter. To achieve its sales objective the Company is dependent upon obtaining orders during each quarter for shipment in that quarter. Furthermore, the Company's agreements with its customers typically provide that they may change delivery schedules and cancel orders within specified times frames, typically 30 days or more prior to the scheduled shipment date, without significant penalty. The Company's customers have in the past built, and may in the future build, significant inventory in order to facilitate more rapid deployment of anticipated major projects or for other reasons. Decisions by such customers to reduce their inventory levels have led and could lead to reductions in purchases from the Company. These reductions, in turn, have and could cause fluctuations in the Company's operating results and have had and could have an adverse effect on the Company's business, financial condition and results of operations in the periods in which the inventory is reduced.

         Delays or lost sales have and can be caused by other factors beyond the Company's control, including late deliveries by other vendors of components in a customer's system, changes in implementation priorities, slower than anticipated growth in demand for the services that the Company's products support and delays in obtaining regulatory approvals for new services. Delays and lost sales have occurred in the past and may occur in the future. Operating results in recent periods have been adversely affected by delays in receipt of significant purchase orders from customers. In addition, the Company has in the past experienced delays as a result of the need to modify its products to comply with unique customer specifications. These and similar delays or lost sales could materially and adversely affect the Company's business, operating results and financial condition.

         The Company's industry is characterized by declining prices of existing products, therefore continual improvements of manufacturing efficiencies and introduction of new products and enhancements to existing products are required to maintain gross margins. In response to customer demands or competitive pressures, or to pursue new product or market opportunities. the Company may take certain pricing or marketing actions, such as price reductions, volume discounts, or provisions of services at below market rates. These actions could materially and adversely affect the Company's business, operating results and financial condition.

MANAGEMENT OF GROWTH

         The Company has experienced growth through acquisitions as well as internal growth. The future near-term success of the Company will depend upon achieving harmonious relations among key employees, combining operations to realize efficiencies in manufacturing, marketing and sales, and implementing product strategies which allow the benefits of research and development advances in individual subsidiaries to be utilized throughout the Company as a whole. The Company's ability to achieve these objectives will materially affect its business, prospects and financial condition.

                                   THE MEETING

GENERAL

         This Proxy Statement/Prospectus and the accompanying notice of the Meeting and form of proxy are being furnished to all holders of record on the Record Date of shares of BWAI Common Stock in connection with the solicitation of proxies by the BWAI Board for use at the Meeting to be held on September , 1996, commencing at 9:00 a.m. at 9990 Mesa Rim Road, San Diego, California, and any adjournment or postponement thereof. These proxy materials are being mailed to the BWAI Shareholders on or about September , 1996.

         At the Meeting, the BWAI Shareholders will be asked to consider and vote upon a proposal to adopt the Acquisition Agreement and the Plan of Liquidation. Pursuant to the Acquisition Agreement, BWAI will sell substantially all of its assets to Osicom in consideration of (a) .94 shares of Osicom Stock for each share of BWAI Common Stock outstanding and (b) warrants, options and preferred stock having terms and conditions identical to BWAI's outstanding warrants, options and preferred stock. Pursuant to the Plan of Liquidation, BWAI will be liquidated and distribute such Osicom Common Stock, warrants, options and preferred stock to the holders of such BWAI securities in liquidation thereof, at the rate of .94 shares of Osicom Common Stock for each share of BWAI Common Stock outstanding or issuable pursuant to such warrants, options and preferred stock.

         The Acquisition Agreement and the Plan of Liquidation are attached as Exhibits A and B to this Proxy Statement/Prospectus and are incorporated herein in their entirety. See "The Acquisition," "The Acquisition Agreement" and "Plan of Liquidation."

         It is not anticipated that any matter other than the proposal to adopt the Acquisition Agreement and the Plan of Liquidation will be brought before the Meeting. If any other matter is properly presented at the Meeting for consideration, including, among other things, a motion to adjourn the Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy card and acting thereunder will have discretion to vote on such matter in accordance with their best judgment; provided, however, that no proxy that directs the shares represented thereby to be voted against the proposal to adopt the Acquisition Agreement and Plan of Liquidation will be voted in favor of any adjournment of the Meeting for purposes other than the absence of a quorum.

VOTING AT THE MEETING

         RECORD DATE. The close of business on July 20, 1996 has been fixed as the Record Date for determining the BWAI Shareholders entitled to notice of and to vote at the Meeting. On the Record Date, there were 3,983,237 shares of BWAI Common Stock outstanding and entitled to vote, held by approximately 855 holders of record. BWAI Shareholders may cast one vote per share, either in person or by proxy, on each matter to be voted on at the Meeting.

         REQUIRED SHAREHOLDER VOTE. The presence of a majority of the outstanding shares of BWAI Common Stock, represented in person or by proxy, is required for a quorum at the Meeting. The affirmative votes of the holders of a majority of the outstanding shares of BWAI Common Stock are required to approve the proposal to adopt the Acquisition Agreement and Plan of Liquidation. Abstentions and broker non-votes will have the same effect as votes against adoption of the Acquisition Agreement. The holders of approximately 50% of such outstanding shares, have granted to BWAI's Board of Directors irrevocable proxies to vote all such shares FOR adoption of the Acquisition Agreement.

PROXIES

         All shares of BWAI Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, unless the proxies have previously been revoked, will be voted in accordance with the instructions on such proxies. If no instructions are given, proxies will be voted FOR adoption of the Acquisition Agreement and the Plan of Liquidation. If any other matters are properly presented to the Meeting for action, the persons named in the enclosed form of proxy as acting thereunder will have discretion to vote on such matters in accordance with their best judgment, except in the case of shareholders' proxies which indicate a vote against the Acquisition. BWAI does not know of any matters other than adoption of the Acquisition Agreement and Plan of Liquidation and procedural matters relating to the conduct of business at the Meeting that will be presented at the Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by delivery to the Secretary of BWAI at 2800 28th Street, Suite 100, Santa Monica, California 90405, of a written notice of revocation bearing a later date than the proxy, by duly executing and delivering to the Secretary a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

         Proxies are being solicited by and on behalf of the BWAI Board. In addition to solicitation by mail, proxies may be solicited by directors and authorized officers and employees of BWAI in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of shares of BWAI Common Stock held of record by such persons, and BWAI may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

         All information in this Proxy Statement/Prospectus concerning Osicom and its subsidiaries and the Osicom Common Stock (other than information provided in "The Acquisition - Background, Recommendations of BWAI's Board of Directors and Reasons for the Acquisition") has been provided by Osicom and all information concerning BWAI and its subsidiaries and the BWAI Common Stock and all of the information contained in "The Acquisition - Background, Recommendations of BWAI's Board of Directors and Reasons for the Acquisition" has been provided by BWAI.

         THE ACQUISITION AND PLAN OF LIQUIDATION CONSTITUTE MATTERS OF GREAT IMPORTANCE TO BWAI'S SHAREHOLDERS. UPON ADOPTION OF THE ACQUISITION AGREEMENT AND CONSUMMATION OF THE ACQUISITION AND PLAN OF LIQUIDATION, THE DIRECT EQUITY INVESTMENT IN BWAI BY BWAI'S SHAREHOLDERS WILL CEASE, AND SUCH SHAREHOLDERS (OTHER THAN HOLDERS OF THE DISSENTING SHARES) WILL BE ENTITLED TO RECEIVE OSICOM COMMON STOCK. ACCORDINGLY, BWAI SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE INFORMATION DISCUSSED IN "RISK FACTORS."

         THE BWAI BOARD UNANIMOUSLY RECOMMENDS THAT BWAI SHAREHOLDERS VOTE FOR ADOPTION OF THE ACQUISITION AGREEMENT AND THE PLAN OF LIQUIDATION.

                                 THE ACQUISITION

         This section of the Proxy Statement/Prospectus describes certain aspects of the Acquisition. The following description does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, which is attached as Exhibit A to this Proxy Statement/Prospectus. All Shareholders are urged to read the Acquisition Agreement in its entirety.

BACKGROUND, RECOMMENDATIONS OF BWAI'S BOARD OF DIRECTORS AND REASONS FOR THE ACQUISITION

         The Board of Directors has considered and determined that combining with Osicom would be of substantial benefit to BWAI and its shareholders. The essence of the analysis supporting this determination was the complementary, yet not overlapping, strengths of the two companies, in particular in the areas of product research and development; general technological expertise, manufacturing expertise and capacity; and sales channels and customer base. Osicom has been and is expected to remain for the foreseeable future a technology leader in the development of products for its customer base, with planning cycles extending up to twenty-four months in the future. On the other hand, BWAI acquires or re-designs existing technology for a broader type of market with products entering at significantly lower price points. Furthermore, employees with advanced technical expertise -- in particular, product development skills -- predominate at Osicom. On the other hand, employees whose strengths lie in the manufacturing and product distribution areas predominate at BWAI. Also, BWAI has a 258,000 square foot, ISO-9001 facility at which numerous products can be manufactured for Osicom, which currently uses other OEM's for most of its manufacturing capacity. With respect to sales channels, BWAI has historically had as its customers, the major computer and networking industry OEM's, hardware distributors and value added resellers. Osicom, on the other hand, has historically had as its customers the original equipment manufacturers, state and federal governments, and the telephone and cable providers. It is therefore anticipated that the combined company will provided expanded market opportunities for both companies, a better utilization or manufacturing know-how and capacity, and hence improved margins through increased efficiencies.


INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

         In considering the recommendation of the BWAI Board with respect to the Acquisition Agreement and the Plan of Liquidation, BWAI's Shareholders should be aware that the Chairman of BWAI, Par Chadha, is also a director and a shareholder of Osicom, and Mr. Chadha's wife, Sharon G. Chadha is the Chairman and the Chief Executive Officer of Osicom. Par Chadha and Sharon Chadha directly or indirectly own 672,950 shares, or 18.7%, of Osicom's Common Stock. As a result, there are potential conflicts of interest in the Chadhas' voting to approve the Acquisition and Plan of Liquidation. However, the Osicom Board includes directors having no affiliation with BWAI and the BWAI Board includes a director having no affiliation with Osicom, and both Boards unanimously approved the Acquisition Agreement and the BWAI Board unanimously approved the Plan of Liquidation.

FEDERAL SECURITIES LAW MATTERS

         The shares of Osicom Common Stock to be issued pursuant to the Acquisition Agreement have been registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "Affiliate" (as such term is defined for purposes of Rule 145 under the Securities Act) of Osicom or BWAI at the time of the Meeting. Affiliates may not sell their shares of Osicom Common Stock acquired in connection with the Acquisition except pursuant to (i) an effective registration statement under the Securities Act covering the reoffer and resale such shares, (ii) paragraph (d) of Rule 145 in the case of persons who are Affiliates of BWAI at the time of the Meeting, or (iii) any other applicable exemption under the Securities Act (such as Rule 144 under the Securities Act in the case of persons who are or become Affiliates of Osicom). Persons who may be deemed Affiliates of Osicom or BWAI generally include individuals or entities that control, are controlled by, or are under common control with, Osicom or BWAI, respectively and may include certain officers and directors, as well as principal shareholders of Osicom or BWAI, respectively.

ACCOUNTING TREATMENT

         The Acquisition will be accounted for as a pooling of interests in accordance with generally accepted accounting principles and applicable accounting rules of the Commission. Therefore, upon consummation of the Acquisition, Osicom's financial statements will be restated to include BWAI's financial statements for all periods presented. See "Pro Forma Financial Information."

CONSEQUENCES TO BWAI IF THE ACQUISITION IS NOT APPROVED

         In the event the Acquisition is not approved by BWAI Shareholders, BWAI would remain an independent company. BWAI would continue to face the competitive environment and its own uncertain future prospects described in the "Background, Recommendations of BWAI's Board of Directors and Reasons for the Acquisition" section of this Proxy Statement/Prospectus. BWAI may also review with its advisors the possibility of a business combination, merger or acquisition with another party.

                            THE ACQUISITION AGREEMENT

GENERAL

         THE TERMS OF THE ACQUISITION ARE CONTAINED IN THE ACQUISITION AGREEMENT, A COPY OF WHICH IS ATTACHED AS EXHIBIT A TO THIS PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE TERMS OF THE ACQUISITION ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE ACQUISITION AGREEMENT. BWAI SHAREHOLDERS ARE URGED TO READ THE FULL TEXT OF THE ACQUISITION AGREEMENT. FOR A LIST OF DEFINED TERMS USED BELOW, SEE "DEFINITIONS" COMMENCING ON PAGE 88.

         Under the Acquisition Agreement, if the Acquisition is approved by BWAI Shareholders and becomes effective, BWAI will sell substantially all of its assets to Osicom, which will continue its corporate existence under the laws of the State of New Jersey. As a result of the Plan of Liquidation, the separate corporate existence of BWAI will cease.

EFFECTIVE TIME OF ACQUISITION

         The Acquisition will be effective upon the completion of the Closing in accordance with the terms of the Acquisition Agreement. It is presently anticipated that the Closing will occur on the date of the Meeting.


PAYMENT OF PURCHASE PRICE AND PLAN OF LIQUIDATION

         On the Closing Date, Osicom will pay the Purchase Price to BWAI by issuing .94 shares of Osicom to BWAI for each share of BWAI Common Stock then outstanding and by issuing warrants, options and preferred stock to BWAI in equivalent amounts and with substantially identical terms as BWAI's then outstanding warrants, options and preferred stock. In the event that prior to the Closing Date the outstanding shares of Osicom Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or security by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Osicom Common Stock, then an appropriate and proportionate adjustment will be made in the number and kind of shares to be delivered pursuant to the Acquisition Agreement.

         Holders of shares of BWAI Common Stock have the right under Section 7-113-102 of the CBCA to dissent from the Acquisition and obtain an appraisal of the fair value of such shares pursuant to Section 7-113-102 of the CBCA if the Acquisition is consummated. See "Rights of Dissenting Shareholders."

         As soon as practical following the Closing Date, BWAI will implement the Plan of Liquidation and distribute to each of its shareholders shares of Osicom Common Stock at the rate of .94 shares of Osicom Common Stock for each share of BWAI Common Stock outstanding, subject to adjustment as describe above. BWAI will also distribute the Osicom warrants, options and preferred stock to the holders of BWAI's warrants, options and preferred stock in exchange therefor.

CONDITIONS TO THE ACQUISITION

         The obligations of Osicom and BWAI to consummate the Acquisition are subject to fulfillment of the following conditions prior to the Closing Date:
(i) the Acquisition Agreement shall have been approved by the Required Shareholder Vote; (ii) the Registration Statement shall have become effective under the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect; (iii) all filings required to be made prior to the Closing Date shall have been made and all authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, any governmental entity (collectively the "Consents") which are necessary for the consummation of the Acquisition shall have been obtained or shall have occurred and shall remain in effect on the Closing Date; (iv) no preliminary or permanent injunction or other order shall have been issued by any court or governmental entity which prohibits consummation of the Acquisition; (v) no statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits consummation of the Acquisition; (vi) there shall not have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, enacted or entered by any state, federal or foreign government or governmental entity or by any court, domestic or foreign, that would (x) require the divestiture by Osicom or BWAI or any of their respectIve subsidiaries of all or any material portion of the business, assets or property of any of them or impose any material limitation on the ability of any of them to conduct their business and own such assets and properties or (y) impose any limitations on the ability of Osicom effectively to control in any material respect the business or operations of BWAI or any of BWAI's subsidiaries; and
(vii) Osicom shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated by the Acquisition.

         The obligation of BWAI to effect the Acquisition is subject to satisfaction of the following additional conditions at or prior to the Closing Date (each of which may be waived by BWAI: (i) Osicom shall have performed its agreements contained in the Acquisition Agreement in all material respects; (ii) the representations and warranties of Osicom set forth in the Acquisition Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, unless stated in the Acquisition Agreement to be true on and as of another date, in which case such representation and warranty shall have been true in all material respects on and as of such date; (iii) no change shall have occurred (and no condition, event or development shall have occurred involving a prospective change) in the condition of Osicom which is or may be materially adverse to such condition; and (iv) shall have received the opinion of Greenbaum, Rowe, Smith, Rowe, Davis & Himmel concerning the matters identified in the Agreement.

         The obligations of Osicom to effect the Acquisition are subject to satisfaction of the following additional conditions at or prior to the Closing Date (each of which may be waived by Osicom: (i) BWAI shall have performed its agreements contained in the Acquisition Agreement in all material respects; (ii) the representations and warranties of BWAI shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, unless stated in the Acquisition Agreement to be true and as of another date, in which event such representation and warranty shall have been true in all material respects on and as of such date; (iii) no change shall have occurred (and no condition, event or development shall have occurred involving a prospective change) in the condition of BWAI or any of its subsidiaries which is or is reasonably likely to be materially adverse to such condition; (iv) holders of not more than ten percent (10%) of the outstanding shares of BWAI Common Stock entitled to relief as dissenting shareholders under the CBCA shall have properly served a written demand upon BWAI for the payment of the fair cash value of their shares of BWAI Common Stock; and (v) BWAI shall have received the opinion of Michael Sobel, Esquire concerning the matters identified in the Acquisition Agreement.

CERTAIN COVENANTS

         COVENANTS OF BWAI. In the Acquisition Agreement, BWAI has agreed that, prior to the Closing Date, unless Osicom otherwise agrees, or as otherwise contemplated by the Acquisition Agreement, BWAI and its subsidiaries will conduct their respective operations only in the ordinary course of business consistent with past practices and neither BWAI nor any subsidiary thereof shall take certain actions not in the ordinary course of business, that might impact on their respective financial conditions or businesses. In addition, BWAI has agreed that neither it nor any of its subsidiaries nor any of the respective officers, directors, employees, representatives, investment bankers, attorneys, accountants and other agents and affiliates (collectively, "Representatives") of BWAI or any of its subsidiaries shall, prior to the Closing Date, subject to fiduciary duties of its Board of Directors under applicable law, directly or indirectly, take any action to encourage, solicit, initiate, discuss or negotiate with, or furnish any information to, or afford any access to the properties, books or records of BWAI, to any person other than Osicom and its Representatives in connection with any possible or proposed merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of a material amount of assets, acquisition of a material amount of assets or similar transaction involving BWAI.

         COVENANTS OF BWAI AND OSICOM. In the Acquisition Agreement, each of BWAI and Osicom agrees that except as consented to by the other, prior to the Closing Date, it will not declare, pay or make any dividend or other distribution or payment with respect to, or split, redeem or reclassify, any shares of capital stock.

TERMINATION

         The Acquisition Agreement may be terminated notwithstanding the approval of BWAI Shareholders: (i) at any time prior to the Closing Date, by mutual consent of each of the respective parties to the Acquisition Agreement;
(ii) by either Osicom or BWAI if the Acquisition is not consummated on or before September 30, 1996; (iii) by Osicom or BWAI if there has been a breach of a representation, warranty or covenant of the other party in the Acquisition Agreement or a failure of any condition to which the obligations of such party are subject, except as provided in the Acquisition Agreement; (iv) by BWAI, if its shareholders do not adopt the Acquisition Agreement at the Meeting; or (v) by Osicom or BWAI if any court of competent jurisdiction in the United States or other United States governmental body shall issue an order, decree or ruling to take any other action permanently restraining, enjoining or otherwise prohibiting the Acquisition and such order, decree or ruling or other action shall have become final and unappealable.

         In the event that Osicom or BWAI terminates the Acquisition Agreement on account of an intentional or willful breach of a representation, warranty or covenant by the other, then the terminating party shall have the right to pursue its legal and equitable remedies for breach of contract. In the event that Osicom or BWAI terminates the Acquisition Agreement on account of a breach of a representation, warranty or covenant of the other which is not intentional or willful, then the terminating party shall have the right to recover its costs and expenses incurred in connection with the transactions contemplated by the Acquisition Agreement.

CERTAIN OTHER PROVISIONS OF THE ACQUISITION AGREEMENT

         The Acquisition Agreement provides that any provision of the Acquisition Agreement may be (i) waived by the party benefitted by the provision or by both parties by a writing executed by an executive officer or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties thereto approved by their respective Boards of Directors, except that, after the vote by the BWAI Shareholders at the Meeting, no such amendment or modification which by law requires further approval by shareholders may be made without further shareholder approval. Except as provided in the preceding sentence, any such waiver, amendment or modification can be made after the mailing of this Proxy Statement/Prospectus or approval of the Acquisition by BWAI's shareholders without resoliciting such approval. BWAI would consider whether to resolicit shareholder approval in light of the circumstances, but would not be required to do so.

                               PLAN OF LIQUIDATION

         A COPY OF THE PLAN OF LIQUIDATION IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE TERMS OF THE PLAN OF LIQUIDATION ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN OF LIQUIDATION. BWAI SHAREHOLDERS ARE URGED TO READ THE FULL TEXT OF THE PLAN OF LIQUIDATION.

REASONS FOR THE PLAN OF LIQUIDATION

         Under the present organization of BWAI and its subsidiaries, BWAI acts as a holding company and has no business operation of its own. In the event the Acquisition is consummated, the assets of BWAI will consist primarily of the Osicom Common Stock which constitutes the proceeds from the Acquisition by Osicom.

         The Board of Directors has considered the uncertainties and risks inherent in an acquisition program, or in a program to expand BWAI's business after the Acquisition, as well as the federal income tax consequences to BWAI if BWAI were not liquidated. See "Federal Income Tax Consequences." Based on these considerations, the Board has determined that the liquidation and dissolution of BWAI is in the best interests of the BWAI Shareholders. The liquidation and dissolution of BWAI will permit the distribution to BWAI's Shareholders of the Shares of Osicom Common Stock.

         Under Colorado corporate law and BWAI's certificate of incorporation, the affirmative vote of the holders of a majority of the votes that holders of outstanding shares of BWAI Common Stock are entitled to cast at the meeting is required to approve the Plan of Liquidation.

         THE BOARD OF DIRECTORS OF BWAI RECOMMENDS A VOTE FOR
ADOPTION OF THE PLAN OF LIQUIDATION.

         The Acquisition and the Plan of Liquidation are presented to the BWAI Shareholders for a single, unified vote because it is not intended that the Plan of Liquidation will be implemented if the Acquisition is not approved. Furthermore, the Plan of Liquidation will not be implemented if the Acquisition is not consummated for any reason, even if approved by the BWAI Shareholders.

THE PLAN OF LIQUIDATION

         The Plan of Liquidation provides that all of the business and assets of BWAI shall be sold, exchanged, disposed of and/or distributed to the BWAI Shareholders as soon as practicable after adoption of the Plan of Liquidation by the BWAI Shareholders. BWAI shall distribute to the BWAI Shareholders, on a pro rata basis, all BWAI's assets and property of whatever kind and character in such forms as the Board of Directors may determine, less assets reasonably used or retained to pay or make provision for all debts, claims, expenses, liabilities and other obligations of BWAI. Absent unforeseen circumstances, BWAI anticipates that distributions will be made to shareholders within forty-five to sixty days after the Closing Date and that final dissolution of the Company will be complete within one year from the Closing Date. Distributions under the Plan shall be in complete cancellation and redemption of the Common Stock of the BWAI and in complete liquidation of BWAI.

         Under applicable Colorado law, distributions, in liquidation to stockholders are subject to prior payment of or provision for all obligations of the dissolving corporation. IN THE EVENT A COMPLETE LIQUIDATING DISTRIBUTION IS MADE TO SHAREHOLDERS WITHOUT PAYMENT OF ALL CORPORATE OBLIGATIONS AND CONTINGENT OR UNKNOWN LIABILITIES (INCLUDING TAXES, LIABILITIES ESTABLISHED THROUGH LITIGATION, LIABILITIES UNDER THE ACQUISITION AGREEMENT, ETC.), THE BWAI SHAREHOLDERS MAY BE LIABLE THEREFOR TO THE EXTENT OF DISTRIBUTIONS RECEIVED BY THEM.

DISTRIBUTIONS

         The Board of Directors has not yet determined the amount of the distribution to BWAI's Shareholders if the Plan of Liquidation is approved. However, since the proceeds to be received by the Company from the Acquisition are fixed under the Acquisition Agreement and will not vary through the date of Closing, and since, in connection with the Acquisition Osicom will be assuming all of the operating liabilities of BWAI, the Company estimates that the amount distributed to the stockholders under the Plan will be approximately .94 shares of Osicom Common Stock per share of the Company's Common Stock held by each BWAI Shareholder. However, there can be no assurance that such amount will be distributed due to uncertainties as to liabilities and operating costs arising during the liquidation period, and expenses for professional services and other expenses of liquidation. These expenses will reduce the amount of assets available for ultimate distribution to BWAI Shareholders. In addition, BWAI may have indemnification obligations under the Acquisition Agreement.

         The Plan of Liquidation provides to the Board of Directors the power to sell any additional assets of BWAI without further approval of the BWAI Shareholders. No sale or agreement to sell any assets of BWAI has been made, except for the Acquisition described herein, pursuant to which substantially all of the assets of BWAI are being sold. BWAI does not anticipate acquiring any significant additional assets.

         BWAI anticipates that officers and directors of BWAI who are also employees will continue to be employed by Osicom, and that therefore no significant compensation will be paid by BWAI to the officers and directors for duties performed in connection with the Plan of Liquidation.

PAYMENT FOR BWAI COMMON STOCK; EXCHANGE OF CERTIFICATES

         In order to receive shares of Osicom Common Stock following the Closing Date, each holder of certificates (each, a "Certificate") representing shares of BWAI Common Stock will be required to surrender his or her Certificate or Certificates, together with a duly executed and properly completed letter of transmittal and any other required documents to IDATA, Inc. which has been appointed by Osicom and BWAI as their Exchange Agent for the Acquisition and Plan of Liquidation (the "Exchange Agent"). The Exchange Agent will provide each holder of a Certificate with the requisite forms of the letter of transmittal and other documents referred to above, together with instructions for their use. Upon receipt of such Certificate or Certificates, together with a duly executed and properly completed letter of transmittal and any other required documents from a holder of BWAI Common Stock, the Exchange Agent will arrange for the issuance and delivery to the person or persons entitled thereto of a certificate or certificates representing that number of whole shares of Osicom Common Stock equal to .94 multiplied by the number of shares of BWAI Common Stock represented by the surrendered Certificate or Certificates.

         Shares of Osicom Common Stock will be issued only in whole shares. Former holders of shares of BWAI Common Stock will not be entitled to receive fractions of shares Osicom Common Stock but, instead, will be entitled to receive promptly from the Exchange Agent one full share of Osicom Common Stock per BWAI Shareholder in lieu of any fractional share.

         No dividends or other distributions that are otherwise payable on the shares of Osicom Common Stock issued in connection with the Acquisition will be paid to the holder of any unsurrendered Certificate until such Certificate is properly surrendered to the Exchange Agent. However, upon the proper surrender of such Certificate to the Exchange Agent (i) there shall be paid to the person in whose name the stares of Osicom Common Stock are issued the amount of any dividends that shall have become payable with respect to such shares of Osicom Common Stock between the Closing Date and the time of such surrender and (ii) at the appropriate payment date or as soon thereafter as practicable, there shall be paid to such person the amount of any dividends on such shares of Osicom Common Stock that shall have a record or due date prior to such surrender and a payment date after such surrender, subject to any applicable escheat laws or unclaimed property laws. On proper surrender of a certificate, no interest shall be payable with respect to the payment of such dividends.

         If the Osicom Stock is to be issued to a person other than the registered holder of the Certificate or Certificates surrendered, it is a condition of such issuance that the Certificate or Certificates so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment or issuance either pay to the Exchange Agent any transfer taxes required by reason of the issuance to a person other than the registered owner of the Certificate or Certificates surrendered, or shall establish to the satisfaction of Osicom that such tax has been paid or is not applicable.

BWAI SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES WITH THE ENCLOSED PROXY CARD.

                         PRO FORMA FINANCIAL INFORMATION

      The unaudited Pro Forma Combined Balance Sheet is based on the historical balance sheets of Osicom as of April 30, 1996 and BWAI as of May 31, 1996, and gives effect to the Acquisition as if it had occurred on as of the earliest date presented, after giving effect to the pro forma adjustments described in the notes thereto.

      The unaudited Pro Forma Combined Statement of Operations for the year ended January 31, 1996 is based on the historical Statements of Operations for Osicom for the year ended January 31, 1996 and for BWAI for the year ended February 29, 1996, and gives effect to the Acquisition as if it had occurred on February 1, 1995, after giving effect to the pro forma adjustments described in the notes thereto.

      The unaudited Pro Forma Combined Statement of Operations for the three months ended April 30, 1996 is based on the historical Statements of Operations for Osicom for the year ended April 30, 1996 and for BWAI for the three months ended May 31, 1996, and gives effect to the Acquisition as if it had occurred on February 1, 1995, after giving effect to the pro forma adjustments described in the notes thereto.

      The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the results which would have occurred had the Acquisition taken place on the dates indicated or which may occur in the future and should be read in conjunction with the historical financial statements of Osicom and BWAI contained elsewhere in this registration statement.

PROFORMA COMBINED BALANCE SHEET
(UNAUDITED)



                                                               Historical
                                                     ---------------------------------
                                                         Osicom               BWAI             Pro Forma         Pro Forma
                                                     April 30, 1996       May 31, 1996        Adjustments         Combined
                                                     --------------       ------------        -----------        ---------
ASSETS
Current Assets:
   Cash                                                   $   971,000        $ 4,372,000                           $ 5,343,000
   Accounts receivable, net                                 4,420,000          5,321,000                             9,741,000
   Inventory                                                9,749,000          6,900,000                            16,649,000
   Other receivables                                          143,000            796,000                               939,000
   Other current assets                                       557,000            600,000                             1,157,000
                                                          -----------        -----------                           -----------
          Total current assets                             15,840,000         17,989,000                            33,829,000
                                                          -----------        -----------                           -----------

Property and equipement, net                                3,520,000          8,154,000                            11,674,000
Purchased software                                          4,556,000                  0                             4,556,000
Excess cost over net assets acquired, net                           0          2,869,000                             2,869,000
Other investments                                                   0          1,623,000                             1,623,000
Other assets                                                  263,000            211,000                               474,000
                                                          -----------        -----------                           -----------
          Total assets                                    $24,179,000        $30,846,000                           $55,025,000
                                                          ===========        ===========                           ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                       $ 3,703,000        $ 9,354,000                           $13,057,000
   Short-term debt                                          3,943,000          5,834,000                             9,777,000
   Accrued liabilities                                      1,486,000          2,110,000                             3,596,000
   Dividends payable                                                0          1,256,000                             1,256,000
   Current maturities of long-term debt                       500,000            350,000                               850,000
   Other current liabilities                                        0            252,000        250,000 (a)            502,000
                                                          -----------        -----------                           -----------
          Total current liabilities                         9,632,000         19,156,000                            29,038,000
                                                          -----------        -----------                           -----------

Long-term debt and capital lease obligations                3,318,000          3,351,000                             6,669,000
Debentures payable                                                  0          2,978,000                             2,978,000
Liability for common share put                                      0          1,994,000                             1,994,000
Other liabilities                                              87,000            379,000                               466,000
                                                          -----------        -----------                           -----------
          Total liabilities                                13,037,000         27,858,000                            41,145,000
                                                          -----------        -----------                           -----------

Stockholders' equity:
   Preferred stock, Series A                                  250,000                  0                               250,000
   Preferred stock, Series B                                5,269,000                  0                             5,269,000
   Common stock                                               306,000             30,000        318,000 (b)            654,000
   Additional paid in capital                               3,381,000          5,753,000       (318,000)(b)          8,816,000
   Treasury stock                                                               (178,000)                             (178,000)
   Retained earnings (deficit)                              1,936,000         (2,617,000)      (250,000)(a)           (931,000)
                                                          -----------        -----------                           -----------
          Total stockholders' equity                       11,142,000          2,988,000                            13,880,000
                                                          -----------        -----------                           -----------

          Total liabilities and
          stockholders' equity                            $24,179,000        $30,846,000                           $55,025,000
                                                          ===========        ===========                           ===========

SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 31, 1996
(UNAUDITED)


                                                                HISTORICAL
                                                     ----------------------------------
                                                         OSICOM               BWAI
                                                       YEAR ENDED          YEAR ENDED          PRO FORMA         PRO FORMA
                                                      JAN. 31, 1996       FEB. 29, 1996       ADJUSTMENTS         COMBINED
                                                     --------------       -------------       -----------        ---------
Net Sales                                                  $7,733,000        $ 7,469,000                         $  15,202,000
Cost of goods sold                                          4,621,000          6,594,000                            11,215,000
                                                          -----------        -----------                         -------------
   Gross Profit                                             3,112,000            875,000                             3,987,000
                                                          -----------        -----------                         -------------

Selling, general and administrative expenses
   Research and development                                   950,000                  0                               950,000
   Amortization of negative goodwill                         (951,000)                 0                              (951,000)
   Other                                                    2,252,000          1,040,000                             3,292,000
   Acquisition related costs                                        0                  0        250,000 (c)            250,000
   Amortization of excess cost over
    net book value of assets acquired                               0             57,000                                57,000
                                                          -----------        -----------                         -------------
          Total selling, general
          and administrative expenses                       2,251,000          1,097,000                             3,598,000
                                                          -----------        -----------                         -------------
          Net Income (loss) from operations                   861,000           (222,000)                             (389,000)
                                                          -----------        -----------                         -------------


Other income (charges)
     Investment and other income                                   0             (64,000)                              (64,000)
     Interest expense                                        (158,000)            (2,000)                             (160,000)
                                                          -----------        -----------                         -------------
          Total other charges                                (158,000)           (66,000)                             (224,000)
                                                          -----------        -----------                         -------------

          Net income (loss)                                $ 703,000         $  (288,000)                        $     165,000
                                                          ===========        ===========                         =============

          Accrued dividends on preferred stock                150,000                                                  150,000
                                                          -----------                                            -------------
          Net income  available to
            common shareholders                            $  553,000                                            $      15,000
                                                          ===========                                            =============

Net income (loss) per common share
     Primary                                                    $0.21                                                    $0.00
     Fully diluted                                              $0.20                                                    $0.00

Weighted average shares outstanding
     Primary                                                2,649,006                          1,540,193(d)          4,189,199
     Fully diluted                                          2,798,378                          1,540,193(d)          4,338,571


SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED APRIL 30, 1996
(UNAUDITED)


                                                                 HISTORICAL
                                                     ----------------------------------
                                                         OSICOM                BWAI
                                                      QUARTER ENDED       QUARTER ENDED          PRO FORMA         PRO FORMA
                                                     APRIL 30, 1996        MAY 31, 1996        ADJUSTMENTS         COMBINED
                                                     --------------        ------------        -----------        ----------
Net Sales                                                  $6,070,000       $ 11,414,000                         $  17,484,000
Cost of goods sold                                          3,364,000          9,728,000                            13,092,000
                                                       --------------       ------------                         -------------
   Gross Profit                                             2,706,000          1,686,000                             4,392,000
                                                       --------------       ------------                         -------------

Selling, general and administrative expenses
   Research and development                                   658,000                  0                               658,000
   Amortization of negative goodwill                        (238,000)                  0                              (238,000)
   Other                                                    1,898,000          1,090,000                             2,988,000
   Purchased research and development                               0          2,408,000                             2,408,000
   Acquisition related costs                                        0            427,000         250,000 (c)           677,000
   Amortization of excess cost over
     net book value of assets acquired                              0             33,000                                33,000
                                                       --------------       ------------                         -------------
          Total selling, general
          and administrative expenses                       2,318,000          3,958,000                             6,526,000
                                                       --------------       ------------                         -------------

          Net Income (loss) from operations                   388,000         (2,272,000)                           (2,134,000)
                                                       --------------       ------------                         -------------

Other income (charges)
   Investment and other income                                                   102,000                               102,000
   Income taxes                                                                  (40,000)                              (40,000)
   Interest expense                                          (139,000)          (165,000)                             (304,000)
                                                       --------------       ------------                         -------------
          Total other income (charges)                       (139,000)          (103,000)                             (242,000)
                                                       --------------       ------------                         -------------

          Net income (loss)                                $  249,000       $ (2,375,000)                        $  (2,376,000)
                                                       ==============       ============                         =============

          Accrued dividends on preferred stock                 37,000                                                   37,000
                                                       --------------                                            -------------
          Net income (loss) available to
            common shareholders                            $  212,000                                            $  (2,413,000)
                                                       ==============                                            =============

Net income (loss) per common share
     Primary                                                    $0.07                                                   ($0.39)
     Fully diluted                                              $0.06                                                      n/a

Weighted average shares outstanding
     Primary                                                3,198,306                          3,041,614 (d)         6,175,289
                                                                                                 (64,631)(e)
     Fully diluted                                          3,266,667                          3,870,700 (d)         7,137,367


SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(UNAUDITED)



Notes to Pro Forma Balance Sheet

(a)       Represents accrual of merger related expenses

(b) Represents the issuance of Osicom common shares in connection with the merger: 0.94 shares Osicom common stock in exchange for 3,872,938 shares of BWAI common stock issued as of May 31, 1996 less 169,306 shares BWAI common stock subject to a cash put by the holders included in other liabilities.


Notes to Pro Forma Statements of Operations

(c)       Represents accrual of merger related expenses.

(d) Represents the issuance of Osicom common shares in connection with the merger: 0.94 shares Osicom common stock in exchange for each share of BWAI common stock; adjustment reflects the calculation of weighted average shares of BWAI outstanding for the period.

(e) Reflects adjustment to primary weighted average shares outstanding of Osicom for anti-dilutive common stock equivalents.

                   BUSINESS RELATIONSHIPS BETWEEN THE PARTIES

      As of the date of this Proxy Statement/Prospectus, there are no existing business relationships of a contractual or other nature between Osicom and BWAI, with the exception of the Acquisition Agreement.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary is not intended to be a complete description of the federal income tax consequences of the Acquisition and the Plan of Liquidation. While BWAI has consulted with counsel regarding these tax consequences, it has not requested or received a formal opinion from its attorneys nor from the Service. The federal income tax laws are complex, and each BWAI Shareholder's individual circumstance may affect the tax consequences to the shareholder or may give rise to federal income tax issues that are not addressed herein. Furthermore, no information is provided with respect to the tax consequences of the Acquisition and Plan of Liquidation under applicable state, local and other tax laws. Consequently, each BWAI Shareholder is urged to consult a tax advisor regarding the tax consequences of the Acquisition and Plan of Liquidation to the Shareholder.

TAX STATUS

      BWAI believes that (i) the Acquisition will be treated as a reorganization pursuant to a plan of reorganization within the meaning of Code Section 368(a) and regulations thereunder, and (ii) the Plan of Liquidation pursuant to the plan of reorganization will be treated as an exchange within the meaning of Code
Section 354 and regulations thereunder, with the material federal income tax consequences set forth below.

      This belief is based upon BWAI's review of the laws, regulations, rulings and judicial decisions as they now exist. However, the possibility exists that this belief will not be accepted by the Service or would not prevail in court. No assurances can be given, therefore, as to the tax treatment of the Acquisition and the Plan of Liquidation.

CERTAIN CONSEQUENCES OF REORGANIZATION STATUS

      Provided that the Acquisition and Plan of Liquidation constitute a plan of reorganization and qualify as a reorganization within the meaning of Code
Section 368(a) and as an exchange of stock and securities in connection with a reorganization under Code Section 354, respctively, then for federal income tax purposes: (i) no gain or loss would be recognized by Osicom or BWAI as a result of the Acquisition; (ii) no gain or loss would be recognized by a holder of BWAI Common Stock upon receipt of Osicom Common Stock in exchange for BWAI Common Stock in the Plan of Liquidation; (iii) the aggregate adjusted tax basis of the shares of Osicom

Common Stock to be received by the holder of BWAI Common Stock as a result of the Plan of Liquidation would be the same as the aggregate adjusted tax basis in the shares of BWAI Common Stock surrendered in exchange therefor; and (iv) the holding period of the shares of Osicom Common Stock to be received by the holders of BWAI Common Stock as a result of the Plan of Liquidation would include the holding period of the shares of BWAI Common Stock surrendered in exchange therefor, provided that such shares are held as capital assets on the Closing Date.

CASH RECEIVED BY HOLDERS OF BWAI COMMON STOCK WHO DISSENT

      A holder of shares of BWAI Common Stock who perfects dissenters' rights under the laws of the State of Colorado and who receives cash payment of the fair value of his shares of BWAI Common Stock will be treated as having received such payment in redemption of such shares. Such redemption will be subject to the conditions and limitations of Code Section 302, including the attribution rules of Code Section 318. In general, if the shares of BWAI Common Stock are held by the holder as a capital asset on the Closing Date, a dissenting holder will recognize capital gain or loss measured by the difference between the amount of cash received by such holder and the basis for such shares. If, however, such holder owns, either actually or constructively, any other BWAI Common Stock or Osicom Common Stock, the payment made to such holder could be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that such holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder of BWAI Common Stock who contemplates exercising his dissenters' rights should consult his own tax advisor as to the possibility that the payment to him will be treated as dividend income.

                        RIGHTS OF DISSENTING SHAREHOLDERS

      Section 7-113-102 of the Colorado Business Corporation Act ("CBCA") provides that any holder of BWAI Common Stock (a "BWAI Shareholder") who so desires is entitled to relief as a dissenting shareholder ("Dissenting Shareholder") and as such may exercise dissenters' rights with respect to the Acquisition.

      The following is a summary of the principal steps a BWAI Shareholder must take to perfect dissenters' rights under Section 7-113-202 of the CBCA. This summary does not purport to be complete and is qualified in its entirety by reference to Section 7-113-201 et seq., a copy of which is contained herein as Exhibit B. Any BWAI Shareholder contemplating the exercise of dissenters' rights is urged to review carefully such provisions and to consult an attorney, since dissenters' rights will be lost if the procedural requirements under Section 7-113-201 et seq. are not fully and precisely satisfied. To perfect dissenters' rights with respect to any shares of BWAI Common Stock so that they become Dissenting Shares as described in this Proxy Statement/Prospectus, a Dissenting Shareholder must satisfy each of the following conditions:

      1. Filing Written Notice of Intention to Dissent. Prior to the taking of the vote on the Acquisition, a Dissenting Shareholder must deliver to BWAI a written notice ("Notice") of the BWAI shareholder's intention to demand payment for the BWAI Shareholder's BWAI Common Stock if the Acquisition is effectuated. The Notice should be delivered to BWAI at 2800 28th Street, Suite 100, Santa Monica, California 90405, Attention: Chief Executive Officer. It is recommended, although not required, that the Notice be sent by registered or certified mail, return receipt requested. Voting against the Acquisition will not itself constitute a Notice. FAILURE TO NOTIFY THE COMPANY PRIOR TO THE MEETING WILL RESULT IN A LOSS OF THE RIGHT TO DISSENT.

      2. No Vote in Favor of the Acquisition Agreement. BWAI Common Stock ("Dissenter's Shares") held by the Dissenting Shareholder must not be voted at the Meeting in favor of the Acquisition Agreement. This requirement will be satisfied if a proxy is signed and returned with instructions to vote against the Acquisition or to abstain from such vote, if no proxy is returned and no vote is cast at the Meeting in favor of the Acquisition Agreement, of if the Dissenting Shareholder revokes a proxy and thereafter abstains from voting with respect to the Acquisition or votes against the Acquisition at the Meeting. A vote in favor of the Acquisition Agreement at the Meeting constitutes a waiver of dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Acquisition Agreement and will constitute a waiver of dissenters' rights. A Dissenting Shareholder may revoke his proxy at any time before its exercise by filing with BWAI an instrument revoking it or a duly executed proxy bearing a later date, or by attending and giving notice of the revocation of the proxy in open meeting (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

      If the Acquisition is authorized, Section 7-113-203 of the CBCA requires BWAI to give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares, no later than ten days after the effective date of the approval of the Acquisition which created the dissenters' rights. The notice shall (i) state that the Acquisition was authorized, (ii) state the effective date or the proposed effective date of the Acquisition, (iii) state an address at which BWAI will receive payment demands, (iv) state the address of a place where certificates for certificated shares must be deposited, (v) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, (vi) supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made, (vii) set the date by which BWAI must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by Section 7-113-203 of the CBCA is given; (viii) state the requirement of Section 7-113-103 of the CBCA, if elected by BWAI, and (ix) be accompanied by a copy of Section 7-113-203 of the CBCA.

      3. Filing of Written Demand. A Dissenting Shareholder must deliver to BWAI a written demand (the "Demand") for payment of the fair value of the Dissenter's Shares. The Demand may be in the form delivered by BWAI with the notice to Dissenting Shareholders described above designed for this purpose, or may be in another writing.

      4. Deposit of Shares. A Dissenting Shareholder must deposit the shareholder's certificates for certificated shares as stated in the notice to Dissenting Shareholders delivered by BWAI.

      Because only BWAI Shareholders of record at the close of business on the Record Date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee, or other holder and who wishes to exercise dissenters' rights must instruct the record holder of the shares to satisfy the conditions outlined above. If a record holder does not satisfy, in a timely manner, all of the conditions outlined in this section, the dissenters' rights for all of the shares held by that shareholder will be lost.

      A Dissenting Shareholder who demands payment in accordance with Section 7-113-204 of the CBCA retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the Acquisition and has only the right to receive payment for the shares after the effective date of the Acquisition.

      BWAI, upon the effective date of the Acquisition or upon receipt of a Demand, whichever is later, shall pay each Dissenting Shareholder the amount BWAI estimates to be the fair value of the Dissenting Shares, plus accrued interest. The payment shall be accompanied by the items set forth in detail in
Section 7-113-206 of the CBCA. If, (i) the Dissenting Shareholder believes that the amount paid for the Dissenting Shares is less than the fair value of the Dissenting Shares or that the interest due was incorrectly calculated, (ii) BWAI fails to make payment for the Dissenting Shares within sixty days after the date set by BWAI for receipt of Demands, or (iii) BWAI does not return the deposited certificates or release transfer restrictions if the Acquisition does not close, a Dissenting Shareholder may give written notice to BWAI of the Dissenting Shareholder's estimate of the fair value of the Dissenting Shares and of the amount of interest due and may demand payment of such estimate or reject the amount offered by BWAI and demand payment of the fair value of the shares and interest due. If, within sixty days of receiving a Demand, such Demand remains unresolved, BWAI may commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If BWAI does not commence such an action within sixty days of receiving the Demand, BWAI is required to pay to each dissenter whose demand remains unresolved, the amount demanded. The court costs and counsel fees associated with such proceeding shall be paid by BWAI; however, the court has the option of assessing the costs against some or all of the dissenters in amounts the court finds equitable, if the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment.

                         COMPARISON OF RIGHTS OF HOLDERS
                  OF BWAI COMMON STOCK AND OSICOM COMMON STOCK

      Osicom is incorporated under the laws of the State of New Jersey and BWAI is incorporated under the laws of the State of Colorado. The BWAI shareholders, whose rights as shareholders are currently governed by Colorado law and BWAI's Articles of Incorporation, as amended ("BWAI's Articles") and By-Laws ("BWAI's By-Laws"), will, upon exchange of their shares of BWAI Common Stock for shares of Osicom Common Stock in the Acquisition and Plan of Liquidation, become shareholders of Osicom, and their rights as such will be governed by New Jersey law, Osicom's Certificate of Incorporation, as amended ("Osicom's Certificate") and ByLaws ("Osicom's By-Laws"). Certain differences between the rights of holders of BWAI Common Stock and the rights of holders of Osicom Common Stock resulting from such differences in governing law and documents are summarized below.

      The following is a summary of the material differences in the rights of holders of BWAI Common Stock and Osicom Common Stock. The following summary does not purport to be a complete statement of the rights of Osicom Shareholders under applicable New Jersey law, the Osicom Certificate and the Osicom By-Laws as compared with the rights of BWAI Shareholders under applicable Colorado law, the BWAI Articles and the BWAI By-Laws, or a complete description of the specific provisions referred to herein. Certain provisions contained in New Jersey laws may discourage certain transactions involving our actual or threatened change in control of Osicom. To the extent that any of such provisions has such an effect, shareholders might be deprived of an opportunity to sell their shares of Osicom Common Stock at a premium above the market price.

CERTAIN VOTING RIGHTS

      New Jersey law generally requires approval of any merger, consolidation or sale of substantially all assets of a corporation at a meeting of shareholders by a vote of majority of the votes cast by all shareholders entitled to vote thereon. While a certificate of incorporation of a New Jersey corporation may provide for a greater vote, the IE Articles do not so provide.

      Under Colorado law, unless otherwise provided in the corporation's articles of incorporation, mergers and other such matters require the approval of the holders of shares entitling such holders to exercise at least two-thirds of the voting power of the corporation. The articles of incorporation of a Colorado corporation may provide for a greater or lesser vote or a vote by separate classes of stock so long as the vote provided for is not less than a majority of the voting power of the corporation. The BWAI Articles provide for the approval of such matters by the vote of the holders of a majority of the BWAI Common Stock.

      If a proposed amendment to the articles of incorporation of a New Jersey corporation affects adversely the rights, preferences or powers of a class of stock or group of shareholders (including a class or group without voting rights) in certain specified matters, such amendment must also be approved by a majority of the votes cast by holders of that class of stock or group of shareholders. Unless otherwise provided by a Colorado corporation's articles of incorporation, Colorado law requires that, among certain other amendments, an amendment that would change the express terms of a class of shares without voting rights in any substantially prejudicial manner must be approved by the holders of two-thirds of such class. The BWAI Articles provide for the approval of such matters by the vote of the holders of a majority of the BWAI Common Stock.

SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN CONSENT

      Under New Jersey law, a special meeting of shareholders may be called by the Board of Directors, any shareholder, director, officer or other person as may be provided in the by-laws. The Osicom By-Laws provide that special meetings of shareholders may be called by the President or the Board of Directors. Under New Jersey law, shareholders must generally be given at least 10 days prior written notice of any shareholders meeting.

      Under BWAI's By-Laws, a special meeting of shareholders may be called by the President, the Board of Directors or the holders of not less than one-tenth of all outstanding shares of BWAI entitled to vote at the meeting.

      Under New Jersey law, shareholders may act on all matters other than election of directors without a meeting and without prior notice and a vote with the written consent of holders of the minimum number of votes required for approval at the meeting at which all shareholders are present and voting. However, Osicom's By-Laws permit the shareholders to act without a meeting only by unanimous written consent. Colorado law and BWAI's By-Laws permit action by shareholders without a meeting only upon the written consent of all shareholders entitled to vote.

BOARD-APPROVED PREFERRED STOCK

      Both New Jersey law and Colorado law permit a corporation's articles of incorporation to allow the Board of Directors to issue, without shareholder approval, a series of preferred stock and to designate the powers, rights, preferences and privileges thereof and restrictions thereon. Both BWAI Articles and the Osicom Certificate authorize preferred stock and grant power to the respective Boards with respect to the issuance and terms of one or more series os such stock. See "Certain Information Concerning Osicom - Description of Capital Stock."

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

      New Jersey law and Colorado law have provisions and limitations regarding directors' liability and regarding indemnification by a corporation of its officers, directors and employees.

      New Jersey law permits a New Jersey corporation to include a provision in its Certificate of Incorporation which eliminates or limits the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director or officer. However, no such provision may eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for any act or failure to act not in good faith or involving a knowing violation of law, (iii) resulting in receipt by such person of an improper personal benefit. The Osicom Certificate includes such a provision; the BWAI Articles do not, although BWAI is authorized to do so under Colorado law.

      The Osicom By-Laws and the BWAI By-Laws require each company to indemnify current and former directors and officers, and permit each company to indemnify current and former employees and agents, to the fullest extent permitted by applicable state law.

      Under New Jersey law, a director, officer, employee or agent may, in general, be indemnified by the corporation if he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Under Colorado law, a director, officer, employee or agent may, in general, be indemnified by the corporation if he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

CLASSIFICATION OF BOARD OF DIRECTORS

      Both New Jersey law and Colorado law permit, but do not require, the adoption of a "classified" Board of Directors with staggered terms under which a part of the Board of Directors is elected each year. Under New Jersey law, the maximum term of each class of directors is five years, while in Colorado, the maximum term is three years. Neither Osicom nor BWAI has staggered terms for directors.

REMOVAL OF DIRECTORS

      In general, under both New Jersey law and Colorado Law, any or all of the directors of a corporation may be removed by a vote of shareholders with or without cause. Under New Jersey law, the vote of the holders of a majority of the Osicom Common Stock is required to remove a director. Under Colorado law, the vote of a majority of the votes cast with regard to the removal is required to remove a director. New Jersey law permits the Certificate of Incorporation to restrict the right of the shareholders to remove a director without cause; however, Osicom's Certificate does not contain such a restriction.

DISSENTERS' RIGHTS

      Under both New Jersey and Colorado law, shareholders may perfect dissenters' rights with regard to corporate actions involving certain mergers, consolidations, and the sale, lease or exchange of substantially all the assets of the corporation. However, under New Jersey law, dissenters' rights are generally denied when a corporation's shares are listed on a national securities exchange or held of record by more than two thousand persons or in a transaction where the shareholder will receive cash, shares or other securities which will be listed on a national securities exchange or held of record by not less than one thousand holders, or a combination of cash and such securities. Colorado law does not provide exclusions from dissenters' rights similar to those described above with respect to New Jersey law.

PAYMENT OF DIVIDENDS

      Under both New Jersey and Colorado law, a corporation has the power, subject to any restrictions in its by-laws, to make distributions to its shareholders unless, after effect thereto, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or, (ii) the corporation's assets would be less than its total liabilities. Plus, in the case of a Colorado corporation, unless its Certificate of Incorporation permits otherwise, the amount that would be needed, if the corporation were being dissolved, to satisfy the preferential rights of any shareholders whose preferential rights are superior to those shareholders receiving the distribution. BWAI's Certificate does not contain such a provision.

ANTI-TAKEOVER STATUTE

      As a New Jersey corporation, Osicom is subject to the New Jersey Shareholders Protection Act (the "NJSPA"), which has the affect of prohibiting Osicom from engaging in any "business combination" with an "interested stockholder" (defined to include any person who is the beneficial owner of 10% or more of the corporation's outstanding voting securities or is an affiliate or associate of the Corporation who has beneficially owned 10% or more of the voting power of the Corporation at any time during the five year period immediately prior to the date in question) for five years after the date of the transaction in which the person became an "interested stockholder," unless the "business combination" was approved by the Board of Directors prior to that date. After the 5-year waiting period has elapsed, a "business combination" between the corporation and an "interested stockholder" will be prohibited unless the "business combination" is approved by the holders of two-thirds of the voting stock not beneficially owned by the "interested stockholder," or unless the price per share to be received by stockholders in the "business combination" exceeds a certain minimum price which is designed to ensure that all stockholders (other than "interested stockholders") receive at least the highest price paid by the "interested stockholder."

      The NJSPA defines a "business combination" to include a merger or consolidation between the Corporation and the interested stockholder, any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested stockholder which exceeds 10% of the aggregate market value of the corporation's total assets, outstanding stock or income; the issuance or transfer to the interested stockholder of any stock of the corporation having an aggregate market value equal to or greater than 5% of the corporation's outstanding stock; and the receipt by the interested stockholder of any loans or other financial assistance from the corporation.

      The NJSPA does not apply to certain business combinations with persons who acquire 10% or more of the voting power of the corporation prior to the time the corporation was required to file periodic reports pursuant to the Exchange Act or prior to the time the corporation's securities began to trade on national securities exchange.

      Colorado does not have a similar statute.

ANTI-TAKEOVER EFFECT OF NEW JERSEY LAW AND THE OSICOM CERTIFICATE AND THE OSICOM BY-LAWS

      The differences between New Jersey law and Colorado law described above, and the terms of the Osicom Certificate and the Osicom By-Laws and the terms of the BWAI Articles and the BWAI By-Laws may make the acquisition of Osicom by a person not approved by Osicom's Board of Directors more difficult than would be the case in the absence of such provisions. As a result, takeover bids, which could involve the purchase of shares at a premium over market value, may be less likely to occur.

                       CERTAIN INFORMATION CONCERNING BWAI


COMPANY OVERVIEW

      BWAI designs, manufactures and markets networking, connectivity and add-on products for LAN markets. BWAI's products include network adapters, hubs, Ethernet switches, video cards, shared printer network servers and adapters and printer enhancement products and products utilizing Phase-Locked Loop, direct analog, and direct digital RF synthesis. The products are sold worldwide to OEMs and distributors.

      Management intends to continue its strategy of acquiring companies that control proprietary technologies, have significant market share in products which fit into BWAI's product lines, give BWAI access to new sales channels, or offer enhanced manufacturing capabilities.

HISTORY

      BWAI is a Colorado corporation originally incorporated under the name of Ceetac Corp. on June 30, 1988, which subsequently did business as Omni Corporation. The primary purpose of BWAI was to evaluate acquisition candidates and acquire or merge with those candidates. BWAI was therefore accounted for as a "development stage company" and, until September 20, 1991, it conducted no business activities. Thereafter, it operated a building supply business which BWAI disposed of in May 1995. See "Discontinued Businesses."


ACQUIRED BUSINESSES

      A primary goal of the Company in 1996 has been to expand its networking business through the acquisition of companies both in the United States and abroad.

UNI PRECISION INDUSTRIAL LIMITED

      On April 1, 1996, the Company acquired 100% of the common stock of Uni Precision Industrial, Ltd. ("Uni"), a Hong Kong corporation, for a purchase price of $6 million in cash and debt assumed, $500,000 paid at the closing of the transaction, an additional $5.5 million paid upon completion of audited financial statements in May, 1996. An additional $4.0 million payment will be made April 1, 1997 subject to pro rata adjustment based upon Uni achieving net income after tax of $2.5 million during the 12-month period ending March 31, 1997. The Company incurred additional costs in connection with the purchase of Uni of $813,000, of which $809,000 was paid through the issuance of restricted common shares.

      Uni has as its corporate headquarters a 14,000 square foot facility in Hong Kong, and it operates one of the few ISO-9001-certified manufacturing facilities in China (ISO-9001 being the most stringent of the ISO 9000 series of standards). UNI has a combined workforce of approximately 1,200 at its 258,000 square foot plant in China and its offices in Hong Kong. Uni derives its revenues from the design, manufacture and sale of networking products. Uni also designs and manufactures many other products, including joysticks and cable TV set-top de-scramblers. Uni also has majority and minority interests in several technology companies that produce such products as advanced hand-held Point of Sale systems and miniature digital foreign language translators.

SCITEQ ELECTRONICS, INC.

      On May 31, 1996, through a merger with a newly-formed corporation, Sciteq Communications, Inc. ("Sciteq"), the Company acquired 100% of Sciteq Electronics, Inc., for $600,000 in cash, plus stock and below-market stock options of the Company valued at $2.4 million. A final payment in stock of the Company valued at $2 million will be made 12 months from closing. The final payment is subject to pro rata adjustment based upon Sciteq achieving pretax income of $750,000 in the twelve months ending December 31, 1996. The Company incurred additional costs in connection with this acquisition of $579,000, of which $532,000 was paid or will be paid through the issuance of common shares.

      Sciteq designs, manufactures and markets products utilizing Phase-Locked Loop, direct analog, and direct digital RF synthesis, the principal technologies employed in a wide array of emerging electronic systems including wireless, fiber optic cable and satellite communications. Sciteq has 18 employees at its San Diego, California facility.

PDP ACQUISITION CORP.

      On May 24, 1996, the Company, through its newly-created, wholly-owned subsidiary PDP Acquisition Corp. ("PDPA"), acquired substantially all of the assets of Pacific Data Products, Inc. ("PDP"). The Company paid $273,000 in cash and assumed PDP's bank indebtedness of approximately $2.4 million in return for all of PDP's assets, including cash, accounts receivable, inventory, fixed assets and intangibles including patents, trademarks, copyrights and certain specified business agreements. The Company incurred additional costs in connection with the purchase of PDP's assets of $123,000, of which $121,000 was paid through the issuance of common shares.

      PDP Acquisition Corp. entered into an agreement with Coast Business Credit ("Coast") for a $5 million credit facility secured by all of PDP Acquisition Corp.'s newly-acquired assets. The Company provided for a $500,000 infusion of working capital to PDP Acquisition Corp., as well as a limited guarantee of $750,000 to effectuate the Coast credit facility.

      PDP is a designer and manufacturer of shared printer network adapters, servers and other products including font cartridges and memory modules.

RELIALOGIC TECHNOLOGY CORPORATION

      As mentioned above, on May 31, 1995, the Company acquired 100% of the outstanding stock of Relialogic Technology Corporation. RTC is a designer and manufacturer of add-on products for the multimedia computer marketplace, as well as a distributor of computer products manufactured by others. RTC is also a provider of video graphics cards in the United States. Sales by RTC are made primarily through national and regional distributors. RTC subcontracts all of its manufacturing. Research and development is conducted in-house, as well as by developers engaged on a project-by-project basis.

DISCONTINUED BUSINESSES

      As of May 31, 1995, the Company disposed of its loss-generating, wholly-owned subsidiary, BWA, Inc., which owned two Arkansas-incorporated operating subsidiaries, Builders Warehouse Association, Inc., and American Plywood Sales, Inc., both of which were engaged in the building supply industry. Such operations incurred an operating loss of approximately $2.4 million during the year ended May 31, 1995 and had a consolidated negative book value at disposition of $1,143,042. Under the terms of the disposition agreement the Company transferred its shares in BWA, Inc., plus 125,000 restricted shares of its common stock to Krypton Management, Inc., with an approximate market value of $437,500 at May 31, 1995. In addition, the Buyer assumed future costs and potential losses from any litigation and claims related to BWA, Inc. and its activities prior to the disposition.

BUSINESS STRATEGY

      During the fiscal year just completed, and continuing into the immediate future, the Company's overall strategy has been and will be to position itself for significant growth in the burgeoning computer interconnectivity/networking area. As a player in this market, the Company believes that its greatest potential for growth in sales and earnings is to offer products with large market appeal and to offer those products at prices low enough that the Company will be able to garner significant amounts of new market share. The Company has therefore chosen to acquire technology (through the acquisition of companies like Sciteq, Uni Precision and PDP that have already developed promising technologies) rather than rely solely on the expensive and uncertain process of internal research and development. Similarly, the Company has created corporate alliances in order to exploit very low-cost manufacturing capacity (as in the case of Uni Precision) and to expand into new sales and distribution channels (as in the case of RTC). The centerpiece of this strategy is the Company's broad and growing product line of more than 100 products. The products themselves generally fall into one of two categories: Products which serve the growing Local Area Network market, and products for the similarly emergent wireless, satellite and fiber optic communications markets which depend upon Radio Frequency synthesis technology for a high level of performance.


KEY PRODUCTS FOR THE LOCAL AREA NETWORK MARKET

R-NET 800 SERIES SERVER HUB

      The 800 Series Server Hubs are fully-managed 10Base-T hub cards for small- to medium-size networks or departmental workgroups within an enterprise network. The 800 Series hubs are easy to use and install, and are a cost-effective solution for Ethernet 10Base-T environments. Features include 12 or 24 10Base-T ports per card, an Integrated network management chip for low server overhead, connectivity to any 10Base-T server network adapter, Novell HUBCON and HUBSNMP utilities, optional Client Redirector software for NetWare client installation, and an optional SNMP agent for Windows NT Advanced Server installation.

      Each hub card supports either 12 or 24 ports per card. As many as 8 cards can be connected to form up to a 192 node network segment. Multiple segments can also be configured by installing individual hub cards within one host PC. Once the hub cards are installed in the

PC, the hub software automatically detects the number of cards and the configuration of each card. It even runs diagnostics to make sure that every port is working properly. The hub automatically partitions a port that generates too many errors.

R-NET 8000 SERIES NETWORK ADAPTER CARDS

      The 8000 Series is a complete line of 10 Mbps and 10/100 Mbps Ethernet Network Adapter Cards. Both 32-bit PCI and 16-bit ISA products, with either BNC, UTP or both are available on various products. The 8000 Series also includes a PCMCIA LAN adapter card, as well as 8- and 16-port 10Base-T standalone Ethernet hubs.

POCKET ETHERNET PRINT SERVERS

      Pacific DirectNet PEPS3 is a family of Pocket Ethernet Print Servers for Novell, TCP/IP and AppleTalk networks. PEPS3 servers support any printer or plotter with a parallel port, and enable the user to connect a printer anywhere on a network for maximum convenience and cost efficiency.

      The PEPS3 product family is designed to meet the needs of complex networks and as such fully supports the IPX/SPX protocol for Novell networks. PEPS3-IPX/XL includes NDS support and is upgradeable to multiprotocol capabilities, while PEPS3-IPX can only be used as an IPX/SPX server. PEPS3-TCP dramatically improves printer speed and performance on UNIX-TCP/IP networks. PEPS3-TCP can only be used in TCP/IP environments. PEPS3-MPS is designed to support a wide range of protocols (IPX/SPX, TCP/IP, AppleTalk, Windows 95/NT with DHCP*), while offering complete NDS support. It delivers maximum flexibility in networks with multiple operating systems.

      The PEPS3 servers are the smallest pocket servers on the market, measuring only 1" x 2.5" x 3". Each includes an SNMP agent, thereby allowing network management software to recognize and manage printers like any other network device, providing real-time printer status information. They are fully updateable via Flash memory.

OPTIFORM

      The OptiForm Flash SIMM and Management Software package transforms an existing HP LaserJet into a high-speed, on-demand electronic forms printer for nearly any computing environment. It replaces costly paper forms with dynamic electronic forms instantly and at the same time prints faster, cuts network traffic, improves forms management, and enhances data security.

      OptiForm is a solution for applications demanding heavy forms printing capabilities such as insurance, banking, healthcare, and manufacturing. It is intended to provide cost effective, high quality, flexible solutions for all corporate stationery needs including invoices, letterhead, fax sheets, checks and other general business forms. It improves network performance by reducing graphic data transmitted over the network to shared printers, increasing the effective network bandwidth. Network access and control are provided for either centralized or remote management of forms and fonts. OptiForm's SIMMLock feature ensures complete control of company forms and fonts, preventing unauthorized use of sensitive forms such as checks and signatures.

KEY PRODUCTS UTILIZING RADIO FREQUENCY SYNTHESIS

      Sciteq offers products based on radio frequency synthesis ("RF") technology. The requirement for RF derives from a growing market need for multiple frequencies that are accurate, stable and free of noise and distortion. A single channel radio for instance, is best tuned with a quartz crystal to achieve these characteristics. However, when multiple channels are required, a single generator is used to create or "synthesize" all of the desired frequencies. Thus, a frequency synthesizer is a single generator which is numerically locked to a reference frequency (the crystal or other source) in order to preserve the accuracy, spectral purity and stability characteristics of the reference.

      Synthesizers are used broadly in the electronics industry as accurate tuning devices. Synthesizers provide the world of communications, data transmission and instrumentation with otherwise unattainable channel density, clarity and bandwidth (speed). Among Sciteq's various products, all three technologies, as well as combinations thereof (hybrids) are employed to deliver performance that best fits the cost-performance criteria of the customer.

DIRECT ANALOG ("DA")

      This is the most costly end of the product spectrum, but it sometimes provides features that are mandatory. DA employs electronic circuitry to mix, multiply and divide the signal to achieve the desired output frequency. This technique has the advantages of fast switching and excellent phase noise properties. However it is inherently a costly approach because of the amount of circuitry required to generate the many references for the mix/filter/divide process. Sciteq's use of this technology emphasizes cost-effective combinations that pair it with other technologies to achieve a desired result.

DIRECT DIGITAL SYNTHESIS ("DDS")

      This process utilizes logic and memory to construct a digital representation of the desired wave form, which is then converted to the desired analog signal by a data conversion device. Accuracy is achieved by clocking the digital process with a crystal frequency reference. This technique has most of the advantages of DA, but is much less costly for a given level of performance. The Direct Digital Synthesizer provides fine steps, sub-microsecond switching speed, digital wave form manipulation (modulation), all in a small package with digital reliability. Sciteq products operate up to 300 MHz and that upper limit has steadily increased over time. Since this technology can be easily and reliably reproduced, many DDS products have now been brought into the mainstream of the electronics industry as off -the-shelf components. Sciteq, however, remains at the forefront of new technology development in this area.

PHASE LOCK LOOP ("PLL")

      PLL or "Indirect" synthesizers employ feedback loops to continually compare the output from an oscillator to the reference frequency and correct any errors through the use of correction signals which restore the oscillator to the desired output. PLL techniques can cover virtually any frequency range and have low distortion and excellent stability, all at reasonable cost. Because of these characteristics, this is the most broadly used synthesizer in the market.

      An important Sciteq innovation within this family is the Arithmetically Locked Loop ("ALL"). The ALL is a PLL-derivative that achieves a given phase noise performance with fewer parts, lower power consumption, and greatly reduced cost over PLL's.

OTHER PRODUCTS

CABLE CONVERTERS, DESCRAMBLERS AND CONVERTER/DESCRAMBLERS

      The Company's Uni subsidiary is a producer of set-top equipment necessary for home cable television reception. Converters transpose channel signals emanating from the cable company into a single channel (usually 3) at the user's television. Descramblers restore the picture and sound of "premium" cable channels and must be used in conjunction with a converter.
Converter/Descramblers combine both functions in a single unit.


INTELLECTUAL PROPERTIES

PATENTS

      The Company holds patents but does not consider its business to be dependent upon patent protection. Nevertheless, the Company could be subject to the risk of adverse claims and litigation alleging infringement of the proprietary rights of others. Although the Company has not been threatened and is not involved in any such patent infringement litigation, and while the Company believes that it is not infringing on the valid patents of others, there can be no assurances that third parties will not assert infringement claims in the future or that such claims would not have a material impact on the Company's business. Following is a list of patents held by the Company and including those in process:

                           PATENT                      PATENT NUMBER
                           ------                      -------------

            Digital Frequency Synthesizer                4,752,902

            Device for Fixing the Phase of               4,868,510
            Frequency Synthesizer Outputs

            Digital Frequency Synthesizer                4,958,310
            Having Multiple Processing Paths

            Programming Fractional-N                     5,224,132
            Frequency Synthesizer

            A Source of Quantized Samples                3518 PA 04
            for Synthesizing Sine Waves

RESEARCH AND DEVELOPMENT IN PROCESS

      Sciteq is developing a number of proprietary techniques, which may at a later date take form as proprietary products, for improving the "digitization" of data for transmission, reception, analysis and manipulation by computers. These include:

      --    Ultra fast signal generators for system agility and multiplexing;

      -- A Broad Band Digital Wave Form Generators designed to generate sound, image, cellular information, etc., at clock speeds above 1000 Mhz;

      -- Next-generation Antennae Control, Downconverters and Phase Shifters for Digital Cellular Communication;

      --    "Deglitchers" for use in concert with Digital to Analog Converters;

      -- Digital Signal Processing (DSP) noise-shaping techniques, including All-Digital Fractional Synthesis, for use in the Phase Locked Loop synthesizer;

      --    Ultra Wide Band FM Discriminators.




MANUFACTURING AND QUALITY

         Uni operates a registered ISO 9001 manufacturing plant. The Company's ultimate goal is to have all its products carry the ISO 9001 Seal of Approval for commercial markets. Since ISO 9001 is the most stringent of the ISO 9000 series, the Company perceives this to be a competitive advantage in global markets.

         Sciteq has adopted total quality management (TQM) and currently has a program underway involving each of its employees. This program may qualify for funding from the State of California. Its quality program is compliant with MIL-Q-9858 and MIL-STD-2000.


PROPERTIES

     The Company leases a total of approximately 322,000 square feet of office, manufacturing and distribution space: 43,300 square feet in the United States, and 279,000 square feet in Hong Kong and China. The lease term for a 6,000 square foot office and warehouse space in Fremont, California expired on July 31, 1996. Until relocated to an existing facility in San Diego, California the Fremont space is being occupied on a month to month basis. The Company occupies 37,000 square feet in San Diego with a lease expiring on September 1, 1997, and 32,000 square feet leased on a month-to-month basis. The corporate offices of the Company occupy 1,000 square feet leased on a month-to-month basis. The Company leased 21,000 square feet of office and warehouse space in Hong Kong, which lease expired May 31, 1996. Subsequently, the Company relocated to a 14,000 square foot facility which is owned by the

Company. The Company leases space totaling 258,000 square feet in China used primarily for manufacturing, warehousing, distribution and administrative offices due to expire on May 31, 1999.


LEGAL PROCEEDINGS

PENDING LITIGATION AND POTENTIAL CLAIMS

     Charles H. Fargo, On behalf of himself and all others similarly situated v. Joseph McCartney, Robert L. Ott, DeWayne Davis, David Sowell, David Spivey, Tom Watson and Builders Warehouse Association, Inc., United States District Court, Eastern Division of Arkansas, Western Division. This complaint was filed on May 9, 1994 by a shareholder of the Company and such shareholder also purports to represent all persons who purchased stock of the Company between March 3, 1993 through April 17, 1994. The Plaintiff seeks a declaration that his action be determined a class action under Federal Rules, and for compensatory damages, costs and attorney fees.

     The Plaintiff alleges that the Company violated certain securities laws as well as committing common law fraud and deceit through the issuance of positive public statements. The Company believes that the matter is without merit as to it and as to the directors and officers. The matter is currently in discovery and the Company believes it is premature to attempt to evaluate the likelihood of an unfavorable outcome or the extent of such outcome, if any. The Company has been indemnified against any loss which may result by the purchaser of BWA, Inc.

     Columbia Forest Products Corp. d.b.a. Panel Products Division, a Virginia Corporation v. Builders Warehouse Association., State of Oregon Circuit Court, Multnomah County, No. 9506-04186. This action was brought by a supplier of disposed subsidiary for payment of outstanding invoices totaling approximately $158,000 plus interest. A default judgment was entered against the Company without proper service. The Company has filed a notice of appeal and it has been indemnified for any loss resulting from this litigation.

     Lee Roy Jordan Redwood Lumber Co. v. Builders Warehouse Association, Inc., Arkansas Circuit Court, Faulkner County, No. CIV 95-365. This action was brought by a supplier of the disposed of subsidiary for payment of invoices totaling approximately $10,000 plus costs. No discovery has occurred and the Company has been indemnified against any loss resulting from this litigation.

     The Company has been notified that other suppliers may file suit to collect amounts owed by the disposed subsidiary.

     The costs and expenses of the outstanding legal proceedings and any corporate liabilities resulting thereof are the responsibility of the purchaser of the disposed businesses.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF BWAI

BWAI's Directors, executive officers, and other significant employees are:

           Name                           Age                              Position
           ----                           ---                              --------

     Par Chadha                           41              Director, Chairman of the Board, Chief
                                                          Accounting Officer, Secretary
     Barry Witz                           55              Director, Chief Executive Officer, Chief
                                                          Financial Officer
     Kelvin Y. O. Li                      37              President RTC, CEO UNI Precision Ltd.
     John S. Hwang                        35              Vice President RTC,
                                                          CEO PDP Acquisition Corp.
     Fred Schlaffer                       50              President, PDP Acquisition Corp.
     Anthony P. Mauro                     55              General Manager, Sciteq Communications, Inc.
     Bar-Giora Goldberg                   50              Chief Technology Officer, Sciteq
                                                          Communications, Inc.

     All Directors serve until the next Annual Meeting of BWAI Shareholders and thereafter until their successors have been elected and qualified.

     Par Chadha was appointed director and Chairman of the Board of BWAI on March 30, 1995. Mr. Chadha also serves as a director of Osicom. From January 1995 to July 1995, Mr. Chadha served as a director of Saratoga Brands, Inc., a Nasdaq company. From September 1993 to November 1993, Mr. Chadha served as Chairman of the Board and as a Director of Phoenix Laser Systems, Inc., an American Stock Exchange company engaged in developing laser work stations for ophthalmologic applications. Since February 1994, Mr. Chadha has served as President, CEO and Chairman of the Board of Oxford Acquisitions Group, Inc., a publicly held company engaged in seeking potential business acquisitions. Mr. Chadha has served as a director of Rand Research Corporation, RII Partners, Inc., and RT Investments, Inc., a private holding company with investments in several publicly held companies.

     Barry Witz was appointed director of BWAI on March 30, 1995. Mr. Witz also serves as Chairman of the Board of Saratoga Brands, Inc., a Nasdaq company. Mr. Witz is focused on turn-around situations, in which he can bring his financial and legal expertise to assist in financial restructuring, recapitalizations, mergers and acquisitions. Since 1994, he has been Chairman of the Board, Director and President of Brite Lite Industries, Inc., a privately held company. Mr. Witz has acted as an attorney for the United States Securities and Exchange

Commission, he has been an officer of the New York Stock Exchange, and was a Senior Partner in the law firms of Arney, Hodes, Costello, Berman, and Wood, Lucksinger and Epstein.

     Kelvin Y. O. Li has been President of RTC since its formation in June 1994. Mr. Li also serves as the Chief Executive Officer of Uni Precision Industry Ltd. Mr. Li was a founder of Relialogic Corporation and served as its president until its dissolution in May 1994. Mr. Li was a director of Co-Time Computer and Uni Precision Industrial in Hong Kong since 1990 and worked as a sales engineering manager for Hong Kong Ryosan during 1984 through 1989.

     John S. Hwang has been Vice President of sales and marketing of RTC since June 1994. Mr. Hwang also serves as the Chief Executive Officer of PDP Acquisition Corp. Mr. Hwang served as a consultant to Relialogic Corporation from 1991 to 1993, when he became its Vice President of sales and marketing; he served in this position until its dissolution in May 1994. Mr. Hwang was employed by Samsung America, Inc. from 1984 through 1991; initially as a manager and from 1989 through 1991 as a Vice President of sales and marketing for computer and monitor products.

     Fred Schlaffer was appointed President of PDP Acquisition Corp. on May 24, 1996. Prior to that, he had served as Senior Vice President of sales and marketing for Pacific Data Products since July 1994. Mr. Schlaffer served as Senior Vice President of sales and marketing for Digital Products, Inc. from November 1991 to July 1994 and as Senior Vice President and Chief Operating Officer of Connectivite Corporation from January to October 1991. Mr. Schlaffer has more than 20 years experience in the network communications and software industry.

     Anthony P. Mauro has served as General Manager of Sciteq since 1993. From 1990 to 1993, Mr. Mauro served as Executive Vice President for Hixon Metal Finishing. Concurrent with these positions, Mr. Mauro has been Owner and President of Two Mauro Enterprises and MFG. Service Company. Mr. Mauro received a Bachelor of Science degree from Fordham University and Bachelor and Master of Science degrees in Electrical Engineering from California State University, Pomona. Mr. Mauro also has a Master of Arts degree in Vocational Education from California State University, San Bernandino. Mr. Mauro has over 30 years experience in multi-facility international operations, high tech electronics, and telecommunications.

     Bar-Giora Goldberg was a co-founder of Sciteq Electronics in 1984 and has since served as its Chief Technical Officer. He received Bachelor of Science and Master of Science degrees in electrical engineering from the Technion in Israel where he served in the air force as a technical officer. Mr. Goldberg has a background in radar, communications and signal analysis.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The Exchange Act requires BWAI directors and executive officers and persons who own more than ten percent of a registered class of its equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Commission. To the knowledge of BWAI, all filing requirements under Section 16(a) with respect to BWAI were complied with in the year ended May 31, 1996.

EXECUTIVE COMPENSATION

     Both the officers and directors may receive remuneration from BWAI, and reimbursements may also be made for any expenses incurred on behalf of BWAI. BWAI's Bylaws provide that directors may be paid their expenses, if any, and may be paid a fixed sum for attendance of each Board of Directors meeting.

     At this time BWAI does not offer any retirement benefits, company-wide stock option plans, profit sharing or other similar remuneration plans or programs. None of the BWAI's executive officers and directors received compensation (including bonuses) in excess of $100,000 for the fiscal year ended May 31, 1996.

SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation awarded to, earned by, or paid to (i) all individuals who served or functioned as BWAI's Chief Executive Officer ("CEO") during the fiscal year ended May 31, 1996 and (ii) BWAI's four most highly compensated executive officers who were serving at the end of the fiscal year ended May 31, 1996 (all of the foregoing individuals being hereinafter referred to collectively as the "Named Executive Officers"), for services rendered in all capacities to BWAI and its subsidiary for the Registrant's last fiscal year, ended May 31, 1996. None of BWAI's most highly compensated executive officers who were serving as executive officers at the close of fiscal year ended May 31, 1996 had a total annual salary and bonus exceeding $100,000.

     There were two officers of Registrant's wholly owned subsidiary RTC who were compensated at $120,000 each.

                           SUMMARY COMPENSATION TABLE

                                                                                                                      ALL OTHER
  NAME AND PRINCIPAL              YEAR             ANNUAL COMPENSATION              LONG-TERM COMPENSATION          COMPENSATION
  POSITION                                                                                                             ($) (1)

                                          SALARY ($)      BONUS     OTHER     RESTRICTED    SECURITIES     LONG-
                                                           ($)      ANNUAL       STOCK        UNDER-       TERM
                                                                   COMPEN-     AWARD(S)       LYING       INCEN-
                                                                    SATION        ($)        OPTIONS       TIVE
                                                                     ($)                       (#)         PLAN
                                                                                                          PAYOUTS


  Par Chadha, Chairman            1996        0             0         0            0            0            0           0
  SECRETARY, CHIEF
  ACCOUNTING OFFICER

  BARRY WITZ, DIRECTOR            1996        0             0         0            0            0            0           0
  CHIEF EXECUTIVE OFFICER
  CHIEF FINANCIAL OFFICER

  KELVIN Y. O. LI PRESIDENT       1996     120,000          0         0            0            0            0        $499,562
  OF RTC, CEO, UNI

  JOHN S. HWANG                   1996     120,000          0         0            0            0            0        $499,562
  VICE PRESIDENT OF RTC,
  CEO, PDP ACQUISITION
  CORP


(1) "All Other Compensation" for Mr. Li and Mr. Hwang consists of, for each executive: personal use of Company leased vehicle, $2,562; and non-cash compensation earned in connection with the Company's acquisition of Uni of $497,000

LONG-TERM INCENTIVE PLANS

     The Company has no long-term incentive plans. BWAI granted stock options to certain officers and directors during the fiscal year ended May 31, 1996, as described in Note 9 to the financial statements.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of July 12, 1996, regarding the ownership of the Common Stock by (i) each Director of BWAI; (ii) each of the executive officers named in the Summary Compensation Table, above;
(iii) each person known to BWAI to beneficially own 5% or more of Common Stock; and (iv) all Directors and executive officers of BWAI as a group. Except as indicated, all persons named as beneficial owners of Common Stock have sole voting and investment power with respect to the shares indicated as beneficially owned by them.




       NAME OF BENEFICIAL OWNER (A)                                      COMMON STOCK
                                                          NUMBER OF SHARES              PERCENTAGE OF
                                                                                       OUTSTANDING (F)

     Par Chadha
     15332 Antioch Street                                  1,399,963 (B)                    30.07%
     Pacific Palisades, Ca  90272


     R II PARTNERS, INC.
     2250 EAST TROPICANA AVE., SUITE 19-                   1,399,963 (B)                    30.07%
     246
     LAS VEGAS, NEVADA  89119


     RT INVESTMENTS, INC.
     2250 EAST TROPICANA AVE., SUITE 19-                   1,399,963 (B)                    30.07%
     246
     LAS VEGAS, NEVADA  89119


     BARRY WITZ
     505 S. BEVERLY DRIVE, SUITE 1066                      1,399,963 (C)                    30.07%
     BEVERLY HILLS, CA  90212


     BRITE LITE INDUSTRIES, INC.
     505 S. BEVERLY DRIVE, SUITE 1066                      1,399,963 (C)                    30.07%
     BEVERLY HILLS, CA  90212

                                                          NUMBER OF SHARES                PERCENTAGE OF
                                                                                         OUTSTANDING (F)


     JOHN S. HWANG
     48006 FREEMONT BLVD.                                   172,291 (D)                     4.22%
     FREEMONT, CA 94538


     KELVIN LI
     48006 FREEMONT BLVD.                                   172,291 (E)                     4.22%
     FREEMONT, CA 94538



     ALL DIRECTORS AND EXECUTIVE OFFICERS AS
     A GROUP                                              3,144,508                        56.86%


     A) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided by such beneficial owners to the Company.

     B) Includes shares held in the name of R II Partners, Inc., and RT Investments, Inc. Mr. Chadha owns, directly and indirectly, 100% of the outstanding capital stock of R II Partners, Inc., and RT Investments, Inc. Mr. Chadha holds options to purchase 125,000 shares of common stock for which the exercise price of $3.50 per share was equal to the market price on the date granted, August 7, 1995. R II Partners, Inc., holds warrants to purchase 297,029 shares of common stock at the exercise price of $5.30.

              Mr. Chadha also has options to purchase: 125,000 shares of common stock which are to be vested and exercisable upon the last day of the Company's 1997 fiscal year; and, 125,000 shares of common stock which are to be vested and exercisable upon the last day of the Company's 1997 fiscal year. The exercise price of these options is $3.50 per share which was equal to the market price as of the August 7, 1995 grant date.

     C) Includes shares held in the name of Brite Lite Industries, Inc. Mr. Witz owns, directly and indirectly, 100% of the outstanding capital stock of Brite Lite Industries, Inc. Mr. Witz holds options to purchase: 125,000 shares of common stock for which the exercise price of $3.50 per share was equal to the market price on the date granted, August 7, 1995. Brite Lite Industries, Inc., holds warrants to purchase 297,029 shares of common stock at the exercise price of $5.30.

              Mr. Witz also has options to purchase: 125,000 shares of common stock which are to be vested and exercisable upon the last day of the Company's 1997 fiscal year; and, 125,000 shares of common stock which are to be vested and exercisable upon the last day of the Company's 1998 fiscal year. The exercise price of these options is $3.50 per share which was equal to the market price as of the August 7, 1995 grant date.

     D) Mr. Hwang has options to purchase 75,000 shares of common stock of which 37,500 shares are to be vested and exercisable upon the last day of the registrant's 1997 fiscal year and 37,500 shares are to be vested and exercisable upon the last day of the registrant's 1998 fiscal year. The exercise price of these options is $5.00 per share which was equal to the market price on the date granted, October 17, 1995.

              Mr. Hwang options to purchase 26,291 shares of common stock. The exercise price of such options is $3.18 per share, which was equal to the market price on the date granted

     E) Mr. Li has options to purchase 75,000 shares of common stock of which 37,500 shares are to be vested and exercisable upon the last day of the registrant's 1997 fiscal year and 37,500 shares are to be vested and exercisable upon the last day of the registrant's 1998 fiscal year. The exercise price of these options is $5.00 per share which was equal to the market price on the date granted, October 17, 1995.

              Mr. Li has options to purchase 26,291 shares of common stock. The exercise price of such options is $3.18 per share, which was equal to the market price on the date granted

     F) For each beneficial owner, the "Percentage of Outstanding" represents each owner's actual holdings of shares plus shares represented by unexercised options and warrants held, divided by total shares outstanding of the Company at July 12, 1996, of 3,983,237, plus the above-referenced unexercised options and warrants of the referenced holder only. In other words, individual percentages of the listed holders will not add to the group total because the calculations are made separately for each holder.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     On May 12, 1995 BWAI sold 175,824 shares of its Common Stock to R II Partners, Inc. and Brite Lite Industries, Inc. for marketable securities valued at $400,000. Such marketable securities are presently held by BWAI. Par Chadha, director and Chairman of the Board, owns directly and indirectly 100% of the outstanding capital stock of R II Partners, Inc. Barry Witz, director, owns directly and indirectly 100% of the outstanding capital stock of Brite Lite Industries, Inc. R II Partners, Inc. and Brite Lite Industries, Inc. have agreed to indemnify BWAI against any decline in value of the marketable securities.

     On May 31, 1995 BWA acquired Relialogic Technology Corporaiton from a company in which Mr. Chadha and Mr. Witz had an equity interest.

                      CERTAIN INFORMATION CONCERNING OSICOM

HISTORY AND BUSINESS

      Osicom designs, manufactures and markets transmission, networking, remote access and connectivity products for use in local area networks ("LANs"), wide area networks ("WANS") and broadband global networks. Osicom's products include high-performance network adapters, concentrators, routers, remote access products, video switches and routers, and a family of products to build broadcast systems over copper, fiber or wireless transmission media.

      Osicom targets high growth markets in the networking arena that leverages our core competencies in:

      -   High speed LAN workgroup and Remote Access routing product portfolio
      -   Growing diversified customer base
      -   Competency in distributed LAN connectivity
      -   Modular media and access chip design and data flow modeling
      -   Tuneable drivers
      -   Communications protocols
      -   Operating Systems Knowledge
      -   Systems integration

      Market segments targeted are the extended workgroup, featuring high speed LAN solutions (i.e. speeds in excess of 100 Mbps) and the connection of those groups to network backbones via public switched facilities through the use of remote access router based technologies.

      Prior to 1993, Osicom was engaged in the manufacture of personal computer and related hardware products.


BUSINESS STRATEGY

      Osicom is positioning itself to be one of the leading suppliers of networking products to provide a seamless infrastructure to link geographically dispersed local-area and wide-area networks (LANs and WANs). Leveraging its already established technology in high-speed networking and broad band transmission, Osicom's strategy is to capitalize an opportunities in the evolving global telecommunications market by providing integrated solutions for voice, data and video telecommunications networks.

      In recent years advances in networking and communications technology have created an environment in which people, businesses and other organizations can almost instantaneously exchange knowledge and ideas across the globe independent of their physical location. Distinctions between local-area and wide-area networks (LANs and WANs) are disappearing. Users of one LAN can communicate with other users locally or across great physical distances using telephone systems. Internetworking routers even allow users at one LAN to communicate with other LANs, regardless of differences in LAN "protocol" or the language in which the locally connected computers communicate. The increasing use of the Internet Protocol, with its graphical interfaces or browsers, has also dramatically changed the types of information being communicated. While once only scientists used the Internet to communicate, now a "Website" is an integral part of business communications.

      Initially a government funded network of dial-up WAN connections linking university and federal research facilities, the first Internet supported text file transfer and electronic mail. E-mail services made the Internet very popular with the general public, and remains its most often used application. One of the most important reasons for the success of the Internet is that it has evolved with modest modifications and extensions to existing facilities, as opposed to radical innovations. Osicom's business plan mirrors this evolution process by its gradual fusing of its LAN and WAN skills to provide the next generation of system-level technology targeted at the end-to-end provisioning of Internet services.

      The more recent growth of the Internet has been triggered by the development of more graphical capabilities facilitating interactive services never before available, and is based the Client/Server or "Groupware" applications which have gained momentum in business computing as LANs replace mainframes as the computer engine. This is where Osicom LAN and WAN skills intersect with the market demand as subscribers look for fast and inexpensive connections, and providers extend LAN services with an overlay to carrier networks with features demanded by their operators. The greatest business opportunity rests in controlling both sides of the link.

      In today's Internet-connected world, users enjoy greater parity with network administrators. Individual users or groups can post information they deem important, and because of the proliferation of browsers and search engines, this information is readily accessible to all the other users on the network without having to learn burdensome access codes or buy additional hardware. Users are no longer at the mercy of the network server or mainframe host or its administrators.

      Only a small fraction of the world is currently connected. However, the number of connections to the Internet is growing exponentially. The challenge for today's networking companies is to provide the technology and links to enable these new users at speeds that encourage the possibilities. BWAI's goal is to offer a wide variety of solutions and options to allow all the various and diverse types of network users to communicate with each other. Osicom plans to play a significant role in providing access to this new global model of information exchange.

      The dramatic increases in Internet connections are forcing telephone companies to provide a serviceable demarcation in LAN wiring closets to connect SOHO and business users to their infrastructure. The opposing force resides with the more savvy home subscribers who would prefer to forego the expense of an external "box," by installing an adapter in their computer. To reach both the subscriber and the provider market, Osicom plans to provide both types of solutions. The savvy subscriber will focus on ease of installation, low cost operation and acquisition price. The graphics market niche will also demand fast throughout.

      Osicom's strategy for the Telco/ISP (and companies that look like ISPs, such as large corporate networks) moving forward is to combine its LAN protocol expertise with its intrinsic knowledge of Telco's "last mile" issues to produce products needed by the Telcos to address the fast growing data access market (The Internet) and the subscriber's requirements for bandwidth-on-demand client/server applications. Osicom has the expertise to address this market globally.

      Osicom's product plan for this segment is twofold: to reduce cost and to add the management and resiliency required to its existing remote access-dial-up router to provide a CPE product, which could be offered by the Telcos (and ISPs) to businesses; and, furthermore, Osicom plans to develop a bandwidth aggregation device for use in Central Offices (COs) and ISPs. Osicom plans to leverage its skills at OEM sales to drive these products through Carriers, PTTs, ISPs and specialized two-tier distribution targeted at telecommunications.

      Osicom believes that no one company, irrespective of size, can internally develop the necessary products and keep pace with technology and market evolution. Osicom plans to grow though both internal and external expansion. The network and converging broadband communications industries require high levels of research and development spending. Management intends to acquire companies which have developed technology but have lacked marketing or other resources or expertise to penetrate or develop markets. Osicom believes that many such companies are undervalued in the marketplace and offer advanced technology, research talent, and industry reputation as was the case with the companies it has previously acquired. Osicom is also committed to investing in the design and development of network products internally as it acquires companies that have synergistic product offerings.

      Osicom will follow technology standards evolution and trends. Osicom's future products will encompass the move toward switching topologies or LAN networks. In the immediate future Osicom plans to add Ether switching capability in both 10/100 and gigabit varieties to its product portfolio. In the longer term, Osicom plans to add ATM switching as it attains popular deployment.

      A key part of Osicom's strategy is to provide solutions and technologies in the subscriber access segment of the market to provide users access network resources. It is Osicom's intent to expand from its present base of high speed NIC cards, print servers and remote access routing to encompass leased line access, "X" dsl technologies and Cable Internet Access. A key element of success in the business of the access technologies is the ability to produce products with low overhead and high level of integration. To this end the recent merger with BWAI and its modern plant in China together with Osicom's ASIC capabilities give Osicom a set of competencies which position it to succeed. Osicom intends to provide end to end connectivity for user applications. To accomplish Osicom's internal development and external acquisition activities are oriented to augmenting present product line with hubbing and internetwork switching products in the remote access and LAN workgroup market segments.

      Specifically, Osicom intends to complete and expand its family of products in the following areas:

      ENHANCED INTERNETWORKING ROUTING PRODUCT LINE: The difference between LANs and WANs is rapidly eroding. Since even small companies may be geographically dispersed, today's network user needs to communicate across the wide area network - to remote offices or to the Internet. Internetworking routers allow users at one LAN to communicate with other LANs, regardless of differences in LAN "protocol" or the language in which the locally connected computers communicate. Osicom plans to enhance its product offerings in this area through both internal development and acquisition. Currently Osicom has products which address the needs of the remote user or small office. Osicom plans to provide products that will serve the needs of the enterprise as well as the central site, such as Internet Service Providers or regional telephone companies.

      INTERNETWORKING SWITCHES: Osicom intends to provide products that enable networks to grow along with business needs. Companies should be able to connect various workgroups using different networking technologies, with varying speed requirements, which slow down overall network performance. This can be achieved using internetworking switches which provide the intelligence of routers that connect points on different types of networks with the increased throughput provided by switching technology. Osicom is currently exploring various types of internetworking switches and will most likely acquire such technology.

      CABLE MODEMS: Cable television providers, which today have the ability to provide television broadcast service to over 90% of U.S. homes, generally believe that their future viability depends on their ability to provide two-way, interactive service, such as Internet access, to their customers. In fact, they are ideally positioned to provide Internet access given the cable modem technology is capable of providing extremely high-speed access. For example, to transfer a 10 MB file using 28.8 Kbps modem takes about 46 minutes; ISDN speeds of 128 Kbps decrease this time to 10 minutes; a 10 Mbps cable modem would do the job in just 8 seconds.

      Osicom has been a provider of broadcast transmission equipment to cable providers for over 10 years. Osicom is planning to use its expertise in analog transmission, Internet Protocol, and networking in general to develop a cable modem and corresponding digital headend equipment to enable cable companies to provide such high-speed access to the Internet, World Wide Web, and other on-line services.

      INCREASED INTEGRATION: Osicom plans to maintain its position in the technologies in which it participates and, when possible, surpass its competitors. One approach it plans to take is to increase hardware integration through the use of Application Specific Integrated Circuits or "ASICs". Osicom continuously looks at ways to enhance its capabilities in this domain and may acquire additional capabilities in this area.

      USER-FRIENDLY GRAPHICAL NETWORK MANAGEMENT SOFTWARE: Osicom plans to provide its customers with software tools that easily and cost-effectively help plan, configure, manage, implement, troubleshoot and securitize their networks. Osicom software interface will also support multivendor hardware, underscoring Osicom's commitment to provide open, industry-standard solutions.


PRODUCTS AND MARKETS

      Osicom produces feature-rich connections for complex and high-performance network access needs. Meret has more than 200 data network products which include remote access products and high-performance network adapters based on industry standard protocols such as TCP/IP, IPX, SNMP, Ethernet, FDDI, ISDN and industry standard buses such as PCI/PMC, ISA and VME. The Company sells its LAN adapter and remote access hardware and software products through an established network of Value Added Resellers (VARs), Distributors, OEMS and system integrators. Its networking products are sold to both large and small businesses around the globe within communications, industrial, automation, transportation, government, scientific, medical and educational industries. Its customers have included: AT&T, GTE, Data General, GBC/Vitek, Vision Source, Anixter, Rockwell-Collins France, Hermstedt (Germany), Alphanet (Sweden), Aleph (Italy). Systems Industries (South Africa), 1World (Australia), Allen-Bradley, British Telecom, Fujitsu, General Electric, Motorola, Samsung, Silicon Graphics, US Army, White House Communications, Boeing, C3, Goldman-Sachs, ICL, NASA-Ames, SIEMENS, US Airforce, US Navy, and the US Postal Service.

      Additionally, Osicom participates in all of the major segments comprising the broadband communications and fiber optics transmission market:
Video-on-Demand and Video-Dialtone; Broadcast & Cable TV; High Resolution Imaging and Graphics; Closed Circuit TV; and Government/Military. Osicom has over 450 switching and broadband communications products which include routing switchers, distribution systems, control systems, digital interface equipment, and fiber optic transmission equipment. Osicom's switching and broadband communications products are used in a variety of applications wherever businesses and organizations need on-line access and distribution of real-time, high-resolution video and image information such as electronic news gathering, sports broadcasting, electronic field production, special effects photography, underwater and aerial photography, special events broadcasting, long-distance learning networks, medical image network systems, security and surveillance, teleconferencing. educational TV, CAD/CAM/CAE systems, flight simulation, air traffic control, seismic activity monitoring, superconductor interconnects, advanced graphics and publishing, telemetry and control systems, shipboard communications and computer graphic links. Customers in its switching and broadband communications sector have included: AT&T, GTE, NYNEX, NYSE, Ameritech, C3, NASA, HBO, NHK (HDTV production), Sony, Cablevision, Johns Hopkins University, University of California - Los Angeles and San Francisco, Harris, Martin Marietta, Lockheed, and various domestic and international television networks.

      Osicom markets its products to systems integrators, distributors, value-added resellers, dealers, and original equipment manufacturers using its direct sales force and manufacturers' representatives.

Osicom has four offices in California, nine regional sales offices in the United States and one sales office in the United Kingdom, which serves Europe, and sales relationships with several European companies including Rockwell Collins - France, Aleph in Italy, Hermstedt Communications in Germany, and Alfanet in Sweden. Systems and design engineers play a crucial role in the sales effort.


HIGH-SPEED LAN MARKET AND PRODUCTS

      New multi-media and client-server applications are driving the demand for higher bandwidth, hence, faster networks. Osicom's high-speed LAN products are targeted to the high-performance network file server and concentrator market to be used in network backbones in order to aggregate bandwidth and improve data accessibility and reliability performance across workgroups using the network. Osicom's intelligent high-speed LAN products are used by network servers, graphics and engineering workstations, mid-range computers, hubs and routers, NFS server networks, network backbones, video delivery systems and in process control systems. In addition, the Company's FDDI products are used in mission critical environments such as financial trading which require non-stop computing at high speed with no tolerance for error.

      Osicom's products use its proprietary FastRACC core hardware technology, which is designed to accomplish high throughput, reliability, low power demand and low cost. FastRACC allows higher levels of custom silicon integration and layering using ASIC technology, which maximizes performance and reliability while greatly reducing cost and power consumption. Osicom's Virtual Driver Architecture software platform or "VDA" enables Osicom to quickly tune and port the software code for performance and new hardware and software platforms. The software technology reduces driver tunability time from months or even a year to weeks. This feature is especially critical in the workstation, server, and UNIX environments where operating systems need to be tuned to gain maximum performance. Osicom's LAN adapters support drivers for all popular network environments and have various bus platforms including PCI, VME, ISA, EISA, Sbus, and Multibus in network access options including Fast Ethernet, FDD1, and Ethernet. The cards range in price from $295-$1795, depending on features.

      Osicom's management believes that strong growth will continue in its existing high-speed adapter product lines as estimates of growth in the FDDI market, which is expected to eventually be overtaken by other technology, have been revised upward for the last several years largely due to the proven reliability of FDDI for use in network backbones as well as the lack of standardization in ATM. FDDI's services are required by emerging multimedia, imaging, windowing, and database applications that demand high performance and guaranteed bandwidth. According to International Data Corporation ("IDC") shipments of network servers, Osicom's primary market for these products, are expected to grow from approximately 4 million units in 1995 to over 9 million in 1999. Some of Osicom's high-speed network products include:

      2200 PCI BUS ADAPTER FAMILY: This product group provides FDDI connectivity for PCI Local Bus servers on FDDI backbones. It supports both Macintosh and PC environments without hardware modifications. No daughter card is required.

     NET EXPANDER CONCENTRATOR: This plug-and-play 8-port FDD1 concentrator provides for flexible configurations and supports a variety of media and physical network designs.

      2300 FAST ETHERNET FOR PCI BUS: The 2300 Series provides high performance, highly reliable networking support for a wide range of computers utilizing the PCI Local Bus. These adapters are based on the 100Base-T specification and automatically configures to a 10 Mb or 100 Mb hub connection.

      2340 PCI QUAD FAST ETHERNET ADAPTER: Computing environments have found that their bandwidth has been drastically reduced by two significant changes: the higher number of workstations using a network and the new generation of operating systems which deal with more graphical information than ASCII-based information. The result is increased file sizes and bit-mapped fonts being sent across the network segments. Increasing throughput to the server can be accomplished by installing multiple Ethemet adapters that spread the connectivity across various ethemet segments. With PCI slots being at a premium, this may not be desirable in many instances. A multiport network adapter is an optimal solution for boosting performance, reducing costs and simplifying the installation process. The 2340-TX Multiport Adapter is the lowest-priced four-port Fast Ethernet adapter on the market. Targeted to PCI servers, the 2340 combines four auto-sensing 10 or 100 Mbps Fast Ethemet interfaces into one card which requires only a single PCI Local Bus slot. This high-density port allocation lowers cost, reduces installation time, and frees other PCI slots in the server for attachments to RAID, SCSI devices, or additional network adapters.

      CMC 130, ENP SERIES: This series of Ethernet adapters are designed for supercomputers, 3-D graphic workstations, Sun Workstations, SPARC systems and distributed processing applications where high network data throughput and efficient VMEbus use is required. This series of products conforms to 10Base2, 10Base5, and 10BaseT standards. The lower-price products in this series are well suited to systems with real-time applications using host-based protocols which need multiple Ethemet connections.

      1250 VMEBUS ADAPTER: This FDDI product is designed for high-performance VME workstations, including Hewlett Packard, Solaris, Data General and Motorola.


REMOTE ACCESS PRODUCTS

      As businesses grow, they typically expand from a single office to an enterprise comprising several geographical locations. Computer resources which were once readily accessible via the corporate LAN are now located hundreds or thousands of miles away. This is the basic problem remote access products address: how to allow workers at remote sites to access the Internet as well as use computer resources located at the company's headquarters. Workers at remote offices have the same information access needs as their colleagues at headquarters. They need to send and receive electronic mail. They need to retrieve information from corporate data bases. They need to make use of applications located on centralized computer resources at headquarters. In fact, workers at remote offices have perhaps a greater need for these services than their colleagues at headquarters who have personal access to each other.

      As dial-up computing over PSTN and ISDN increases, Telcos will be driven to provide more technology closer to the end users, creating a faster growing Customer Premises Equipment (CPE) market for dial-up routers. These routers will require enhanced features not found in today's "Remote Office" products. The reason is that traditional LAN networks were geographically confined and it was not necessary to expend much design energy on resilience and redundancy normally key aspects of WAN services, where they form the basis of Quality of Service
(QOS). Typically LANs assumed the availability of the WAN and relied on transparent interference-free connections. In the new order, LANS are forced to take on more of the characteristics and features of the WAN forcing the merging of the underlying equipment provisioning the services.

      Osicom's NetHopper remote access products enable remote users such as branch offices, telecommuters and traveling users to connect to LANs via public telephone lines. The NetHopper transports IP protocol and native IPX/SPX packets to allow users of most popular Ethernet LAN operating systems from Novell, Microsoft, Sun, or any UNIX system to connect to large corporate LANs, the Internet, or other small offices over ISDN or analog PSTN telephone lines. Growth in use of the Internet has fueled growth in this product line as ISDN telephone service offers up to 10 times faster Internet access than narrowband modems. ISDN telephone service is available in over 80 percent of the market. Forrester Research predicts that by 1998, 20 percent of all on-line services accounts will be using ISDN service. The NetHopper offers customers the option of upgrading their telephone service to this faster class of ISDN digital dial-up telephone service without having to buy new equipment. While dedicated leased lines such as T1, T3, ATM, or SMDS (those enabling 1.5 Mbps and higher transmission rates) are widely touted as the new generation of telephone service, with today's cost structure, only the largest corporations can afford these expensive, high-speed links. Even they must confine them to backbone networks which connect only the largest offices. For most users, a dial-up connection to an ISDN line, where subscribers pay only for the time they are actually connected remains the most cost-effective alternative to Wide Area Network (WAN) access.

      The NetHopper is a stand-alone box which can be easily installed by inexperienced users. Because it has a V.34 modem built-in, there are no additional equipment costs for Internet or on-line service connections. Osicom's products are sold to Internet Service Providers ("ISPs") and others to connect subscribers to the Internet as well as other LANs. This feature helps ISPs retain subscribers as they grow and require faster access to the Internet. The NetHopper is also a versatile interface to LANs as it supports many standard communication and routing protocols, including IP, IPX and TCP/IP. Osicom's remote-access products are used by small businesses, remote officers, telecommuters, and nomadic users in file transfer, client user database access, remote management, electronic mail and Internet access. IDC estimates that the remote access server marketplace will grow from $300 million in 1994 to $2 billion in 1999. Others estimate that the remote access market is growing at an annual compounded rate of 60%.

      In 1995, the NetHopper product won various awards including Internet World's Product of the Year, PC Magazine's Editors' Choice and Data Comm Magazine's Tester's Choice. Some of Osicom's remote access products include:

      NETHOPPER NH-RAS SERIES: This rack-mounted or stand-alone box connects TCP/IP and Novell IPX users or LANs to remote networks using standard telephone lines. With the option of up to five integrated V.34 modems, networks can optimize access to WANs at speeds of up to 115 Kbps for remote LAN-to-LAN or Client-to-LAN data communications over common telephone connections. Featuring Worry Free Routing. network administrators can configure security filters based on traffic source, destination or type. Remote users and offices need only "see" the resources they need. Unauthorized use can be limited.

      NETHOPPER NH-BRI 600 SERIES: These products provide users and LANs with access to remote TCPIP and Novell IPX networks via ISDN lines. The product also provides an Ethemet LAN connection via an AUI or 10BaseT interface. The Smart Route software, which is used in all Nethopper products, is a PPP mulitlink which aggregates ISDN channels and uses Compression Control Protocol. This product also has complete IP and IPX filtering which means that enterprises can control costs by tracking, preventing or otherwise limiting connections to on-line services.

      NETHOPPER NH-EURO 700 SERIES: This is similar to the 600 series except that it is used over international ISDN lines. This product has been homulgated by almost every industrialized country in the world, a necessity for sales in most other countries.

      NETHOPPER NH-SYNC+- SYNCHRONOUS ROUTER: This product addresses the growing market for switched, digital line applications in building the local outer network. It features high leased-line throughput with built-in dial backup and the high bandwidth capabilities of either DDS, SW56 or ISDN-BR1 along with fully integrated dial back via the modem. This eliminates annoying line outages cutting off E-mail or branch office communications. The switch over is completely automatic via the Routing Information protocol (RIP). This fully automatic mechanism senses which line is able to effectively carry traffic, and which link is preferred for general usage.

      NETHOPPER NH-P AND NH-5 DIAL-UP ROUTERS: This second-generation dial-up router is designed for the remote office. The NetHopper NH-P allows work groups to transparently connect to corporate or regional networks without complicated router setups. Using regular dial-up telephone lines, this product routes TCP/IP and IPX traffic. It has one Ethernet LAN connection via AUI or l0BaseT and scales up to five V.34 modems. With integrated data compression technology, typical installation time runs about five minutes. This product also enables LANs to efficiently utilize WAN connections to the Internet or other on-line services.

      Osicom intends to follow technology standards evolution and trends and to have its product portfolio encompass emerging standards and technologies.


ATM PRODUCTS

      Asynchronous Transfer Node is a high-speed technology alternative which promises to allow integration of voice, data, image and video over one network. Capable of operating at speeds up to 655/Mbps, most industry pundits agree that ATM represents the future in telecommunications. However, standards for this technology are still in early stages of development and it is not yet capable of delivering on its promise. As such, Osicom does not currently provide any ATM products. However, Osicom is actively seeking to acquire or license technology or products, such as internetworking switches, which employ aspects of ATM yet can increase performance and bandwidth in today's existing network architectures while facilitating migration to next generation technologies, such as ATM.

GIGABIT ETHERNET

      Increasing networking speed is the central problem of network computing today. Gigabit Ethernet is an upgrade technology which promises to yield a tenfold increase in speed to today's existing networks. Currently being developed, Gigabit Ethernet is expected to be deployed in backbone environments as the preferred interconnection between switches which aggregate multiple lower speed (10 and 100 Mb/s) Ethernet segments. Osicom is a member of the Gigabit Ethernet Alliance, which is the industry organization of suppliers and consumers joined in the objective to create formal standardization of Gigabit Ethernet. Osicom plans on developing, acquiring or licensing such technology as the standard evolves to a point of interoperability and economic sense.

FIBRE CHANNEL

      The Fibre Channel standard is another gigabit technology that connects PCs, workstations and high-speed hardware (such as hard drives) usually connected by buses. Buses or channels provide high transmission speeds up to 530 Mbps or even 1 Gbps. Internetwork and intranetworking switching, for example, is accomplished by having ports log-in directly to each other or to connecting devices known as the fabric. The fabric can be comprised of any mix of networking devices. While Fibre Channel has not yet been widely adapted as a way to enhance the speed of today's networks, some of the Fibre Channel technology standard is being enveloped in the gigabit ethernet standard. Osicom is actively looking at ways and opportunities in which Fibre Channel technology can be deployed to enhance network performance.

VIDEO-ON-DEMAND AND VIDEO DIAL-TONE PRODUCTS

     Osicom's routing switches enable telephone companies and cable TV service providers to offer video-on-demand and video dial-tone services to subscribers. Applications include: pay-per-view video services, interactive video networks, cable TV, satellite TV, and command and control applications.

      Sales of video-on-demand servers are expected to increase to $ 1.3 billion by 2000 from $131 million in 1991, according to Hodge Computer Research. This increase is fueled by the recent legislation which allows telephone companies to deliver video programming to their subscribers over phone lines. Osicom has begun selling its products into this marketplace, led by customers such as AT&T, and is providing this service to the other telephone companies such as GTE. Osicom's System 2000 switch functions in both the hybrid fiber coaxial cable ("HFC") environment, which is the new generation of telephone infrastructure, as well as with the old twisted pair wiring, which is still capable of carrying a single channel of compressed studio quality video. The switch can also be used in digital data routing and DS3/T40 video. Other potential customers include other RBOC's and local telephone and cable TV providers as well as government users. Osicom's product line in this market includes:

      SYSTEM 2000: This is an extremely compact routing switcher system that has video crosspoint densities of up to 1728 per rack unit ("RU"). The audio matrix incorporates a configuration in which the left and right signals are carried in parallel paths through the switcher, resulting in crosspoint densities of twice those of the video matrices - up to 3456 crosspoints per RU. The crosspoint-level switch closure and status verification from actual crosspoint feedback is another industry first for Osicom. Optional on-board floppy disk drives and Ethernet control capability are many of the powerful tools the System 2000 offers.

      SERIES 36: The Dynair Series 36 switching equipment is available for high-resolution computer graphics and HDTV video encoded broadcast television video, including NTSC, PAL, SECAM and stereo or monaural audio and time code. This physically compact router is suited for small to medium-sized installations. Using a 120 Mhz bandwidth, it has a crosspoint density of 432 video and 864 audio crosspoints per RU. A full 36 x 36 video and stereo router occupies only 6 Rus.

      DYNAMITE: The Dynair DynaMite series uses a 40 Mhz bandwidth, handles HDTV, data or graphics signals and is suitable for NTSC, PAL and SECAM signals. Suited for small applications, it switches 10,20 or 30 inputs to 10 outputs.


BROADCAST, CABLE & WIRELESS TV PRODUCTS

      Osicom's products for cable television (CATV) includes headend equipment such as AM and FM modulators and demodulators, equipment to support coaxial transmission, and long-distance AM and FM fiber optics transmission systems. Osicom's bisectional and unidirectional links transmit video and audio signals for a distance of 10 Kilometers. Its products are suitable for all international formats including NTSC, PAL, and SECAM, and for the new standards for high-definition television and digital video. Applications include: electronic news gathering, sports coverage, studio production, underwater and aerial photography, and special events.

      Osicom's products are used by broadcast networks such as The Warner Cable, ABC, CBS, HBO, Thompson of France, and Wharf Cable Ltd. of Hong Kong, among others. Osicom's product line in this segment provides the advanced technology that delivers the superior signal quality required by the industry.

      Osicom also has products which serve the High Definition Television (HDTV) and digital video growth areas of the industry. Osicom has supplied the communications products enabling HDTV broadcast to Japan Broadcast Systems. Osicom systems can transmit up to 16 video channels up to 23 kilometers in distance.

      It is estimated that telephone companies will need to spend $100-$400 billion to replace copper wire with fiber optics prior to being able to transmit TV to homes. Osicom is attempting to position itself to take advantage of that growth in demand for cable television and fiber optics. Osicom's cable TV customers include General Instruments, TCI, Time Warner Cable, United Artists, and Continental Cable Vision, among others.

     MERET LIVE LINK: This single-channel fiber optic system provides superior signal quality transmission of broadband video and audio signals.

      CATEL CFM-3800 MULTICHANNEL FIBER OPTIC SYSTEM: Combined with Osicom's Catel family of fiber optic transmitters and receivers, this series of products provides excellent, virtually transparent signal quality transmission of video, audio and data over distances of 40 km or more. It is used in many applications including broadband transmission systems, supertrunks, surveillance, distance learning and CCTV interconnection.

      CATEL MODEL FYBERMODE 80: This high performance laser transmitter capable of launching up to 80 AM-VSB television channels into a single mode optical fiber. Coupled with the Catel family of optical receivers, the Fibermode provides a high quality transmission link with applications in broadband, CCTV, distance learning and cable television systems.

      CATEL HEADEND NTSC BROADCAST AM TELEVISION MODULATOR: This product accepts baseband video and audio signals and provides VSB-AM modulation to infrared frequencies. The output can be either composite IF or separate visual and aural IF carriers. Used primarily as an exciter for television transmitters.


HIGH RESOLUTION (HR) IMAGING AND GRAPHICS PRODUCTS

      Osicom's HR View products provide remote video imaging with maximum image integrity for a wide variety of high resolution applications, including:
CAD/CAM/CAE, medical imaging, flight simulation, air traffic control, seismic monitoring display, superconductor interconnects, advanced graphics & publishing, security and surveillance, and military C41.

      Osicom's high resolution video products transmit color or monochrome video signals for monitor resolutions ranging from 512 x 512 to 4K x 4K, along with associated signals such as keyboard and mouse data.

      Medical Imaging is a $70 billion segment of the healthcare industry, and is expected to grow by 27% per year through 1997, according to SMG Marketing Group. Imaging technology is used in computed tomography scanning, diagnostic resonance imaging, nuclear imaging, ultrasound, and X-rays.

      Osicom has taken a lead position in high resolution medical imaging networks. The Company's medical imaging systems are in use at the University of California campuses at Los Angeles and San Francisco. Using baseband and broadband fiber optic links to transmit and distribute images from computed tomography and magnetic scanners to remote reading rooms, medical personnel have the ability to telemonitor patients' CT and MR examinations in real-time. An Osicom system is also in use at USC County Hospital.

      Among other customers Osicom has supplied in this segment of the market are OEMs such as Siemens, Eastman Kodak, AGFA and Picker.

      Computer graphics is a major component of the "information superhighway". Computer graphics overlap several of the industries, including animation, advertising, in-flight simulation and air traffic control.

      Osicom's products enable users to send high-resolution graphics signals over long distances. Customers in the computer graphics sector have included such industry giants as Mitsubishi, Harris, Digital Equipment, Lockheed, Raytheon, Merrill Lynch, Boeing and NASA.

      Air traffic control radar systems are another application in which, Osicom's computer graphics systems are widely used. Because of the large amount of information that must be displayed with precision in the control tower, over high resolution monitors that a video bandwidth of over 350 Mhz are used. Because of bandwidth limitations, the maximum distance over which this type of signal can be sent on coaxial cable is less than six feet. Osicom's products enable signal transmission over distances of up to eight kilometers with no visible degradation.

      In addition to providing remote access to displays, Osicom's products can be configured to support remote extension of a variety of input and output devices including super computer, graphics workstations, laser image printers, video storage devices, keyboards, and mouse devices. Osicom's products used in these applications include:

      MERET'S 200 MHZ FIBER OPTIC RGB TRANSMISSION SYSTEM: This product provides the user with effective and reliable solutions for remoting RGB images to workstations, monitors, printing, and storage devices at distances up to 4 km.

CLOSED CIRCUIT TV PRODUCTS

      The Company's CC View products satisfy low, medium and high performance signal requirements. Applications include: security, access control, surveillance, teleconferencing and educational TV.

      Osicom's CCTV traffic surveillance systems are used throughout the world in highway, bridge and tunnel and mass transit systems. Similar surveillance and security systems are also used in government and military applications.

      Among the CCTV customers Osicom has supplied are Caltrans, Minnesota State DOT, Interstate 90 in the United States, the M-25 motorway in London, the Rapid Transit System in Taipai, Washington State DOT, Tampa Airport, and NASA. The Company has supplied CATV systems integrators including Martin Marietta, TRW, and Hong Kong Telecom.


      DISTANCE LEARNING: Osicom's products enable users to have real-time, interactive video-conferencing ability, and are used in distance learning and teleconferencing applications which extend the class and meeting room beyond the confines of an actual physical location.

      Distance learning can be as simple as interconnecting two local schools, allowing them to share information and valuable teaching resources. It can also be very complex, involving large networks of schools and classrooms. Osicom's Catel products focus is to provide the best technology for the task at hand, to make the network transparent to the user, so that any number of classrooms are provided a fully interactive network environment.

      Some of Osicom's teleconferencing and distance learning customers are systems integrators and service provides such as Ameritech, US West, Ohio Bell, NNNEX, Southwest Bell and GTE, and Florida Electric and Water. Products used in these applications include:

      CATEL WFMS-3900 AND CFM-3800 SERIES OF MULTICHANNEL FIBER OPTIC SYSTEMS:
Used in conjunction with the Catel 1310nm and 1550nm optical equipment, combined with the Catel family of fiber optic transmitters and receivers, the CFM-3000 system provides excellent signal quality transmission of video, audio and data over distances up to 40 kilometers or more. The system also offers central system management through optional monitoring and control capability.

      DYNAIR DYNA-MUX MULTIPLEXER: This product combines two independent channels of high quality audio with broadcast quality video (to 9 Mhz) while maintaining signal quality consistent with RS250C-shorthaul. It is completely compatible with Dynair switching systems.

      DYNAIR DYNA-VIEW FIBER OPTIC VIDEO LINKS: This product provides superior signal quality and security across varying distances (depending upon options) without the effects front EMI, ground loops or cross talk.

      MERET CC VIEW MODEL 420: This product is a laser-based high performance FM fiber optic link for long haul video transmission up to 25 km over singlemode fiber.

RESEARCH AND DEVELOPMENT

      Osicom's product lines require substantial research and development investment. The acquired businesses have a substantial investment in technology which has served as the foundation for the development of Osicom's current product offerings. To broaden and enhance Osicom's in-house research and development efforts and product offerings, the Company actively seeks additional acquisitions.

      Some of Osicom's key capabilities include modular media access chip design methodologies and data flow modeling, enabling the Company to reduce its time-to-market requirements for network interface adapters; its proprietary Virtual Design Architecture ("VDA") core software technology which makes possible relatively easily tunable drivers for systems such as Netware Windows NT, OS2, Mac OS, WIN95, and NDIS/ODI; its knowledge and experience with communications protocols such as ISDN, TCP/IP, IPX, and PPP; its knowledge of operating systems such as OSF, Windows NT, Netware, and Mac 0.5; and its system level integration capabilities.

      Osicom uses its proprietary FastRACC hardware architecture in the design of its network and WAN access products. This architecture provides all host system interface, data movement, management and control functions. It eliminates the need for on-board CPUs except in those cases where on-board protocol processing is required. The optionized system interface minimizes host load, optimizes system throughput and PCI utilization providing for simultaneous full-speed transfer of network and PCI data.

      Osicom's proprietary VDA software architecture enables efficient portability across operating system and protocol environments, system bus types and networks. Hardware and system dependencies are isolated behind well-defined generic interfaces. Core code modules are reused across multiple product types. All drivers are built from a single tree making for shorter development intervals, improved product quality, maintenance and support. Osicom's products support the following drivers: VDA-based ports: OS/2, AIX, UnixWare, Windows 95, Windows NT, PowerMac, DOS ODI, NetWare Server, Solaris X86, SCO UNIX, HP-RT, and HP-UT; and STRIDE-based ports: Solaris I.X, Solaris 2.X and DG-UX. Other drivers are developed as needed.

AVAILABILITY OF RAW MATERIALS

      Many of Osicom's products require certain components which may not be readily available, for example, opto electronic components, microprocessors and FDDI and Ethernet chip sets. Osicom's products can be reengineered to minimize the effects of component shortages. Additionally, Osicom seeks to mitigate the effects of this problem by using alternate suppliers.

      Osicom both manufactures in-house and uses outsourced manufacturing to produce its products. To ensure against slowdowns at such outside manufacturers, Osicom tries to maintain alternative suppliers.

PATENTS, TRADEMARKS AND LICENSES

      Osicom holds patents but does not conduct its business with reliance upon patent protection. Osicom could be subject to the risk of adverse claims and litigation alleging infringement of the proprietary rights of others. Although Osicom has not been threatened and is not involved with any such patent infringement litigation and while Osicom believes that it is not infringing on the valid patents of others, there can be no assurance that third parties will not assert infringement claims in the future or that such claims would not have a material impact on Osicom's business.

      Osicom protects its properties through trademark protection whenever feasible and is currently threatening litigation against another company for such trademark infringement. There can be no assurance that Osicom will be successful in its efforts to protects its trademark.

      Osicom's products use proprietary software and hardware technology that facilitates the ease with which Osicom can develop new products. This software and hardware technology is difficult to replicate even without patent or proprietary rights. However, while it is unlikely, Osicom can give no assurances that such proprietary technology could not be used or copied by unauthorized persons.

SEASONALITY

      Osicom's product lines and markets are still evolving and the effect of seasons on the business cannot yet be determined. In the past, sales have fluctuated due to the fulfillment of large orders to OEMs or governmental agencies and management believes it will continue to be effected by large orders and seasonality.

WORKING CAPITAL PRACTICES

      Osicom has historically maintained high levels of inventories to meet the delivery requirements of its customers and to ensure a continuous allotment of goods from suppliers. Osicom does not provide its customers with the right to return merchandise that performs according to specifications. Generally, Osicom does not provide extended payment terms to customers.

      In the year ended January 31, 1996, one customer accounted for 14.7 percent of Osicom's revenues. In the year ended January 31, 1995, no customer accounted for more than 10 percent of Osicom's revenues.

BACKLOG

      As of July 31, 1996, Osicom had a backlog of over $4,342,000. Such backlog includes only purchase orders with little or no cancellation option. Increasingly, a substantial portion of Osicom's business is booked within the same 30-day period that it is shipped, therefore backlog is not necessarily reflective of Osicom's future or even near-term prospects.

COMPETITION

      Competition in the networking and telecommunications equipment industry is intense, and Osicom believes that competition may increase substantially with the deployment of increased network usage and potential regulatory changes. Many of Osicom's foreign and domestic competitors have more extensive engineering, manufacturing, marketing, financial and personnel resources than those of Osicom. Osicom's LAN and remote access competitors include 3 Com, Cisco, Bay Networks, Shiva, Spider, Telebit, Xyplex, Ascend, Xylan, ABC Telecommunications, Digital Equipment, AT&T Technologies, Inc., Northern Telecom, Inc., Interphase, Syskonnect, Fore Systems, Intel, SMC, IBM, Motorola Inc. and many more. Osicom's enterprise networking products compete with the products of a number of other companies, two of which (Bay Networks, Inc. and Cabletron Systems Inc.) are dominant and face both strong price competition and pressure from alternative distribution strategies utilized by these other companies. Osicom's broadband connectivity products are competitive with the products offered by numerous other companies, including AT&T Technologies, Inc., Switchcraft, Inc., a subsidiary of Raytheon Company, Scientific Atlanta and Tektronics. In addition, Osicom faces increasing competition from a number of other competitors.

      The rapid technological developments within the telecommunications industry have resulted in frequent changes in Osicom's competitors. Osicom believes its success in competing with other manufacturers of telecommunications products depends primarily on its engineering, manufacturing and marketing skills, the price, quality and reliability of its products and its delivery and service capabilities. While the market for Osicom's products has not historically been characterized by significant price competition, the Company may face increasing pricing pressures from current and future competitors, both domestic and foreign, in certain or all of the markets for its products.

      Osicom believes that technological change, the increasing convergence of data, video and other network services, continuing regulatory change and industry consolidation or new entrants will continue to cause rapid evolution in the competitive environment of the networking market, the full scope and nature of which is difficult to predict at this time. Increased competition could result in price reductions, reduced margins and loss of market share by Osicom. Osicom believes industry regulatory change may create new opportunities for suppliers of telecommunications equipment. Osicom expects, however, that such opportunities may attract increased competition from others as well. Osicom also believes that the rapid technological changes which characterize the networking industry will continue to make the markets in which Osicom competes attractive to new entrants. There can be no assurance that Osicom will be able to compete successfully with its existing or new competitors or the competitive pressures faced by Osicom will not materially and adversely affect its business, operating results and financial condition.

      Osicom's market is characterized by a variety of competitors both larger and smaller than Osicom, with both greater and lesser resources.

ENVIRONMENTAL COMPLIANCE

      Osicom is required to file environmental compliance reports with the Federal Food and Drug Administration regarding the emissions levels of its laser-based products, which are used in fiber optics communications. All of Osicom's products comply with the required safety level standards.

EMPLOYEES

      As of August 1, 1996, Osicom employed 133 persons, including 85 full-time employees in engineering, manufacturing, testing, and quality control; 32 in sales and marketing; 13 in administration and 3 executives. None of Osicom's employees is represented by a collective bargaining agreement and management believes that relations with its employees are good.

ACQUIRED BUSINESSES

      Osicom, having discontinued its computer manufacturing and distribution business, has actively sought acquisition opportunities since 1993.

      In May 1993, Osicom entered the broadband communications industry, by acquiring Meret Optical Communications, Inc. ("Meret"), a company located in Santa Monica, California engaged in designing, manufacturing, marketing and supporting broadband communications networking equipment. On July 2, 1993, Meret acquired Catel Telecommunications, Inc. ("Catel"), a similar communications equipment provider located in Fremont, California. Effective January 31, 1994, Osicom acquired Adtech Micro Systems, Inc. ("Adtech") a company located in Fremont, California, that designed, developed, manufactured and marketed modems and telecommunications equipment for personal computers. During the last quarter of Fiscal 1995, Osicom divested itself of Adtech. Osicom completed two acquisitions in Fiscal 1996, of Dynair Electronics, a video switch and router company, and Rockwell Network Systems ("RNS") a leading OEM supplier of high-speed LANs and remote access products.

      Meret Optical Communications. Inc.

      On May 31, 1993, Osicom acquired 100% of the outstanding common stock of Meret. As a result of that acquisition, the shareholders of Meret gained voting control of the registrant and therefore became the acquiring entity and the surviving entity for accounting purposes. The acquisition of Meret by Osicom was accounted as a reverse acquisition. Osicom purchased Meret from Rand Research Corporation ("Rand"), a related entity, owned by two directors of Osicom.

Rand acquired Meret on May 24, 1993 from Amoco Oil Company for the assumption of certain existing liabilities.

      Catel Telecommunications. Inc.

      On July 2, 1993, Meret, as a wholly owned subsidiary of Osicom, acquired 100% of the outstanding common stock of Catel from Data-Design Laboratories. Catel is engaged in a similar business as Meret although it serves a different market segment.

      Adtech Micro Systems, Inc.

      On January 31, 1994, Osicom acquired 100% of the outstanding common stock of Adtech from Stratuslink NA Inc. ("Stratuslink") The purchase price was $1,200,000. The acquisition was accounted for as a purchase. Due to the inability of Adtech to reach projected goals for revenues, income and new product development by Fiscal 1995's third quarter, Osicom divested Adtech. Osicom sold the acquired stock of Adtech to Stratuslink in exchange for repayment to Osicom of the balance of its investment in Adtech after absorption by Osicom, of the operating losses of Adtech, since acquisition. Osicom was indemnified by Stratuslink for any further losses. Stratuslink issued Osicom a $261,036 short term note, which was paid in Fiscal 1996. Osicom granted a warrant to Stratuslink, expiring on June 1, 1998, to purchase 152,348 shares of Osicom common stock at an exercise price of $4.125 per share, in return for which Stratuslink surrendered 152,348 shares of Osicom stock to Osicom. Osicom has accounted for the return of its shares and receipt of the note as a reduction in the purchase price of Adtech under the provisions of FASB 38.

      Dynair Electronics. Inc.

      On June 8, 1995, Osicom acquired 100% of Dynair Electronics, Inc. ("Dynair"). Dynair is engaged in the business of designing, manufacturing, marketing and supporting digital and analog switches and routers which are being used by the telecommunications industry to build the next generation of networks to provide video-on-demand and related services.

      The purchase price paid by Osicom for Dynair was $269,807, equal to Dynair's audited shareholders' equity as of May 31, 1995. The seller is also entitled to receive additional cash consideration equal to a percentage of the Net Applicable Sales for each of the five years subsequent to the acquisition date. Such Net Applicable Sales are defined as the total net revenues in excess of $5,000,000 within a post-closing year derived from the sale of Dynair products. The percentage of Net Applicable Sales is determined by the following formula: five percent (5%) plus one and one-fourth, percent (1.25%) times each full million dollars (1,000,000) of Net Applicable Sales for such post-closing year. For example, if the Net Applicable Sales were equal to $2,000,000 the Applicable Percentage would be 7.50%, representing $150,000 in additional consideration.

      Rockwell Network Systems ("RNS")

      On January 31, 1996, Meret acquired all of the assets and assumed certain specified liabilities of RNS from Rockwell International Corporation, for $11,239,000 in cash and notes. Osicom used cash on hand, a portion of its $8 million credit facility with Coast Business Credit and a note payable to Seller to finance the transaction. RNS provides high-speed LAN solutions and connections to the extended workgroups and servers in high growth networking (FDDI, Fast Ethernet) markets. In addition, RNS is a leading supplier of remote access router-based technologies for connections to network backbones via public switch facilities (ISDN and analog modems).

PROPERTIES

      Osicom's corporate headquarters are located in Santa Monica, California, where it leases a 6,200 square foot facility under a lease which expires April 30, 2001.

      Meret's headquarters and primary facility is located in San Diego in a 36,000 square foot leased facility. The term of the lease is for five years with an option to buy the facility during the lease term at the landlords cost.

      Osicom also leases a 18,000 facility in Fremont, California. The lease expires on July 31, 1997. Osicom will not renew this lease but will relocate the Fremont operation to its San Diego facilities.

      The main RNS facility is 27,400 square feet located in Santa Barbara, California under a lease which expires February 28, 1998.

      The Company also has nine sales offices located around the United States and one such office in the United Kingdom. All such sales offices are leased.

      Management believes that the existing and planned facilities are and will remain adequate for the foreseeable future.


LEGAL PROCEEDINGS

      From time to time Osicom is or has been party to lawsuits related to the ordinary course of business. Interphase, Inc. sued Rockwell International Corporation in connection with Osicom's acquisition of RNS, and later named Osicom as an additional defendant. Osicom believes the suit is frivolous and without merit. The Company is also indemnified by Rockwell International Corporation against any losses arising from this action. Management is not aware of any litigation, pending or threatened against the Company, that would have a material adverse affect on Osicom's business.

      Osicom is a party to several lawsuits related to dispossessed business. The majority of such claims were assumed by the buyer in conjunction with the sale of Osicom's business, and as such the buyer has indemnified Osicom against any loss with respect to those claims. Management believes that any loss to Osicom as a result of these lawsuits would be immaterial.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

      The following table sets forth certain information with respect to the directors, executive officers and other significant employees of Osicom:

      Name                                  Age                                        Title
      ----                                  ---                                        -----

      Sharon G. Chadha                       41                                        Chairman, Chief
                                                                                       Executive Officer,
                                                                                       Director

      Par Chadha                             41                                        Director

      Xin Cheng, Ph.D.                       40                                        Director, President,
                                                                                       Secretary

      Leonard Hecht                          59                                        Director

      Christopher E. Sue                     32                                        Chief Financial Officer

      Nicholas J. Whelan                     42                                        President, RNS Division
                                                                                        of Meret, Inc.

      Members of the Board of Directors are elected annually by the Shareholders of Osicom for one-year terms. Osicom does not offer cash as compensation to its directors for their service as such. The Board of Directors has no committees. There are no family relationships between any directors and officers except that Par Chadha and Sharon G. Chadha are husband and wife.

      It is expected that Barry Witz, currently a director and Chief Executive Officer of BWAI, will become a director of Osicom shortly after the Closing Date. See "Certain Information Concerning BWAI - Management - Director and Executive Officers."

      Officers serve at the discretion of the Board of Directors, and there are no employment agreements between Osicom and any of its officers.

      Sharon G. Chadha has been a director of Osicom since 1983, has been Chief Executive Officer since May 1993 and has been Chairman since June 18, 1996. Mrs. Chadha also served as Treasurer and Secretary of Osicom from August 1988 through June 1993 and as Chief Financial Officer from 1983 through January 1996. Mrs. Chadha is a director and President of Rand Research Corporation, which is privately owned.

      Par Chadha founded Osicom in 1981 and has been a director of Osicom since that time. He served as President and Chief Executive Officer of Osicom from July 1981 through May 1993, and as Chairman from July 1981 through June 18, 1996. Mr. Chadha has been a director and Chairman of BWAI since March 30, 1995. Mr. Chadha was a director of Saratoga Brands, Inc. from January 1995 through July 1995, and a director and Chairman of the Board of Phoenix Laser Systems, Inc. from September 1993 through November 1993, and has been Chairman, President and Chief Executive Officer of Oxford Acquisitions Group, Inc. since February 1994. Mr. Chadha is also a director of Rand Research Corporation, RII Partners, Inc. and RT Investments, Inc. which are privately held companies.

      Xin Cheng, Ph.D., has been President and a director of Osicom since September 1995, and Secretary since June 1993. He is President of Meret Optical Systems, Inc., a wholly-owned subsidiary of Osicom. Dr. Cheng holds a Ph.D. in electrical engineering from the University of California, Irvine. Since 1988, Dr. Cheng has been senior staff scientist of advanced technology for Osicom.

      Leonard N. Hecht, has been a director of Osicom since June 18, 1996. He has been President of Chrysalis Capital Group, an investment banking company specializing in mergers and acquisitions and financings which Mr. Hecht formed in January of 1994. From 1987 to 1993, Mr. Hecht was a Managing Director of the Investment Banking Group and head of the Technology Assessment Group of Houlihan Lokey Howard & Zukin, a financial advisory firm. From 1984 to 1987, Mr. Hecht was the Vice Chairman of the Board and Chief Executive Officer of Quantech Electronics Corp., a diversified publicly held electronics company. Prior to joining Quantech, Mr. Hecht was a founding principal of Xerox Development Corporation, a wholly owned subsidiary of the Xerox Corporation. Xerox Development Corporation was active in strategic planning, mergers and acquisitions, divestitures, licensing, joint ventures and venture investing for the Xerox Corporation. Mr. Hecht has served on the board of directors of many public and private companies.

      Christopher E. Sue has been Chief Financial Officer of the Company since January 1996 and Chief Financial Officer of Meret since December, 1995. From 1993 to 1995 he was Accounting Manager at Haskel International, Inc. and from 1990 to 1993 he was Assistant Controller at Sun Computers, Inc. Prior to 1990, Mr. Sue was employed by KPMG Peat Marwick in both its audit and management consulting practices for five years. Mr. Sue is a certified public accountant.

      Nicholas J. Whelan, Executive Vice President, Meret Communications, Inc. and General Manager of RNS, joined RNS in 1994 to lead the business transition to a mainstream high-growth PC-based market supplier focused on workgroup connectivity. Mr. Whelan has over 20 years of experience in design engineering, product management, marketing and business development in the WAN industry. Prior to his employment at RNS, Mr. Whelan was director of international marketing for Tellabs, where he was responsible for worldwide marketing and business development. Prior to the Tellabs, Mr. Whelan served in various management capacities at Case Communications and Netrix Corporation. Mr. Whelan holds a BSEE degree from the University of Limerick in Ireland.

OTHER KEY EMPLOYEES OF OSICOM'S SUBSIDIARIES INCLUDE:

NAME OF INDIVIDUAL                          CURRENT CAPACITY
- ------------------                          ----------------

Steven P. Ricca                             Director of Engineering - LAN and Remote Access Products

Ben VanBenthem                              Director of Engineering - Switches and Broadband
                                            Communications Products

Arthur Trakas                               Director of Sales

Paul Davis                                  Manager of Operations - LAN and Remote Access Products

      Steven P. Ricca, Director of Engineering - LAN and Remote Access Products, Meret Communications, Inc., joined RNS in 1991 as a principal member, technical staff. In 1991, he was appointed Director of Engineering for RNS. Mr. Ricca has over 14 years of experience in the development of high performance systems and networks. Prior to joining RNS, Mr. Ricca worked at AT&T Bell Laboratories as chief architect for the Comm View Picture Archive and Communications System
(PACS). Mr. Ricca holds a BSEE degree from Rutgers University, and an MSEE degree from Cornell University.

      Ben VanBenthem, Director of Product Development - Switches and Broadband Communications Products, Meret Communications, Inc. joined Dynair in 1995. Since 1957, he has been in design and development of large video and data routing systems for commercial, broadcast, and military applications. During the twenty years he was at CBS Laboratories, he designed large broadcast facilities and was a key play in the development of the first Microcam. He was formerly employed as Director of Product Development and Vice President of Engineering at BTS, Inc. and Pesa, Inc. where he was involved in the design and development of large audio, video and data routing systems. He earned a BSEE in the Netherlands. He is the author of several papers on video system design and automation and is a member of the SMPTE.

      Arthur Trakas, Director of Sales, Meret Communications, Inc. Mr. Trakas joined RNS in 1991 as regional sales manager and was named Director of Sales in August of 1995. Mr. Trakas has over 15 years of sales and management experience, focused primarily on government customers through direct sales, government systems integrators, resellers and distributors. Prior to joining RNS, Mr.

Trakas was a regional sales manager at Wang Federal. Mr. Trakas holds a BS degree from Wheeling College.

      Paul Davis, Director of Operations - LAN and Remote Access Products, Meret Communications, Inc. Mr. Davis joined RNS in 1988 and was named Manager of Operations in 1995. Prior to RNS, Mr. Davis was a senior field engineer at Raytheon Service Company. Mr. Davis has over 14 years experience in the manufacturing environment.


EXECUTIVE COMPENSATION

      The following table sets forth all cash compensation, including bonus, paid or accrued during the fiscal years ended January 31, 1996, 1995 and 1994, to each of its executive officers whose aggregate cash compensation exceeded $100,000 and for all executive officers of the Company as a group.

                                        CAPACITIES IN                                                CASH
NAME OF INDIVIDUAL                      WHICH SERVED                             YEAR                COMPENSATION

Sharon G. Chadha                        CEO, CFO                                 1996                $  0
                                        CEO, President, CFO                      1995                $  0
                                        Secretary, CFO                           1994                $120,000



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

      The following table sets forth, as of July 25, 1996, the number of shares owned beneficially to the knowledge of the Company by each beneficial owner of more than 5% of the common stock, by each director of Osicom, and by all directors and officers of the company as a group:


                                                     AMOUNT AND NATURE
NAME AND ADDRESS                                     OF BENEFICIAL                            PERCENT
OF BENEFICIAL OWNER                                  OWNERSHIP                                OF CLASS

Par Chadha                                           672,950*                                 18.7%
15332 Antioch Street
Pacific Palisades, CA 90272

Sharon G. Chadha                                     614,764*                                 17.1%
15332 Antioch Street
Pacific Palisades, CA 90272

Rand Research Corporation                            585,858                                  16.3%
2250 East Tropicana Avenue
Las Vegas, NV  89119

Xin Cheng                                             19,497                                   0.6%

Leonard Hecht                                         81,224                                   2.3%

Christopher E. Sue                                      -                                       -

All officers and directors as a group (five          773,671                                  19.6%
persons)

*Includes 585,858 shares beneficially owned through Rand Research Corporation.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

      In the event the Acquisition is not consummated for any reason BWAI will hold an annual meeting of its shareholders. In accordance with the rules of the Commission, certain shareholder proposals that are received by the Secretary of BWAI at BWAI's corporate headquarters a reasonable time before proxies are solicited by the BWAI Board for such meeting must be included in the proxy statement and proxy relating to such meeting.


                                 LEGAL OPINIONS

      The validity of the shares of Osicom Common Stock to be issued pursuant to the Plan of Liquidation will be passed upon for Osicom by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, Woodbridge, New Jersey. Greenbaum, Rowe, Smith, Ravin, Davis & Himmel has rendered legal services to BWAI in the past, but does not represent BWAI with respect o the Acquisition or the Plan of Liquidation.


                                     EXPERTS

      The consolidated financial statements as of January 31, 1996 and for each of the two years in the period ended January 31, 1996 and the related consolidated financial statement schedules of Osicom included in this Proxy Statement/Prospectus have been so included on the report of Weinbaum & Yalamanchi independent certified public accountants, which is included herein (which report expresses an unqualified opinion), and have been so included in reliance upon the report of such firm given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of BWAI as of and for the year ended May 31, 1996, have been included in this Proxy Statement/Prospectus in reliance upon the report, appearing elsewhere herein, of Weinbaum & Yalamanchi, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Uni Precision Industrial Limited incorporated by reference in this registration statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

        The consolidated financial statements of BWAI as of May 31, 1995 and for the period July 1, 1994 (inception) through May 31, 1995, have been included in this Proxy Statement/Prospectus in reliance upon the report, appearing elsewhere herein, of Jay J. Shapiro, C.P.A., independent public accountant, and upon the authority of said firm as experts in accounting and auditing.

                                   DEFINITIONS

      As used in this Proxy Statement/Prospectus, the following terms shall have the meanings indicated:

      "Acquisition" means the purchase by Osicom of substantially all of the assets of BWAI pursuant to the Acquisition Agreement.

      "Acquisition Agreement" means the Stock Purchase Agreement dated as of June 1, 1996 between Osicom and BWAI, a copy of which is attached as Exhibit A to this Proxy Statement/Prospectus.

      "ADSL" means Asymetric Digital Subscriber Line.

      "Affiliate" has the meaning set forth in Rule 145 under Securities Act.

      "ATM" means Asynchronous Transfer Mode.

      "Backbone" means the main spine or segment of an enterprise network. Departmental networks are attached as ribs to the central backbone.

      "Bandwidth" means the capacity to move information down a communications channel. Bandwidth is measured by the difference between the highest and lowest frequencies that can be transmitted by that channel. Ethernet has a 10Mbps bandwidth and FDDI has a 100Mbps bandwidth.

      "Baseband" means the LAN channel technology that provides a single path for transmitting either text, graphics, voice or video data at one time.

      "Broadband" means the LAN channel technology that provides several paths for transmitting text, graphics, voice or video data so that different types of data can be transmitted simultaneously.

      "Bridge" has the meaning of a bridge connects two networks of the same access method; for example, Ethernet to Ethernet or Token Ring to Token Ring.

      "BWAI" means Builders Warehouse Association, Inc.

      "BWAI Common Stock" means the common stock, par value $.008 per share, of BWAI.

      "BWAI Shareholders" means the holders of BWAI Common Stock on the Record Date.

      "BWAI's Articles" means BWAI's Articles of Incorporation, as amended.

      "BWAI's By-Laws" means BWAI's By-Laws, as amended.

      "CBCA" means the Colorado Business Corporation Act, as amended.

      "Commission" means the Securities and Exchange Commission.

      "Company" means BWAI and Osicom, subsequent to the consummation of the Acquisition.

      "Concentrator" means the connection point, more sophisticated than a hub, incorporating different types of cable connections, back-up power supply, data-gathering capability for management purposes and possibly even bridge and router features as well.

      "Consents" means all authorizations, consents, orders or approvals of, and all expirations of writing periods imposed by any governmental entity which are necessary for the consummation of the Acquisition.

      "Demand" means a demand for payment of the fair cash value of the Dissenter's Shares.

      "Dissenting Shares" means shares of BWAI Common Stock held on the Record Date whose holders dissent from the Acquisition and Plan of Liquidation and (in the event that the Acquisition Agreement and Plan of Liquidation are adopted and are consummated) demand in writing payment of the fair cash value of such shares in compliance with and by following the procedures under Section 202.

      "Dissenting Shareholder" means any holder of BWAI Common Stock who seeks relief as a dissenting shareholder under Section 202.

      "Ethernet" means a 10Mbps speed network that runs over thick coax, thin coax, twisted-pair, and fiber-optic cable.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" means Idata, Inc.

      "Fast Ethernet" means a 100 Mbps speed network that runs over thick coaxial, thin coaxial, twisted pair and fiber optic cable.

      "FDDI" means the Fiber Distributed Data Interface is a fiber optic network that supports transmission speeds up to 100 Mbps.

      "File Server" means a computer in a network that stores various programs and data files for uses of the network. It determines access and availability in the network.

      "Firewall" meaning is a hardware and software combination that serves as a gateway between an organization's internal network and the Internet. Employees can get out onto the Net, but unauthorized individuals cannot get into the protected network.

      "FTP" means a File Transfer Protocol is the TCP/IP protocol for file transfer between a host and a remote computer.

      "Gateway" meaning is to link very different kinds of networks; e.g. mainframe to micro.

      "GUI" means a Graphical User Interface that is a means of communicating with a computer by manipulating icons and windows rather than using text commands.

      "Hub" means a connection point that connects one type of cabling-possibly with a single high-capacity fiber optic or coaxial link to the network backbone.

      "Internet" means a collection of more than 2000 packet-switched networks located principally in the United States, but also in other parts of the world, all linked using the TCP/IP protocol.

      "Interoperabilty" means an ability of one manufacturer's hardware to operate alongside, communicate with, and exchange information with another vendor's dissimilar computer equipment.

      "ISDN" means an Integrated Services Digital Network is an all-digital communication network that provides a wide range of services on a switched basis. Voice, data and video can be simultaneously transmitted on one line from a source.

      "ISO" means International Standards Organization.

      "LAN" means a Local Area Network is an interconnection of computers for the purpose of sharing files, programs and various devices such as printers and high-speed modems. LANs may include dedicated computers or file servers that provide a centralized source of shared files and programs.

      "Meeting" means the special meeting of BWAI's Shareholders to which this Property Statement/Prospectus relates.

      "Modem" means a device that connects a computer to a data transmission line. It is used for translating digital signals into analog signals and vice versa.

      "Multimedia" means the ability to mix fore than one means of communication (e.g., voice, video, and data) at the same time.

      "Multiplexing" means a process that combines a number of lower speed transmission lines into one high-speed line by splitting the total available bandwidth into narrower bands (frequency division) or by allotting a common channel to several different transmitting devices one at a time in sequence (time division).

      "Nasdaq" means The Nasdaq SmallCap Market.

      "NIC" means a Network Interface Card is the adapter card that plugs into computers and enables communication over a network.

      "NOS" means a Network Operating System is special software that manages the file server in a LAN and routes and manages communications on the network.

      "OEMs" means original equipment manufacturers.

      "Open Systems" means a system based on non-proprietary protocols that enable interoperability.

      "Osicom" means Osicom Technologies, Inc., a New Jersey corporation.

      "Osicom's By-Laws" means Osicom's by-laws, as amended.

      "Osicom's Certificate" means Osicom's certificate of incorporation, as amended.

      "Osicom's Shareholders" means the holders of Osicom's Common Stock.

      "Plan of Liquidation" means the plan to liquidate BWAI and distribute shares of Osicom Common Stock to the BWAI Shareholders promptly following the consummation of the Acquisition.

      "POPs" means Points of Presence are networks of modems, routers and other related computer equipment, located in a particular city or metropolitan area, that allow subscribers to access the Internet through a local telephone call.

      "Protocol" means a set of rules and procedures that govern transmission among the components in a network.

      "Proxy Statement/Prospectus" means this Proxy Statement/Prospectus relating to the proposed Acquisition and Plan of Liquidation.

      "Record Date" means July 20, 1996.

      "Registration Statement" means the Registration Statement on Form S-4 together with any amendments, of which this Proxy Statement/Prospectus is a part.

      "Repeater" means it is used to extend the length of a single LAN by regenerating and retiming signals. Its main function is to receive and retransmit all data packets after amplifying signals that make up the data packet. The repeater contains no logic-integrated circuits.

      "Representatives" means BWAI's subsidiaries and the officers, directors, employees, representatives, investment bankers, attorneys, accountants and other agents and affiliates of BWAI or any of its subsidiaries.

      "Required Shareholder Vote" means the affirmative votes of the holders of a majority of the outstanding shares of BWAI Common Stock.

      "Router" means a network translator that reads network addressing information within packets or tokens to provide greater selectivity in directing traffic over multiple LAN segments.

      "Section 102" means Section 13-7-102 of the CBCA, relating to the rights of dissenting BWAI Shareholders, a copy of which is included as Exhibit C to this Proxy Statement/Prospectus.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Server" means a computer that provides shared resources to network users. Server software enables communication between the server and the other computers.

      "Service" means the Internal Revenue Service.

      "SMDS" means a Switched Multimegabit Data Service is a public packet-switched service offered by telephone companies. It supports transmission speeds up to 34 mbps.

      "Switching" means a technology that splits networks into smaller groupings and provides fast connections between them. Advantages are an increase in network capacity and lower cost.

      "TCP/IP" means a Transmission Control Protocol/Internet Protocol. It is a standard communications protocol that defines how computers, running incompatible operating systems, can connect and share information.

      "T1" means a data communications line capable of transmission speeds of
1.544 Mbps. This is used primarily in North America and some Pacific Rim countries.

      "T3" means a data communications line capable of transmission speeds of 45 Mbps.

      "WAN" means a Wide Area Network. A communications network that connects geographically dispersed users.

                                  MISCELLANEOUS

      It is expected that representatives of Weinbaum & Yalmanchi, Osicom's and BWAI's independent public accountants will be present at the Meeting to respond to appropriate questions and to make a statement if they so desire.

      BWA knows of no matters to be presented at the Meeting other than the matters set forth in the attached Notice and this Proxy Statement/Prospectus. However, if any other matters come before the Meeting, it is intended that the holder of the proxies will vote thereon in their discretion.

                                             By Order of the Board of Directors



                                             Barry Witz, Chief Executive Officer


September  , 1996

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                               ----
OSICOM TECHNOLOGIES, INC.

      Report of Independent Accountants - Weinbaum & Yalamanchi.................................................F-2

      Consolidated Balance Sheet at January 31, 1996............................................................F-3

      Consolidated Statements of Operations for the Years Ended
      January 31, 1996 and January 31, 1995.....................................................................F-4

      Consolidated Statements of Changes in Stockholders' Equity for the
      Years Ended January 31, 1996 and January 31, 1995.........................................................F-5

      Consolidated Statements of Cash Flows for the Years Ended
      January 31, 1996 and January 31, 1995.....................................................................F-6

      Notes to Consolidated Financial Statements................................................................F-7

      Management's Discussion and Analysis of Financial Condition and Results
      of Operations for the Years Ended January 31, 1996 and January 31, 1995..................................F-19

      Consolidated Balance Sheet at April 30, 1996 (unaudited).................................................F-21

      Consolidated Statements of Operations for the Three Months Ended
      April 30, 1996 and April 30, 1995 (unaudited)............................................................F-22

      Consolidated Statements of Cash Flows for the Three Months Ended
      April 30, 1996 and April 30, 1995 (unaudited)............................................................F-23

      Notes to Consolidated Financial Statements...............................................................F-24

      Management's Discussion and Analysis of Financial Condition and Results of
      Operations for the Three Months Ended April 30, 1996 and April 30, 1995..................................F-32

BUILDERS WAREHOUSE ASSOCIATION, INC.

      Independent Auditors' Report - Weinbaum & Yalamanchi.....................................................F-34

      Independent Auditors' Report - Arthur Andersen & Co., L.L.P..............................................F-35

      Independent Auditor's Report - Jay Shapiro, CPA..........................................................F-37

      Consolidated Balance Sheets as of May 31, 1996 and May 31, 1995..........................................F-38

      Consolidated Statements of Operations for the Year ended May 31, 1996 and July 1, 1994 (inception) to May 31, 1995.............................................................F-40

      Consolidated Statements of Shareholders' Equity for the Year ended
      May 31, 1996 and July 1, 1994 (inception) to May 31, 1995................................................F-41

      Consolidated Statements of Cash Flows for the Year ended May 31, 1996 and July 1, 1994 (inception) to May 31, 1995.............................................................F-43

      Notes to Consolidated Financial Statements...............................................................F-44

      Management's Discussion and Analysis of Financial Condition and Results of
      Operations for the Year ended May 31, 1996 and for July 1, 1994
      (inception) to May 31, 1995..............................................................................F-60


                                      F-1A

                            [WEINBAUM & YALAMANCHI]


                         INDEPENDENT ACCOUNTANTS' REPORT


The Stockholders
Osicom Technologies, Inc.

         We audited the accompanying consolidated balance sheet of Osicom Technologies, Inc. (Osicom) and subsidiaries as of January 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended January 31, 1996 and 1995. These consolidated financial statements are the responsibility of Osicom's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe our audits provide a reasonable basis for our opinions.

         In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Osicom and subsidiaries as of January 31, 1996 and the consolidated results of their operations and their consolidated cash flows for the years ended January 31, 1996 and 1995 in conformity with generally accepted accounting principles.

                                        Weinbaum & Yalamanchi



Canoga Park, California
April 11, 1996

OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

===============================================================================
                                                               January 31, 1996
- -------------------------------------------------------------------------------
ASSETS

CASH                                                           $        451,860
ACCOUNTS RECEIVABLE                                                   4,541,226
ALLOWANCE FOR DOUBTFUL ACCOUNTS                                        (357,665)
NOTES RECEIVABLE (Note C)                                               143,190
INVENTORIES  (Note B(4))                                              9,360,568
PREPAID EXPENSES                                                        452,335
- -------------------------------------------------------------------------------
             TOTAL CURRENT ASSETS                                    14,591,514
- -------------------------------------------------------------------------------

NET PROPERTY AND EQUIPMENT (Note D)                                   1,425,429
- -------------------------------------------------------------------------------

PURCHASED SOFTWARE (Note B(2))                                        4,673,003
- -------------------------------------------------------------------------------

OTHER ASSETS                                                            204,029
- -------------------------------------------------------------------------------
             TOTAL ASSETS                                      $     20,893,975
===============================================================================

LIABILITIES and STOCKHOLDERS' EQUITY

LIABILITIES
LOANS PAYABLE - BANK (Note E)                                  $      4,004,514
NOTES PAYABLE - Current (Note F)                                        495,094
NOTES PAYABLE - Affiliate (Note G)                                       56,073
ACCOUNTS PAYABLE AND ACCRUED EXPENSES (Note K)                        4,721,090
- -------------------------------------------------------------------------------
             TOTAL CURRENT LIABILITIES                                9,276,771
- -------------------------------------------------------------------------------

NEGATIVE GOODWILL (Note B(2))                                           324,666
- -------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (NOTE I)
LONG TERM DEBT(Note F)                                                7,201,138
- -------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (Note J)
PREFERRED STOCK
Series A, 2500 shares issued and outstanding -
    Liquidation preference $3,012,500                                   250,000
COMMON STOCK
Par value $.10 per share, authorized 20,000,000 shares,
    2,770,180 shares issued and outstanding (a)                         277,018
ADDITIONAL PAID-IN-CAPITAL                                            1,877,631
RETAINED EARNINGS (from June 1, 1993)                                 1,686,751
- -------------------------------------------------------------------------------
             TOTAL STOCKHOLDERS' EQUITY                               4,091,400
- -------------------------------------------------------------------------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $     20,893,975
===============================================================================

(a) Adjusted for 2-for-1 stock split effected February 12, 1996.

   The accompanying notes to consolidated financial statements are an integral part hereof.

OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

=======================================================================================================
                                                                             Year Ended January 31,
                                                                               1996             1995
- -------------------------------------------------------------------------------------------------------
NET SALES (Note M)                                                        $  7,733,366     $  5,892,356

COST OF SALES (Note B(4))                                                    4,621,315        4,051,409

- -------------------------------------------------------------------------------------------------------
GROSS MARGIN                                                                 3,112,051        1,840,947
- -------------------------------------------------------------------------------------------------------

SELLING, GENERAL & ADMINISTRATIVE EXPENSES (Note N)                          3,201,627        2,058,095
AMORTIZATION OF NEGATIVE GOODWILL                                              950,868          950,868
- -------------------------------------------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
                  BEFORE INTEREST EXPENSE                                      861,292          733,720
- -------------------------------------------------------------------------------------------------------

INTEREST  EXPENSE, NET                                                         158,339           84,431
- -------------------------------------------------------------------------------------------------------

EARNINGS FROM CONTINUING OPERATIONS                                            702,953          649,289
- -------------------------------------------------------------------------------------------------------

LOSS ON DISCONTINUED OPERATIONS                                                                (276,269)
- -------------------------------------------------------------------------------------------------------

NET INCOME                                                                  $  702,953       $  373,020
=======================================================================================================

EARNINGS PER COMMON SHARE (NOTE L)

Earnings from continuing operations                                         $  702,953       $  649,289
Accrued dividends on preferred stock                                          (150,000)        (150,000)
- -------------------------------------------------------------------------------------------------------
Earnings from continuing operations available to common shareholders        $  552,953       $  499,289

Earnings per common share from continuing operations
                - Primary                                                   $     0.21       $     0.24
                - Fully diluted                                             $     0.20       $     0.24
- -------------------------------------------------------------------------------------------------------

Loss from discontinued operations                                                            $  276,269

Loss per common share from discontinued operations
                - Primary                                                                    $     0.13
                - Fully diluted                                                              $     0.13
- -------------------------------------------------------------------------------------------------------

NET EARNINGS                                                                $  702,953       $  373,020

    Earnings per share - Primary                                            $     0.21       $     0.11
                       - Fully Diluted                                      $     0.20       $     0.11
- -------------------------------------------------------------------------------------------------------

    Average shares used in computation - Primary (a)                         2,649,006        2,111,636
                                       - Fully Diluted                       2,798,378        2,111,636
=======================================================================================================

(a)  Adjusted for 2-for-1 stock split effected February 12, 1996.





   The accompanying notes to consolidated financial statements are an integral part hereof.

OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

================================================================================================================================
                                                                                                                        Total
                                    Preferred Stock             Common Stock            Additional      Retained    Stockholders'
                                    Stock    Amount          Stock        Amount      Paid-in-Capital   Earnings       Equity
                                  ----------------------------------------------------------------------------------------------
Balance January 31, 1994           2,500   $   250,000     2,044,138    $   204,414    $   956,884    $   610,778    $ 2,022,076
Issuance of Common Stock:
  Subscriptions                                              500,000         50,000        450,000                       500,000
  Stock Cancellation                                        (152,348)       (15,235)      (613,201)                     (628,436)
  Fractional Shares                                                6              1                                            1
Net Income for Fiscal 1995                                                                                373,020        373,020
                                  ----------------------------------------------------------------------------------------------
Balance January 31, 1995           2,500       250,000     2,391,796        239,180        793,683        983,798      2,266,661

Issuance of Common Stock:
  Subscriptions                                               78,230          7,823        567,177                       575,000
  Stock Options                                              321,602         32,160        300,340                       332,500
  Stock issued in connection
    with RNS Acquisition                                      61,224          6,122        208,164                       214,286
  Stock Cancellation                                         (82,672)        (8,267)         8,267
Net Income for Fiscal 1996                                                                                702,953        702,953
                                  ----------------------------------------------------------------------------------------------

Balance January 31, 1996           2,500   $   250,000     2,770,180    $   277,018    $ 1,877,631    $ 1,686,751    $ 4,091,400
                                  ==============================================================================================

   The accompanying notes to consolidated financial statements are an integral part hereof.

OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS


====================================================================================================================
                                                                                             Year Ended
                                                                                             January 31,
                                                                                      1996                  1995
                                                                                 ---------------------------------
Cash flows from operations:
Net income:                                                                      $   702,953            $  373,020
Adjustments to reconcile net income to cash used in operations:
             Depreciation and amortization                                            70,363                11,656
             Amortization of negative goodwill                                      (950,868)             (950,868)
             Non-cash loss of discontinued operation                                                       197,616
Changes in operating assets and liabilities:
             Decrease in accounts receivable                                          62,982               111,054
             Increase in inventories                                                (811,424)              (11,270)
             Decrease (increase) in prepaid expenses                                (166,650)               29,603
             Decrease in other assets                                                    962                17,863
             Decrease in accounts payable and accrued expenses                        (1,683)             (134,122)
                                                                                 ---------------------------------
Cash used in operations                                                           (1,093,365)             (355,448)
                                                                                 ---------------------------------

Cash flows from investing activities:
Fee paid in connection with RNS acquisition                                         (329,000)
Capital expenditures                                                                 (31,958)               (5,065)
                                                                                 ---------------------------------
Cash used in investing activities                                                   (360,958)               (5,065)
                                                                                 ---------------------------------

Cash flows from financing activities:
Repayments by (advances to) affiliates                                               461,971              (529,610)
Payments on acquisition liabilities                                               (5,269,807)              (95,554)
Stock subscriptions received                                                                               578,500
Proceeds from stock subscription                                                     575,000
Proceeds from stock option excercises                                                332,500
Proceeds from notes receivable                                                     1,009,071
Notes payable, other                                                               1,310,552
Notes payable, affiliates                                                             56,073
Increase (decrease) in advances/payments line of credit, net                       3,344,305               (50,000)
                                                                                 ---------------------------------
Cash provided by (used in) financing activities (Note O)                           1,819,665               (96,664)
                                                                                 ---------------------------------

Increase (decrease) in cash                                                          365,342              (457,177)
Cash at beginning of year                                                             86,518               543,695
                                                                                 ---------------------------------
Cash at end of year                                                              $   451,860            $   86,518
                                                                                 =================================

   The accompanying notes to consolidated financial statements are an integral part hereof.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE A) - The Company, Basis of Presentation and Acquisitions:

         Osicom Technologies, Inc. (the "Company" or "Osicom"), on May 24, 1993 acquired 100% of the outstanding common stock of Meret Optical Communications, Inc. ("Meret"). Since at the time of the acquisition of Meret, the Company had a total of 408,592 shares issued and outstanding, the shareholders of Meret gained voting control of the Company and therefore became the acquiring entity. As a result, Meret is the accounting survivor and reporting successor. The acquisition of Meret by the Company was recorded as a reverse acquisition. As a result of the acquisition of Meret by the Company, Meret changed its accounting year end to January 31 from December 31. All of the Company's operations are conducted in its wholly owned subsidiary Meret.

Acquisitions:

         (1) Dynair Electronics, Inc.

         On June 8, 1995, the Company acquired 100% of Dynair Electronics, Inc. ("Dynair"). Dynair is engaged in the business of designing, manufacturing, marketing and supporting digital and analog switches and routers which are being used by the telecommunications industry to build the next generation of networks to provide video-on-demand and related services.

         The purchase price paid in cash for Dynair was $269,807 which was equal to the audited shareholder's equity of Dynair as of May 31, 1995. In addition, to the above-mentioned consideration, Dynair's Seller is entitled to receive additional cash consideration equal to a percentage of the Net Applicable Sales for each of the five years subsequent to the acquisition date. Such Net Applicable Sales are defined as the total net revenues in excess of $5,000,000 within a post-closing year derived from the sale of Dynair products. The percentage of Net Applicable Sales is determined by the following formula: five percent (5%) plus one and one-fourth percent (1.25%) times each full million dollars ($1,000,000) of Net Applicable Sales for such post closing year.

         (2) Rockwell Network Systems

          On January 31, 1996, Meret, the Company's wholly owned subsidiary, acquired all the assets and assumed certain specified liabilities of Rockwell Network Systems ("RNS") from Rockwell International Corporation ("Seller") for approximately $11 million in cash and notes. In addition, approximately $593,000 in finders fees and fees for providing collateral for the notes issued, was paid with a combination of cash and stock (Note O). $5 million was paid at closing and subsequent to fiscal year, an additional $500,000 was paid. RNS provides high-speed LAN solutions and connections to the extended workgroups and servers in high growth networking (FDDI, Fast Ethernet) markets. In addition, RNS is a leading supplier of remote access router-based technologies for connections to network backbones via public switch facilities (ISDN and analog modems). RNS operates as a division of Meret.

     All assets acquired in this transaction will continue to be used in the conduct of the normal business activities of Meret and RNS. No previous relationship existed between RNS, Seller and the Company, Meret or their officers or directors.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 (NOTE B) - Significant Accounting Policies

         (1)      Principles of Consolidation:

         The consolidated balance sheet reflects the accounts of Osicom and its wholly-owned subsidiary Meret, including the RNS division. The consolidated statement of operations for the year ended January 31, 1996 includes the results of operations of Osicom and Meret. The consolidated statement of operations for the year ended January 31, 1995 include the results of operations of Osicom and its subsidiaries, and the discontinued operations of Adtech.

         (2)      Amortization of Intangibles:

         Excess of fair value over cost of net assets acquired (negative goodwill) is amortized over 3 years on a straight-line basis.

         Software assets acquired are amortized over 10 years on a straight-line basis. Software development costs where technological feasibility has not been established are expensed in the period in which they occurred, otherwise, development costs for computer software that will become an integral part of the Company's products are deferred. The deferred cost is amortized on a straight-line basis over the remaining estimated economic life of the product.

         (3)      Depreciation and Amortization:

         Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets (generally 3 to 7 years). Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease.

         (4)      Inventories:

         Inventories, comprised of raw materials, work in process and finished goods, are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of:

          Raw       Work in     Finished                  Reserve for
       materials    process      goods      Subtotal      obsolescence        Net
       ---------    -------     --------    --------      ------------        ---
      $6,346,050   2,923,884   1,968,983   11,238,917      1,878,349      $9,360,568

         (5)      Per Share Data:

         Earnings (loss) per common share is computed based on the weighted average number of common and dilutive common equivalent shares outstanding during each year presented. All references in the financial statements to common shares and per share data give effect to the 2:1 split effective February 12, 1996.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         (6)      Cash Equivalents:

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

         (7)      Allowance for Doubtful Accounts:

         The Company provides an allowance for doubtful accounts based on its continuing evaluation of its customers' credit risk. The Company does not require collateral from its customers.

         (8)      Revenue Recognition:

         Revenues are recognized upon shipment of product.

         (9)      Accounting Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Actual results could differ from those estimates.

         (10)     Fair Value of Financial Instruments:

         Accounts receivable, accounts payable and accrued expenses carrying value approximates fair value because of the short-term maturity of those instruments. Notes payables are at reasonable interest rates and are believed to be at fair value.

(NOTE C) - Notes Receivable

         Agama, Inc., owed the Company $140,690. The amount is due on demand and accrues interest at 1% over the prime rate.


(NOTE D) - Property and Equipment

         Property and equipment at cost, less accumulated depreciation and amortization, consists of:


             Automobile                               $    31,410
             Plant Equipment                            2,341,510
             Office Furniture and Fixtures                219,040
             Leasehold Improvements                       203,936
                                                      -----------
             Total                                      2,795,896
             Less accumulated depreciation             (1,370,467)
                                                      -----------
                                                      $ 1,425,429
                                                      ===========

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(NOTE E) - Loans Payable - Bank

          At January 31, 1996, the Company had outstanding indebtedness under its revolving demand loan agreement with Banca di Roma of $510,209. The agreement provides for interest at 1% above the bank's base lending rate, which was 9%, at January 31, 1996. The line of credit is collateralized by accounts receivable and personally guaranteed by a director of the Company.

          The highest amount outstanding was $660,209 during Fiscal 1996 and $710,000 during Fiscal 1995. The average amount outstanding was $585,000 during Fiscal 1996 and $710,000 during Fiscal 1995. The weighted average interest rate was 9.9% and 11.0% for Fiscal 1996 and Fiscal 1995.

         On April 14, 1995, Coast Business Credit ("the lender") and Meret entered into an agreement ("the agreement") for a $5 million revolving line of credit collateralized by inventories, receivables and property, plant and equipment. Osicom has guaranteed the debt to the extent of $600,000. The agreement bears interest at 2 1/2% over the prime rate, but in no event less than 8%. Meret paid to the lender a $50,000 origination fee and will pay a $2,500 quarterly facility fee. The Company issued to the lender warrants to purchase 10,000 shares of its common stock exercisable at any time up to 3 years from the date of funding at a price equal to the per share price on the funding date.

         The agreement provides for advances of 80% of eligible accounts receivable and 25% of eligible raw materials and finished goods not to exceed the lesser of $1,000,000 or 75% of the then outstanding balance related to accounts receivable loan. The proceeds must be used to provide working capital for expansion and for other lawful business purposes. The agreement remains in effect until May 31, 1998 and automatically renews for successive additional terms of one year on a continuous basis unless terminated by written notice of either party or by default. On December 4, 1995, the agreement was amended to pay down its inventory loan and the Lender provided a new term loan to Meret in the amount of $915,000 payable $25,500 principal per month, plus interest at 2 1/2% over the prime rate, but in no event less than 8%. In addition, the agreement will remain in effect until November 30, 1998.

         On January 31, 1996, the agreement was amended by increasing the revolving line of credit to $8 million. Meret paid the lender a $30,000 origination fee and the quarterly facility fee was increased to $3,500. The Company issued the lender additional warrants to purchase 40,000 shares of its common stock exercisable at any time up to 3 years from the date of funding at $5 5/16 per share. In addition, the Lender provided an additional term loan to Meret in the amount of $480,000, collateralized by machinery and equipment of RNS. This additional term loan is payable $13,400 per month, plus interest at 2 1/2% over the prime rate, but in no event less than 8%. Lastly, the term of the agreement was extended to February 1, 1999. The Company had outstanding indebtedness under its line of credit of $3,494,305 at January 31, 1996.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(NOTE F) - Notes Payable and Long-Term Debt

Notes payable and long-term debt consisted of:

         Promissory Note, RIC                        $ 6,269,487
         Term Notes, Prime + 2.5%                      1,344,000
         Capital lease obligation                         82,745
                                                     -----------
         Total                                         7,696,232
         Less current portion                            495,094
                                                     -----------
                                                     $ 7,201,138
                                                     ===========

         As a result of the acquisition of RNS, a promissory note due to Rockwell International Corporation was issued in the amount of $6,269,487 guaranteed by the Company on behalf of Meret and fully secured by collateral provided by two of the Company's directors. The promissory note is payable six months after the closing date, bearing no interest. Commencing August 1, 1996, the note provides for interest at the rate of prime plus 2% on any unpaid remaining balance. Subsequent to fiscal year end, convertible preferred voting Class B stock was issued to an entity owned by two of the Company's directors to refinance the promissory note. Under FASB No. 6, the promissory note is classified as long-term debt. The face value of the preferred stock is $6,269,487, accrues no dividend, and redeemable by the Company at any time. If not redeemed in two years, the preferred stock will convert into common shares at the option of the holder at current market price.

         In addition, Meret has two term notes with a lender with original amounts of $915,000 and $480,000, on December 4, 1995 and January 31, 1996, respectively. Both notes accrue interest at the rate of prime plus 2%, which was 10% at January 31, 1996 payable monthly. Lastly, principal payments of $25,500 and $13,400, respectively, are payable monthly, and $877,200 is reflected as long-term debt.

The principal payments under notes payable and long-term debt for years ended January 31, 1997 and thereafter are as follows, by year:

           1997                                     $6,764,581 (a)
           1998                                        521,251
           1999                                        410,400
                                                    ----------
                                                     7,696,232
                  Less:  Current installments          495,094
                                                    ----------
            Total                                   $7,201,138
                                                    ==========

(a) Includes refinanced promissory note.

(NOTE G) - Note Payable - Affiliate

         As of January 31, 1996, a net amount of $56,073 was due to an entity owned by two directors of the Company. The amount is due on demand and does not accrue interest.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(NOTE H) - Income Taxes

         The Company recorded no income tax provision for the years ended January 31, 1996 and 1995. A significant portion of the net income reported by the Company for those years arose from the amortization of negative goodwill which is not taxable. In addition, the Company has other temporary differences, primarily depreciation, that can be utilized to offset any remaining taxable income. Both the negative goodwill amortization and the depreciation differences arose out of the Company's acquisitions of Meret and Catel. The Company also has other tax attributes arising from the Meret and Catel acquisitions that could give rise to the recording of deferred tax assets. Upon acquisition, management determined that realization of such benefits was not assured thus, no deferred asset was recorded. At January 31, 1996, management determined that realization of any future benefits is still not assured thus, no deferred tax assets were recorded. The Company believes that any remaining net operating losses incurred by the Company, prior to the acquisitions, available to offset future taxable income, may be severely limited by the provisions of Section 382 of the Internal Revenue Code.

The following is a detail of the significant temporary differences which may give rise to future tax benefits as of January 31, 1996:

          Tax basis of assets acquired                   $ 1,650,000
          Inventory obsolescence                           1,281,000
          Allowance for doubtful accounts                    358,000
          Accrued vacations                                  369,000
                                                         -----------
          Subtotal                                         3,658,000
          Combined Federal and State deferred tax
          benefit assuming 100% realization                1,463,200
          Less reserve                                    (1,463,200)
                                                         -----------
          Net deferred benefit                           $         0
                                                         ===========

At January 31, 1995, Osicom had net operating loss carry forwards of $4,800,000 of which $3,700,000 was subject to annual use limitations of $200,000.

(Note I) - Commitments and Contingencies

         (1) Osicom and its subsidiaries lease a total of 117,400 square feet. Lease terms generally range from month to month to 5 years with options to renew at varying terms.

         (2) After the fiscal year end, Meret agreed to lease a 35,600 square foot building in San Diego, California to consolidate several of its operations and become Meret's headquarters. Meret later purchased the land and building for $1,779,350 in cash. On April 1, 1996, the Company moved from its former 29,200 square foot facility to a 6,200 square foot office space in Santa Monica, California. Subsequent to fiscal year end, net space leased has declined approximately 63,000 square feet.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Future minimum annual rentals for the Company and its subsidiaries are as follows, by year:

                    1997                              $534,583
                    1998                               492,217
                    1999                               153,152
                    2000                               122,328
                    2001                               122,328
                 Thereafter                             30,582
                                                    ----------
                         Total                      $1,455,190
                                                    ==========

         (3) The Company is party to several lawsuits related to trade claims made by and against the Company. The majority of such claims have been assigned to Agama, Inc. in conjunction with the sale of the Company's former computer business and as such Agama, Inc. has indemnified the Company against any unfavorable outcomes. Interphase, Inc. sued the Company and Rockwell International Corporation in connection with Osicom's acquisition of RNS. The Company believes the suit is frivolous and without merit. The Company is also indemnified by Rockwell International Corporation against any losses arising from this action. Management believes that the ultimate outcome of these lawsuits will not have a material adverse effect on the Company's financial position and future operations.

         (4) Under the terms of the purchase agreement, the Company is obligated to pay the Seller of Dynair additional cash consideration equal to a percentage of net revenues in excess of $5,000,000 within a post-closing year derived from sale of Dynair products, for each of the five years subsequent to the acquisition date. As of January 31, 1996, no liability related to this additional consideration has been incurred.

(NOTE J) - Stockholders' Equity

         (1) The Company has two stock option plans in effect: The 1987 Stock Option Plan and the 1988 Stock Option Plan. The stock options have been made available to certain employees and consultants. All options were granted at not less than fair market value at date of grant.

         (2) Pursuant to the acquisition of RNS, the Company granted 64,000 options at an exercise price of $3.50 per share, 227,600 options at an exercise price of $6.32 per share and agreed to issue 167,238 shares of its common stock to the employees of RNS, conditioned upon their continuous employment by the Company through January 31, 1998. Furthermore, the Company granted 40,000 non-qualified stock options at an exercise price of $3.50 per share to a key employee of RNS, which are immediately exercisable.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         During Fiscal 1996, the following activity occurred:

                                                                                Exercise Price
                                                     -------------------------------------------------------------------
                                                      $1           $2         $3.75       $5        $5.56        Totals
- ------------------------------------------------------------------------------------------------------------------------
Options Outstanding January 31, 1995                   21,974      26,400     10,350                              58,724
Options Registered June 15, 1995                      189,200      72,800                                        262,000
Options Registered November 22, 1995                  122,000      50,000                86,500      41,500      300,000
                                                     -------------------------------------------------------------------
                                          Subtotal    333,174     149,200     10,350     86,500      41,500      620,724
Options Exercised During the
                Fiscal Year Ended January 31, 1996    294,600      57,200       -          -         18,202      370,002
                                                     -------------------------------------------------------------------
Options not exercised at January 31, 1996              38,574      92,000     10,350     86,500      23,298      250,722
                                                     ===================================================================

Dollar value of options exercised                    $294,600    $ 85,800              $      0    $101,249   $  481,649
Dollar value of options not exercised                  38,574     138,000               389,250     129,595      695,419
                                                     --------------------              ---------------------------------
Total combined value of options                      $333,174    $223,800              $389,250    $230,844   $1,177,068
                                                     ====================              =================================

         (2) During Fiscal 1993, in conjunction with the retirement of its Bank debt, the Company issued to its Bank options to purchase 100,000 shares of its common stock at an exercise price of $4.00 per share. This option expires on December 31, 2002. Under a redemption agreement, the Company can redeem the options for $600,000 if redeemed by September 30, 1996, and $1 million thereafter.

         (3) On August 21, 1992, the Company issued 2,500 shares of Series A Convertible Preferred stock in exchange for $2,500,000 of trade debt. The preferred stock was ascribed a value of $250,000 based on the estimated market value of the underlying common stock of the Company. The preferred stock accrues cumulative dividends at 6% and is convertible into common stock (i) at the option of the holder at the market price of the common stock provided the market price is equal to or exceeds $67.50, and (ii) at the option of the Company after August 21, 1994 at 110% of the market price of the common stock. In no event shall a conversion result in the holder having more than 49% of the outstanding common stock of the Company. The shares of preferred stock are redeemable at the option of the Company at $1,000 per share. At January 31, 1996, there was $512,500 of cumulative preferred stock dividends.

(NOTE K) - Accounts Payable and Accrued Expenses

         Accounts payable and accrued expenses consisted of:

                Accounts Payable                    $3,240,641
                Accrued Vacations                      369,207
                Other                                1,111,242
                                                    ==========
                Total                               $4,721,090
                                                    ==========

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(NOTE L) - Earnings Per Share Calculation

         Earnings per share were calculated as follows giving effect to accrued preferred share dividends:

                                                                                                 Year Ended January 31,
                                                                                                 ----------------------
                                                                                                 1996            1995
                                                                                                 ----            ----
Net earnings                                                                                  $   702,953    $   373,020
Accrued undeclared dividends                                                                     (150,000)      (150,000)
                                                                                              --------------------------
Earnings used for computation                                                                 $   552,953    $   223,020
                                                                                              ==========================

Weighted average number of shares outstanding                                                   2,630,726      2,111,636

Primary shares issued:
  Shares issuable upon exercise of dilutive warrants and options, net of shares assumed to have been purchased, at the average market price for the period, with
  assumed exercise proceeds                                                                        18,280
                                                                                              --------------------------
Weighted average shares used in computation                                                     2,649,006      2,111,636
Primary earnings per share                                                                    $      0.21    $      0.11
                                                                                              ==========================

Fully diluted shares issued:
  Shares issuable upon exercise of dilutive warrants and options, net of shares assumed to have been purchased, at the market price at the end of the period, with
  assumed exercise proceeds                                                                       167,652
                                                                                              --------------------------
Weighted average shares used in computation                                                     2,798,378      2,111,636
Fully diluted earnings per share                                                              $      0.20    $      0.11
                                                                                              ==========================

(NOTE M) - Largest Customer

         One customer accounted for 14.7% of sales for the year ended
January 31, 1996. No customer accounted for more than 10% of sales for the year ended January 31, 1995. Two customers owed the Company $1,397,000 and $668,000 at January 31, 1996, respectively. The largest customer subsequent to January 31, 1996 has remitted payment in full.

(NOTE N) - Various Expenses

         Research and development expenses were $950,000 and $443,000 for the years ended January 31, 1996 and 1995, respectively.

(NOTE O) - Supplemental Cash Flow Disclosures

         Interest expense approximated interest paid for all years presented.

Summary of non-cash financing and investing activities during Fiscal 1996:

         (1) The Company issued 61,224 shares of common stock and accrued $50,000, payable in cash, in favor of Chrysalis Capital, Inc. as a finder's fee in conjunction with the acquisition of RNS. Subsequent to fiscal year end, the finder's fee of $50,000 was paid.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


         (2) As a result of the acquisition of RNS, a note payable due to Rockwell International Corporation was issued in the amount of $6,000,000 payable six months after the closing date with interest. The note payable provided for interest at the rate of prime plus 2%. Subsequently, on March 27, 1996, the note payable was amended to the amount of $6,269,487, bearing no interest.

(NOTE P) - Subsequent Events

         Meret originally agreed to lease a 35,600 square foot building in San Diego, California to consolidate several of its operations and become Meret's headquarters. Meret later purchased the land and building for $1,779,350 in cash. In addition, Meret entered into a mortgage agreement with a lender in the amount of $1,331,000 amortized over 30 years with an adjustable interest rate of 5.50% over LIBOR, with a rate of 8.95% for the initial six months.

         On April 1, 1996, the Company moved from its former 29,200 square foot facility to a 6,200 square foot office space in Santa Monica, California. Subsequent to fiscal year end, net space leased has declined approximately 63,000 square feet.

         Subsequent to fiscal year end, the Company issued non-convertible preferred stock in the amount of $6,269,487 to refinance the promissory note issued in conjunction with the RNS acquisition to an entity owned by two of the Company's directors. The entity was to indemnify the Company for any non-payment of the promissory note. The preferred stock had no dividends and the Company could redeem the preferred stock for cash at any time or convert it to common stock if not redeemed after two years from the date of issuance at the current market price. Subsequent to fiscal year end, the preferred stock was fully redeemed for cash.

         In April 1996, the Company issued $2,500,000 of 8% convertible debentures due December 31, 1999. The debentures are convertible at $13.50 per share. Should Osicom's stock price fall below $10.75 per share, the Company has the right to buy back the debentures at 90% of their principal issued amount.

         In May 1996, the Company received net proceeds of $4,738,000 of 8% convertible debentures due December 31, 1999. The debentures are convertible at $13.75 per share or market price. Should the Company's stock price fall below $10.50 per share the holders cannot convert the debentures. The Company has the right to buy back the debentures at a premium of 15%.

         In July 1996, the Company issued 10,000 shares of 8% Series C preferred stock with a $0.01 par value and a $1,000 liquidation value. The Company received net proceeds of $7,525,000. Holders of Series C preferred stock are not entitled to vote. The series C preferred stock bears a cumulative 8% annual dividend payable annually on July 31 of each year. Such dividend is payable at the Company's option in either cash or common stock at the immediately preceding business day's closing price as reported by NASDAQ. Each share of Series C preferred stock is convertible into common shares at a maximum price of $18.00 or at market or at conditions thereof.

(NOTE Q) - Pro Forma Financial Information (Unaudited)

         The following unaudited pro forma financial information presents the effects of the acquisitions of Dynair and RNS by the registrant as if the acquisitions had been completed as of February 1, 1994. The pro forma adjustments reflects interest on debt not acquired and debt assumed. The pro forma financial information is not necessarily indicative of the results of operations and financial position which will be attained in the future.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                            OSICOM TECHNOLOGIES, INC.
                Proforma Condensed Consolidated Income Statements
                       For the Year ended January 31, 1995


                                                  Osicom                                               Pro forma        Pro forma
                                               Consolidated         RNS           Dynair      Ref     adjustments     consolidated
                                               ------------         ---           ------      ---     -----------     ------------
Net sales                                       $5,892,356     $ 8,471,000     $3,438,000                              $17,801,356
Cost of sales                                    4,051,409       4,788,000      1,968,000                               10,807,409
                                                ----------------------------------------------------------------------------------
Gross profit                                     1,840,947       3,683,000      1,470,000                                6,993,947
Selling, general and administrative expenses     2,058,095      10,941,000      2,225,000                               15,224,095
Amortization of negative goodwill                  950,868                                                                 950,868
Interest expense                                    84,431                        148,000  (a)       $    27,000         1,280,431
                                                                                           (b)       $ 1,021,000
                                                ----------------------------------------------------------------------------------

Earnings (loss) from continuing operations         649,289      (7,258,000)      (903,000)            (1,048,000)       (8,559,711)
Loss on discontinued operations                    276,269                                                                 276,269
                                                ----------------------------------------------------------------------------------
NET EARNINGS (LOSS)                             $  373,020     $(7,258,000)    $ (903,000)           $(1,048,000)      $(8,835,980)
                                                ==================================================================================

Weighted average shares used in computation
  of primary and fully diluted information:                                                                              2,111,636

Net Earning Per Share
  - Both Primary & Fully Diluted                     $0.11          $(3.44)        $(0.43)                                  $(4.26)

(a) To recognize interest expense for the year on acquisition debt related to the Dynair acquisition.

(b) To recognize interest expense for the year on acquisition debt related to the RNS acquisition.

                       For the Year ended January 31, 1996

                                                                                Dynair
                                                                              Four Months
                                                    Osicom                       Ended              Pro forma         Pro forma
                                                 Consolidated       RNS        31-May-95    Ref     adjustments      consolidated
                                                 ------------       ---       -----------   ---     -----------      ------------
Net sales                                        $7,733,366     $13,805,000   $2,065,133                             $23,603,499
Cost of sales                                     4,621,315       7,953,000    1,115,381                              13,689,696
                                                 -------------------------------------------------------------------------------
Gross profit                                      3,112,051       5,852,000      949,752                               9,913,803
Selling, general and administrative expenses      3,201,627      13,637,000    1,087,320                              17,925,947
Amortization of negative goodwill                   950,868                                                              950,868
Interest expense                                    158,339                       64,222    (a)       $  (64,222)      1,179,339
                                                                                            (b)       $1,021,000
                                                 -------------------------------------------------------------------------------

NET EARNINGS (LOSS)                              $  702,953     $(7,785,000)  $ (201,790)             $ (956,778)    $(8,240,615)
                                                 ===============================================================================

Weighted average shares used in computation
  of per share information:                                                                         Primary            2,649,006
                                                                                                    Fully diluted      2,798,378
Net Earning Per Share
             - Primary                                $0.21          $(2.94)      $(0.08)                                 $(3.17)
             - Fully diluted                          $0.20          $(2.78)      $(0.07)                                 $(3.00)

(a) To remove interest expense on debt not acquired related to the Dynair acquisition.

(b) To recognize interest expense for the year on acquisition debt related to the RNS acquisition.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(NOTE R) -  Valuation and Qualifying Accounts

         Changes in the inventory obsolescence reserve were as follows:

                                Additions    Additions Not
                    Balance     Charged to    Charged to                        Balance at
                   Beginning    Costs and     Costs and                            End
      Year          of Year      Expenses      Expenses        Deductions        of Year
- ------------------------------------------------------------------------------------------
January 31, 1994   $  752,866                 $1,181,184 (1)    $218,304 (2)    $1,715,746
January 31, 1995   $1,715,746     $59,000                       $336,036 (2)    $1,438,710
January 31, 1996   $1,438,710     $90,639     $  833,000 (1)    $484,000 (2)    $1,878,349

     (1) Additions from acquisitions during the year

     (2) Amounts used during the year charged against reserved accounts

PART II

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

       Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the Financial Statements and related notes which are contained herein in Item 7. Fiscal 1996 refers to the year ended January 31, 1996; Fiscal 1995 refers to the year ended January 31, 1995.

       The consolidated statement of operations for Fiscal 1996 reflects the results of Osicom and its wholly-owned subsidiary, Meret. The results of operations of its RNS division, which was acquired as of the last day of Fiscal 1996, are not included. The consolidated statement of operations for Fiscal 1995 includes the operations of Osicom and its subsidiary Meret, as well as the discontinued operations of Adtech, which was divested in the last quarter of Fiscal 1995.

       The consolidated balance sheet as of January 31, 1996 reflects the accounts of Osicom and Meret, including the RNS division.

       Net sales for Fiscal 1996 were $7,733,366 compared to $5,892,356 for Fiscal 1995. This represents a 31 percent increase year-to-year, attributable to the acquisition of Dynair, which occurred May 31, 1995.

       Gross profits for Fiscal 1996 were $3,112,051 compared to $1,840,947 for Fiscal 1995. The gross margin for Fiscal 1996 was 40 percent of sales versus 31 percent of sales for Fiscal 1995. The gross margin in Fiscal 1995 was negatively impacted by under absorbed overhead related to maintaining two manufacturing facilities inherited from the acquisitions of Meret and Catel. These redundancies were addressed in the latter half of Fiscal 1995 by combining the facilities and reducing the work force.

       Selling, general and administrative expenses grew to $3,201,627 from $2,058,095 in Fiscal 1995. In Fiscal 1996, SGA expenses represented 42 percent of sales versus 35 percent of sales in Fiscal 1995. The amortization of negative goodwill, arising from the acquisitions of Meret and Catel, which was a $950,868 credit to SGA expense, represented only 12 percent of sales in Fiscal 1996 versus 16 percent of sales in Fiscal 1995. Engineering expense, related to the higher development costs of the Dynair product line, also increased in Fiscal 1996 to $962,000 from $443,000 in Fiscal 1995.

       Operating income for Fiscal 1996 was $861,292 or 11 percent of sales, versus $733,720 or 12 percent of sales achieved in Fiscal 1995.

       Interest expense grew to $158,339 in Fiscal 1996 from $84,431 in Fiscal 1995. As a percent of sales, interest represented 2 percent in Fiscal 1996 versus 1 percent in Fiscal 1995.

       In Fiscal 1995, the Company recorded a loss on its discontinued operations of Adtech of $276,269.

       The Company reported no provision from income taxes for Fiscal 1996 or Fiscal 1995 as the negative goodwill amortization is not taxable. In addition, the tax depreciation on the productive fixed assets, which were equal to $6,169,000 at cost less accumulated depreciation of $4,191,000 eliminates any remaining taxable income. These fixed assets are not carried on the January 31, 1996 consolidated balance sheet.

       The net income for Fiscal 1996 grew to $702,953 from $373,020 in Fiscal 1995. As a percent of sales, net income in Fiscal 1996 was 9 percent versus 6 percent in Fiscal 1995.

       After giving effect to the $150,000 in dividends accrued on the preferred stock for each year (see Note J(3) to Part II, Item 7 herein), the earnings per share were $0.21 (all share data herein gives effect to the 2:1 stock split which went effective February 12, 1996) on average primary shares outstanding in Fiscal 1996 and $0.11 per average share outstanding in Fiscal 1995. This 100 percent increase in earnings per share in Fiscal 1996 was in spite of a 25 percent increase in average primary shares outstanding, comparing the two periods. With respect to full dilution, the earnings per share in Fiscal 1996 were $0.20 per share on 2,798,378 shares outstanding. In Fiscal 1995, the average number of shares outstanding was equal to the average number of fully diluted shares outstanding. Thus, in terms of full dilution, the earnings per share for Fiscal 1996 were $0.20 per share versus $0.11 in Fiscal 1995, which represents an 82 percent increase in EPS, in spite of increased dilution of 33 percent.

LIQUIDITY AND CAPITAL RESOURCES

       The Company had working capital of $5,314,744 as of January 31, 1996.

       The Company has a revolving $8 million line of credit with its bank, Coast Business Credit, for working capital and acquisition purposes. (See Note E contained in Part II, Item 7 herein.) The line bears interest at the rate of 2 1/2 percent over prime. As at January 31, 1996, the Company had outstanding indebtedness under its line of credit of $3,494,305. In addition, Meret borrowed $1,344,000 under a term note agreement with Coast Business Credit. Such notes accrue interest at the rate of prime plus 2 percent and principal payments of $38,900 are due monthly. As of the same date, the Company also had $510,209 outstanding under its revolving demand loan with Banca di Roma.

       As a result of the acquisition of RNS, a $6,269,487 note payable is due Rockwell International Corporation, the Seller. This note bears no interest, but is payable in monthly payments of $500,000, commencing March 31, 1996, with a final payment of $4,269,487, due July 31, 1996. (See Note F in Part II, Item 7 herein). Such note to Seller is secured by collateral provided by two of the Company's directors. To pay down indebtedness subsequent to January 31, 1996, the Company raised net proceeds of $2,445,300 in the form of convertible debt. Such debt converts to common stock at $13.50 per share (with some specified downside protection) and the Company has the option to buy back the debt at 90 percent of its face value under certain circumstances.

       Management believes the Company has or can obtain sufficient working capital to meet the needs of its current level of operations. The Company, however, is actively seeking acquisitions and anticipates that it may require additional capital in order to fund any acquisitions or substantial growth in its current business. To this end, the Company plans to pursue both debt and equity financing from both private institutions and the public markets to finance acquisitions as needed. However, no assurance can be given that sufficient capital will be available when needed.

OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED UNAUDITED BALANCE SHEET
================================================================================
                                                                  April 30, 1996
- --------------------------------------------------------------------------------

ASSETS
- ------

CASH                                                                                  $    970,917
ACCOUNTS RECEIVABLE                                                                      4,796,382
ALLOWANCE FOR DOUBTFUL ACCOUNTS                                                           (376,639)
NOTES RECEIVABLE (Note C)                                                                  143,190
INVENTORIES  (Note B(4))                                                                 9,749,207
PREPAID EXPENSES                                                                           557,285
- --------------------------------------------------------------------------------------------------
             TOTAL CURRENT ASSETS                                                       15,840,342
- --------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET (Note D)                                                     3,519,905
- --------------------------------------------------------------------------------------------------

PURCHASED SOFTWARE, NET (Note E)                                                         4,556,177
- --------------------------------------------------------------------------------------------------

OTHER ASSETS                                                                               262,336
- --------------------------------------------------------------------------------------------------
             TOTAL ASSETS                                                             $ 24,178,760
==================================================================================================

LIABILITIES and STOCKHOLDERS' EQUITY
- ------------------------------------

LIABILITIES
- -----------
LOAN PAYABLE - BANK (Note F)                                                          $  2,794,245
NOTES PAYABLE - Current (Note G)                                                           500,047
NOTES PAYABLE - Affiliate (Note H)                                                       1,149,101
ACCOUNTS PAYABLE AND ACCRUED EXPENSES (Note L)                                           5,188,864
- --------------------------------------------------------------------------------------------------
             TOTAL CURRENT LIABILITIES                                                   9,632,257
- --------------------------------------------------------------------------------------------------

NEGATIVE GOODWILL (Note B(2))                                                               86,949
- --------------------------------------------------------------------------------------------------

COMMITMENT AND CONTINGENCIES (NOTE J)
LONG TERM DEBT (Note G)                                                                  3,318,059
- --------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (Note K)
- --------------------
PREFERRED STOCK
Series A, 2500 shares issued and outstanding - Liquidation preference 3,050,000            250,000
Series B, 5,269 shares issued and outstanding - Liquidation preference 5,269,487         5,269,487

COMMON STOCK
Par value $.10 per share, authorized 20,000,000 shares,
3,056,174 shares issued and outstanding                                                    305,618
ADDITIONAL PAID-IN-CAPITAL                                                               3,380,849
RETAINED EARNINGS                                                                        1,935,541
- --------------------------------------------------------------------------------------------------
             TOTAL STOCKHOLDERS' EQUITY                                                 11,141,495
- --------------------------------------------------------------------------------------------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 24,178,760
==================================================================================================


      The accompanying notes to consolidated unaudited financial statements are an integral part hereof.

OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS
================================================================================

- --------------------------------------------------------------------------------

                                                                                  Three Months Ended
                                                                                       April 30,
                                                                                 1996             1995
- ----------------------------------------------------------------------------------------------------------

NET SALES                                                                    $  6,069,879     $  1,174,507

COST OF SALES                                                                   3,363,755          699,695

- ----------------------------------------------------------------------------------------------------------
GROSS MARGIN                                                                    2,706,124          474,812
- ----------------------------------------------------------------------------------------------------------

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                                      2,555,766          553,551
- ----------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS
    BEFORE AMORTIZATION OF NEGATIVE GOODWILL                                      150,358          (78,739)
- ----------------------------------------------------------------------------------------------------------

AMORTIZATION OF NEGATIVE GOODWILL                                                 237,717          237,717
- ----------------------------------------------------------------------------------------------------------

EARNINGS FROM OPERATIONS                                                          388,075          158,978
- ----------------------------------------------------------------------------------------------------------

INTEREST EXPENSE                                                                  139,285           17,000
- ----------------------------------------------------------------------------------------------------------

NET INCOME                                                                     $  248,790       $  141,978
==========================================================================================================


EARNINGS PER COMMON SHARE (Note M)
    Earnings per share                                - Primary (a)            $     0.07       $     0.04
                                                      - Fully Diluted          $     0.06         N/A
- ----------------------------------------------------------------------------------------------------------

    Weighted average shares used in computation       - Primary (a)             3,198,306        2,391,796
                                                      - Fully Diluted           3,266,667         N/A
==========================================================================================================

(a) Adjusted for 2-for-1 stock split effected February 12, 1996.




      The accompanying notes to consolidated unaudited financial statements are an integral part hereof.

OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS
================================================================================

- --------------------------------------------------------------------------------

                                                               Three Months Ended
                                                                    April 30,
                                                              1996            1995
- ------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATIONS                                $  (101,759)     $(204,622)
- ------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Product enhancement costs (Notes B(2) and D)              (403,694)
   Capital expenditures                                    (1,781,428)        (3,397)
- ------------------------------------------------------------------------------------
                                                           (2,185,122)        (3,397)
- ------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Repayments of bank loan, net                            (1,336,453)       (50,000)
   Increase in notes payable - affiliates                   1,093,028
   Notes payable, other                                     1,331,000
   Proceeds from note receivable-net                                         357,053
   Proceeds from issuance of convertible debentures         2,464,363
   Redemption of preferred stock                           (1,000,000)
   Proceeds from stock option exercises                       254,000

- ------------------------------------------------------------------------------------
 NET CASH FLOWS FROM FINANCING ACTIVITIES                   2,805,938        307,053
- ------------------------------------------------------------------------------------


NET INCREASE IN CASH                                          519,057         99,034

CASH AT BEGINNING OF PERIOD                                   451,860         86,518
- ------------------------------------------------------------------------------------

CASH AT END OF PERIOD                                     $   970,917      $ 185,552
====================================================================================


      The accompanying notes to consolidated unaudited financial statements are an integral part hereof.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


(NOTE A) - The Company, Basis of Presentation and Acquisitions

         The accompanying consolidated unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation. The results of operations for the three months ended April 30, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ending January 31, 1997. These statements should be read in conjunction with the consolidated audited financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended January 31, 1996.

(NOTE B) - Significant Accounting Policies

         (1)  Principles of Consolidation:

         The balance sheet reflects the accounts of Osicom and its wholly-owned subsidiary Meret, including its RNS division. The consolidated unaudited statements of operations for the three months ended April 30, 1996 include the results of operations of Osicom and Meret, including its RNS division. The consolidated unaudited statements of operations for the three months ended April 30, 1995 include the results of operations of Osicom and Meret, and does not include results of operations of Meret's RNS division or Dynair Electronics, Inc. which were both acquired subsequent to April 30, 1995.

         (2)  Amortization of Intangibles:

         Excess of fair value over cost of net assets acquired (negative goodwill) is amortized over 3 years on a straight-line basis.

         Software assets acquired are amortized over 10 years on a straight-line basis. Software development costs where technological feasibility has not been established are expensed in the period in which they occurred, otherwise, development costs that will become an integral part of the Company's products are deferred in accordance with FASB 2. The deferred cost is amortized on a straight-line basis over the remaining estimated economic life of the product.

         (3)  Depreciation and Amortization:

         Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets (generally 3 to 5 years). Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease. Depreciation of land improvements and building is computed using the straight-line method over 39 years.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


         (4)  Inventories:

         Inventories, comprised of raw materials, work in process and finished goods, are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of:

         Raw         Work in     Finished                    Reserve for
      materials      process       goods       Subtotal      obsolescence       Net
      ---------      -------     --------      --------      ------------       ---
     $ 7,116,994    2,651,451    2,038,725    11,807,170       2,057,963     $9,749,207

         (5)  Per Share Data:

         Earnings per common share is computed based on the weighted average number of common and dilutive common equivalent shares outstanding during each period presented. All references in the financial statements to common shares and per share data give effect to the 2:1 split effective February 12, 1996.

         (6)  Revenue Recognition:

         Revenues are recognized upon shipment of product.

         (7)  Cash Equivalents:

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months and nine months or less to be cash equivalents.

         (8)  Allowance for Doubtful Accounts:

         The Company provides an allowance for doubtful accounts based on its continuing evaluation of its customers' credit risk. The Company does not require collateral from its customers.

(NOTE C) - Notes Receivable

         Agama, Inc., owed the Company $140,690. The amount is due on demand accrues interest at 1% over the prime rate.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


(NOTE D) - Property and Equipment

Property and equipment at cost, less accumulated depreciation and amortization, consists of:

             Automobile                          $     31,410
             Plant Equipment                        1,538,350
             Office Furniture and Fixtures          1,022,129
             Leasehold Improvements                   206,085
             Land and Building                      1,779,350
             Product Enhancement Costs                403,694
                                                 ------------
             Total                                  4,981,018
             Less accumulated depreciation          1,461,113
                                                 ------------
                                                 $  3,519,905
                                                 ============

(NOTE E) - Purchased Software

         The Company has acquired software assets in connection with the acquisition of the RNS division of Meret. Accumulated amortization was $116,826 as of April 30, 1996.

(NOTE F) - Loan Payable - Bank

          At April 30, 1996, the Company had outstanding indebtedness under its revolving demand loan agreement with Banca di Roma of $460,209. The agreement provides for interest at 1% above the bank's base lending rate, which was 9.25%, at April 30, 1996. The line of credit is collateralized by accounts receivable and personally guaranteed by a director of the Company.

         In addition, the Company's wholly-owned subsidiary, Meret, had outstanding indebtedness under its $8 million line of credit with a bank of $2,334,036 at April 30, 1996. The line of credit is collateralized by accounts receivable, inventory and property, plant and equipment. Osicom has guaranteed this line, for which Meret is the borrower, to the extent of $1,000,000. This line of credit provides for interest at prime plus 2.5% which was 10.75%, at April 30, 1996.

(NOTE G) - Notes Payable and Long Term Debt

Notes payable and long term debt consisted of:

             8.95% Notes Payable                  $ 1,331,000
             10.75% Term Notes Payable              1,227,300
             8% Convertible Debentures              1,186,545
             Capital Lease Obligation                  73,261
                                                  -----------
                            Total                   3,818,106
             Less: Current Portion                    500,047
                                                  -----------
                                                  $ 3,318,059
                                                  ===========

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


         On March 25, 1996, Meret purchased land and building in San Diego, California for $1,779,350 paid in cash. On April 24, 1996, Meret entered into a mortgage agreement with a lender in the amount of $1,331,000, amortized over 30 years with an adjustable interest rate of 5.50% over the LIBOR rate, with an initial rate of 8.95% for the initial six months.

         In addition, Meret has term loans outstanding of $1,227,300. The term loans are collateralized by machinery and equipment and bears interest at prime plus 2.5%, which was 10.75% at April 30, 1996. Combined monthly principal payments of $38,900 per month and $760,500 is reflected as long-term debt.

         During the fiscal quarter ended April 30, 1996, the Company received net proceeds of $2,464,363 from placement of convertible debentures to unaffiliated parties. As of April 30, 1996, $1,186,545 was still outstanding. The debentures mature on December 31, 1999 and accrue interest at 8% with various commencement dates.

The principal payments under notes payable and long-term debt for years ended January 31, and thereafter are as follows, by year:

             1997                                 $   373,863
             1998                                     527,839
             1999                                     417,747
             2000                                       8,193
             2001                                       8,708
             Thereafter                             2,481,756
                                                  -----------
                                         Total      3,818,106
             Less: Current Portion                    500,047
                                                  -----------
                                                  $ 3,318,059
                                                  ===========


(NOTE H) - Note Payable - Affiliate

         As of April 30, 1996, a net amount of $1,149,101 was due to an entity owned by two directors of the Company. The amount is due on demand and does not accrue interest.

(NOTE I) - Income Taxes

         The Company recorded no income tax provision for the three months ended April 30, 1996 and 1995. A significant portion of the net income reported by the Company for those periods arose from the amortization of negative goodwill which is not taxable. In addition, the Company has other temporary differences, primarily depreciation, that can be utilized to offset any remaining taxable income. Both the negative goodwill amortization and the depreciation differences arose out of the Company's acquisitions of Meret and Catel. The Company also has other tax attributes arising from the Meret and Catel acquisitions that could give rise to the recording of deferred tax assets. Upon acquisition, management determined that realization of

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


such benefits was not assured thus, no deferred asset was recorded. At April 30, 1996, management determined that realization of any future benefits is still not assured thus, no deferred tax assets were recorded. The Company believes that any remaining net operating losses incurred by the Company, prior to the acquisitions, available to offset future taxable income, may be severely limited by the provisions of Section 382 of the Internal Revenue Code.

(Note J) - Commitments and Contingencies

         (1) Osicom and its subsidiary lease a total of 117,400 square feet. Lease terms generally range from month to month to 5 years with options to renew at varying terms.

Future minimum annual rentals for the Company and its subsidiaries are as follows:

                 Period ended
                   April 30,                Net Rent
                  -----------               --------
                     1997                  $  478,583
                     1998                     492,217
                     1999                     153,152
                     2000                     122,328
                     2001                     122,328
                  Thereafter                   30,582
                                           ----------
                         Total             $1,399,190
                                           ==========

         (2) The Company is party to several lawsuits related to trade claims made by and against the Company. The majority of such claims have been assigned to Agama, Inc. in conjunction with the sale of the Company's former computer business and as such Agama, Inc. has indemnified the Company against any unfavorable outcomes. Interphase, Inc. sued the Company and Rockwell International Corporation in connection with Osicom's acquisition of RNS. The Company believes the suit is frivolous and without merit. The Company is also indemnified by Rockwell International Corporation against any losses arising from this action. Management believes that the ultimate outcome of these lawsuits will not have a material adverse effect on the Company's financial position and future operations.

         (3) Under the terms of the purchase agreement, the Company is obligated to pay the Seller of Dynair additional cash consideration equal to a percentage of net revenues in excess of $5,000,000 within a post-closing year derived from sale of Dynair products, for each of the five years subsequent to the acquisition date. As of April 30, 1996, no liability related to this additional consideration has been incurred.

         (4) In February 1996, the Company issued convertible preferred stock in the amount of $6,269,487 to refinance the promissory note issued in conjunction with the RNS acquisition to

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


an entity owned by two of the Company's directors. The entity has assumed the promissory note as the primary obligor and indemnified the Company (See Note K(5)).


(NOTE K) - Stockholders' Equity

         (1) The Company has two stock option plans in effect: The 1987 Stock Option Plan and the 1988 Stock Option Plan. The stock options have been made available to certain employees and consultants. All options were granted at not less than fair market value at date of grant.

         (2) Pursuant to the acquisition of RNS, the Company granted 64,000 options at an exercise price of $3.50 per share, 227,600 options at an exercise price of $6.32 per share and agreed to issue 167,238 shares of its common stock to the employees of RNS, conditioned upon their continuous employment by the Company through January 31, 1998. Furthermore, the Company granted 40,000 non-qualified stock options at an exercise price of $3.50 per share to a key employee of RNS, which are immediately exercisable. All the options were granted at or above the market price of the Company's common stock.

         (3) During Fiscal 1993, in conjunction with the retirement of its United Jersey Bank debt, the Company issued United Jersey Bank options to purchase 100,000 shares of its common stock at an exercise price of $4.00 per share. This option expires on December 31, 2002. Under a redemption agreement, the Company can redeem the options for $600,000 if redeemed by September 30, 1996, and $1 million thereafter.

         (4) On August 21, 1992, the Company issued 2,500 shares of Series A Convertible Preferred stock in exchange for $2,500,000 of trade debt. The preferred stock was ascribed a value of $250,000 based on the estimated market value of the underlying common stock of the Company. The preferred stock accrues cumulative dividends at 6% and is convertible into common stock (i) at the option of the holder at the market price of the common stock provided the market price is equal to or exceeds $67.50, and (ii) at the option of the Company at 110% of the market price of the common stock. In no event shall a conversion result in the holder having more than 49% of the outstanding common stock of the Company. The shares of preferred stock are redeemable at the option of the Company at $1,000 per share. At April 30, 1996, there was $550,000 of cumulative preferred stock dividends.

         (5) In February 1996, the Company issued convertible preferred stock in the amount of $6,269,487 to refinance the promissory note issued in conjunction with the RNS acquisition to an entity owned by two of the Company's directors. The entity also indemnified the Company for any non-performance. The preferred stock has no dividends and the Company can redeem the preferred stock for cash at any time or convert it to common stock if not redeemed after two years from the date of issuance at the current market price. As of April 30, 1996, the Company has redeemed $1,000,000 of the preferred stock.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


(NOTE L) - Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of:

            Accounts Payable                 $3,702,967
            Accrued Vacations                   377,325
            Accrued Warranty Reserve            236,947
            Other                               871,625
                                             ----------
            Total                            $5,188,864
                                             ==========


(NOTE M) - Earnings Per Share Calculation

         Earnings per share were calculated as follows, giving effect to accrued preferred share dividends:

                                                                                               Three months ended April 30,
                                                                                               ----------------------------
                                                                                                 1996                 1995
                                                                                                 ----                 ----
Net earnings                                                                                  $  248,790           $  141,978
Accrued undeclared dividends                                                                      37,500               37,500
                                                                                              -------------------------------
Earnings used for computation                                                                 $  211,290           $  104,478
                                                                                              ===============================

Weighted average number of shares outstanding                                                  3,133,675            2,391,796

Primary shares issued:
  Shares issuable upon exercise of dilutive warrants and options, net of shares assumed to have been purchased, at the average market price for the period, with
  assumed exercise proceeds.                                                                      64,631

                                                                                              -------------------------------
Weighted average shares used in computation                                                    3,198,306            2,391,796
Primary earnings per share                                                                    $     0.07           $     0.04
                                                                                              ===============================


Fully diluted shares issued:
  Shares issuable upon exercise of dilutive warrants and options, net of shares assumed to have been purchased, at the market price at the end of the period, with
  assumed exercise proceeds.                                                                     132,992

                                                                                              -------------------------------
Weighted average shares used in computation                                                    3,266,667                  N/A
Fully diluted earnings per share                                                              $     0.06                  N/A
                                                                                              ===============================


For the three months ended April 30, 1995, earnings per share has been computed on a primary basis only as the result of the fully diluted calculation is anti-dilutive.

                   OSICOM TECHNOLOGIES, INC. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


(NOTE N) - Supplemental Cash Flow Disclosures

         Interest expense approximated interest paid of $142,000 and $17,000 for the three-month periods ended April 30, 1996 and 1995.

Summary of non-cash financing and investing activities during the three months ended April 30, 1996:

         (1) The Company issued 35,328 shares of common stock in an exercise of a stock options.

         (2) As of April 30, 1996, $1,277,818 of the 8% convertible debentures were retired by issuance of 166,666 shares of common stock.

         There were no non-cash financing and investing activities during the three months ended April 30, 1995.


(NOTE O) - Subsequent Events

         In May 1996, the Company received net proceeds of $4,738,000 of 8% convertible debentures due December 31, 1999. The debentures are convertible at $13.75 per share or market price. Should the Company's stock price fall below $10.50 per share the holders cannot convert the debentures. The Company has the right to buy back the debentures back at a premium of 15%.

ITEM 2.       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
              CONDITION AND RESULTS OF OPERATIONS


Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated unaudited financial statements and related notes thereto.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED APRIL 30, 1996 AND 1995

         Results of operations for the three months ended April 30, 1996 include the operations of Osicom and its wholly-owned subsidiary Meret and include the results of Dynair and RNS. Results of operations for the three months ended April 30, 1995 include the operations of Osicom and its wholly-owned subsidiary Meret, but do not include the operations of Dynair or RNS, which were acquired subsequent to the period.
         Consolidated net sales increased by 417% to $6,069,900 from $1,174,500, due to the acquisitions of Dynair and RNS.
         Consolidated gross profit increased by 470% to $2,706,100 from $474,800, due to the increase in net sales, related to the acquisitions. Gross margins increased to 45% from 40% due to the higher gross margins achieved in the switching, fast networking and remote access product lines provided by Dynair and RNS as well as the consolidation of certain manufacturing expenses.
         Selling, general and administrative expenses increased to $2,555,800 from $553,600, a decrease as a percentage of sales from 47% to 42%. Amortization of negative goodwill of $237,700 was consistent with the previous year's three months ended April 30, however, as a percentage of sales amortization of negative goodwill for the period was 4% versus 20% last year.
         Net interest expense incurred increased to $139,300 from $17,000 due to the borrowings against the working capital line to fund the increased level of business and the acquisition of RNS, which was financed in part by $3.5 million of bank debt.
         Consolidated income from operations increased 144% to $388,100 as compared to $159,000. As a percentage of sales, consolidated income from operations decreased to 6% from 14%. Consolidated net income increased 75% to $248,800 from $142,000. As a percentage of sales, consolidated net income decreased to 4% from 12%.
         Due to the offsetting of non-current assets against negative goodwill in the Meret and Catel acquisitions, as required by generally accepted accounting principles, productive fixed assets which cost $6.1 million and with a net book value of approximately $1,900,000 at acquisition, have not been recorded. Accordingly, there is no depreciation charge to operations for these assets which are used in the operations of Meret and Catel.

LIQUIDITY AND CAPITAL RESOURCES

         The Company had a cash balance of $970,900 and working capital of $6,213,000 at the period ended April 30, 1996, which management believes is adequate to meet its planned level of growth.
         Operations of the Company consumed cash of approximately $101,800 as compared to $204,600 for the three months ended April 30, 1995. Cash flows from financing activities for the three months ended April 30, 1996 and 1995 provided $2,805,900 and $307,100, respectively. During the three months ended April 30, 1996, the Company paid $50,000 against the Banca de Roma bank loan, and paid down a net amount of $1,286,500 against the credit line. In addition, the Company received $2,464,400 in net proceeds from the issuance of convertible debentures.

ITEM 2.       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
              CONDITION AND RESULTS OF OPERATIONS (CONTINUED)


During the three months ended April 30, 1996, the Company redeemed $1,000,000 of the series B preferred stock. Capital expenditures were $2,185,100 and $3,400, for the three months ended April 30, 1996 and 1995, respectively. In March 1996, The Company's wholly-owned subsidiary, Meret, purchased land and building in San Diego, California for $1,779,350 which will be Meret's corporate headquarters and manufacturing facility.
         Management believes that the Company has sufficient working capital to meet the needs of the current level of operations. Management is implementing plans which it believes will enable the Company to internally generate funds for its current operations. There can be no assurance that these mechanisms to improve liquidity will be effective. The Company, however, is actively seeking acquisitions and anticipates that it will require additional capital in order to fund any acquisitions or substantial growth in its current business and no assurances can be given that sufficient capital will be available when needed.

                             WEINBAUM & YALAMANCHI
                          Certified Public Accountants
                        21601 Vanowen Street, Suite 109
                             Canoga Park, CA 91303



                        INDEPENDENT ACCOUNTANTS' REPORT


    To the Stockholders of
    Builders Warehouse Association, Inc.


    We audited the accompanying consolidated balance sheet of Builders Warehouse Association, Inc. ("BW") as of May 31, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of BW's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Uni Precision Industrial Limited, a wholly-owned subsidiary, which statements reflect total assets of $21,913,000 as of May 31, 1996 and total revenues of $9,927,000 for two months then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Uni Precision Industrial Limited, is based solely on the report of the other auditors.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit and the report of the other auditors provides a reasonable basis for our opinion.

    In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BW and subsidiaries as of May 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


    /s/ Weinbaum & Yalamanchi
    ---------------------------
    WEINBAUM & YALAMANCHI

    Canoga Park, California
    August 5, 1996

                                    ARTHUR
                                    ANDERSEN

                                                 ----------------------------
                                                 Arthur Andersen & Co.
                                                 Certified Public Accountants
                                                 ----------------------------
                                                 25/F., Wing On Centre
                                                 111 Connaught Road Central
                                                 Hong Kong
                                                 852 2852 0222
                                                 852 2815 0548 Fax


    AUDITORS' REPORT TO THE SHAREHOLDERS OF
    UNI PRECISION INDUSTRIAL LIMITED
    (Incorporated in Hong Kong with limited liability)


We have audited the financial statements of Uni Precision Industrial Limited as of and for the two months ended May 31, 1996 (not separately presented herein) which have been prepared in accordance with accounting principles generally accepted in the United States of America.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The Company's directors are responsible to prepare financial statements which give a true and fair view. In preparing financial statements which give true and fair view it is fundamental that appropriate accounting policies are selected and applied consistently.

It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances of the Company, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the financial statements are free from material misstatement. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements. We believe that our audit provides a reasonable basis for our opinion.

                                     ARTHUR
                                    ANDERSEN


OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the Company as of May 31, 1996 and of the profit and cash flows of the Company for the period from April 1, 1996 to May 31, 1996 and have been properly prepared in accordance with generally accepted accounting principles in the United States of America and the SEC Regulation S-X disclosure requirements.



/s/ Arthur Andersen
- -------------------
ARTHUR ANDERSEN

Hong Kong,
July 12, 1996

                             JAY J. SHAPIRO, C.P.A.
                           A Professional Corporation
                       1650 Ventura Boulevard, Suite 650
                                Encino, CA 91436


                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Builders Warehouse Association, Inc.:


I have audited the accompanying consolidated balance sheet of Builders Warehouse Association, Inc. and subsidiary (the "Company") as of May 31, 1995 and related consolidated statements of operations, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 1995, and the results of its operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The financial statements reflect a reverse acquisition transaction and as of May 31, 1995 the disposition of all the Company's previous operations (Notes 1, 7 and 12).

In addition, as discussed in Note 10, the Company is a defendant in litigation relating to alleged security law violations. The ultimate outcome of this uncertainty can not presently be determined. Accordingly, the financial statements do not include any adjustment that might result upon resolution of this matter.


/s/ Jay J. Shapiro
- ------------------
JAY J. SHAPIRO, C.P.A., a Professional Corporation
Encino, California

September 16, 1995

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

==========================================================================================================
                                                                           MAY 31, 1996      MAY 31, 1995
- ----------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Cash and equivalents                                                  $     4,372,287   $         85,608
  Receivables, net of reserve for doubtful accounts $400,743
    and $33,000 at May 31, 1996 and 1995, respectively                        5,321,195            799,932
  Inventory (Notes 2 and 4)                                                   6,900,304            230,000
  Marketable securities, less allowance for unrealized losses
    (Note 11)                                                                   149,091            327,274
  Other receivables (Notes 11 and 18)                                           795,503                  0
  Prepaid expenses and other current assets                                     450,488             43,210
- ----------------------------------------------------------------------------------------------------------
    TOTAL CURRENT ASSETS                                                     17,988,868          1,486,024
- ----------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET  (Note 3)                                         8,153,823             28,509
- ----------------------------------------------------------------------------------------------------------

OTHER ASSETS
  Excess of cost over net assets acquired, less accumulated
    amortization (Notes 1 and 2)                                              2,869,232            342,857
  Other investments (Note 2)                                                  1,623,380                  0
  Other assets                                                                  211,138              7,198
- ----------------------------------------------------------------------------------------------------------
    TOTAL OTHER ASSETS                                                        4,703,750            350,055
- ----------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                            $    30,846,441   $      1,864,588
==========================================================================================================

See accompanying notes.

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

==========================================================================================================
                                                                       MAY 31, 1996         MAY 31, 1995
- ----------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                      $ 9,354,241           $  588,397
  Short-term debt (Note 4)                                                5,834,394              133,444
  Accrued liabilities (Note 11)                                           2,109,939               55,704
  Dividends payable (Note 11)                                             1,255,751                    0
  Current maturities of long term debt (Note 5)                             350,010                    0
  Other current liabilities                                                 252,274                    0
- ----------------------------------------------------------------------------------------------------------
    TOTAL CURRENT LIABILITIES                                            19,156,609              777,545
- ----------------------------------------------------------------------------------------------------------

Long-term debt and capital lease obligations (Note 5)                     3,350,689                    0
Debentures payable (Notes 6 and 13)                                       2,978,237                    0
Liability for cash put - common shares (Note 1)                           1,993,578                    0
Deferred income taxes (Note 12)                                             248,127                    0
Other liabilities                                                           131,250                    0
- ----------------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES                                                    27,858,490              777,545
- ----------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY (Notes 9 and 10)
  Preferred stock, $.01 par value; 10,000,000 shares authorized, none issued and outstanding
  Preferred stock, Series A stock $.008 par value; 6% cumulative dividend; convertible into 285.75 shares common stock;
    10,000,000 shares authorized; 0 shares and 4,000 shares
    issued and outstanding at May 31, 1996 and 1995, respectively                 0                   32
  Common stock, $.008 par value; 25,000,000 shares authorized;
    3,872,938 shares issued and 3,869,978 shares outstanding
    at May 31, 1996; 772,045 shares issued and 769,084 shares
    outstanding at May 31, 1995                                              29,630                6,176
  Common stock to be issued; 0 shares and 220,600 shares
    at May 31,1996 and 1995, respectively                                         0              772,100
  Additional paid-in capital                                              5,752,572              567,248
  Accumulated deficit                                                    (2,616,758)             (81,020)
  Treasury stock, 2,961 shares at May 31, 1996 and 1995, at cost           (177,493)            (177,493)
- ----------------------------------------------------------------------------------------------------------
    TOTAL STOCKHOLDERS' EQUITY                                            2,987,951            1,087,043
- ----------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $30,846,441           $1,864,588
==========================================================================================================

See accompanying notes.

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS


===============================================================================================================================
                                                                                                   YEAR           JULY 1, 1994
                                                                                                  ENDED          (INCEPTION) TO
                                                                                               MAY 31, 1996       MAY 31, 1995
- -------------------------------------------------------------------------------------------------------------------------------
REVENUES
  Net sales                                                                               $        16,402,276  $     6,693,731
COST OF GOODS SOLD
  Net purchases and direct costs                                                                   14,038,851        5,890,071
- -------------------------------------------------------------------------------------------------------------------------------
    GROSS PROFIT                                                                                    2,363,425          803,660
- -------------------------------------------------------------------------------------------------------------------------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
  Salaries, wages, benefits and related payroll taxes                                                 752,923          309,049
  Management fee (Note 10)                                                                                  0          334,600
  Rents (Note 7)                                                                                       97,221           27,090
  Travel and promotion                                                                                166,068           64,181
  Advertising                                                                                         182,309           39,670
  Professional and consulting fees                                                                    213,493           12,315
  Depreciation                                                                                         35,526            2,955
  Other                                                                                               371,798           40,135
  Purchased research and development (Note 1)                                                       2,408,059                0
  Acquisition related costs (Note 1)                                                                  427,067                0
  Amortization of excess cost over net book value of assets acquired (Note 2)                          76,114           57,143
- -------------------------------------------------------------------------------------------------------------------------------
    TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                              4,730,578          887,138
- -------------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                                               (2,367,153)         (83,478)
- -------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (CHARGES)
  Investment income (Note 11)                                                                          21,068            3,876
  Net foreign currency exchange gains                                                                  14,810                0
  Income taxes (Note 12)                                                                              (39,898)               0
  Interest expense (Note 11)                                                                         (164,997)          (1,418)
- -------------------------------------------------------------------------------------------------------------------------------
    TOTAL OTHER INCOME (CHARGES)                                                                     (169,017)           2,458
- -------------------------------------------------------------------------------------------------------------------------------

NET LOSS AND LOSS APPLICABLE TO COMMON STOCK                                              $        (2,536,170) $       (81,020)
===============================================================================================================================

LOSS PER COMMON SHARE (Note 2)                                                                         ($1.31)          ($0.27)
===============================================================================================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
(RESTATED) (Note 10)                                                                                1,933,764          305,285
===============================================================================================================================

See accompanying notes.

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES
For the Year Ended May 31, 1996

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


===============================================================================================================
                                                   COMMON STOCK            PREFERRED STOCK       ADDITIONAL
                                               Shares         Amount      Shares     Amount    PAID IN CAPITAL
- ---------------------------------------------------------------------------------------------------------------
Balance at May 31, 1995                         772,045      $  6,176      4,000      $ 32       $   567,248
Conversion of preferred shares                1,143,000         9,144     (4,000)      (32)           (9,112)
Issuance of shares for
  management fee (Note 10)                       95,600           765                                333,835
Whole shares issued for fractional
  shares in one-for-two stock split                 222             2                                     (2)
Private placement of common
  stock for cash (Note 10)                       65,000           520                                259,480
Expenses attributed to stock
  issuances                                                                                         (268,750)
Expenses paid with stock issuances                2,768            23                                 26,978
Disposition of BWAI (Note 1)                    125,000         1,000                                436,500
Additional shares and costs for
  acquisition of RTC                            800,083         6,401                                (23,067)
Payment of liabilities of
  investment with stock                          33,944           271                                 70,347
Exercises of stock options                      121,763           974                                   (974)
Conversion of debentures
  (Note 6)                                      323,100         2,585                              2,649,647
Issuance of shares for
  acquisitions (Note 2)                         388,846         3,111                              3,683,929
Common shares subject to cash
  put by holders (Note 2)                                      (1,354)                            (1,992,224)
Issuance of shares for
  other assets (Note 10)                          1,567            12                                 18,737
Foreign currency gain
Net loss
- -------------------------------------------------------------------------------------------------------------

BALANCE AT MAY 31, 1996                       3,872,938      $ 29,630          0      $  0       $ 5,752,572
==============================================================================================================




===========================================================================================================
                                           ACCUMULATED       TREASURY STOCK           STOCK TO BE ISSUED
                                             DEFICIT        Shares      Amount        Shares        Amount
- -----------------------------------------------------------------------------------------------------------
Balance at May 31, 1995                  $    (81,020)        2,961    $(177,493)    220,600      $ 772,100
Conversion of preferred shares
Issuance of shares for
  management fee (Note 10)                                                           (95,600)      (334,600)
Whole shares issued for fractional
  shares in one-for-two stock split
Private placement of common
  stock for cash (Note 10)
Expenses attributed to stock
  issuances
Expenses paid with stock issuances
Disposition of BWAI (Note 1)                                                        (125,000)      (437,500)
Additional shares and costs for
  acquisition of RTC
Payment of liabilities of
  investment with stock
Exercises of stock options
Conversion of debentures
  (Note 6)
Issuance of shares for
  acquisitions (Note 2)
Common shares subject to cash
  put by holders (Note 2)
Issuance of shares for
  other assets (Note 10)
Foreign currency gain                            432
Net loss                                  (2,536,170)
- ------------------------------------------------------------------------------------------------------------

BALANCE AT MAY 31, 1996                  $(2,616,758)        2,961    $(177,493)           0      $       0
============================================================================================================

See accompanying notes.

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES
July 1, 1994 (inception) to May 31, 1995

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



==================================================================================================================================
                                                                      ADDITIONAL   ACCU-
                                      COMMON STOCK   PREFERRED STOCK   PAID IN    MULATED  TREASURY STOCK    STOCK TO BE ISSUED
                                   Shares    Amount   Shares  Amount   CAPITAL    DEFICIT  Shares   Amount    Shares    Amount
- ----------------------------------------------------------------------------------------------------------------------------------
Balance at July 1, 1994              1,000   $ 6,189       0    $ 0   $400,000   $      0          $      0         0   $      0

Contribution of note payable
  to additional paid in capital
  (Note 10)                                                            100,000

Conversion of accrued
  management fee into
   95,600 shares of
  common stock (Note 10)                                                                                       95,600    334,600

Reverse acquisition of BWA
  (Notes 1 and 10)
    Exchange of BWA stock
      for RTC stock              1,544,090    12,353   4,000     32     54,882              5,921  (177,493)
    Elimination of RTC
      common stock                  (1,000)   (6,189)                    6,189

One-for-two stock split           (772,045)   (6,177)                    6,177             (2,960)
  (Note 10)

Disposition of BWAI
  (Notes 1 and 10)                                                                                            125,000    437,500

Net loss                                                                          (81,020)
- ----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT MAY 31, 1995            772,045   $ 6,176   4,000    $32   $567,248   $(81,020)  2,961 $(177,493)  220,600   $772,100
==================================================================================================================================


See accompanying notes.

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

===============================================================================================================================
                                                                                                   YEAR           JULY 1, 1994
                                                                                                  ENDED          (INCEPTION) TO
                                                                                               MAY 31, 1996       MAY 31, 1995
- -------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                                          $         (2,536,170)  $        (81,020)
- -------------------------------------------------------------------------------------------------------------------------------
   Adjustments to reconcile net loss to net cash used in
      operating activities:
         Purchased research and development (Note 1)                                            1,890,194                  0
         Depreciation and amortization                                                            111,640             63,143
         Expenses paid through issuances of securities                                             97,619            334,600
         Unrealized losses on marketable securities (Note 11)                                     178,183                  0
         Equity in earnings of unconsolidated subsidiary (Note 2)                                 (39,708)                 0
      Changes in assets and liabilities net of effects of business entity acquisitions and divestiture:
            Increase in accounts receivable                                                    (1,021,561)          (799,932)
            Increase in inventories                                                            (1,027,610)          (230,000)
            (Increase) decrease in other current assets                                            30,639            (50,408)
            Increase (decrease) in accounts payable                                              (262,693)           588,397
            Increase in accrued expenses                                                          381,324             55,704
- -------------------------------------------------------------------------------------------------------------------------------
      NET CASH USED IN OPERATING ACTIVITIES                                                    (2,198,143)          (119,516)
- -------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Purchase of property and equipment                                                          (1,900,276)           (34,509)
   Other receivables                                                                             (241,256)                 0
   Cash outlays for acquired companies in excess of cash acquired                                (630,613)                 0
   Purchase of investment securities (Note 2)                                                     (72,726)                 0
- -------------------------------------------------------------------------------------------------------------------------------
      NET CASH USED IN INVESTING ACTIVITIES                                                    (2,844,871)           (34,509)
- -------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES (Notes 6 and 10):
   Notes payable issued net of payments                                                         2,181,967            133,444
   Proceeds from capital contribution (Note 10)                                                         0            100,000
   Common stock issued including conversions                                                    2,546,105              6,189
   Debentures issued net of conversion                                                          2,978,237                  0
   Long-term debt issued net of repayments                                                      1,623,384                  0
- -------------------------------------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                                                 9,329,693            239,633
- -------------------------------------------------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                                           4,286,679             85,608

CASH  AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                                   85,608                  0
- -------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                            $          4,372,287   $         85,608
===============================================================================================================================

See accompanying notes.

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

Builders Warehouse Association, Inc. (the "Company" or "BW") through its subsidiaries designs, manufactures and markets networking, connectivity and add-on products for Local Area Networking markets. The Company's products include network adapters, hubs, video cards, shared printer network servers and adapters and printer enhancement products and products using Phase-Locked Loop, direct analog, and direct digital radio frequency ("RF") synthesis. The Company's products are sold worldwide to original equipment manufacturers and through distributors.

         The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.


1.       DESCRIPTION OF BUSINESS, ACQUISITIONS, AND DISCONTINUED OPERATIONS

         Builders Warehouse Association, Inc. is a Colorado corporation originally incorporated under the name of Ceetac Corp. on June 30, 1988, and subsequently doing business as Omni Corporation. The primary purpose of BW was to evaluate acquisition candidates and complete acquisitions of, or mergers with those candidates. The Company was therefore accounted for as a "development stage company" and until September 20, 1991, conducted no business activities.

         Effective May 31, 1995, the Company acquired 100% of the outstanding common stock of Relialogic Technology Corporation ("RTC"), a designer and manufacturer of add-on products for the multimedia computer marketplace as well as a distributor of computer products manufactured by others. At the time of this acquisition, the shareholders of RTC gained voting control of the Company and therefore RTC became the acquiring entity. As a result, RTC is the accounting survivor and reporting successor. The acquisition of RTC by the Company was recorded as a reverse acquisition. The predecessor company's balance sheets were adjusted to reflect the recapitalization of RTC pursuant to the acquisition. The historical stockholders' equity of RTC was adjusted to reflect the cost basis of the RTC shareholders in the net assets of RTC. As a result of the acquisition of RTC by the Company, RTC changed its accounting year end to May 31.

         The Company recorded the following summarized balances effective May 31, 1995 to reflect the reverse acquisition of BW:

                 Current assets                                          $ 1,788,908
                 Inventories                                               1,743,431
                 Property and equipment (net)                                966,790
                 Other assets                                                  5,537
                 Current liabilities                                      (5,220,390)
                 Notes payable                                              (100,044)
                                                                         -----------
                         Stockholders' equity (net)                      $  (815,768)
                                                                         ===========

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

         Summarized below are pro forma consolidated results of operations of the Company as though the reverse acquisition had occurred at the beginning of the earliest period presented:

                 Revenues                                               $ 6,693,731
                 Loss from continuing operations                            (81,020)
                 Loss from discontinued operations                       (2,433,000)
                 Net loss                                                (2,514,020)
                 Loss per common share                                  $     (8.23)


         ACQUISITION OF UNI PRECISION INDUSTRIAL LIMITED - On April 1, 1996, the Company acquired 100% of the common stock of Uni Precision Industrial Limited ("Uni"), a Hong Kong corporation, for a purchase price of approximately $6 million in cash and debt assumed: $500,000 was paid at the closing of the transaction and an additional $5.5 million was paid upon the provision to the Company of audited financial statements as of the acquisition date. An additional $4.0 million payment will be made on April 1, 1997 subject to pro rata adjustment based upon Uni having net income after tax of $2.5 million during the 12-month period ending March 31, 1997. The Company incurred additional costs in connection with the purchase of Uni of $813,000, of which $809,000 was paid through the issuance of restricted common shares.

         ACQUISITION OF SCITEQ ELECTRONICS, INC. - On May 31, 1996, through a merger with a newly-formed corporation, Sciteq Communications, Inc. ("Sciteq"), the Company acquired 100% of Sciteq Electronics, Inc., for $600,000 in cash, plus stock and below-market stock options of the Company valued at $2.4 million. An additional $2.0 million payment in stock of the Company will be made 12 months from closing subject to pro rata adjustment based upon Sciteq achieving pre-tax net income of $750,000 during the 12 month period ending December 31, 1996. The Company incurred additional costs in connection with the purchase of Sciteq of $579,000, of which $532,000 was paid or will be paid through the issuance of common shares.

         The former shareholders of Sciteq have the right to put their shares to the Company for cash during the 12 days beginning May 31, 1996. The value of the shares issued at closing of $1,993,578 has been reclassified as long term debt in the accompanying financial statements.

         As a result of the Sciteq acquisition the Company recorded a one-time charge to earnings for purchased research and development of $1,890,194. The Company analyzed, during and after the close of the acquisition, both the projected net cash flows from Sciteq's existing technology base and the status of its ongoing research and development program and concluded that the carrying value of the assets acquired exceeded the estimated net realizable values recorded in the purchase.

         ACQUISITION OF PACIFIC DATA PRODUCTS, INC. - On May 24, 1996, the Company, through its newly-created, wholly owned subsidiary PDP Acquisition Corp. ("PDPA"), acquired substantially all of the assets of Pacific Data Products, Inc. ("PDP"). The Company paid $273,000 in cash and assumed PDP's bank indebtedness of approximately $2.4 million in return for substantially all of PDP's assets, including cash, accounts receivable, inventory, fixed assets and intangibles including patents, trademarks, copyrights, in-process software development and certain specified agreements. The Company incurred additional costs in connection with the purchase of PDP's assets of $123,000 of which $121,000 was paid through the issuance of common shares.

         PDPA entered into an agreement with Coast Business Credit ("Coast") for a $5.0 million credit facility secured by all of PDPA's newly-acquired assets. The Company provided a $500,000 infusion of working capital to

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

PDPA, as well as a limited guarantee of $750,000 to effectuate the Coast credit facility.

         As a result of the asset acquisition by PDPA the Company recorded a one-time charge to earnings for purchased in-process software development costs of $517,865. The Company analyzed, during and after the close of the acquisition, both the projected net cash flows from PDPA's existing technology base and the status of its ongoing software development program and concluded that the carrying value of the assets acquired exceeded the estimated net realizable values recorded in the purchase.

         DISCONTINUED OPERATIONS - As of May 31, 1995, the Company disposed its loss-generating, wholly-owned subsidiary, BWA, Inc., which owned two Arkansas-incorporated operating subsidiaries, Builders Warehouse Association, Inc. and American Plywood Sales, Inc., both of which were engaged in the building supply industry. Such operations incurred an operating loss of approximately $2.4 million during the year ended May 31, 1995 and had a consolidated negative book value at that date of $1,143,042. Accordingly, the Company delivered 125,000 post reverse split shares of its common stock with an approximate market value of $437,500 at May 31, 1995 to the purchaser of BWA, Inc. In addition the buyer assumed certain future costs and potential losses as more fully described in Note 13.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements as of May 31, 1996 include the accounts of BW and RTC from July 1, 1994 (inception) through May 31, 1996, R-Net International, Inc. ("Rnet") from November, 1995 (formation), Sciteq from May 31, 1996, Uni from April 1, 1996 and PDPA, from May 24, 1996. (See Note 1). Immaterial subsidiaries of Uni have been accounted for on the equity method. All significant intercompany transactions and balances have been eliminated in consolidation. The consolidated group is referred to individually or collectively as the "Company". For purposes of financial reporting, RTC was treated as purchaser in a reverse acquisition of BW and its subsidiary, BWA, Inc.

         CASH AND CASH EQUIVALENTS - All cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased.

         ACCOUNTS AND NOTES RECEIVABLE - In the normal course of business, the Company extends unsecured credit to its customers related to the sales of various products. Typically credit terms require payment on the tenth day of the month following sales. The Company evaluates and monitors the creditworthiness of each customer on a case-by-case basis.

         INVENTORY - Inventory consists of goods held for sale valued at the lower of cost or market. Inventories at May 31, 1996 consist of:

                 Raw materials                                        $  4,399,778
                 Work in process                                         2,398,294
                 Finished goods                                          1,122,802
                                                                      ------------
                                                                         7,920,874
                 Less:  Reserve for obsolescence                        (1,020,570)
                                                                      ------------
                                                                      $  6,900,304
                                                                      ============

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

         PROPERTY AND EQUIPMENT - Property and equipment are recorded at historical cost. Depreciation and amortization are provided over the estimated useful lives of the individual assets or the terms of the leases if shorter using accelerated and straight-line methods. Useful lives for property and equipment range from 5 to 15 years.

         Capitalized leases (Uni) are initially recorded at the present value of the minimum payments at the inception of the contracts, with an equivalent liability categorized as appropriate under current or non-current liabilities. Such assets are depreciated on the same basis as described above. Interest expense, which represents the difference between the minimum payments and the present value of the minimum payments at the inception of the lease, is allocated to accounting periods using a constant rate of interest over the lease.

         OTHER INVESTMENTS - Other investments include insignificant subsidiaries of Uni accounted for on the equity method, non-marketable securities held in other companies and an investment in a joint venture net of an allowance for permanent impairment of value.

          EXCESS OF COST OVER NET ASSETS ACQUIRED - Excess of cost over net assets acquired is being amortized over 5 to 15 years and represents the excess of the purchase price over the fair value of net assets acquired. Accumulated amortization was $133,257 and $57,143 at May 31, 1996 and 1995, respectively.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. Management believes that there are no material differences between the recorded book values of its financial instruments and their estimated fair values.

         REVENUE RECOGNITION - Revenues are recognized when the products are shipped to the customers.

         INCOME TAXES - The Company has filed consolidated Federal and State income tax returns as of its fiscal year end since January 1, 1992. At May 31, 1995 there were no deferred taxes or income tax provisions recorded in the financial statements. At May 31, 1996 the deferred taxes and income tax provisions recorded in the financial statements relate to Uni's operations in China. (See Note 9)

         ADVERTISING - The Company's expenses advertising expenditures as incurred. Advertising expenses of the Company consist primarily of allowances given to customers rather than direct expenditures by the Company.

         LOSS PER COMMON SHARE - Loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period which was computed based upon the equivalent shares of BW common stock issued in the reverse acquisition of RTC adjusted retroactively for all stock splits. Convertible securities outstanding and common stock to be issued are not included in the computation of earnings per share as they would be anti-dilutive.

         FOREIGN CURRENCY TRANSLATION - Foreign operations of the Company have been translated into U.S. dollars in accordance with principles prescribed in Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation," (FAS 52). For the fiscal year ended May 31, 1996 the current rate method was used whereby all assets and liabilities are translated at year-end exchange rates, and the resultant translation adjustments are included as a separate component of stockholders' equity. Revenues and expenses are translated at the average rates of exchange prevailing throughout the year, and the resultant gains and losses are included in net earnings.

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

3.       PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following  as of May 31, 1996:

                 Manufacturing, engineering and plant equipment and software       $     7,433,364
                 Office furniture and fixtures                                           3,182,281
                 Autos                                                                     172,781
                 Leasehold improvements                                                  2,175,270
                                                                                   ---------------
                          Total property and equipment                                  12,963,696
                 Less:  Accumulated depreciation                                        (4,809,873)
                                                                                   ---------------
                          Net book value                                           $     8,153,823
                                                                                   ===============

         Leasehold land and buildings of Uni with a cost of $2,173,790 are pledged to secure Uni's banking facility. See Notes 4 and 5. Cost and accumulated amortization of assets held under capitalized leases were $2,174,000 and $37,000.

         All the assets of PDPA including its property, plant and equipment are pledged to secure the credit facility with Coast as more fully described in
Note 4. No net book value was ascribed to these assets in the asset purchase for financial accounting purposes.


4.       SHORT TERM DEBT

         Short term debt consisted of the following at May 31, 1996:

                  Floating rate interest loan; a portion of banking facility of
                    Uni more fully described in Note 5; weighted average
                    interest rate for the two months ended May 31, 1996 was 9.7%       $    3,648,590
                  Floating rate interest loan (2% over Coast's prime rate); debt assumed by PDPA in asset acquisition (see Note 1); interest
                    rate for week ended May 31, 1996 was 10.25%                             2,175,804
                  Non-interest bearing demand loan                                             10,000
                                                                                       --------------
                          Total short term debt                                        $    5,834,394
                                                                                       ==============

         In connection with the acquisition of PDP's assets, PDPA assumed approximately $2.4 million in debt to Coast, an asset based lender. The debt is collateralized by inventories, accounts receivable, property, plant and equipment with a book value of approximately $2.3 million. The loans bear interest at 2% over the prime rate and for the week ended May 31, 1996 the interest rate remained constant at 10.25%. The maximum amount outstanding under PDPA's banking facility during the period was approximately $2.4 million and the average amount outstanding was approximately $2.3 million. At the end of the six month period beginning with the acquisition any unpaid balance of the loans assumed in the asset purchase will be converted into a term loan over an estimated three years.

         In addition to the debt assumed in the acquisition of PDP, PDPA and entered into an agreement with the Lender for a $5 million credit facility secured by all of PDPA's acquired assets. BW provided an injection of $500,000 working capital to PDPA, as well as a limited guarantee of $750,000. After using approximately $2.2

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

million outstanding as of May 31, 1996 for the purchase of PDP, $2.8 million is available for internal growth and for acquisitions.

         At May 31, 1995 short term debt consisted of a $133,444 non-interest bearing loan from the former shareholder of RTC due on demand.


5.       LONG TERM DEBT

         Long term debt consisted of the following as of May 31, 1996:

                  Floating rate interest loan; a portion of banking facility of
                    Uni more fully described below; weighted average interest
                    rate for the two months ended May 31, 1996 was 9.7%               $    1,651,649
                  Obligations under finance leases (Uni)                                     811,550
                  5% demand loan from an officer and director; refinanced by the placement of preferred stock shortly after year end
                    (see Notes 8 and 14)                                                   1,237,500
                                                                                      --------------
                                                                                           3,700,699
                  Less:  Current portion                                                    (350,010)
                                                                                      --------------
                          Total long term debt                                        $    3,350,689
                                                                                      ==============

         As of May 31, 1996, Uni had aggregate loan facilities of approximately $12.5 million from various banks for overdrafts, loans and trade financing. Unused facilities as of the same date were approximately $5.0 million including bank overdrafts of $1.1 million and loan and trade financing of $3.9 million. These facilities are secured by a priority lien on Uni's leasehold land and buildings (Note 3), a pledge of Uni's bank deposits of approximately $3.5 million, liens on Uni's inventories released under trust receipt loans and guarantees by former directors of Uni and a corporation controlled by former directors of Uni as well as the directors themselves. The bank loans require Uni to maintain a tangible net worth of not less than $3.75 million. The maximum amount and average amount outstanding including current maturities during the period ended May 31, 1996 was approximately $9.4 million and $7.6 million, respectively.

         Long term debt including capitalized leases at May 31, 1996 is payable by year as follows:

                 1997                                $    1,705,165
                 1998                                       486,702
                 1999                                       443,924
                 2000                                       443,924
                 2001                                       264,353
                 2002 and later                             893,422
                                                     --------------
                                                          4,237,490
                 Less:  Interest portion                   (536,791)
                                                     --------------
                                                     $    3,700,699
                                                     ==============

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

6.       DEBENTURES PAYABLE

         During the year ended May 31, 1996 the Company began a private placement of convertible debentures that was subsequently completed after year end. The Company has the right to call the debentures prior to conversion at 90% of face value. The debentures bear interest at 8.0% beginning after date of issue and if converted the interest is payable in common shares. The debentures were sold at a 27.5% discount from face value and the Company raised net proceeds of $6,580,000 during the period and approximately $3 million after year end. Such debentures converted or can convert into common shares at a maximum of $18.00 per share or at market or conditions thereof. $1,375,000 in face value of debentures with conversion prices ranging from $6.00 to $9.00 were called by the Company prior to conversion with the proceeds of a loan from an officer and director (see Note 10). The debentures were ultimately exchanged for convertible preferred stock (see Note 14).

         Debentures with a face value of $3,680,000 plus accrued interest were converted during the year into 323,100 shares of the Company's common stock. After year end additional debentures with a face value of $2,085,000 plus accrued interest were converted into 191,141 shares of the Company's common stock. The Company has been notified by the agent for the remaining debenture holders that all the outstanding debentures will be converted into common shares.


7.       LEASES AND OTHER COMMITMENTS

         The Company occupies 322,000 square feet of office, manufacturing and distribution space; 44,300 square feet in the United States and 279,000 square
feet in Hong Kong and China.   The lease term for the 6,000 square foot
office and warehouse space for RTC, in Fremont, California expired on July 31, 1996 and RTC is remaining at that location on a month to month basis until the business relocates to San Diego, California to an existing facility. The Company occupies 37,000 square feet in San Diego with the lease expiring for 14,000 square feet occupied by Sciteq, on September 1, 1997 and 23,200 square feet occupied by PDPA on a month to month basis. The corporate offices of the Company occupy 1,000 square feet which is leased on a month to month basis. The Company's lease of a 21,000 square foot office/warehouse in Hong Kong expired May 31, 1996. Subsequently, the Company relocated to a
14,000 square foot facility which is owned by the Company. Finally the Company leases 258,000 square feet in China which is used for primarily manufacturing, warehouse and distribution, and administrative offices.

         Future minimum operating lease payments for the Company and its subsidiaries at May 31, 1996 are as follows, by year:

                 1997                                $    364,062
                 1998                                     211,244
                 1999                                      64,112
                                                     ------------
                                                     $    639,418
                                                     ============

         As of May 31, 1996, the Company's Hong Kong subsidiary, Uni, had significant commitments and contingent liabilities for open letters of credit, discounted bills and shipping guarantees executed in favor of various banks totaling approximately $2,427,000.

         Two officers of Sciteq have three-year employment contracts under which Sciteq is obligated to make payments of $220,000 per year in total. The Company has the right to terminate these contracts for cause.

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

8.       STOCKHOLDERS' EQUITY

         The Company is authorized to issue the following shares of stock:

                25,000,000 shares of Common Stock ($.008 par value)
                10,000,000 shares of Preferred Stock ($.01 par value)
                10,000,000 shares of Preferred Stock, Series A ($.008 par value)

         Series A Preferred Stock has a $.008 par value and a $1,000 liquidation value. Holders of Series A Preferred Stock are not entitled to vote. The Series A Preferred Stock bears a cumulative 6% annual dividend payable annually on July 31 of each year. Such dividend is payable at the Company's option in either cash or common stock at the immediately preceding business day's closing price as reported by NASDAQ. Each share of Series A Preferred Stock is convertible into 285.75 shares of Common Stock on a post-reverse split basis. These shares were issued in connection with the reverse acquisition (See Note 1) and were fully converted into common stock prior to May 31, 1996.


9.       STOCK OPTIONS AND STOCK AWARD PLAN

         The Company has two stock option plans, the 1994 Stock Option Plan ("94 SOP") and the 1995 Stock Option Plan ("95 SOP") and a Stock Award Plan ("SAP"). The purpose of these plans is to attract, retain, motivate and reward officers, directors, employees and consultants of the Company to maximize their contributions towards the Company's success.

         In addition to the activity indicated below, the Company granted options for 650,000 shares of common stock under the 95 SOP. Of such options granted under the 95 SOP, 325,000 are not exercisable until after May 31, 1997 and 325,000 until after May 31, 1998. The Company will register the 95 SOP options on Form S-8 with the Securities and Exchange Commission. All options were granted at not less than fair market value at the date of the grant.

         During the year ended May 31, 1996, the following activity occurred:

                                                                            Exercise
                                Stock Options                             Price Range           Options
                                -------------                             -----------           -------
         Options outstanding at May 31, 1995                                                            0
         Options registered January 17, 1996 - 94 SOP                    $3.18 to $8.58         1,000,000
         Options granted under 94 SOP                                    $3.18 to $8.58          (577,487)
                                                                                              -----------
                 94 SOP options registered and available for grant                                422,513
                                                                                              ===========

         Options granted under 94 SOP                                    $3.18 to $8.58           577,487
         Options exercised under 94 SOP                                  $3.18 to $8.58          (150,033)
                                                                                              -----------
                 Options outstanding under 94 SOP                                                 427,454
                                                                                              ===========

                              Stock Award Plan                                                  Shares
                              ----------------                                                  ------

         Grants outstanding at May 31, 1995                                                             0
         Shares registered under the SAP                                                          500,000
         Shares granted and issued under the SAP                                                 (359,444)
                                                                                              -----------
                 Options outstanding under SAP                                                    140,556
                                                                                              ===========

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

10.      CAPITAL STOCK TRANSACTIONS AND BUSINESS ACQUISITIONS

         REVERSE STOCK SPLITS - In March 1995, approval was granted for a one-for-six reverse stock split effective April 10, 1995. In June 1995, approval was granted for a one-for-two reverse split effective June 30, 1995. The effect of these changes was reflected in the financial statements retroactively as if the reverse splits occurred at the beginning of the reported period.

         PRIVATE PLACEMENT - The Company issued 175,824 post-reverse split Common shares to certain stockholders in exchange for marketable securities of a company controlled by them (See Note 11).

         RTC ACQUISITION - Pursuant to an Amended and Restated Stock Purchase Agreement dated May 31, 1995 (the "Agreement") the Company acquired all the outstanding shares of RTC, a California corporation, which began business on July 1, 1994 and in which certain shareholders and directors of the Company had an ownership interest. The Agreement provided that the Company issue 1,085,798 post reverse-split Common shares and 4,000 Class A Preferred shares (convertible into 1,143,000 common shares). Acquisition costs to the Company in this transaction were $250,000. The acquisition was recorded as a "reverse merger" (See Note 1).

         CONTRIBUTION TO CAPITAL - RTC had a non-interest bearing demand loan of $100,000 from Jardine Cho, the former owner of RTC, which was contributed to the capital of the Company as of May 31, 1995. No shares were issued in this transaction.

         MANAGEMENT FEE - RTC had an agreement through January 1, 1996 with Jardine Cho which provided compensation of $300,000 per annum or 5% RTC sales, whichever is greater, for management services. Jardine Cho and its shareholders had control of the Company immediately following the reverse merger. As of May 31, 1995 Jardine Cho terminated its agreement with RTC and accepted payment of its $334,600 obligation in common stock issued by the Company. During the year ended May 31, 1996 the Company issued 95,600 shares of common stock in full satisfaction of this liability.

         PRIVATE PLACEMENT - The Company issued 65,000 post-reverse split Common shares during the third quarter of fiscal 1996 for $260,000 cash.

         SCITEQ ACQUISITION - As described in Note 1, the Company issued 229,646 shares of common stock to the holders of Sciteq's outstanding common stock and in payment of costs incurred in connection with the transaction. In addition the Company issued options to acquire an additional 60,205 shares of common stock at $5.02 per share. The additional payment contingent upon the net income of Sciteq for the year ended December 31, 1996 will be made in common shares at the then market price.

         COVENANT NOT TO COMPETE - In connection with the acquisition of Sciteq, a former shareholder and officer of Sciteq executed a covenant not to compete with the Company and any of its subsidiaries for a period of five years. Shares with a value at issue of $200,000 will be issued in quarterly installments over two years. The initial payment resulted in the issuance of 1,567 shares of common stock.

         UNI ACQUISITION - In connection with the Company's acquisition of Uni on March 31, 1996 the Company issued 142,000 shares of its common stock valued at $809,400 in payment of costs incurred in connection with the transaction to two officers of RTC (See Note 1).

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

         PDP ACQUISITION - In connection with the Company's acquisition of the assets of PDP on May 24, 1996 the Company issued 17,200 shares of its common stock valued at $120,600 in payment of costs incurred in connection with the transaction (See Note 1).


11.      OTHER RELATED PARTY TRANSACTIONS

         Summarized below are all material related party transactions entered into by the Company and its subsidiaries during the year ended May 31, 1996 and the period July 1, 1994 (inception) to May 31, 1995 not otherwise disclosed in these notes.

         In May 1995 the Company issued 175,824 post reverse split shares of common stock to certain shareholders and directors (see Note 10) in exchange for marketable securities in a company controlled by them. Such securities had a market value of $149,091 as of May 31 1996. These shareholders have agreed to indemnify the Company against any decline in value of the marketable securities. As of May 31, 1996 the liability to the Company for this indemnification was $178,183 and it is included in other receivables (see Note
18).

         On February 29, 1996 the Company made a 8% demand loan in the amount of $100,000 to an officer of RTC. Accrued and unpaid interest at May 31, 1996 totaled $2,016.

         On April 12, 1996 the Company made a 8% demand loan in the amount of $100,000 to an entity controlled by one of its directors. Accrued and unpaid interest at May 31, 1996 totaled $1,074.

         On March 25, 1996 an entity controlled by an officer and director of the Company made a 5% demand loan to the Company in the amount of $1,237,500. Accrued and unpaid interest at May 31, 1996 totaled $12,494 (See Note 5).

         Accrued dividends payable are due a former shareholder and current officer of Uni and were declared prior to the acquisition of Uni by the Company.

         Uni, as a founding shareholder, holds 35% of the outstanding shares of Spectra Electronics Systems, Ltd. ("Spectra"), a Hong Kong private company, which sells point of sale equipment such as credit card readers for merchants in the Asian market. Spectra had sales (unaudited) of $445,000 and net income after tax of $163,000 (unaudited) for the two months ended May 31, 1996.

         In the ordinary course of business, Uni made sales of $263,000 and paid marketing research service fees of $129,000 to companies controlled by a former director and present officer of Uni.


12.      INCOME TAXES

         At May 31, 1996 the Company has accumulated federal net operating losses which may be potentially available to reduce future taxable income. However, among potential adjustments which may reduce available loss carryforwards, the Internal Revenue Code of 1986, as amended, (IRC), reduces the extent to which net operating loss carryforwards may be utilized in the event there has been an "ownership change" of a company as defined by applicable IRC provisions. The Company believes that the issuances of its equity securities and transfers of ownership of outstanding equity securities may have resulted in one or more such ownership changes and intends

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

to analyze the impact of such transfers on the continued availability, for tax purposes, of the Company's net operating losses incurred through 1996. Further ownership changes in the future, as defined by the IRC, may reduce the extent to which any net operating losses may be utilized. The income tax provision for the year ended May 31, 1996 is comprised as follows:

                                                       United States      Non-U.S.             Total
                                                       -------------      --------             -----
         Income taxes:
             Current                                     $   2,000        $  38,000         $   40,000
             Deferred                                            0                0                  0
                                                         ---------        ---------         ----------
                 Total income tax provision              $   2,000        $  38,000         $   40,000
                                                         =========        =========         ==========

         The reconciliation between income tax expense and a theoretical United States tax computed by applying a rate of 35% for the fiscal periods ended May 31, 1996 and 1995, is as follows:

                                                                                         July 1, 1994
                                                                        Year Ended       (inception)
                                                                       May 31, 1996      May 31, 1995
                                                                       ------------      ------------
         Earnings before U.S. and non-U.S. income taxes:
             United States                                            $  (3,147,000)   $     (81,000)
             Foreign                                                        651,000                0
                                                                      -------------    -------------
                 Total                                                $  (2,496,000)   $     (81,000)
                                                                      =============    =============

         Theoretical benefit at 35%                                   $     874,000    $      28,000
         U.S. loss for which no benefit was recorded as there is
             no assurance of realization                                 (1,101,000)         (28,000)
         Adjustment for non-U.S. taxes in excess of theoretical
             U.S. tax rate                                                  120,000                0
         Foreign permanent differences                                       56,000                0
         Other                                                               11,000                0
                                                                      -------------    -------------
                 Total                                                $     (40,000)   $           0
                                                                      =============    =============



13.      LITIGATION

         The Company and certain former officers and directors are defendants in litigation filed in May 1994 seeking unspecified damages for allegedly violating sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and making a series of positive public statements to the securities market place. Management believes the claims to be without merit. Nevertheless, the ultimate outcome of the litigation cannot presently be determined. No provisions for any loss that may result upon resolution of this matter has been made in the financial statements. In addition, the Company is indemnified against any loss that may result by the buyer of BWA, Inc.

         The Company and its subsidiaries are involved in various other legal proceedings and claims incident to the normal conduct of its business. Although it is impossible to predict the outcome of any outstanding legal proceedings, the Company believes that such legal proceedings and claims, individually and in the aggregate, are not likely to have a material effect on its financial position or results of operations.

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________

14.      SUBSEQUENT EVENTS

         MERGER - On June 18, 1996, the Company and Osicom Technologies, Inc. ("Osicom") entered into a definitive agreement whereby Osicom will acquire substantially all of the assets of BW. Under the terms of the agreement, shares of Osicom common stock will be issued to BW for substantially all of BW's assets. The Osicom common stock issued to BW will then be distributed to BW's shareholders in a complete liquidation. BW will receive 0.94 share of Osicom common stock for each common share of BW currently outstanding, which exchange ratio represents a 10 percent premium to the market value of BW stock based on the June 17, 1996 closing prices of $15 and $17.50 for BW and Osicom shares, respectively.

         Osicom is a Santa Monica, California-based company engaged in design and manufacture of digital video switches and routers for the telecommunications industry and, with its January 31, 1996, acquisition of RNS (formerly Rockwell Network Systems), is now an industry leader in providing high-speed Local Area Network solutions and connections for the high-growth Fast Ethernet, FDDI, and ISDN networking markets.

         Following the close of the transaction, Barry Witz, a director and chief executive officer of BW, will join Osicom's board of directors which will be expanded to five members. Sharon Chadha, the current CEO and Chairman of Osicom, Par Chadha and Dr. Xin Cheng will remain on the Board of Osicom. The remaining director position will be filled by Leonard N. Hecht, president of Chrysalis Capital Group, an investment banking company specializing in mergers and acquisitions. Mr. Hecht has served on the board of directors of many public and private companies and was a founding principal of Xerox Development Corporation, a wholly-owned subsidiary of the Xerox Corporation.

         The acquisition will qualify as a tax-free reorganization and will be completed as soon as practical subject to regulatory clearance and approval by the shareholders of both companies.

         DEBENTURE CONVERSIONS - Subsequent to May 31, 1996 debentures with a face value of $3,584,000 were converted into 374,731 shares of the Company's common stock.

         DEBENTURE PLACEMENTS - Subsequent to May 31, 1996 the Company completed its placement of convertible debentures and received net proceeds of approximately $3.0 million.

         PRIVATE PLACEMENT OF SECURITIES - On July 2, 1996, the Company completed a placement of $10.7 million face value of a new class of preferred stock ("Class B") which has a cumulative dividend of 8%, redeemable by the Company and is convertible into shares of the Company's common stock if not previously called. Dividend payments are scheduled to begin October 1, 1996. Holders can convert these preferred shares at a price of $18.50 or under certain conditions at market price. Holders of the preferred shares were also issued warrants to purchase 145,310 shares of the Company's common stock at $18.50 per share. Net proceeds received by the Company totaled approximately $8.1 million


15.      CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade receivables. As regards the former, the Company places its temporary cash investments with high credit quality financial institutions and limits, by policy, the amount of credit exposure to any one institution. The Company's foreign subsidiary, Uni, has one bank account which, at

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________



May 31, 1996 exceeded five percent of current assets: a $1,294,000 account at the Bank of China. As the Bank of China is a large, stable bank, the Company does not perceive significant credit exposure regarding this account.

         Concentrations of credit risk with respect to trade receivables are limited because there is a large number of customers in the Company's customer base spread across many industries and geographic areas. One customer accounted for 35.1% of net sales for the year ended May 31, 1996 and no customer accounted for more than 10% of sales during the period ended May 31, 1995. The largest single customer receivable at May 31, 1996 was $832,000. At May 31, 1995 no single receivable exceeded 10% of net receivables.


16.      SUPPLEMENTAL CASH FLOW DISCLOSURES

         Interest expense and taxes paid approximated the related expenses for the year ended May 31, 1996 and the period ended May 31, 1995.

         The stock issued to effect, in part, the Uni, Sciteq and PDP acquisitions during the year ended May 31, 1996 neither provided nor used cash. Accordingly, the stock has been excluded from the statement of cash flows.


17.      SEGMENT INFORMATION

         Information in the table below is presented on the same basis utilized by the Company to manage its business. Export sales and certain income and expense items are reported in the geographic area where the final sale to customers is made, rather than where the transaction originates.

                                                                                         July 1, 1994
                                                                        Year Ended      (inception) to
                                                                       May 31, 1996      May 31, 1995
                                                                       ------------      ------------
         Net sales:
             United States                                              $14,144,000       $6,694,000
             Asia                                                         2,429,000                0
             Other                                                          116,000                0
             Inter-area eliminations                                       (286,000)               0
                                                                        -----------       ----------
                 Total net sales                                        $16,403,000       $6,694,000
                                                                        ===========       ==========

         Net income (loss):
             United States                                              $(2,688,000)      $  (81,000)
             Asia                                                           146,000                0
             Other                                                            7,000                0
             Inter-area eliminations                                         (1,000)               0
                                                                        -----------       ----------
                 Net income (loss)                                      $(2,536,000)      $  (81,000)
                                                                        ===========       ==========

         Total assets:
             United States                                              $13,810,000       $1,865,000
             Asia                                                        21,704,000                0
             Inter-area eliminations                                     (4,668,000)               0
                                                                        -----------       ----------
                 Total assets                                           $30,846,000       $1,865,000
                                                                        ===========       ==========

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________



18.      OTHER RECEIVABLES

         Other receivables at May 31, 1996 consisted of the following:

          8% demand loan due from entity controlled by director including
            accrued interest (see Note 11)                                         $     101,074
          8% demand loan due from an officer of RTC including accrued
            interest (see Note 11)                                                       102,016
          Due to Company under indemnification against loss in value of marketable securities received in private placement of shares
            due from directors (see Note 11)                                             178,183
          Due to Company under indemnification of costs related to BWA, Inc.
            (see Notes 1 and 13)                                                          62,893
          8% demand loan due from non-affiliate including accrued interest               244,041
          Other miscellaneous trade and non-trade receivables                            107,296
                                                                                   -------------
                 Total other receivables                                           $     795,503
                                                                                   =============


19.      VALUATION AND QUALIFYING ACCOUNTS

         Changes in the inventory obsolescence reserve were as follows:

                 Balance at July 1, 1994 (inception)                               $           0
                 Additions charged to costs and expenses                                   4,656
                 Amounts used during year                                                      0
                                                                                   -------------
                          Balance at June 1, 1995                                          4,656
                  Additions charged to costs and expenses solely from
                    acquisitions (see Note 1)                                          1,019,542
                 Amounts used (recovered) during year                                     (3,628)
                                                                                   -------------
                          Balance at May 31, 1996                                  $   1,020,570
                                                                                   =============

         Changes in the accounts receivable reserve for doubtful accounts were as follows:

                 Balance at July 1, 1994 (inception)                               $           0
                 Additions charged to costs and expenses                                  33,000
                 Amounts used during year                                                      0
                                                                                   -------------
                          Balance at June 1, 1995                                         33,000
                  Additions charged to costs and expenses solely from
                    acquisitions (see Note 1)                                            380,743
                 Amounts used (recovered) during year
                          Balance at May 31, 1996                                        (13,000)
                                                                                   -------------
                                                                                   $     400,570
                                                                                   =============

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________




20.      PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

         The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the acquisitions of Uni and Sciteq had occurred at the beginning of each period presented. This pro forma presentation does not necessarily reflect the results as they would have been had the acquisitions actually occurred at the beginning of the periods presented.

                    July 1, 1994 (inception) to May 31, 1995


                                       Company                                             Pro Forma                Pro Forma
                                     consolidated           Uni            SCITEQ        Adjustments     Ref      Consolidated
                                    --------------------------------------------------------------------------------------------
Revenues                               $6,694,000       $46,315,000     $3,420,000      $ 1,311,000     (i)         $55,118,000
Cost of Sales                           5,890,000        41,676,000      1,994,000       (1,201,000)    (i)          48,359,000
                                    --------------------------------------------------------------------------------------------
     Gross Profit                         804,000         4,639,000      1,426,000          110,000                   6,759,000
Operating Expenses                        887,000         4,328,000      2,009,000           22,000     (ii)
                                                                                            107,000     (iii)
                                                                                            164,000     (iv)          7,517,000
                                    --------------------------------------------------------------------------------------------
     Operating Income (Loss)              (83,000)          311,000       (583,000)        (403,000)                   (758,000)
Other Income (Charges)                      2,000                                          (605,000)    (v)
                                                                                            (61,000)    (vi)           (664,000)
                                    --------------------------------------------------------------------------------------------
     Income Before Taxation               (81,000)          311,000       (583,000)      (1,069,000)                 (1,422,000)
Provision for Taxation
                                    --------------------------------------------------------------------------------------------
     Net Operating Income              $   (81,000)     $    311,000    $  (583,000)     $(1,069,000)               $(1,422,000)
                                    ============================================================================================

Weighted Average Shares Outstanding       305,285                                           369,556     (vii)           674,841

Loss Per Share, Primary and Fully
  Diluted                              $    (0.27)                                                                  $     (2.11)


                    June 1, 1995 to May 31, 1996


                                         Company                                             Pro Forma                Pro Forma
                                        consolidated            Uni            SCITEQ        Adjustments    Ref      Consolidated
                                      --------------------------------------------------------------------------------------------
Revenues                                 $16,402,000       $47,293,000     $4,213,000        $ 515,000      (i)       $67,393,000
Cost of Sales                             14,039,000        40,085,000      2,227,000         (526,000)     (i)        55,825,000
                                      --------------------------------------------------------------------------------------------
     Gross Profit                          2,363,000         7,208,000      1,986,000          (11,000)                11,568,000
Operating Expenses                         4,730,000         4,814,000      1,575,000           20,000      (ii)
                                                                                                97,000      (iii)
                                                                                               179,000      (iv)       11,415,000
                                      --------------------------------------------------------------------------------------------
     Operating Income (Loss)              (2,367,000)        2,394,000        411,000         (285,000)                   153,000
Other Income (Charges)                      (129,000)                                         (550,000)     (v)
                                                                                               (66,000)     (vi)         (745,000)
                                      --------------------------------------------------------------------------------------------
     Income Before Taxation               (2,496,000)        2,394,000        411,000         (901,000)                  (592,000)
Provision for Taxation                       (40,000)                                                                     (40,000)
                                      --------------------------------------------------------------------------------------------
     Net Operating Income               $ (2,536,000)      $ 2,394,000     $  411,000        $(901,000)               $  (632,000)
                                      =============================================================================================

Weighted Average Shares Outstanding        1,933,764                                           369,556     (viii)       2,303,320

Loss Per Share, Primary and Fully
  Diluted                               $      (1.31)                                                                 $     (0.27)

BUILDERS WAREHOUSE ASSOCIATION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

______________________________________________________________________________




References for pro forma financial information:


(i) To eliminate sales to RTC by Uni and purchases from Uni by RTC in the periods presented.

(ii) To amortize the increased valuation of fixed assets of $365,000 recognized in the Uni acquisition, using an estimated 15 year useful life.

(iii) To amortize the excess cost over net assets of $1,743,000 arising from the Uni acquisition, using an estimated 15 year useful life.

(iv) To amortize the excess cost over net assets of $895,000 arising from the Sciteq acquisition, using an estimated 5 year useful life.

(v) To recognize interest expense which results from the assumption that the Company borrowed $6,000,000 at 11% per annum interest to effectuate the Uni acquisition.

(vi) To recognize interest expense which results from the assumption that the Company borrowed $600,000 at 11% per annum interest to effectuate the Sciteq acquisition.

(vii) To recognize shares issued in connection with the acquisitions of Uni and Sciteq.

(viii) To adjust weighted average shares outstanding as if shares issued in connection with the acquisitions of Uni and Sciteq had occurred at the beginning of the periods presented.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The results of operations reflect the activities of the Company and its RTC subsidiary from its inception on July 1, 1994; the Company's newly-formed subsidiary, R-Net International, Inc. from its inception in November, 1995; Uni from April 1, 1996 (61 days); PDP Acquisition Corp. from its inception on May 24, 1996 (7 days); and the activities of Sciteq from May 31, 1996 (1 day).

RESULTS OF OPERATIONS: COMPARISON OF THE YEAR ENDED MAY 31, 1996 AND JULY 1, 1994 (INCEPTION) TO MAY 31, 1995

Net sales and gross profits of the Company for the year ended May 31, 1996 were $16.4 million and $2.4 million, respectively, up from $6.7 million and $804,000 for the period July 1, 1994 (inception) through May 31, 1995. Gross margin improved to 14.4% for the current year, up from 12.0% for the period ended May 31, 1995, reflecting the impact of Uni's higher gross margin as well as an improved gross margin for RTC of 13.4%.

The 61 days of Uni's operations reflected in the consolidated results contributed $10.2 million to net sales and $1.4 in gross profits, prior to elimination of intercompany transactions. It is Management's opinion that the Company's future gross margins will experience significant positive influence from Uni, but can give no assurance that such performance will be realized in the future.

RTC achieved an increase in units sold for the year ended May 31, 1996, over the prior period ended May 31, 1995, while net sales dollars declined 5.7% from the prior period. This decline was due to declining sales prices for various of RTC's products as well as greater use by customers of early payment discounts. RTC's gross margin increased to 13.4% for the current period from 12% in the prior period.

This year's selling, general and administrative costs were impacted by the Company's aggressive acquisition program and included $2.4 million of purchased research and development costs, $427,000 of acquisition related expenses, and $76,000 of amortization of excess cost over net book value of assets acquired for a total of $2.9 million as compared to a total of $57,000 for the period ended May 31, 1995.

The Company's net income from operations would have been $544,000 but for acquisition related expenses and amortization of $2.9 million. After these expenses the company experienced a net loss from operations of $2.4 million for the year ended May 31, 1996.

Selling, general and administrative expenses exclusive of the acquisition impacted items totaled $1,819,000 or 11.1% of net sales as compared to 13.3% of net sales for the prior period. For the two months ended May 31, 1996, Uni's selling, general and administrative expenses were 6.3% of its net sales. Salaries, wages and related payroll costs increased 144% to $753,00; rents increased 259% to $97,000; travel, promotion and advertising increased 235% to $348,000; professional and consulting fees increased 1634% to $213,000; depreciation increased 1102% to $36,000; and other expenses increased 826% to $372,000.

These increases reflect the results of Uni's operations for the two months ended May 31, 1996 as well as increases primarily resulting from auditing and accounting fees, transfer agent fees, business consultants, investor relation costs and other expenses which were not required during the period ended May 31, 1995 as such costs were partially encompassed by the management fee with the former owners of RTC (see Note 10 to the financial statements) which was terminated as of May 31, 1995. The increase in travel, promotion and advertising was due to RTC's co-operative pricing program whereby customers are allowed credits towards purchases for a portion of advertising featuring Relialogic(TM) products as well as overall increases in promotional activities.


Other non-operating income and expenses for the year ended May 31, 1996 included investment income of $21,000 (an increase of 469%), net foreign currency exchange gains of $15,000, income tax expense of $40,000 and interest expense of $165,000 (an increase of 11536%) for a total net charge of $169,000. The increase in interest income reflects the capital-raising activities of the Company as well as increases in interest-bearing cash deposits at both RTC and Uni. Interest expense increased as the result of Uni's operations for the two months ended May 31, 1996.

Exclusive of acquisition-related items and amortization expense, the Company would have had net income of $375,000. After these expenses, the Company experienced a net loss for the year ended May 31, 1996 of $2.5 million or $1.31 per common share as compared to $81,000 or $.27 per common shares for the period July 1, 1994 (inception) to May 31, 1995.

The Company has a carryforward of federal net operating losses which may be potentially available to reduce future taxable income in the United States. However, due to potential adjustments to the net operating loss carryforwards as provided by the Internal Revenue Code with respect to future ownership changes, future availability of these tax benefits is not assured.

RESULTS OF OPERATIONS: ANALYSIS OF THE PERIOD JULY 1, 1994 (INCEPTION) TO MAY 31, 1995

The results of operations reflect the activities of RTC from its inception on July 1, 1994 through May 31, 1995.

Net sales were $6.7 million and gross profit was $804,000 or 12% of net sales. As discussed above RTC's gross margin increased to 13.4% in the following year.

Selling, general and administrative expenses were $887,000 or 13.3% of net sales including salaries, wages and related costs of $309,000, management fee of $335,000, rents of $27,000, travel, promotion and advertising of $104,000, professional and consulting fees of $12,000, amortization and depreciation of $60,000 and other expenses of $40,000. The management fee pursuant to an agreement with the former shareholder of RTC was 5% of net sales and was terminated by mutual consent of the parties on May 31, 1995. Exclusive of the management fee selling, general and administrative expenses were $553,000 or 8.3% of net sales.

Net loss from operations was ($83,000). The results of operations before the management fee reflected income of $251,000 or 3.8% of net sales.

Interest income and expense were not material.


LIQUIDITY AND CAPITAL RESOURCES

At May 31, 1996, the Company had net worth of $3 million, with total assets of $30.8 million. Of these assets, current assets totaled $18 million including $4.4 million cash and cash equivalents, $5.3 million accounts receivable and $6.9 million inventory.

The working capital deficit at May 31, 1996 of $1.2 million reflected the dividends payable to the former shareholders of Uni declared prior to the acquisition of Uni by the Company ($1.3 million) and accrued liabilites which will be satisfied through the issuance of common shares ($175,000). Unused credit lines available to the Company and its subsidiaries totaled $7.8 million as of year end.

The Company completed a private placement of its 8% callable, convertible debentures which resulted in net proceeds of $6.6 million through May 31, 1996 and additional net proceeds of $3.0 million subsequent to year end. If not called by the Company prior to conversion by the holders, the debentures convert into the Company's common stock at the then common stock market price or, depending upon certain conditions, at other prices including premiums to market. See Note 6 to the consolidated financial statements.

The Company called $1,375,000 face value of bonds prior to their conversion by the holders on March 25, 1996 utilizing a temporary loan from a director and officer to effectuate the call.

Additionally, the Company completed a private placement of its common stock resulting in proceeds of $260,000 to the Company during the third quarter.

Subsequent to year end the Company completed a placement of its of its new class of callable, convertible preferred stock with warrants attached, and received approximately $8.1 million as net proceeds. These shares carry a dividend rate of 8% (beginning October 1, 1996), and include call and conversion provisions at market or various conditions thereto. Warrants to purchase 145,310 shares of common stock at $18.50 per share were also issued in this placement. See Note 14 to the financial statements.

The Company's customers remit payments within the terms of sale. The Company is able to meet its obligations as they become due. Management believes that the Company has sufficient working capital to meet its planned level of operations. The Company plans to grow both internally as well as through acquisitions. The capital needed to accomplish this will have to be raised. The Company cannot give any assurances of the continued availability of working capital or its ability to obtain funds.


OTHER MATTERS

The Company and certain former officers and directors are defendants in litigation filed in May 1994 seeking unspecified damages for allegedly violating sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and making a series of positive public statements to the securities marketplace. Management believes the claims to be without merit and has retained legal counsel and intends to vigorously defend itself against the claim. Management and counsel believe the claims to be without merit. Nevertheless, the ultimate outcome of the litigation cannot presently be determined and no provision for any loss that may result upon resolution of this matter has been reflected in the financial statements. The buyer of the Company's BWA, Inc., subsidiary has indemnified the Company against any loss that may result. See Note 1 to the consolidated financial statements.

                                                                       Exhibit A
                            STOCK PURCHASE AGREEMENT


          AGREEMENT made as of the 1st day of June, 1996, by and between Builders Warehouse Association, Inc., a Colorado corporation ("BWAI"), having an address at 2800 28th Street, Suite 100, Santa Monica, California 90405, and Osicom Technologies, Inc., a New Jersey corporation ("Osicom") having an address at 2800 28th Street, Suite 100, Santa Monica, California 90405.

         WHEREAS, BWAI is the owner of all of the issued and outstanding capital stock of Sciteq Electronics, Inc., a California corporation, Uni Precision, Ltd., a Hong Kong corporation, PDP Acquisition Corp., a California corporation, Relialogic Technology Corporation, a California corporation and RNET Inc., a Nevada corporation (each referred to individually as a "Subsidiary" and collactively as the "Subsidiaries") and some of the outstanding capital stock of XNET Technology, Inc., a California corporation ("XNET"); and

          WHEREAS, BWAI wishes to sell to Osicom and Osicom wishes to purchase from BWAI all of the capital stock of the Subsidiaries and the capital stock of XNET owned by BWAI;

          NOW, THEREFORE, in consideration of the mutual agreements recited herein, the parties agree as follows:

                                    ARTICLE I
                         ACQUISITION OF THE SUBSIDIARIES

          1.01. Purchase and Sale. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties set forth herein, on the Closing Date, as defined herein, BWAI will sell, transfer and deliver to Osicom, and Osicom shall acquire from BWAI, all of the shares of capital stock of the Subsidiaries and the capital stock of XNET owned by BWAI (collectively, the "Shares"), free and clear of all liens, pledges, encumbrances, charges and claims thereon. Certificates evidencing the Shares shall be either duly endorsed in blank or accompanied by appropriate stock powers endorsed in blank. Such certificates shall also be accompanied by evidence satisfactory to Osicom of BWAI's payment of any applicable transfer taxes.

         1.02. Purchase Price. In consideration of the sale, transfer, and delivery of the Shares by BWAI to Osicom, on the Closing Date , Osicom will pay to BWAI, the sum of (a) 0.94 times (b) the sum of (i) the number of shares of BWAI common stock outstanding on the Closing Date plus (ii) the number of warrants and options to acquire BWAI stock outstanding on the Closing Date minus
(c) the exercise price for all such warrants and options, by issuing and delivering to BWAI that number of shares of Osicom Common Stock ("Osicom Stock") having a market value equal to such purchase price.

         1.03. Stockholder Approval. The parties acknowledge that BWAI must solicit and obtain the approval of its stockholders to the transactions contemplated by this Agreement. Simultaneously herewith, stockholders of BWAI owning more than 50% of BWAI's outstanding common stock have delivered to Osicom irrevocable proxies to vote in favor of the transactions contemplated hereby. Upon (a) the completion of a meeting of BWAI's stockholders at which the transactions contemplated hereby are approved and (b) the effectiveness of the registration statement referred to in Section 1.04 of this Agreement, the Closing will occur. The effective date of the transactions contemplated hereby will be June 1, 1996.

         1.04. Registration Rights. Promptly following the date of this Agreement, Osicom shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement for the purpose of registering the Osicom Common Stock under the Securities Act of 1933 as amended (the "Act") for distribution by BWAI to its stockholders. Osicom will use its best efforts to cause such registration statement to become effective as soon as practicable. BWAI will supply to Osicom all relevant information concerning BWAI necessary to the preparation of such registration statement. The registration statement will be prepared and filed jointly with the aforesaid proxy statement.

         1.05. Assumption of Liabilities. In connection with the transactions contemplated hereby, Osicom agrees to assume, and indemnify BWAI against, those liabilities listed on Schedule 1.05 to this Agreement.

         1.06. Liquidating Trust. Upon liquidation of BWAI, a liquidating trust will be created and funded to enable BWAI to satisfy any unpaid liability at the time of liquidation.



                                   ARTICLE II
                             ADDITIONAL TRANSACTIONS

          2.01. Acquisition of Osicom Stock. BWAI represents and warrants that the Osicom Stock to be acquired pursuant to the terms of this Agreement is being acquired for its own account, with no intention of assigning any participation or interest therein, and without a view to the distribution of any portion thereof, except in accordance with the Act. BWAI will not sell, assign, transfer or encumber any of such shares unless (i) a registration statement under the Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Act, or (ii) a no-action letter is obtained from the staff of the Commission in respect of such proposed sale, assignment, transfer or encumbering, or (iii) Osicom has received a written opinion of counsel reasonably satisfactory to Osicom that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer or encumbering does not require registration under the Act.

         BWAI understands that the Osicom Stock is not being registered under the Act and must be held indefinitely unless it is subsequently registered thereunder or an exemption from such registration is available. BWAI understands that, except as otherwise provided in this Agreement, the Osicom Stock is not being registered under the Act in part on the grounds that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering; that Osicom's reliance on such exemption is predicated in part on the foregoing representation and warranty of BWAI and that in the view of the Commission, the statutory basis for the exemption claimed would not be present if, notwithstanding such representation and warranty, BWAI contemplates acquiring any of the Osicom Stock for sale upon the occurrence or non-occurrence of some predetermined event.

         2.03. Restrictive Legend. BWAI understands that Osicom will have an appropriate stop order placed on its records indicating the existence of the terms of this Agreement, and that the certificates representing the Osicom Stock shall bear the following legend:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE SOLD, TRANSFERRED OR ENCUMBERED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS UNNECESSARY."

         2.04. Receipt of Information. BWAI, by delivering the Shares at the Closing pursuant to Section 8.02 of this Agreement, shall be deemed without further action of any kind to have acknowledged receipt of all information required to be delivered to him with respect to the transactions contemplated by this Agreement pursuant to Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended ("Regulation D").

         2.05. Accredited Investor Status. BWAI represents and warrants to Osicom that it is an accredited investor, as defined in Regulation D.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF OSICOM

          Osicom makes the following representations and warranties to BWAI. BWAI, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties:

          3.01. Valid Corporate Existence; Qualification. Osicom is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Osicom has the corporate power to carry on its business as now conducted and to own its assets. Osicom is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth on Schedule 3.01, which are the only jurisdictions in which Osicom is required to qualify in order to own its assets or properties or to carry on its business as now conducted (except for such jurisdictions where the failure to so qualify would not have a material adverse effect on Osicom), and there has not been any claim by any other jurisdiction to the effect that Osicom is required to qualify or otherwise be authorized to do business as a foreign corporation therein (except for such jurisdictions where the failure to so qualify would not have a material adverse effect on Osicom). The copies of Osicom's Certificate of Incorporation (certified by the Secretary of State of New Jersey) and By-Laws (certified by Osicom's secretary), as amended to date, which have been delivered to BWAI, are true and complete copies of those documents as now in effect. The minute books of Osicom contain accurate records of all material meetings of its Board of Directors, Executive Committee of the Board, if any, and shareholders since its incorporation, and accurately reflect all transactions authorized therein in all material respects.

          3.02. Capitalization. The authorized capital stock of Osicom consists of 20,000,000 shares of Common Stock, par value $.10 per share, of which 3,056,174 shares were issued and outstanding, as of April 30, 1996; and 2,000,000 shares of Preferred Stock, of which 2500 Series A and 5269 Series B shares were issued and outstanding, as of April 30, 1996. All of such shares of Common Stock and Preferred Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as listed on Schedule 3.02, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Osicom or any of the Shareholders is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of Osicom. Other than the Preferred Stock and those items disclosed on Schedule 3.02, there are no outstanding securities of the Corporation convertible or exchangeable, actually or contingently, into shares of Common Stock or any other securities of the Corporation.

         3.03. Subsidiaries. Except as listed on Schedule 3.03, there are no corporations, partnerships or other business entities controlled by Osicom. As used herein, "controlled by" means (i) the ownership of not less than 50% of the voting securities or other interests of a corporation, partnership or other business entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. Osicom has not made any investments in, nor does it own, any of the capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity. All references herein to Osicom includes each entity listed on Schedule 3.03.

          3.04. Consents. All requisite consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of Osicom, to enable Osicom to enter into and carry out this Agreement in all material respects have been, or prior to the Closing will have been, obtained.

          3.05. Binding Nature of Agreement; Title to Shares. This Agreement constitutes Osicom's valid and binding obligation and is enforceable in accordance with its terms. The delivery of the Shares to BWAI at the Closing pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, charges, encumbrances and claims.

          3.06. Financial Statements. The books of account of Osicom fairly reflect its income, expenses, assets and liabilities in all material respects. The audited financial statements of the Osicom for the two years ended January 31, 1996 and the unaudited financial statements for the three (3) months ended April 30, 1996 fairly present the financial position of Osicom as of the said dates and the results of its operations for such fiscal years and period and, except as set forth therein, were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby.

          3.07. Liabilities. Except as set forth on Schedule 3.07, as at April 30, 1996, (the "Balance Sheet Date"), Osicom had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against Osicom's Balance Sheet at the Balance Sheet Date (the "Balance Sheet") or arising after the Balance Sheet Date in the ordinary course of Osicom's business.

         3.08. Action Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement or as set forth in
Schedule 3.08, since the Balance Sheet Date, Osicom has not: (i) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (iii) discharged or satisfied any lien or encumbrance, except in he ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as of the Balance Sheet Date and current liabilities incurred since the Balance Sheet Date in the ordinary and usual course of business; (iii) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (iv) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (v) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vi) entered into any transaction except in the ordinary course of its business; (vii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (viii) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (ix) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (x) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

          3.09. Adverse Developments. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Balance Sheet Date, to the best knowledge of Osicom, there have been no changes in the properties, operations or financial condition of the Corporation, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of the Corporation.

         3.10. Taxes. Osicom delivered to BWAI true and complete copies of the Federal income tax returns on Form 1120 of the Corporation as filed with the Internal Revenue Service for each of the fiscal years ended January 31, 1996 and 1995, respectively. Except as set forth on Schedule 3.10, each of such returns was prepared in conformity with information contained in the books and records of Osicom and contains no untrue statement of a material fact or omits to state any fact required to make any such return correct and complete in all material respects. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may have become due or payable by Osicom and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by Osicom with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency is proposed or, to the knowledge of Osicom, after reasonable inquiry, threatened against Osicom. Schedule 3.10 sets forth a list of those states in which income, franchise or sales and use tax returns were filed by Osicom for the fiscal years ended January 31, 1996 and January 31, 1995, respectively.

          3.11. Ownership of Assets. Except as set forth in Schedule 3.11, Osicom owns outright, and has good and marketable title to all of its assets, properties and business (including all assets reflected in the Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges (collectively, the "Encumbrances") except for Encumbrances arising by operation of law rather than by grant of Osicom (for example, tax liens and mechanics liens) in the ordinary course of Osicom's business for liabilities reflected in the Balance Sheet and not more than $100,000 in the aggregate.
Schedule 3.11 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names and other similar intangible assets which are either owned by Osicom or in which it has an interest. Except as set forth on Schedule 3.11, no other person, firm or corporation has any proprietary or other interest in any such intangible assets. Such assets so owned or leased are, in the reasonable business judgment of Osicom, sufficient to permit Osicom to conduct its business as now conducted in all material respects. Except as set forth on Schedule 3.11, Osicom is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. Osicom, after reasonable inquiry, does not know, or have reasonable grounds to know of any violation by others of the trademark, trade name or patent rights of Osicom. Osicom is not infringing upon any patent, copyright, trade name or trademark or otherwise is violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of Osicom, after reasonable inquiry, are threatened, and no claim has been received by Osicom alleging any such violation.

          3.12. Insurance. Schedule 3.12 sets forth a list and brief description of all policies of fire, liability and other forms of insurance held by Osicom as of the date hereof. Except as set forth in Schedule 3.12, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as set forth on Schedule 3.12, Osicom, after reasonable inquiry, does not know of any state of facts, or of the occurrence of any event which might reasonably form the basis for any claim exceeding $100,000 against Osicom not fully covered by insurance for liability on account of any express or implied warranty or tortious omission of commission.

         3.13. Litigation, Compliance with Law. Except as set forth on Schedule 3.13, there are no actions, suits, proceedings or governmental investigations relating to Osicom or to any of its properties, assets or businesses pending or, to the knowledge of Osicom, after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding against Osicom or against or relating to any of its properties, assets or businesses. Except as set forth in Schedule 3.13, to the best knowledge of Osicom, Osicom is not in violation or any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business which violation could have a material adverse effect on the Osicom.

          3.14. Real Property. Schedule 3.14 sets forth a brief description of all real property which is owned by, or leased to Osicom, including all material structures located hereon. Osicom owns outright the fee simple title in and to the real properties shown on Schedule 3.14 as being owned by it, free and clear of all claims, liens, mortgages, charges, or encumbrances of any nature whatsoever, except as otherwise described on Schedule 3.14. The real property leases described on Schedule 3.14 that relate to the leased properties described therein are now in full force and effect, and all material amounts payable thereunder have been paid. Except as set forth on Schedule 3.14, none of such leases could reasonably be expected to result in material liability for restoration of premises. All uses of such owned or leased property by Osicom conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations and, in the case of leased property, to all terms of the leases relating thereto.

          3.15. Interest in Assets. Except as set forth on Schedule 3.15, no Shareholder of Osicom nor any member of his family nor any affiliate of a Shareholder, owns any property or rights, tangible or intangible, including without limitation technology and intellectual property rights, used in or related, directly or indirectly, to the businesses of Osicom.

          3.16. Salary Information. Schedule 3.16 contains a list of the names and current salary rates of and bonus commitments to all present officers of Osicom, and the names and current annual salary rates of all other persons employed by Osicom whose annual salaries exceed $150,000.00.

         3.17 No Breach. Neither the execution and delivery of this Agreement nor compliance by Osicom with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

               (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Osicom;

               (b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which Osicom is a party or by which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained or which will not have a material adverse effect on the Corporation);

               (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Osicom pursuant to the terms of any such agreement or instrument;

               (d) violate any judgment, order, injunction, decree or award against, or binding upon, Osicom, or its properties or assets; or

               (e) violate any law or regulation of any jurisdiction relating to either of Osicom or any of the Subsidiaries or any of its securities, assets or properties.

          3.18. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with BWAI by Osicom without the intervention of any broker, finder, investment banker or other third party. Osicom has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on his or its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement.

         3.19. Change of Name. Osicom has not conducted business under any name during the past three (3) years except those set forth on Schedule 3.19.

         3.20. Environmental. As used in this Agreement, the term "Hazardous Materials" shall mean any waste material which is regulated by any state or local governmental authority in the states in which Osicom conducts business, or the United States Government, including, but not limited to, any material or sub- stance which is (i) defined as "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" under any provision of California law, (ii) petroleum, (iii) asbestos,
(iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6901), or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). Except as set forth on Schedule 3.27, the current operations of Osicom and its current and, to the best knowledge of Osicom , its past use comply and then complied in all material respects with all applicable laws and governmental regulations including all applicable federal, state and local laws, ordinances, and regulations


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pertained to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the statutes, rules, regulations and ordinances or the state, city and country in which Osicom's property is located.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BWAI

          BWAI makes the following representations and warranties to Osicom, and, in executing this Agreement, has relied and will rely on the correctness and completeness of such representations and warranties. Each reference to BWAI includes each Subsidiary, to the extent appropriate. However, BWAI makes no representations to Osicom concerning XNET.

          4.01. Valid Corporate Existence; Qualification. BWAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. BWAI has the corporate power to carry on its business as now conducted and to own its assets. BWAI is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth on
Schedule 4.01, which are the only jurisdictions in which BWAI is required to qualify in order to own its assets or properties or to carry on its business as now conducted (except for such jurisdictions where the failure to so qualify would not have a material adverse effect on BWAI), and there has not been any claim by any other jurisdiction to the effect that BWAI is required to qualify or otherwise be authorized to do business as a foreign corporation therein (except for such jurisdictions where the failure to so qualify would not have a material adverse effect on Osicom). The copies of BWAI's Certificate of Incorporation (certified by the Secretary of State of Colorado) and By-Laws (certified by BWAI's secretary), as amended to date, which have been delivered to Osicom, are true and complete copies of those documents as now in effect. The minute books of BWAI contain accurate records of all material meetings of its Board of Directors, Executive Committee of the Board, if any, and shareholders since its incorporation, and accurately reflect all transactions authorized therein in all material respects.

          4.02. Capitalization. The authorized capital stock of BWAI consists of 25,000,000 shares of Common Stock, par value $.008 per Share, of which 2,946,940 shares were issued and outstanding, as of February 29, 1996; and 10,000,000 shares of Preferred Stock, of which 286 Series A and 8,605 Series B shares were issued and outstanding, as of February 29, 1996. All of such shares of Common Stock and Preferred Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as listed on Schedule 4.02, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which BWAI is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of BWAI. Other than the Preferred Stock and those items disclosed on Schedule 4.02, there are no outstanding securities of BWAI convertible or exchangeable, actually or contingently, into shares of Common Stock or any other securities of BWAI.

          4.03. Subsidiaries. Except as listed on Schedule 4.03, there are no corporations, partnerships or other business entities controlled by BWAI.

          4.04. Consents. All requisite consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of BWAI, to enable BWAI to enter into and carry out this Agreement in all material respects have been, or prior to the Closing will have been, obtained.

          4.05. Binding Nature of Agreement; Title to Shares. This Agreement constitutes BWAI's valid and binding obligation and is enforceable in accordance with its terms. BWAI is and at the Closing will be, the sole record and beneficial owners of the Shares, free and clear of all manner of liens, charges, encumbrances, and claims. The delivery of the Shares to Osicom at the Closing pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, charges, encumbrances and claims.

          4.06. Financial Statements. The books of account of BWAI fairly reflect its income, expenses, assets and liabilities in all material respects. The audited financial statements of the BWAI for the year ended May 31, 1995 financial statements for the nine (9) months ended February 29, 1996 fairly present the financial position of BWAI as of the said dates and the results of its operations for such fiscal years and period and, except as set forth therein, were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby.

          4.07. Liabilities. Except as set forth on Schedule 4.07, as at February 29, 1996, (the "Balance Sheet Date"), BWAI had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against BWAI's Balance Sheet at the Balance Sheet Date (the "Balance Sheet") or arising after the Balance Sheet Date in the ordinary course of BWAI's business.

          4.08. Action Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement or as set forth in
Schedule 4.08, since the Balance Sheet Date, BWAI has not: (i) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (ii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business,


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or paid or satisfied any liability, absolute or contingent, other than liabilities as of the Balance Sheet Date and current liabilities incurred since the Balance Sheet Date in the ordinary and usual course of business; (iiv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (iv) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (v) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vi) entered into any transaction except in the ordinary course of its business;
(vii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (viii) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (ix) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (x) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

          4.09. Adverse Developments. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Balance Sheet Date, to the best knowledge of BWAI, there have been no changes in the properties, operations or financial condition of BWAI, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of BWAI.

          4.10. Taxes. BWAI delivered to Osicom true and complete copies of the Federal income tax returns on Form 1120 of the Corporation as filed with the Internal Revenue Service for each of the fiscal years ended May 31, 1994 and 1995, respectively. Except as set forth on Schedule 4.10, each of such returns was prepared in conformity with information contained in the books and records of BWAI and contains no untrue statement of a material fact or omits to state any fact required to make any such return correct and complete in all material respects. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may have become due or payable by Osicom and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by BWAI with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been

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

duly filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency is proposed or, to the knowledge of BWAI, after reasonable inquiry, threatened against BWAI. Schedule 3.10 sets forth a list of those states in which income, franchise or sales and use tax returns were filed by BWAI for the fiscal years ended May 31, 1994 and May 31, 1995, respectively.

          4.11. Ownership of Assets. Except as set forth in Schedule 4.11, BWAI owns outright, and has good and marketable title to all of its assets, properties and business (including all assets reflected in the Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges (collectively, the "Encumbrances") except for Encumbrances arising by operation of law rather than by grant of BWAI (for example, tax liens and mechanics liens) in the ordinary course of BWAI's business for liabilities reflected in the Balance Sheet and not more than $100,000 in the aggregate.
Schedule 3.11 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names and other similar intangible assets which are either owned by BWAI or in which it has an interest. Except as set forth on Schedule 3.11, no other person, firm or corporation has any proprietary or other interest in any such intangible assets. Such assets so owned or leased are, in the reasonable business judgment of BWAI, sufficient to permit BWAI to conduct its business as now conducted in all material respects. Except as set forth on Schedule 3.11, BWAI is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. BWAI, after reasonable inquiry, does know, or have reasonable grounds to know of any violation by others of the trademark, trade name or patent rights of BWAI. BWAI is not infringing upon any patent, copyright, trade name or trademark or otherwise is violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of BWAI, after reasonable inquiry, are threatened, and no claim has been received by BWAI alleging any such violation.

          4.12. Insurance. Schedule 4.12 sets forth a list and brief description of all policies of fire, liability and other forms of insurance held by BWAI as of the date hereof. Except as set forth in Schedule 4.12, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as set forth on Schedule 4.12, BWAI, after reasonable inquiry, does not know of any state of facts, or of the occurrence of any event which might reasonably form the basis for any claim exceeding $25,000 against BWAI not fully covered by insurance for liability on account of any express or implied warranty or tortious omission of commission.

          4.13. Litigation, Compliance with Law. Except as set forth on Schedule 4.13, there are no actions, suits, proceedings or


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

governmental investigations relating to BWAI or to any of its properties, assets or businesses pending or, to the knowledge of BWAI, after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding against BWAI or against or relating to any of its properties, assets or businesses. Except as set forth in Schedule 4.13, to the best knowledge of BWAI, BWAI is not in violation or any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business which violation could have a material adverse effect on the Osicom.

          4.14. Real Property. Schedule 4.14 sets forth a brief description of all real property which is owned by, or leased to BWAI, including all material structures located hereon. BWAI owns outright the fee simple title in and to the real properties shown on Schedule 3.14 as being owned by it, free and clear of all claims, liens, mortgages, charges, or encumbrances of any nature whatsoever, except as otherwise described on Schedule 4.14. The real property leases described on Schedule 4.14 that relate to the leased properties described therein are now in full force and effect, and all material amounts payable thereunder have been paid. Except as set forth on Schedule 4.14, none of such leases could reasonably be expected to result in material liability for restoration of premises. All uses of such owned or leased property by BWAI conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations and, in the case of leased property, to all terms of the leases relating thereto.

          4.15. Agreements and Obligations; Performance. Except as listed and briefly described on Schedule 4.15 (the "Listed Agreements"), BWAI is not a party to, or bound by any: (i) written or oral agreement or other contractual commitment, understanding or obligation which involves aggregate payments or receipts in excess of $25,000; (ii) contract, arrangement, commitment or understanding which involves aggregate payments or receipts in excess of $25,000 that cannot be canceled on thirty (30) days or less notice without penalty or premium or any continuing obligation or liability; (iii) contractual obligation or contractual liability of any kind to its shareholders; (iv) contract, arrangement, commitment or understanding with its customers or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements;
(v) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (vi) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vii) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability;
(viii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or


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

liability; (ix) lease for real or personal property (including borrowings thereon), license or royalty agreement; (x) union or other collective bargaining agreement; (xi) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xii) contract involving aggregate payments or receipts of $25,000 or more which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby;
(xiii) contract containing covenants limiting the freedom of Osicom to engage or compete in any line or business or with any person in any geographical area;
(xiv) contract or opinion relating to the acquisition or sale of any business;
(xv) voting trust agreement or similar shareholders' agreement; (xvi) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. Except as set forth on Schedule 4.15, BWAI has not during the last 36 months entered into any of the types of contracts, arrangements, commitments or understandings with any of its suppliers or customers referred to in item (iv) of this Section 3.15. A true and correct copy of each of the written listed Agreements, has been and delivered to Osicom. BWAI has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. BWAI, after reasonable inquiry, knows of any material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

          4.16. Permits and Licenses. Schedule 4.16 sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by BWAI. BWAI has all permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted in all material respects; all such other permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of each of the Shareholders, after reasonable inquiry, no suspension or cancellation or any of such other permits, licenses, etc. is threatened; and BWAI and the Subsidiaries are each in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals. Said Schedule 4.18 also sets forth a brief description of all vans, automobiles, trucks or other vehicles owned or leased by each of BWAI and the Subsidiaries and the state of title thereof.

          4.17. Interest in Assets. Except as set forth on Schedule 4.17, no shareholder of BWAI nor any member of his family nor any affiliate of a shareholder, owns any property or rights, tangible or intangible, including without limitation technology and intellectual property rights, used in or related, directly or indirectly, to the business of BWAI.

          4.18. Salary Information. Schedule 4.18 contains a list of the names and current salary rates of and bonus commitments to all present officers of BWAI, and the names and current annual salary rates of all other persons employed by BWAI whose annual salaries exceed $150,000.00.

          4.19. No Breach. Neither the execution and delivery of this Agreement nor compliance by BWAI with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

               (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of BWAI;

               (b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which BWAI is a party or by which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained or which will not have a material adverse effect on BWAI);

               (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of BWAI or any of the Subsidiaries pursuant to the terms of any such agreement or instrument;

               (d) violate any judgment, order, injunction, decree or award against, or binding upon, any of BWAI, the Subsidiaries or any Shareholder or upon their respective properties or assets; or

               (e) violate any law or regulation of any jurisdiction relating to either of BWAI or any of the Subsidiaries or any of their respective securities, assets or properties.

          4.20. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with Osicom by BWAI without the intervention of any broker, finder, investment banker or other third party. BWAI has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on his or its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement.

               4.21. Change of Name. BWAI has not conducted business under any name during the past three (3) years except those set forth on Schedule 4.21.

          4.22. Environmental. Except as set forth on Schedule 4.22, the current operations of BWAI and its current and, to the best knowledge of BWAI, its past use comply and then complied in all material respects with all applicable laws and governmental regulations including all applicable federal, state and local laws, ordinances, and regulations pertained to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the statutes, rules, regulations and ordinances or the state, city and country in which BWAI's property is located.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

          Osicom and BWAI hereby covenant that, from and after the date hereof, and until the Closing or earlier termination of this Agreement:

          5.01. Access. Each shall afford to the officers, attorneys, accountants and other authorized representatives of the other free and full access, during regular business hours and upon reasonable notice, to the books, records, personnel and properties of such corporation (including, without limitation, the work papers prepared by such corporation's auditors) so that the other may have full opportunity to make such review, examination and investigation as it may desire of the businesses and affairs. Each will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to Osicom of all material facts affecting their respective financial conditions and business operations.

          5.02. Conduct of Business. Each corporation shall conduct its business only in the ordinary and usual course and make no material change in any of their policies without the prior written consent of the other.

          5.03. Insurance. Each corporation shall maintain in force the insurance policies listed on Schedule 3.12 or 4.12, as the case may be, except to the extent that they may be replaced with equivalent policies at the same or lower rates approved by BWAI.

          5.04. Liabilities. Neither corporation shall incur any obligation or liability, absolute or contingent, except for those incurred in the ordinary and usual course of its business; nor shall it pay any obligation or liability other than: (i) the foregoing obligations and liabilities, (ii) debts, liabilities, and obligations set forth in its Balance Sheet; (iii) debts, liabilities and obligations arising after the Balance Sheet Date in the ordinary course of their respective businesses; and (iv) debts, liabilities and obligations under the contracts, agreements, past practices, arrangements, relationships, documents and instruments listed, described or contained in this Agreement or in the Schedules annexed to this Agreement.

          5.05. Preservation of Business. Each will use its best efforts to preserve its business organization intact, to keep available the services of their present officers, employees and consultants (except as the other may otherwise approve), and to preserve its goodwill.

          5.06. No Breach. Each will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects of the Closing as if repeated at and occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify each other of any event or fact which represents or is like to cause such a breach or default.

          5.07. No Negotiations. Neither corporation nor any of its officers or directors shall enter into or conduct negotiations, or enter into any agreement or understanding, for the sale or possible sale of any securities of such corporation or of the business or the assets of such corporation, with anyone other than the other unless the Closing shall not have occurred by September 30, 1996.

                                   ARTICLE VI
            CONDITIONS PRECEDENT TO THE OBLIGATIONS TO BWAI TO CLOSE

          The obligations of BWAI to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by BWAI (except when the fulfillment of such condition is a requirement of law).

          6.01. Representations and Warranties. All representations and warranties of Osicom contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

          6.02. Covenants. Osicom shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

          6.03. No Action. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the right of BWAI to consummate the transactions contemplated hereby or to own or control the Osicom Stock after the Closing Date, or which might have a materially adverse effect thereon.

          6.04. Consents, Licenses and Permits. BWAI and Osicom shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of the Osicom from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of Osicom, or (ii) any material indebtedness of any of Osicom from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

          6.05. Certificate. BWAI shall have received a certifi- cate dated the Closing Date, signed by the President of Osicom as to the satisfaction of the conditions contained in Sections 6.01 and 6.02.

          6.06. Opinion. BWAI shall have received the written opinion of Osicom's counsel, dated the Closing Date, in form and substance satisfactory to BWAI and its counsel to the effect set forth on Exhibit 6.06 hereto.

          6.07. No Material Adverse Change. There shall have been no materially adverse change at the Closing Date in the business, assets and properties or financial status of Osicom since the Balance Sheet Date.

                                  ARTICLE VIII
                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                                 OSICOM TO CLOSE

          The obligation of Osicom to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Osicom (except when the fulfillment of such condition is a requirement of law).

          7.01. Representations and Warranties. All representations and warranties of BWAI contained in this Agreement and in any written statement, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

          7.02. Covenants. BWAI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

          7.03. No Actions. No action suit, proceedings, or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, by any governmental body or agency to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

          7.04. Consents, Licenses and Permits. BWAI and Osicom shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of Osicom from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of Osicom, or (ii) any material indebtedness of any of Osicom from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

          7.05. Certificates. The Shareholders shall have received a certificate of BWAI, dated the Closing Date, signed by the Chief Executive Officer, President or any Vice President of BWA I as to the satisfaction of the conditions contained in Sections 7.01 and 7.02.

          7.06. Opinion. Osicom shall have received the written opinion of BWAI's counsel, dated the Closing Date, in form and substance satisfactory to Osicom and its counsel to the effect set forth on Exhibit 7.06 to this Agreement.

          7.07. No Material Adverse Change. There shall have been no materially adverse change at the Closing Date in the Business, assets and properties or financial status of Osicom since the Balance Sheet Date.

                                  ARTICLE VIII
                                     CLOSING

          8.01. Location. The Closing provided for herein shall take place at the office of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, 99 Wood Avenue South, P.O. Box 5600, Woodbridge, New Jersey 07095 or at such other location as the parties agree within two (2) business days following the approval of BWAI's stockholders as referred to in section 1.04. Such date is referred to in this Agreement as the "Closing Date." The Closing will be effective as of June 1, 1996.

          8.02. Items to be Delivered by Osicom. At the Closing, Osicom will deliver or cause to be delivered to BWAI:

               (a) Certificates representing the Osicom Shares in accordance with Section 1.02 hereof, accompanied by all instruments and documents as in the opinion of BWAI's counsel shall be necessary to effect the issue of the Shares, free and clear of all manner of liens, pledges, encumbrances, charges and claims thereon;

               (b)  The certificate required by Section 6.05;

               (c)  The opinion of Osicom's counsel as required by
Section 6.06; and

               (d) Such other certified resolutions, documents and certificates as are required to be delivered by Osicom pursuant to the provisions of this Agreement.

          8.03. Items to be Delivered by BWAI. At the Closing, BWAI will deliver or cause to be delivered to the Shareholders:

               (a) The certificates representing the Shares to be conveyed pursuant to Section 1.01;

               (b)  The certificate required by Section 7.05;

               (c)  The opinion of BWAI's counsel as required by
Section 7.06; and

               (d) Such other certified resolutions, documents and certificates as are required to be delivered by BWAI pursuant to the provisions of this Agreement.





                           ARTICLE IX

                     TERMINATION AND WAIVER

          9.01. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

               (a)  By mutual consent of BWAI and Osicom;

               (b) By either party if any material legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgment of such party, to consummate same.

          In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto except for any liability which may arise pursuant to Section 10.02.

          9.02. Waiver. Any condition to the performance of Osicom or BWAI which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party as a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

          10.01. Expenses. Each of the parties hereto shall bear its own expenses in connection herewith.

          10.02. Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof: provided, however, that each party's obligations under this Section 10.02 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or shareholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

          10.03. Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

          10.04. Publicity. The parties agree that no publicity release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

          10.05. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by reputable overnight delivery service, or be mailed, certified or registered mail, postage prepaid, as follows:


               If to Osicom, to:

              2800 28th Street, Suite 100
     Santa Monica, CA 90405

               With a copy to:

               Greenbaum, Rowe, Smith,
                 Ravin, Davis & Himmel
               99 Wood Avenue South
               P.O. Box 5600
               Woodbridge, New Jersey 07095
               Attention:  W. Raymond Felton

               and if to BWAI, to:

              2800 28th Street, Suite 100
     Santa Monica, CA 90405




               With a copy to:

              Michael Sobel, Esq.
     1322 Benedict Canyon Drive
     Beverly Hills, California  90210-2020



          The parties may change the persons and addresses to which the notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein for giving notice.

          10.06. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express consent of the other parties, and except that BWAI may assign this Agreement to our affiliate of BWAI.

          10.07. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

          10.08. Schedules. All Schedules annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Schedules, documents or instruments shall be deemed to refer to and include all such Schedules, documents and instruments.

          10.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed entirely within that state, excluding the choice of law rules thereof.

          10.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

          10.11. Section Headings. The section headings contained in this Agreement are inserted for conveniences of reference only and shall not affect the meaning or interpretation of this Agreement.

          10.12. Legal Representation. Osicom is represented in the transactions contemplated by this Agreement by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel. Although Greenbaum, Rowe, Smith, Ravin, Davis & Himmel has from time to time rendered legal services to BWAI, such firm is not representing BWAI in this transaction, and BWAI acknowledges that it has retained separate counsel with respect hereto.

          WITNESS the execution of this Agreement as of the date first above written.

                         BUILDERS WAREHOUSE ASSOCIATION,
                         INC.


                         By: /s/Barry Witz
                            -----------------------
                         Name: Barry Witz

                         Title: CEO


                         OSICOM TECHNOLOGIES, INC.


                         By: /s/Sharon Gill Chadha
                            -----------------------
                         Name:  Sharon Gill Chadha

                         Title: CEO

                                    EXHIBIT B

                       COLORADO REVISED STATUTES ANNOTATED
                     TITLE 7. CORPORATIONS AND ASSOCIATIONS
                        COLORADO BUSINESS CORPORATION ACT
                         ARTICLE 113. DISSENTERS' RIGHTS
                  PART 1. RIGHT OF DISSENT--PAYMENT FOR SHARES



Section 7-113-101. Definitions

         For purposes of this article:
         (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

         (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

         (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

Section 7-113-102. Right to dissent

         (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party if:



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



         (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation, or

         (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

         (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

         (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

         (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:

         (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it:

         (I) Alters or abolishes a preferential right of the shares;  or

         (II) Creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

         (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:

         (I) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (II) Reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

         (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

         (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 7-113-103. Dissent by nominees and beneficial owners

         (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

         (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

         (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.


Section 7-113-201. Notice of dissenters' rights

         (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.

         (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

Section 7-113-202. Notice of intent to demand payment

         (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall:

         (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

         (b) Not vote the shares in favor of the proposed corporate action.

         (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

         (3) A shareholder who does not satisfy the requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.


Section 7-113-203. Dissenters' notice

         (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

         (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

         (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

         (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

         (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

         (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

         (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

         (g) Be accompanied by a copy of this article.


Section 7-113-204. Procedure to demand payment

         (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

         (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

         (b) Deposit the shareholder's certificates for certificated shares.

         (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

         (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

         (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

Section 7-113-205. Uncertificated shares

         (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

         (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.


Section 7-113-206. Payment

         (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

         (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

         (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

         (e) A copy of this article.


Section 7-113-206. Payment

         (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

         (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

         (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

         (e) A copy of this article.


Section 7-113-207. Failure to take action

         (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

Section 7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

         (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

         (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).


Section 7-113-209. Procedure if dissenter is dissatisfied with payment or offer

         (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

         (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

         (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

         (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

         (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

Section 7-113-301. Court action

         (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

         (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

         (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.


Section 7-113-302. Court costs and counsel fees

         (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

         (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

         (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal. administrative or arbitrative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, sole proprietorship, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, sole proprietorship, partnership, joint venture, trust or other enterprise for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Article 6(b) of Osicom's Certificate of Incorporation provides: The corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an officer or director of the corporation or is or was serving at the corporation's request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise ("Other Enterprise") against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines and other litigation expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that the corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was approved in advance by the board of directors of the corporation. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding that he had reasonable cause to believe that such person's conduct was unlawful.

      Section 14A:2-7(3) of the NJBCA, which became effective in 1987, enables corporations to adopt amendments to their certificates of incorporation eliminating or limiting liability of directors and officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability for breach of duty based upon an action or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, and (iii) resulting in receipt by such person of an improper personal benefit. Section 14A:2-7(3) has no effect on the availability of equitable remedies, such as injunctions or rescission, for breach of fiduciary duty. Osicom's Certificate of Incorporation provides that no director or officer of the registrant shall be personally liable to the registrant or its shareholders for the breach of any duty owed to the registrant or to its shareholders, except that a director shall not be relieved from personal liability for any breach of duty owed to the registrant or its shareholders which is based upon an act or omission (a) in breach of such director's or officer's duty of loyalty to the registrant or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in the receipt by such director or officer of an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or officers of the registrant in successful defense of any action, suit, or proceeding) is asserted by such director or officer in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits

      2. Stock Purchase Agreement dated as of June 1, 1996 between Osicom and BWAI included in Part I of this Registration Statement as Exhibit A.

      3.1   Restated Certificate of Incorporation dated June 14, 1988 (A).

      3.2   Amended and Restated By-Laws of the Registrant, dated April 13, 1988
            (B).

      3.3   Series A Preferred Stock Certificate of Designation (C).

      3.4   Series B Preferred Stock Certificate of Designation page II-14.

      3.5   Series C Preferred Stock Certificate of Designation page II-22.

      5.    Opinion of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel (*).

      8.    Tax Opinion of Michael Sobel (C-1).

      10.1 Acquisition Agreement of Adtech Micro Systems, Inc, dated June 16, 1994 (D).

      10.2 Acquisition Agreement of Stratuslink NA, Inc. dated November 19, 1994 (E).

      10.3 Line of Credit Agreement with Coast Business Credit dated May 28, 1995 and Modification dated January 1996 (F)

      10.4  Acquisition Agreement of Dynair Electronics, Inc. dated June 8, 1995
            (F)

      10.5 Acquisition Agreement of Rockwell Network Systems, Inc. dated January 31, 1996 (F)

      10.6  Exchange Agent Agreement (*).

      21    Subsidiaries of the Registrant - page II-9.

      23.1  Consents of Weinbaum & Yalamanchi - page II-10.

      23.2  Consent of Arthur Andersen & Co., L.L.P. - page II-12.

      23.3  Consent of Jay J. Shapiro, CPA - page II-13.

      23.4 Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel (included in opinion filed as Exhibit 5)

      24  Power of Attorney - page II-8.

- -------------------------

*     To be filed by Amendment

      The foregoing are incorporated by reference from the registrant's filings indicated

      (A) Form 10QSB for quarter ended April 30, 1996
      (B) Form 10K for year ended January 31, 1993
      (C) Form 10K/A for year ended January 31, 1994
      (D) Form 8K dated June 16, 1994
      (E) Form 10-KSB for year ended January 31, 1995
      (F) Form 10-KSB for year ended January 31, 1996

(b)   Financial Statement Schedules

            - Not applicable.

(c)       Report, Opinon or Appraisal

            - Not applicable.


ITEM 22.    UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act. and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act shall he deemed to he part of this registration statement as of the time it was declared effective.

      (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall he deemed to be a new registration statement relating to the securities offered therein, and the officer of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ITEM 26.    FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                               ----
OSICOM TECHNOLOGIES, INC.

      Report of Independent Accountants - Weinbaum & Yalamanchi.................................................F-2

      Consolidated Balance Sheet at January 31, 1996............................................................F-3

      Consolidated Statements of Operations for the Years Ended
      January 31, 1996 and January 31, 1995.....................................................................F-4

      Consolidated Statements of Changes in Stockholders Equity for the
      Years Ended January 31, 1996 and January 31, 1995.........................................................F-5

      Consolidated Statements of Cash Flows for the Years Ended
      January 31, 1996 and January 31, 1995.....................................................................F-6

      Notes to Consolidated Financial Statements................................................................F-7

      Management's Discussion and Analysis of Financial Condition and Results
      of Operations for the Years Ended January 31, 1996 and January 31, 1995..................................F-19

      Consolidated Balance Sheet at April 30, 1996 (unaudited).................................................F-21

      Consolidated Statements of Operations for the Three Months Ended
      April 30, 1996 and April 30, 1995 (unaudited)............................................................F-22

      Consolidated Statements of Cash Flows for the Three Months Ended
      April 30, 1996 and April 30, 1995 (unaudited)............................................................F-23

      Notes to Consolidated Financial Statements...............................................................F-24

      Management's Discussion and Analysis of Financial Condition and Results of
      Operations for the Three Months Ended April 30, 1996 and April 30, 1995..................................F-32

BUILDERS WAREHOUSE ASSOCIATION, INC.

      Independent Auditors' Report - Weinbaum & Yalamanchi.....................................................F-34

      Independent Auditors' Report - Arthur Andersen & Co., L.L.P..............................................F-35

      Independent Auditors' Report - Jay Shapiro, CPA..........................................................F-37

      Consolidated Balance Sheets as of May 31, 1996 and May 31, 1995..........................................F-38

      Consolidated Statements of Operations for the Year ended May 31, 1996 and July 1, 1994 (inception) to May 31, 1995.............................................................F-40

      Consolidated Statements of Shareholders' Equity for the Year ended
      May 31, 1996 and July 1, 1994 (inception) to May 31, 1995................................................F-41

      Consolidated Statements of Cash Flows for the Year ended May 31, 1996 and July 1, 1994 (inception) to May 31, 1995.............................................................F-43

      Notes to Consolidated Financial Statements...............................................................F-44

      Management's Discussion and Analysis of Financial Condition and Results of
      Operations for the Year ended May 31, 1996 and for July 1, 1994
      (inception) to May 31, 1995..............................................................................F-60

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on the 22nd day of August, 1996.


                            OSICOM TECHNOLOGIES, INC.


                                             By:   /s/ Sharon G. Chadha
                                                   --------------------
                                                     Sharon G. Chadha
                                                     Chairman of the Board and
                                                     and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


        SIGNATURE                                 TITLE                                          DATE
        ---------                                 -----                                          ----


/s/ Sharon G. Chadha                      Chairman of the Board, Chief
- --------------------------                Executive Officer, and
Sharon G. Chadha                          Director (Principal Executive                     August 22, 1996
                                          Officer)

/s/ Xin Cheng                             President, Secretary and
- --------------------------                Director                                          August 22, 1996
Xin Cheng


/s/ Christopher E. Sue                    Chief Financial Officer,
- --------------------------                (Principal Financial and                          August 22, 1996
Christopher E. Sue                        Accounting Officer)


/s/ Par Chadha                            Director                                          August 22, 1996
- --------------------------
Par Chadha


/s/ Leonard Hecht                         Director                                          August 22, 1996
- --------------------------
Leonard Hecht

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sharon G. Chadha or Par Chadha his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        SIGNATURE                                 TITLE                                          DATE
        ---------                                 -----                                          ----


/s/ Sharon G. Chadha                      Chairman of the Board, Chief
- --------------------------                Executive Officer, and
Sharon G. Chadha                          Director (Principal Executive                     August 22, 1996
                                          Officer)

/s/ Xin Cheng                             President, Secretary and
- --------------------------                Director                                          August 22, 1996
Xin Cheng



/s/ Christopher E. Sue                    Chief Financial Officer,
- --------------------------                (Principal Financial and                          August 22, 1996
Christopher E. Sue                        Accounting Officer)


/s/ Par Chadha                            Director                                          August 22, 1996
- --------------------------
Par Chadha

/s/ Leonard Hecht                         Director                                          August 22, 1996
- --------------------------
Leonard Hecht

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES


Meret Communications, Inc.

                                  EXHIBIT 23.1


                             Weinbaum & Yalamanchi
                          Certified Public Accountants
                        21601 Vanowen Street, Suite 109
                             Canoga Park, CA 91303
                                 (818) 702-9019


                       CONSENT OF INDEPENDENT ACCOUNTANTS

Osicom Technologies, Inc.

        We consent to the use in this registration statement of our report dated April 11, 1996 (except as to note P, as to which the date is August 21, 1996), relating to the consolidated financial statements of Osicom Technologies, Inc. and subsidiaries, and to the references to us under the caption "Experts" in the Prospectus.

                                   Weinbaum & Yalamanchi

Canoga Park, California
August 21, 1996

                             Weinbaum & Yalamanchi
                          Certified Public Accountants
                        21601 Vanowen Street, Suite 109
                             Canoga Park, CA 91303
                                 (818) 702-9019


                       CONSENT OF INDEPENDENT ACCOUNTANTS

Builders Warehouse Association, Inc.

     We consent to the use in this registration statement of our report dated August 5, 1996 (except as to note 14, as to which the date is August 21, 1996), relating to the consolidated financial statements of Builders Warehouse Association, Inc. and subsidiaries, and to the references to us under the caption "Experts" in the Prospectus.


                                                    Weinbaum & Yalamanchi


Canoga Park, California
August 21, 1996

                                  EXHIBIT 23.2



                             ARTHUR ANDERSEN & CO.
                          Certified Public Accountants
                             25/F., Wing On Centre
                           111 Connaught Road Central
                                   Hong Kong





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants for Uni Precision Industrial Limited, we hereby consent to the use of our report dated July 12, 1996 on the financial statements of Uni Precision Industrial Limited as of May 31, 1996 and for the two months then ended and to all references to our firm included the August 22, 1996 Form S-4 of Osicom Technologies, Inc.



Hong Kong,
August 20, 1996

                                  EXHIBIT 23.3


                             Jay J. Shapiro, C.P.A.
                           A Professional Corporation
                             1650 Ventura Boulevard
                                    Suite 650
                            Encino, California 91436
                               Tel: (818) 990-4878
                               Fax: (810) 990-4944


August 19, 1996


I consent to the inclusion in the Registration Statement on Form S-4 for OSICOM TECHNOLOGIES, INC. (which shall be filed on or about August 19, 1996) of my report, dated September 16, 1995 appearing in Form 10-KSB for the year ended May 31, 1996 on the 1995 financial statements of BUILDERS WAREHOUSE ASSOCIATION, INC.



/s/ Jay J. Shapiro
- --------------------------
JAY J. SHAPIRO, C.P.A.
a professional corporation

                                   EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            OSICOM TECHNOLOGIES, INC.

         Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned corporation hereby executes the following Certificate of Amendment to its Certificate of Incorporation:

         1. The name of the Corporation is OSICOM TECHNOLOGIES, INC.

         2. Article 4 of the Certificate of Incorporation of the corporation provides that the Board of Directors shall have the power to establish the rights and obligations as to dividends, redemptions, conversions, and other rights and obligations as to each series of the Preferred Stock of the Corporation. Attached hereto is a true copy of a resolution establishing such rights and obligations with respect to Series B Convertible Preferred Stock as required by Article 4 of the Certificate of Incorporation and by N.J.S.A. 14A:7-2(3).

         3. The attached resolution was duly adopted by the Board of Directors of the Corporation on January 31, 1996.

         4. The Certificate of Incorporation is amended so that the designation and number of shares of the Series B Convertible Preferred Stock acted upon in the attached resolution, and the relative rights, preferences and limitations of such series, are as stated in the attached resolution.

         This Certificate of Amendment has been executed on behalf of Osicom Technologies, Inc. by its Chairman as of the 31st, this day of January, 1996.

                                              OSCICOM TECHNOLOGIES, INC.

                                              By:_____________________________
                                                 PARVINDER S. CHADHA, Chairman

                           CERTIFICATE OF DESIGNATION

                                       OF

                            OSICOM TECHNOLOGIES, INC.

         RESOLVED: That pursuant to the authority vested in the Board of Directors by Article 4 of the Amended and Restated Certificate of Incorporation of Osicom Technologies, Inc. (the "Corporation"), the Board of Directors hereby authorizes the issuance of 6,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, and hereby fixes the designations, powers, preferences, rights, qualifications, limitations and restrictions of such shares, in addition to any set forth in the Amended and Restated Certificate of Incorporation, as follows:

                  1. Designation. The Series B Convertible Preferred Stock shall be designated the "Series B Convertible Preferred Stock."

                  2. Dividends. The Series B Convertible Preferred Stock will not bear any cumulative dividend. Dividends may be declared in the discretion of the Board of Directors.

                  3. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, the holders of Series B Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Common Stock or any other stock of the Corporation having rights or preferences as to assets junior to the rights or preferences of the Series B Convertible Preferred Stock ("Junior Stock") by reason of their ownership thereof, in cash an amount per share of Series B Convertible Preferred Stock equal to $1,000.00 per share (which amount shall be adjusted appropriately in the event the outstanding shares of Series B Convertible Preferred Stock shall be subdivided, combined or consolidated, by any capital reorganization, reclassification or otherwise into a greater or lesser number of shares of Series B Convertible Preferred Stock).

                  For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, but not be limited to (i) the Corporation's sale of all or substantially all of its assets coupled with a distribution of any of the proceeds of such sale to any holders of Junior Stock, or (ii) the acquisition of this Corporation by another entity by means of merger or consolidation resulting in the exchange of outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary; provided, however, that a reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation shall not be deemed a liquidation, dissolution or winding up of the Corporation.

                  4. Voting. (a) Except as set forth in paragraph 4(b) below and except as otherwise required by law, the holders of the Series B Convertible Preferred Stock shall have no voting rights. On matters in which the law requires the holders of the Series B Convertible Preferred Stock to have voting rights, the Series B Convertible Preferred Stock shall vote as a single class, and the holders of the Series B Convertible Preferred Stock shall be entitled to the number of votes equal to the largest integral number of shares of Common Stock into which such holder's shares of Series B Convertible Preferred Stock could be converted in accordance with Section 5 hereof, as of the record date, in the case of a meeting, or the effective date of any consent given in lieu of a meeting.

                  (b) Approval by affirmative vote or written consent, or holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock shall be required for any of the following transactions: (i) any amendment to the Certificate of Incorporation of the Corporation or to this Certificate of Designation if such amendment would alter the aggregate number of authorized shares, the par value, or the liquidation value of the Series B Convertible Preferred Stock, or would adversely affect the powers, preferences or rights of the shares of the Series B Convertible Preferred Stock, or (ii) any issuance by the Corporation of equity securities, including shares of Series B Convertible Preferred Stock, having a dividend or liquidation preference senior to or on parity with, the Series B Convertible Preferred Stock.

                  5. Conversion Rights. The Series B Convertible Preferred Stock shall be convertible into Common Stock as follows:

                  (a) Conversion by Holders. Subject to and upon compliance with the provisions of this paragraph 5, the holders of the shares of the Series B Convertible Preferred Stock shall have the right, at such holder's option, to convert all or part of such holder's shares of Series B Convertible Preferred Stock into the number of shares of Common Stock determined as provided in paragraph 5(b) below upon the terms hereinafter set forth at any time such shares are outstanding.

                  (b) Conversion Rate. The applicable rate of conversion pursuant to subparagraph 5(a) shall be as follows: Each share of Series B Convertible Preferred Stock shall be converted into the number of shares of Common Stock determined by dividing the product of $1,000.00 times the number of shares of Series B Convertible Preferred Stock being converted by a price per share of which shall equal the average of the closing "bid" and "ask" price of the Corporation's Common Stock as reported on NASDAQ for the 30 trading days preceding the date of such optional conversion.

                  (c) Mechanics of Conversion. Any holder of Series B Convertible Preferred Stock shall be entitled to convert such Series B Convertible Preferred Stock into Common Stock, upon surrender of the stock certificate or certificates evidencing such Series B Convertible Preferred Stock therefore, duly endorsed with signature guaranteed, at the office of the Corporation or of the Transfer Agent for Series B Convertible Preferred Stock or Common Stock, accompanied by a written notice of such holder's election to convert the same and the number of shares of Series B Convertible Preferred Stock to be so converted. Upon receipt of such stock certificates and notice, the Corporation shall, as soon as practicably thereafter, issue and deliver at such office to such holder of Series B Convertible Preferred Stock a stock certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 5(d). The Corporation may also, at its option, upon such conversion and the issue and delivery of such stock certificate or certificates representing Common Stock, pay in shares of Common Stock (valued at the Common Stock's value as set forth in this paragraph 5) all accrued and unpaid dividends computed to the effective date of conversion on the shares of Series B Convertible Preferred Stock so converted. Each conversion shall be deemed to have been made immediately prior to the close of business of the Corporation on the date of the surrender to the Corporation of the shares of Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Convertible Preferred Stock. If more than one share of Series B Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest.

                  (e) Restrictive Legend and Stop-Transfer Orders. The certificates evidencing the shares of Common Stock issued hereunder shall be endorsed on the face thereof with a legend restricting transfer in the absence of an effective Registration Statement filed pursuant to the Securities Act of 1933 or an available exemption from such registration. In addition, the Transfer Agent for the shares of Series B Convertible Preferred Stock shall be instructed to place stop-transfer orders against the further transfer of such shares in the absence of an effective Registration Statement filed pursuant to the Securities Act of 1933 or an opinion from counsel to the Corporation that there is an available exemption from such registration requirements.

                  6.       Optional Redemption by Corporation.

                  (a) The Series B Convertible Preferred Stock shall be redeemable by the Corporation, in whole at any time or in part from time to time, upon not less than 5 nor more than 10 days written notice of such election (the date set forth in such notice for the redemption of said shares of Series B Convertible Preferred Stock pursuant to this paragraph 6, shall hereinafter be referred to as the "Redemption Date"), at the principal offices of the Corporation, in cash at a price per share equal to the sum of one thousand ($1000.00) dollars (which amount shall be adjusted appropriately in the event the outstanding shares of Series B Convertible Preferred Stock shall be subdivided, combined or consolidated, by any capital reorganization, reclassification or otherwise, into a greater or lesser number of shares of Series B Convertible Preferred Stock) (the "Redemption Price").

                  (b) If less than all of the outstanding shares of Series B Convertible Preferred Stock are to be redeemed, such shares shall be redeemed pro rata or by lot as determined by the Board of Directors in its sole discretion.

                  (c) The redemption by the Corporation of all or any part of the Series B Convertible Preferred Stock pursuant to this paragraph 6 is subject to the provisions of applicable law with respect to such redemption. Nothing contained herein shall preclude the Corporation from purchasing any Series B Convertible Preferred Stock in separate transactions or in any other manner.

                  (d) Notice of every redemption of Series B Convertible Preferred Stock ("Redemption Notice") shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, notifying the holders of (i) the Corporation's election to redeem shares of Series B Convertible Preferred Stock, (ii) the Redemption Date (iii) the number of shares of Series B Convertible Preferred Stock to be redeemed, (iv) the Redemption Price, and (v) the name and address of any redemption agent ("Redemption Agent") selected by the Corporation and the name and address of the Corporation's transfer agent ("Transfer Agent") for the Series B Convertible Preferred Stock. The Corporation may act as the Redemption Agent and the Transfer Agent. Such Redemption Notice may be rescinded by the Corporation delivering a notice of rescission to the holder(s) at any time prior to the applicable Redemption Date.

                  (e) Prior to any redemption, the Corporation shall deliver to the Redemption Agent irrevocable written instruction authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instruct ions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust at least one business day prior to the Redemption Date, for the pro rata benefit of the holder of the shares so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders.

                  (f) Each holder of shares of Series B Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this paragraph 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired. In the event some but not all of the shares of Series B Convertible Preferred Stock represented by a certificate or certificates surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or to the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Convertible Preferred Stock not redeemed.

                  (g) If the Redemption Notice shall have been given, and the Corporation shall not default in the payment of the Redemption Price, then each holder of shares of Series B Convertible Preferred Stock called for redemption shall be entitled to all preferences and relative and other rights accorded by this Certificate until and included the date prior to the Redemption Date. If the Corporation shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of the shares of Series B Convertible Preferred Stock called for redemption shall be entitled to all preferences and relative and other rights accorded by this Certificate until and including the date prior to the date (the "Final Redemption Date") when the Corporation makes payment or delivery as aforesaid to the holders of the Series B Convertible Preferred Stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares called for redemption shall no longer be deemed outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder. The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Convertible Preferred Stock entitled thereto at the expiration of two (2) years from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earnings thereon, to the corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.

                  7. Severability of Provisions. If any right, preference or limitation of the Series B Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  IN WITNESS WHEREOF, Osicom Technologies, Inc. has caused this Certificate of Designation to be duly executed in its corporate name by a duly authorized officer as of the 31st day of January, 1996.

                                        OSICOM TECHNOLOGIES, INC.

                                        By:____________________________
                                                 Parvinder S. Chadha,
                                                 Chairman

ATTEST:

By:_______________________________
         Sharon G. Chadha,
         Secretary

                                  EXHIBIT 3.5


                           SERIES "C" PREFERRED STOCK

                           CERTIFICATE OF DESIGNATION

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATED (AS DEFINED IN REGULATIONS UNDER THE ACT) OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE
ACT) EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

                            OSICOM TECHNOLOGIES, INC.

                           CERTIFICATE OF DESIGNATION
                    SERIES "C" 8% CONVERTIBLE PREFERRED STOCK
              (PURSUANT TO THE NEW JERSEY GENERAL CORPORATION LAW)

         We, Par Chadha and Sharon Chadha, Chairman and Chief Executive Officer, respectively, of the Board of Directors of OSICOM TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the state of New Jersey (the "ISSUER") in accordance with the provisions of the New Jersey General Corporation Law, DO HEREBY CERTIFY:

         That pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the said Corporation, the Board of Directors adopted the following resolution creating 10,000 Shares of Series "C" 8% Convertible Preferred Stock:

         "WHEREAS, the certificate of Incorporation of the Corporation authorizes a class of Stock designated as Preferred Stock and provides that such Preferred Stock may be divided into such number of series as the Board of Directors may determine, and authorizes the Board of Directors to (1) determine and alter the powers, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any series of Preferred Stock and (2) fix the number of shares of any Series of Preferred Stock and the designation of such series of Preferred Stock; it is

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (herein after called the "BOARD OF DIRECTORS" or the "BOARD" ) in accordance with the provisions of the Certificate of Incorporation, this Board of Directors hereby creates a series of Series "C" Preferred Stock, par value USD$.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and restrictions thereof as follows:

                    SERIES "C" 8% CONVERTIBLE PREFERRED STOCK

         A) The CLOSING DATE shall be specified in the accompanying CLOSING CERTIFICATE, prepared by the Escrow Agent.

         B) The FIRST CONVERSION DATE (defined in Section 4) shall be FORTY (40) DAYS FROM THE CLOSING DATE.

         C) The STRIKE PRICE (defined in Section 4) shall be THE GREATER OF EIGHTEEN UNITED STATES DOLLARS (USD$18.00) OR 120% OF THE CLOSING BID PRICE OF JULY 8, 1996 per share.

         D) The CALL LIMIT PRICE (defined in Section 12) shall be TWELVE UNITED STATES DOLLARS (USD$12.00) PER SHARE. The principal issue price of the SERIES "C" 8% CONVERTIBLE PREFERRED STOCK shall be ONE THOUSAND UNITED STATES DOLLARS (USD$1,000.00) PER SHARE. The Preferred Stock shall pay dividends at the rate of Eight Percent (8%) per annum and shall rank prior only to all of the Corporations Common Stock, par value $0.10 per share, and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series B Convertible Preferred Stock, in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

THESE SECURITIES ARE SUBJECT TO THE FOLLOWING ADDITIONAL PROVISIONS:

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "SERIES 'B' PREFERRED STOCK" (the "SECURITIES") and the number of shares constituting the Securities shall be 10,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Securities. The Securities are issuable at an issue price of ONE THOUSAND UNITED STATES DOLLARS (USD$1,000.00) PRINCIPAL AMOUNT PER SHARE (the "PRINCIPAL AMOUNT") and integral multiples thereof. The Securities are exchangeable in equal aggregate principal amount of Securities of different authorized denominations, as requested by the HOLDERS surrendering the same. No service charge will be made for such registration or transfer or exchange. These Securities has been issued subject to representations of the original HOLDER hereof and may be transferred or exchanged in the U.S.A. only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws. Prior to the due presentment for such transfer of these Securities, the ISSUER and any agent of the ISSUER may treat the person in whose name these Securities is duly registered on the ISSUER'S Securities Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not these Securities be overdue, and neither the ISSUER nor any such agent shall be affected by notice to the contrary.

         SECTION 2. RANK. The Securities shall rank: (I) prior to all of the Corporation's Common Stock, par value $.10 per share ("Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its items junior to any Series B Convertible Preferred Stock of whatever subdivision (collectively with the Common Stock, "Junior Securities"); (iii) (subject to the provisions of Section 8 hereof) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking bu its terms on parity with the Securities ("PARITY SECURITIES"); and (vi) (subject to the provisions of Section 8 hereof) junior to the Series A Cumulative Convertible Preferred Stock or any class or series of capital stock of the Corporation hereafter created specifically ranking higher than the Securities ("SENIOR SECURITIES"), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "DISTRIBUTIONS").

         SECTION 3. DIVIDENDS. The Securities will accrue dividends on the principal sum outstanding at the rate of Eight Percent (8%) per annum, on the basis of the actual number of days elapsed in a Three Hundred Sixty (360) day year, due and payable on March 31st, June 30th, September 30th, and December 31st of each year until maturity. DIVIDENDS SHALL BEGIN TO ACCRUE FROM OCTOBER 1, 1996. Payment of each dividend payment may, at the ISSUER'S option, be made in cash or by delivery of shares of the ISSUER'S Common Stock. The number of shares to be delivered shall be based on One Hundred (100%) Percent of the Average Market Price (as defined in Clause 4) of the Common Stock as reported on NASDAQ for the Five (5) Trading Days immediately preceding the record date for the interest payment. The dividends so payable will be paid to the person in whose name this Securities is registered on the records of the ISSUER regarding registration and transfers of the Securities (the "CONVERTIBLE PREFERRED SECURITIES REGISTER"); provided, however, that the ISSUER'S obligation to a transferee of this Securities arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Offshore Preferred Securities Agreement June 19, 1996 Form between the ISSUER and HOLDER (the "SUBSCRIPTION AGREEMENT"). The principal of, and dividends on, this Securities are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Convertible Preferred Securities Register of the ISSUER as designated in writing by the Holder hereof from time to time. The ISSUER will pay the principal of and all accrued and unpaid interest due upon this Securities on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder at the last address on the Debenture Convertible Preferred Securities Register. The receipt of sudividends on this

Securities to the extent of the sum represented by such check plus any amounts so deducted. The ISSUER shall be entitled to withhold from all payments of principal of, and dividends on, these Securities any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

         SECTION 4. CONVERSION. The holders of the Securities shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                  (a) Right to Convert. For purposes of this Section 4, the "AVERAGE MARKET PRICE" (subject to adjustment for stock splits, stock dividends, recapitalization, and similar events) shall be the lesser of the average closing bid price of the Common Stock for the five (5) NASDAQ Trading Days immediately preceding the conversion date, as reported by the National Association of Securities Dealers Automated Quotation System (the "CURRENT MARKET PRICE"), or the STRIKE PRICE per share (as specified on front hereof). The HOLDER of these Securities is entitled, at its option, at any time commencing on or after the FIRST CONVERSION DATE (as specified on front hereof) to convert up to ONE HUNDRED PERCENT (100%) cumulatively of the original principal amount of these Securities into shares of Common Stock of the ISSUER (the "COMMON STOCK") at a conversion price (the "CONVERSION PRICE") for each share of Common Stock equal to the Average Market Price (as defined above) of the Common Stock. Such conversion by the HOLDER shall be effected by surrendering to the Transfer Agent (with a copy of all documents, by facsimile or courier, to the ISSUER) the following documents (the "CONVERSION DOCUMENTS"): (I) thersion in the form attached hereto, as Exhibit 1 ( the "NOTICE OF CONVERSIONSHALL, AT THE OPTION OF THE ISSUER, be subject to conversion under the same terms and conditions as the principal amount of these Securities at the time of conversion of these Securities or any portion thereof or at the time any quarterly dividends payments are due. No fractional shares or script representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. For purposes of these Securities, the "CONVERSION DATE" on which notice of conversion is given shall be deemed to be the date on which the HOLDER has sent by telecopy the executed and completed Conversion Notice to the ISSUER. In order to convert, the duly endorsed original Conversion Documents must be delivered by express courier to the Transfer Agent and with copies to the Escrow Agent within Five (5) NASDAQ Trading Days thereafter. The Common Stock plus any replacement Securities must be issued and returned by the Transfer Agent to the HOLDER by express courier within Two (2) NASDAQ Trading Days after the receipt of the originals of the endorsed Conversion Documents. The ISSUER may, at its own option, cause the automatic conversion into Common Stock of any outstanding amounts that remain due under these Securities after JUNE 30, 1997 at the aforesaid Conversion Price provided no Events of Default as specified in Section 8 hereof then exists. The ISSUER may exercise its options to cause the automatic conversion as set forth herein in whole or in part and from time to time. The option shall be deemed exercised on the date on which the ISSUER sends notice via telecopy or recognized overnight courier of said withstanding the foregoing, the conversion rights of HOLDER set forth herein shall be limited solely, to the extent required, from time to time, such that in no instance shall HOLDER own, or be deemed to beneficially own (within the meaning of the 1934 Act), more than 4.99% of the then issueng such conversion.

                  (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Securities. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round up to the nearest whole share. In the case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation shall be deemed conclusive absent manifest error. In order to convert Securities into full shares of Common Stock, the HOLDER shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the office of the Corporation or of any transfer agent for the Securities, and shall give written notice to the Corporation at such office that he elects to convert the same, the number of shares of Securities so converted and a calculation of the Conversion Rate (with an advance copy of the certificate(s) and the notice by facsimile); provided, however, that the Corporation shall not be obligated to issue certificates evidencing that shares of Common Stock issuable upon such conversion unless either the certificates evidencing such shares of Securities are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

         The Corporation shall use reasonable efforts to issue and deliver within three (3) business days after delivery to the Corporation of such certificates, or after such agreement and indemnification, to such holder of Securities at the address of the holder on the stock books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. The date on which notice of conversion is given (the "Date of Conversion") shall be deemed to be the date set forth in such notice of conversion provided that the original shares of Securities to be converted are received by the Transfer Agent within five business days thereafter and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original shares of Securities to be converted are not received by the Transfer Agent within five business days after the Date of Conversion, the notice of conversion shall becomeon shall at all times reserve and keep available out its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Securities, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Securities; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Securities, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. No provision of these Securities shall alter or impair the obligation of the ISSUER, which is absolute and unconditional, to pay the principal of, and dividends on, these Securities at the place, time, and rate, and in the coin or currency, herein prescribed.

                  (d) Forced conversion. The Company is entitled, at its option, any time commencing on JUNE 30, 1997 to require the holders of the Securities to Common Stock at the Conversion Price for each share of Common Stock.

                  (e) Mandatory Conversion. In the case that there is any outstanding amount of the Securities unconverted on DECEMBER 30, 1999, and assuming no Events of Default as defined in Section 8 hereof then exists, the outstanding unconverted portion of the Securities will be subject to mandatory conversion at the aforesaid Conversion Price, with DECEMBER 30,1999 being deemed to be the Conversion Date.

SECTION 5  LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Securities signation of preferences, and prior and in preference to any es of Securities (the "Original Series B Issue Price") and (ii) an amount equal 8% of the Original Series "C" Securities Issue Price per annum for the period that has passed since the date of issuance of any Securities (such amount being referred to herein as the "PREMIUM"). If upon the occurrence of such event, the assets and funds thus distributed among holders of the Securities and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Securities and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Securities and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation and any certificate of designation of preferences.

                  (b) Upon completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Parity Securities (unless holders of Parity Securities have received distributions pursuant to subsection (a) above) and Junior Securities in accordance with the Corporation's Certificate of Incorporation including any duly adopted certificate(s) of designation of preferences.

                  (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all of substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting powhin the meaning of this Section 5, but shall instead be treated pursuant to Section 7 hereof.

         SECTION 6. CALL OPTION. By acceptance of these Securities, thportion of these Securities plus accrued dividends, in whole or in part, should the CONVERSION PRICE be less than the CALL LIMIT PRICE (as specified on front hereof). The repurchase price of these Securities (the "REPURCHASE PRICE") shall be equal to NINETY PERCENT (90%) of the outstanding portion of the principal issue amount of the Securities, plus accrued dividends payable in cash. This Call Option may be exercised by written notice (the "CALL NOTICE") via telecopy transmission to the HOLDER (with written notice to the registered address by overnight courier) and delivery of the Repurchase Monies plus escrow fees on or before Five (5) NASDAQ trading days to Paul Kupferstein, Barrister & Solicitor, 11 Allstate Parkway, Suite 550, Markham, Ontario, L3R 9T8, Canada ("ESCROW"), who shall act as Escrow in this regard. This Call Option shall take priority over any Notice of Conversion delivered by the HOLDER to the ISSUER provided the Call Notice is issued no later than One (1) NASDAQ Trading Day after receipt of the Notice of Conversion by the ISSUER. Upon receipt of such Call Notice, HOLDER will deposit with Escrow these Securities. Escrow shall, immediately upon receipt of the notice and the Repurchase Price from ISSUER and these Securities from HOLDER, deliver the Repurchase Monies and any replacement Securities if this Call Option is exercised in part to the HOLDER in accordance with HOLDER's instructions and will deliver the Securities to the ISSUER or its assignee pnce of Call Notice by ISSUER, Escrow shall return the Repurchase Monies or these Securities so received to the transmitting party. Failure by the ISSUER to deliver the Repurchase Monies within the specified time shall be deemed to be constructive cancellation of the Call Notice. Failure by the HOLDER to deliver the Securities within the specified time shall not cause termination of the Call Nfor gross negligence or willful misconduct. Escrow's fees for the exercise of this Call Option, will be THREE THOUSAND UNITED STATES DOLLARS (USD$3,000.00) to be paid by ISSUER or its assignee at the time that the repurchase funds are transmitted to the Escrow Agent's account. Any and all claims or disputes arising out of or under this the exercise of the Call Option shall be resolved by arbitration to be conducted in Toronto, Canada, under the Arbitrations Act of Ontario at the Ontario Arbitration and Mediation Institute. The decision of the arbitrator shall be final. Except as provided in this Section, ISSUER may not redeem or prepay the Securities without prior written consent of HOLDER.

         SECTION 7. CORPORATE CHANGE. The Closing Bid Price used to determine the Conversion Price shall be appropriately adjusted to reflect as deemed equitable and appropriate by the Corporation, any stock dividend, stock split or share combination of the Common Stock. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Company (a "CORPORATE CHANGE") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Company's equity securities upon such Corporate Change consist of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), this Securities shall be assumed by the acquiring entity and thereafter this Securities shall be converted into such class and type of securities as the Holder would have received had the Holder converted this Securities immediately prior such Corporate Change.

         SECTION 8. VOTING RIGHTS. The holders of Securities will not have any voting rights except as set forth below or as otherwise from time to time required by law.

         The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Securities, voting separately as a class, will be required for any amendment, alteration or repeal of the Corporation's Certificate of Incorporation (including any Certificate of Designation of Preferences) if, and only if, the amendment, alteration or repeal adversely affects the powers, preferences or special rights of the Securities.

         To the extent that under New Jersey law the vote of the holders of the Securities, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Securities shall constitute the approval of such action by the clasock, voting together as one class, each share of Securities shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Securities shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

         Until JUNE 30, 1997, the HOLDER of these shares hereby grants his or its irrevocable proxy to the

Board of Directors of Osicom Technologies, Inc., to vote upon or consent to any action to be voted upon or consented to by the shareholders of the Company, or their successors.

         SECTION 9. PROTECTIVE PROVISIONS. So long as shares of Securities are outstanding, the Corporation shall not take any action that would impair the rights of the holders of he Securities set forth herein and shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Securities:

                  (a) alter or change the rights, preferences or privileges of the shares of Securities or any Senior Securities so as to affect adversely the Securities;

                  (b) create any new class or series of stock having a preference over, or being on a parity with, the Securities with respect to Distributions (as defined in Section 2 above); or

                  (c) do any act or thing which would result in taxation of the holders of shares of he Securities under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the internal Revenue Code as hereafter from time to time amended).

         SECTION 10. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Securities shall be redeemed or converted pursuant to Section 4 or
Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Securities.

         SECTION 11. WAIVERS. The ISSUER hereby expressly waives dempay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due or exercising the conversion rights under these Securities.

         SECTION 13. EVENTS OF DEFAULT. If one or more if the following described "Events of Default" shall occur:

         (a) The ISSUER shall default in the payment of principal or dividends on these Securities; or

         (b) Any of the representations or warranties made by the ISSUER herein, in the Subscription Agreement, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the ISSUER in connection with the execution and delivery of these Securities or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

         (c) The ISSUER shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the ISSUER under these Securities and such failure shall continue uncured for a period of seven (7) days after notice from the Holder of such failure; or

         (d) The ISSUER shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

         (e) A trustee, liquidator or receiver shall be appointed for the ISSUER or for a substantial part of its property or business without its consent and shall not be discharged within thirty
                  (30) days after such appointment; or

         (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the ISSUER and shall not be dismissed within thirty (30) calendar days thereafter; or

         (g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the ISSUER, and if instituted against the ISSUER, shall not be dismissed within thirty (30) calendar days after such institution or the ISSUER shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

         (h) The ISSUER'S Common Stock shall cease to be quoted on any of the New York Stock Exchange, American Stock Exchange, NASDAQ-National Market or, NASDAQ-Small Cap for a period in excess of Ninety (90) Calendar Days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the HOLDER ( which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the HOLDER and in the HOLDER'S sole discretion, the HOLDER may consider these Securities immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the HOLDER may immediately, and without expiration of any period of grace, enforce any and all of the HOLDER'S rights and remedies provided herein or any other rights or remedies afforded by law.

         SECTION 14. NO RECOURSE. No recourse shall be had for the payment of the principal of, or the dividends on, these Securities, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the ISSUER or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement by any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         SECTION 15. HOLDER'S REPRESENTATION. The HOLDER of these Securities, by execution of the Subscription Agreement and acceptance hereof, agrees that these Securities is being acquired for investment purposes and that such HOLDER will not offer, sell or otherwise dispose of these Securities or the shares of Common Stock issuable upon conversion thereof except under circumstances which shall not result in a violation of the Act or any applicable state Blue Sky law or sim of Common Shares issuable upon such conversion (the "UNDERLYING SHARES") to the HOLDER bearing no restrictive legend for any reason other than the ISSUER'S good faith belief that the representations and warranties made by the HOLDER in this Subscription Agreement were untrue when made, then the ISSUER shall be required, at the request of the HOLDER and at the ISSUER'S expense, to effect the registration of the Underlying Shares issuable upon conversion of these Securities under the Securities Act of 1933, as amended (the "ACT") and relevant Blue Sky laws as promptly as practicable. The ISSUER and HOLDER shall cooperate in good faith in connection with the furnishing of the information required in order to effect the registration. The ISSUER shall file a registration statement within Thirty (30) days of the HOLDER'S demand thereof and shall use its best efforts to cause such registration statement to become effective within Ninety
(90) days of the date of the initial filing thereof. Such best efforts shall include but not be limited to, promptly responding to all comments received from the staff of the Securities and Exchange Commission, providing the HOLDER'S counsel with a contemporaneous copy of all written communications from and to the staff of the Securities and Exchange Commission with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the Securities and Exchange Commission. Once declared effective by the Securities and Exchange Commission, the ISSUER shall cause such registration statement to remain effective until the earlier of (I) the sale of all of the Underlying Shares by the HOLDER, or (ii) One Hundred Tws not effective within Ninety (90) Calender days of such demand, then the ISSUER agrees to increase the dividends rate payable on any outstanditroactive to the date of the demand, payable in cash on March 31st, June 30th, September 30th, and December 31st of each year until the date the registration statement becomes effective. Upon receipt of such a demand from any HOLDER, the ISSUER will give notice to all HOLDERS of Securities and an opportunity to participate in the Registration Statement. The ISSUER shall not be required to file more than one (1) registration statement with respect to the Securities.

         SECTION 17. ENFORCEABILITY. In case any provision of these Securities is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of these Securities will not in any way be affected or impaired thereby. These Securities and the agreements referred to in these Securities constitute the full and entire understanding and agreement between the ISSUER and the HOLDER with respect hereof. Neither these Securities nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the ISSUER and the HOLDER.

         SECTION 18. GOVERNING LAW. These Securities shall be governed by and construed in accordance with the laws of the state of New Jersey.

IN WITNESS WHEREOF, the ISSUER has caused this instrument to be duly executed by an officer thereunto duly authorized.

ISSUER:

                            OSICOM TECHNOLOGIES, INC.

BY:      _____________________________          BY: _____________________________
         OFFICIAL SIGNATORY OF ISSUER               OFFICIAL SIGNATORY OF ISSUER

NAME(PRINTED):_____________________________     NAME(PRINTED):__________________________

TITLE:        _____________________________     TITLE:___________________________________

DATE:         _____________________________     DATE:___________________________________